                                  SCHEDULE 14A
                                 (RULE 14A-101)

                 INFORMATION REQUIRED IN INFORMATION STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO. 4)

Check the appropriate box:

[ ]  Preliminary Information Statement         [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Information Statement

                               WORLD ACCESS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

[ ]  No fee required.

[X]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

             Common Stock, $.01 par value per share ("Common Stock") of World Access, Inc.

     (2)  Aggregate number of securities to which transaction applies:

             11,250,000 shares of Common Stock

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

               The fee is based on the market value of the Common Stock to be issued in connection with the transactions described in the accompanying proxy statement. The market value of the Common Stock was determined based on the average high and low prices per share of Common Stock as quoted on the Nasdaq National Market on July 20,
          1998.

     (4)  Proposed maximum aggregate value of transaction:

             $303,046,875

     (5)  Total fee paid:

             $60,609

[X]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                               WORLD ACCESS, INC.

                      945 E. PACES FERRY ROAD, SUITE 2240
                             ATLANTA, GEORGIA 30326

Dear Stockholder:

     You are cordially invited to attend a special meeting of stockholders (the "Special Meeting") of World Access, Inc. ("World Access" or the "Company") to be held at the Company's principal offices located at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, on December 14, 1998, at 10:00 a.m., local time.

     At the Special Meeting, you will be asked to consider and vote upon:

          (i) A proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of May 12, 1998, as amended (as so amended, the "Merger Agreement"), among World Access, WA Telcom Products Co., Inc. (formerly known as World Access, Inc., "Old World Access"), WA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of World Access ("Merger Sub"), and Cherry Communications Incorporated (d/b/a Resurgens Communications Group), an Illinois corporation ("RCG"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into RCG (the "Merger"), pursuant to which (A) each share of RCG common stock, no par value per share (the "RCG Common Stock"), outstanding immediately prior to the effective time of the Merger other than shares of RCG Common Stock held by the creditors of RCG will be cancelled without any consideration, (B) the creditors of RCG, in exchange for the surrender of their claims against RCG, will convert such claims into the right to receive 3,125,000 shares of RCG Common Stock, and (C) immediately upon receipt by the creditors of such RCG Common Stock, such RCG Common Stock will be cancelled and converted into the right to receive an aggregate of 9,375,000 shares of the common stock, $.01 par value per share, of World Access (the "World Access Common Stock"), of which 3,125,000 shares will be issued to the creditors upon the consummation of the Merger and 6,250,000 shares will be held in escrow and will be released to the creditors over the two year period following the consummation of the Merger subject to the attainment of certain earnings levels of the combined business of RCG and Cherry U.K. (defined below);

          (ii) A proposal to approve the Share Exchange Agreement and Plan of Reorganization, dated as of May 12, 1998 (the "Share Exchange Agreement"), among World Access, Old World Access, Cherry Communications U.K. Limited, a corporation organized and existing under and by virtue of the laws of England and Wales ("Cherry U.K."), and Renaissance Partners II, a Georgia general partnership and the sole shareholder of Cherry U.K. (the "Shareholder"). John D. Phillips, a director of World Access, is a general partner of the Shareholder. The Share Exchange Agreement provides, among other things, for the acquisition of Cherry U.K. by World Access in a share exchange transaction (the "Exchange"), pursuant to which the Shareholder will receive an aggregate of 1,875,000 shares of World Access Common Stock, of which 625,000 shares will be issued to the Shareholder upon consummation of the Exchange and 1,250,000 shares will be issued and held in escrow and will be released to the Shareholder over the two year period following the consummation of the Exchange subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K. The Exchange Agreement further provides that the number of shares of World Access Common Stock to be received by the Shareholder will be reduced to the extent that World Access is required to convert options to acquire shares of Cherry U.K. capital stock, which options may only be granted with the permission of World Access, into options to acquire World Access Common Stock; and

          (iii) A proposal to elect one director to serve for a two-year term and three directors to serve for three-year terms;

     As a result of the Merger and the Exchange, each of RCG and Cherry U.K. will become a wholly-owned subsidiary of World Access.

     The accompanying Proxy Statement explains in detail the terms of the Merger and the Exchange.

     THE BOARD OF DIRECTORS OF WORLD ACCESS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE SHARE EXCHANGE AGREEMENT AND APPROVED THE MERGER AND THE EXCHANGE AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WORLD ACCESS VOTE FOR (I) THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND APPROVAL OF THE MERGER AND THE ISSUANCE OF THE SHARES OF WORLD ACCESS COMMON STOCK IN CONNECTION THEREWITH; (II) THE APPROVAL AND ADOPTION OF THE SHARE EXCHANGE AGREEMENT AND THE EXCHANGE AND THE ISSUANCE OF THE SHARES OF WORLD ACCESS COMMON STOCK IN CONNECTION THEREWITH; AND (III) THE ELECTION OF THE DIRECTOR NOMINEES SPECIFIED IN THE ACCOMPANYING PROXY STATEMENT.

     You are urged to read carefully the accompanying Proxy Statement for more detailed information concerning the Merger and the Exchange, as well as the other matters enumerated above.

     Whether or not you plan to attend the Special Meeting in person, please complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card. Your prompt cooperation will be greatly appreciated.

     We look forward to seeing you on December 14, 1998.

                                          Sincerely,

                                          /s/ STEVEN A. ODOM

                                          Steven A. Odom
                                          Chairman of the Board
                                          and Chief Executive Officer

November 12, 1998

                               WORLD ACCESS, INC.
                      945 E. PACES FERRY ROAD, SUITE 2240
                             ATLANTA, GEORGIA 30326
                          ---------------------------

                   NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON DECEMBER 14, 1998

To the Stockholders of World Access, Inc.:

     NOTICE IS HEREBY GIVEN that a special meeting of stockholders (the "Special Meeting") of World Access, Inc., a Delaware corporation ("World Access"), will be held at the principal offices of World Access located at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, on December 14, 1998, at 10:00 a.m., local time, for the purposes described below.

          The purposes of the Special Meeting are as follows:

          1. To consider and vote upon:

             (i) A proposal to approve the Agreement and Plan of Merger and Reorganization, dated as of May 12, 1998, as amended (as so amended, the "Merger Agreement"), among World Access, WA Telcom Products Co., Inc. (formerly known as World Access, Inc., "Old World Access"), WA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of World Access ("Merger Sub"), and Cherry Communications Incorporated (d/b/a Resurgens Communications Group), an Illinois corporation ("RCG"). The Merger Agreement provides, among other things, for the merger of Merger Sub with and into RCG (the "Merger"), pursuant to which (A) each share of RCG common stock, no par value per share (the "RCG Common Stock"), outstanding immediately prior to the effective time of the Merger other than shares of RCG Common Stock held by the creditors of RCG will be cancelled without any consideration, (B) the creditors of RCG, in exchange for the surrender of their claims against RCG, will convert such claims into the right to receive 3,125,000 shares of RCG Common Stock, and (C) immediately upon receipt by the creditors of such RCG Common Stock, such RCG Common Stock will be cancelled and converted into the right to receive an aggregate of 9,375,000 shares of the common stock, $.01 par value per share, of World Access (the "World Access Common Stock"), of which 3,125,000 shares will be issued to the creditors upon the consummation of the Merger and 6,250,000 shares will be held in escrow and will be released to the creditors over the two year period following the consummation of the Merger subject to the attainment of certain earnings levels of the combined business of RCG and Cherry U.K. (defined below);

             (ii) A proposal to approve the Share Exchange Agreement and Plan of Reorganization, dated as of May 12, 1998 (the "Share Exchange Agreement"), among World Access, Old World Access, Cherry Communications U.K. Limited, a corporation organized and existing under and by virtue of the laws of England and Wales ("Cherry U.K."), and Renaissance Partners II, a Georgia general partnership and the sole shareholder of Cherry U.K. (the "Shareholder"). John D. Phillips, a director of World Access and Old World Access, is a general partner of the Shareholder. The Share Exchange Agreement provides, among other things, for the acquisition of Cherry U.K. by World Access in a share exchange transaction (the "Exchange"), pursuant to which the Shareholder will receive in exchange for all of the outstanding shares of common stock, L1 per share (the "Cherry Common Stock"), an aggregate of 1,875,000 shares of World Access Common Stock, of which 625,000 shares will be issued to the Shareholder upon consummation of the Exchange and 1,250,000 shares will be issued and held in escrow and will be released to the Shareholder over the two year period following the consummation of the Exchange subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K. The Exchange Agreement further provides that the number of shares of World Access Common Stock to be received by the Shareholder will be reduced to the extent that World Access is required to convert options to acquire shares of Cherry Common Stock, which options may only be granted with the permission of World Access, into options to acquire World Access Common Stock; and

             (iii) A proposal to elect one director to serve for a two-year term and three directors to serve for three-year terms.

          The transactions contemplated by the Merger Agreement and the Share Exchange Agreement are referred to herein as the "Transaction." As a result of the Transaction, each of RCG and Cherry U.K. will become a wholly-owned subsidiary of World Access. The Transaction is more fully described in the accompanying Proxy Statement.

          2. To transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Only holders of record of World Access Common Stock on November 3, 1998 are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

     All stockholders are cordially invited to attend the Special Meeting. However, to ensure your representation at the Special Meeting, you are urged to complete, sign and date the accompanying proxy card and return it in the enclosed prepaid envelope. You may revoke your proxy in the manner described in the accompanying Proxy Statement at any time before it has been voted at the Special Meeting. If you attend the Special Meeting in person, you may vote your shares personally on all matters even if you have previously returned a proxy card.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          /s/ Martin D. Kidder

                                          Martin D. Kidder
                                          Secretary

November 12, 1998

                               WORLD ACCESS, INC.

                                PROXY STATEMENT
                             ---------------------

    This Proxy Statement is being furnished to stockholders of World Access, Inc., a Delaware corporation ("World Access"), in connection with the solicitation of proxies by the board of directors of World Access for use at a special meeting of stockholders (the "Special Meeting") of World Access to be held at the principal offices of World Access located at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, on December 14, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying notice of special meeting of stockholders of World Access.

    On October 28, 1998, World Access consummated the previously announced holding company reorganization pursuant to that certain Agreement and Plan of Merger and Reorganization dated as of February 24, 1998, as amended, by and between World Access, WA Telcom Products Co., Inc. (formerly known as World Access, Inc., "Old World Access"), NACT Telecommunications, Inc., a Delaware corporation ("NACT"), and certain other parties (the "Holding Company Reorganization"). In accordance with Delaware law, no action or vote by the Old World Access stockholders was necessary to consummate the Holding Company Reorganization. As a consequence of the Holding Company Reorganization, the Old World Access stockholders became stockholders of World Access and Old World Access, which was renamed "WA Telcom Products Co., Inc.", became a wholly-owned subsidiary of World Access. As such World Access is the successor to Old World Access and NACT. All references herein to World Access shall mean World Access, Inc. and its consolidated subsidiaries, unless the context otherwise requires.

    This Proxy Statement is being furnished to the stockholders of World Access for use at the Special Meeting for the purpose of considering and voting upon:
(i) a proposal to approve the acquisition of Cherry Communications Incorporated (d/b/a Resurgens Communications Group), an Illinois corporation ("RCG"), by means of a merger transaction (the "Merger") in which World Access will issue an aggregate of 9,375,000 shares of its common stock, $.01 par value per share (the "World Access Common Stock"), in exchange for the outstanding capital stock of RCG all pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of May 12, 1998, as amended (as so amended, the "Merger Agreement"), among World Access, Old World Access, RCG and WA Merger Sub, a Delaware corporation and a wholly-owned subsidiary of World Access ("Merger Sub"); (ii) a proposal to approve the acquisition of Cherry Communications U.K. Limited, a corporation organized and existing under and by virtue of the laws of England and Wales ("Cherry U.K."), by means of a share exchange transaction (the "Share Exchange") in which World Access will issue an aggregate of 1,875,000 shares of World Access Common Stock to Renaissance Partners II, a Georgia general partnership and the sole shareholder of Cherry U.K. (the "Shareholder"), in exchange for the outstanding capital stock of Cherry U.K. all pursuant to that certain Share Exchange Agreement and Plan of Reorganization, dated as of May 12, 1998 (the "Share Exchange Agreement"), among World Access, Old World Access, Cherry U.K. and the Shareholder; and (iii) a proposal to elect one director to serve for a two-year term and three directors to serve for three-year terms.

    The transactions contemplated by the Merger Agreement and the Share Exchange Agreement are sometimes referred to herein as the "Transaction." The consummation of the Merger and the Exchange are contingent upon one another. As a result of the Merger and the Exchange, each of RCG and Cherry U.K. will become a wholly-owned subsidiary of World Access.

    Upon the consummation of the Transaction and the Telco Merger scheduled to be consummated on November 30, 1998 (see "Summary -- Recent World Access Developments"), the World Access stockholders as of the Record Date (as defined elsewhere herein) will own approximately 58.5% of the then-outstanding shares of World Access Common Stock.

    Each of the proposed Merger and Exchange is contingent upon, among other things, the approval of the holders of the requisite number of shares of World Access Common Stock, as described in this Proxy Statement.

    On May 11, 1998, the last full trading day prior to the public announcement of the execution of the Merger Agreement and the Share Exchange Agreement, and November 11, 1998, the last reported sale prices on The Nasdaq National Market ("Nasdaq") of World Access Common Stock were $39 3/8 and $24 1/4, respectively.

    All information contained in this Proxy Statement relating to World Access and its subsidiaries has been supplied by World Access. All information contained in this Proxy Statement relating to RCG and Cherry U.K. has been supplied by RCG and Cherry U.K., respectively.

    This Proxy Statement is first being mailed to stockholders of World Access on or about November 12, 1998.
                             ---------------------

SEE "RISK FACTORS" BEGINNING ON PAGE 26 FOR CERTAIN INFORMATION THAT SHOULD BE CONSIDERED BY WORLD ACCESS STOCKHOLDERS.
                             ---------------------

             THE DATE OF THIS PROXY STATEMENT IS NOVEMBER 12, 1998.

                             AVAILABLE INFORMATION

     World Access is subject to the information requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information filed with the Commission may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material may also be obtained at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. In addition, World Access is required to file electronic versions of such material with the Commission through the Commission's Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Commission maintains a World Wide Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Electronic filings are publicly available on the Commission's World Wide Web site within 24 hours of acceptance. The address of such site is http://www.sec.gov. Please call the Commission at 1-800-SEC-0330 for further information. The World Access Common Stock is included in Nasdaq. Reports, proxy and information statements and other information filed by World Access with Nasdaq may also be inspected at the offices of the National Association of Securities Dealers, Inc., Market Listing Section, 1735 K Street, N.W., Washington, D.C. 20006.

     Statements in this Proxy Statement or in any document incorporated by reference in this Proxy Statement as to the contents of any contract or other document referred to herein or therein are not necessarily complete, and in each instance reference is made to the copy of such contract or other document filed or incorporated by reference to such other document, each such statement being qualified in all respects by such reference.

     Certain financial information relating to Telco Systems, Inc. ("Telco Systems"), which has been obtained from certain periodic reports filed by Telco Systems with the Commission pursuant to the applicable requirements of the Exchange Act, is included herein by World Access to comply with certain accounting rules and financial information requirements promulgated by the Commission. Although World Access has entered into a definitive agreement with Telco Systems, among certain other parties, pursuant to which a wholly-owned subsidiary of World Access will merge with and into Telco Systems, and World Access, upon such merger, will control Telco Systems, World Access does not presently control Telco Systems.

     No persons have been authorized to give any information or to make any representation other than those contained in this Proxy Statement in connection with solicitation of proxies made hereby and, if given or made, such information or representation must not be relied upon as having been authorized by World Access or any other person. The delivery of this Proxy Statement shall not under any circumstances create an implication that there has been no change in the affairs of World Access, RCG or Cherry U.K. since the date hereof or that the information herein is correct as of any time subsequent to its date.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents previously filed by World Access with the Commission are incorporated by reference in this Proxy Statement:

          1. Current Report on Form 8-K filed on October 28, 1998 (relating to the consummation of the Holding Company Reorganization) (the "October 28, 1998 Form 8-K");

          2. The description of the World Access Common Stock included in the Registration Statement on Form S-4 (No. 333-65389), which description is incorporated by reference into the October 28, 1998 Form 8-K; and

          3. The Joint Proxy Statement/Prospectus dated November 10, 1998 comprising a part of the Registration Statement on Form S-4 (No. 333-67025) filed on November 9, 1998 (relating to the planned merger with Telco Systems).

     The following documents previously filed by Old World Access with the Commission are incorporated by reference in this Proxy Statement:

          1. Annual Report on Form 10-K for the fiscal year ended December 31, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A filed on April 27, 1998 (File Number, 0-19998);

          2. Current Report on Form 8-K filed on February 13, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 14, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 3, 1998 (relating to the acquisition of Advanced TechCom, Inc.);

          3. Current Report on Form 8-K filed on February 20, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on February 25, 1998 (relating to the acquisition of a majority interest in NACT);

          4. Current Report on Form 8-K filed on February 20, 1998 (relating to the execution of a letter of intent with RCG);

          5. Current Report on Form 8-K filed on March 13, 1998 (relating to the consummation of the acquisition of a majority interest in NACT);

          6. Current Report on Form 8-K filed on April 23, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on April 24, 1998 (relating to the resignation of a World Access director);

          7. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998, as amended by Amendment No. 1 thereto on Form 10-Q/A filed on September 2, 1998;

          8. Current Report on Form 8-K filed on May 18, 1998 (relating to the execution of definitive agreements to acquire Resurgens);

          9. Current Report on Form 8-K filed on June 8, 1998 (relating to the execution of a definitive merger agreement with Telco Systems);

          10. Current Report on Form 8-K filed on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 4, 1998, as further amended by Amendment No. 2 thereto on Form 8-K/A filed on September 25, 1998 (relating to the audited financial statements of RCG and Cherry U.K.);

          11. Quarterly report on Form 10-Q for the quarter ended June 30, 1998;

          12. Current Report on Form 8-K filed on September 9, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed on September 25, 1998 (relating to the audited financial statements of Telco Systems); and

          13. Current Report on Form 8-K filed on October 14, 1998 (relating to the agreement in principle to amend the Merger Agreement).

     The following documents previously filed by NACT with the Commission are incorporated by reference in this Proxy Statement:

          1. Annual Report on Form 10-K for the fiscal year ended September 30, 1997, as amended by Amendment No. 1 thereto on Form 10-K/A filed on January 23, 1998 (File Number, 000-22017);

          2. Current Report on Form 8-K filed on January 6, 1998 (relating to Old World Access' agreement to purchase a majority interest in NACT);

          3. Quarterly Report on Form 10-Q for the quarter ended December 31, 1997;

          4. Current Report on Form 8-K filed on March 13, 1998 (relating to Old World Access' consummation of the purchase of a majority interest in NACT and the changing of its fiscal year);

          5. Quarterly Report on Form 10-Q for the quarter ended March 31, 1998;

          6. Quarterly Report on Form 10-Q for the quarter ended June 30, 1998; and

          7. Current Report on Form 8-K filed on September 21, 1998 (relating to the execution of a memorandum of understanding to settle certain pending litigation).

     All documents filed by World Access pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and prior to the date of the Special Meeting shall be deemed to be incorporated by reference in this Proxy Statement and to be a part hereof from the dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Proxy Statement.
                             ---------------------

     THIS PROXY STATEMENT INCORPORATES BY REFERENCE DOCUMENTS WHICH ARE NOT PRESENTED HEREIN OR DELIVERED HEREWITH. THESE DOCUMENTS (WITHOUT EXHIBITS, UNLESS SUCH EXHIBITS ARE SPECIFICALLY INCORPORATED BY REFERENCE) ARE AVAILABLE WITHOUT CHARGE UPON REQUEST. REQUESTS FOR WORLD ACCESS (OR OLD WORLD ACCESS) DOCUMENTS SHOULD BE DIRECTED TO WORLD ACCESS, INC., 945 E. PACES FERRY ROAD, SUITE 2240, ATLANTA, GEORGIA 30326 (TELEPHONE (404) 231-2025), ATTENTION: CHIEF FINANCIAL OFFICER. IN ORDER TO ENSURE TIMELY DELIVERY OF THE DOCUMENTS PRIOR TO THE SPECIAL MEETING, ANY REQUEST SHOULD BE MADE PRIOR TO DECEMBER 9, 1998.
                             ---------------------

     NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT IN CONNECTION WITH THE OFFERING AND THE SOLICITATIONS MADE HEREBY AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY WORLD ACCESS, OLD WORLD ACCESS, RCG OR CHERRY U.K. THIS PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO PURCHASE, ANY SECURITIES IN ANY JURISDICTION IN WHICH, OR TO ANY PERSON TO WHOM, IT WOULD BE UNLAWFUL TO MAKE SUCH AN OFFER OR SOLICITATION.

                             ---------------------

                                   TRADEMARKS

     This Proxy Statement contains trademarks of World Access, as well as trademarks of other companies.

                               TABLE OF CONTENTS

                                                              PAGE
                                                              ----
AVAILABLE INFORMATION.......................................     2
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.............     2
TRADEMARKS..................................................     4
TABLE OF CONTENTS...........................................     5
SUMMARY.....................................................     9
  The Companies.............................................     9
  The Special Meeting.......................................    10
  Recommendation of the World Access Board of Directors.....    11
  Opinion of World Access Financial Advisor.................    11
  The Transaction...........................................    11
  Recent World Access Developments..........................    13
MARKETS AND MARKET PRICES...................................    15
SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION.....    16
  World Access Selected Historical Financial Information....    16
  World Access Recent Financial Results.....................    18
  NACT Selected Historical Financial Information............    19
  Resurgens Selected Historical Financial Information.......    22
  Unaudited Selected Pro Forma Financial Information........    23
COMPARATIVE PER SHARE DATA..................................    25
RISK FACTORS................................................    26
  Risk Factors Concerning the Transaction...................    26
  Risk Factors Concerning World Access......................    27
  Risk Factors Concerning Resurgens.........................    33
THE SPECIAL MEETING.........................................    39
THE TRANSACTION.............................................    41
  Purpose and Effects of the Transaction....................    41
  Background of the Transaction.............................    41
  World Access Reasons for the Merger and the Exchange;
     Recommendation of the World Access Board of
     Directors..............................................    43
  Opinion of World Access Financial Advisor.................    44
  Chapter 11 Case...........................................    48
  RCG Plan of Reorganization................................    48
  Federal Income Tax Consequences of the Transaction........    52
  Limitations on Resales by Affiliates......................    54
  Accounting Treatment......................................    54
  Interests of Certain Persons in the Transaction...........    54
  Nasdaq Listing............................................    55
  Appraisal or Dissenters' Rights...........................    55
  Regulatory Approvals......................................    55
  Certain RCG Legal Proceedings.............................    55
THE MERGER AGREEMENT........................................    57
  The Merger................................................    57
  Conversion of RCG Common Stock............................    57
  Transfer Restrictions.....................................    58
  Conversion of Merger Sub Common Stock.....................    58
  Treatment of Options and Warrants.........................    58
  Representations and Warranties............................    59
  Certain Covenants.........................................    59
  No Solicitation of Transactions...........................    60

                                                              PAGE
                                                              ----
  Termination of the Merger Agreement.......................    61
  Effects of Termination....................................    61
THE SHARE EXCHANGE AGREEMENT................................    62
  The Exchange..............................................    62
  Exchange and Receipt of the Shares; Consideration for the
     Shares.................................................    62
  Treatment of Cherry U.K. Options..........................    62
  Treatment of Escrowed Shares of World Access Common
     Stock..................................................    63
  Transfer Restrictions.....................................    64
  Treatment of Escrowed Option Shares.......................    64
  Representations and Warranties............................    64
  Certain Covenants.........................................    65
  No Solicitation of Transactions...........................    66
  Termination of the Share Exchange Agreement...............    67
  Effects of Termination....................................    67
PRINCIPAL STOCKHOLDERS......................................    68
BUSINESS OF RESURGENS.......................................    70
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS.................................    73
  Results of Operations.....................................    73
  Quarter Ended June 30, 1998 Compared to June 30, 1997.....    73
  Six Months Ended June 30, 1998 Compared to Six Months
     Ended June 30, 1997....................................    74
  Year Ended December 31, 1997 Compared to Year Ended
     December 31, 1996......................................    75
  Year Ended December 31, 1996 Compared to Year Ended
     December 31, 1995......................................    76
  Liquidity and Capital Resources...........................    77
UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS...........    80
ADDITIONAL PROPOSAL SUBMITTED TO A VOTE OF WORLD ACCESS
  STOCKHOLDERS -- ELECTION OF DIRECTORS.....................   105
  Nominations for Election for a Three-Year Term Expiring at
     the 2001 Annual Meeting................................   105
  Directors Continuing in Office Until the 1999 Annual
     Meeting................................................   106
  Directors Continuing in Office Until the 2000 Annual
     Meeting................................................   106
  Board Committees and Meetings.............................   106
  Executive Officers........................................   107
  Annual Report to Stockholders.............................   107
  Appraisal and Dissenters' Rights..........................   107
OTHER INFORMATION REGARDING WORLD ACCESS....................   108
  World Access Executive Compensation.......................   108
  World Access Compensation Committee Report................   111
  World Access Compensation Committee Interlocks and Insider
     Participation in Compensation Decisions................   112
  Section 16(a) Beneficial Ownership Reporting Compliance...   113
  Certain Relationships and Related Transactions............   113
  World Access Stock Price Performance Graph................   114
OTHER INFORMATION REGARDING RESURGENS.......................   114
  Security Ownership of Certain Beneficial Owners and
     Management of RCG and Cherry U.K.......................   115
  Security Ownership of Certain Beneficial Owners and
     Management of Cherry U.K...............................   115
ACCOUNTANTS.................................................   115
OTHER MATTERS...............................................   115
INDEPENDENT AUDITORS........................................   116
LEGAL MATTERS...............................................   116

                                                              PAGE
                                                              ----
STOCKHOLDER PROPOSALS.......................................   117
INDEX TO RESURGENS FINANCIAL STATEMENTS.....................   F-1

APPENDIXES

APPENDIX A:               Agreement and Plan of Merger and Reorganization
APPENDIX A-1-1:           First Amendment to the Agreement and Plan of Merger and
                          Reorganization
APPENDIX A-1-2:           Second Amendment to the Agreement and Plan of Merger and
                          Reorganization
APPENDIX B:               Share Exchange Agreement and Plan of Reorganization
APPENDIX C:               Opinion of The Robinson-Humphrey Company, LLC Regarding the
                          Transaction
APPENDIX D:               Debtor's Plan of Reorganization

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                                        8

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement. This summary is not, and is not intended to be, a complete description of the matters covered in this Proxy Statement and is subject to and qualified in its entirety by reference to the more detailed information contained elsewhere in this Proxy Statement, including the appendices hereto and the documents incorporated herein by reference. Stockholders of World Access are urged to read carefully the entire Proxy Statement, including the appendices hereto and the documents incorporated by reference herein.

     Other than statements of historical fact, statements contained in this Proxy Statement, including statements as to the benefits expected to be realized as a result of the Merger and the Exchange and as to future financial performance, and the analyses performed by the financial advisors to World Access, constitute forward-looking statements. Holders of World Access Common Stock are cautioned not to place undue reliance on the forward-looking statements contained in this Proxy Statement, which speak only as of the date hereof. World Access does not undertake any obligation to publicly release the results of any revisions to such forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. There are a number of important factors that could cause actual results to differ materially from those indicated by such forward-looking statements. Such factors include those set forth in this Proxy Statement under "Risk Factors."

THE COMPANIES

     World Access, Inc. World Access develops, manufactures and markets wireline and wireless switching, transport and access products for the global telecommunications markets. World Access products allow telecommunications service providers to build and upgrade their central office and outside plant networks in order to provide a wide array of voice, data and video services to their business and residential customers. World Access offers digital switches, billing and network telemanagement systems, cellular base stations, fixed wireless local loop systems, intelligent multiplexers, microwave and millimeterwave radio systems and other telecommunications network products. The products offered by World Access include those manufactured by World Access, as well as those manufactured by other telecommunications equipment companies. To support and complement its product sales, World Access also provides its customers with a broad range of design, engineering, manufacturing, testing, installation, repair and other value-added services.

     The executive offices of World Access are located at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, and its telephone number at that location is (404) 231-2025. As used in this Proxy Statement, the term "World Access" refers to World Access, Inc. and its direct and indirect subsidiaries, unless the context otherwise requires.

     Cherry Communications Incorporated (d/b/a Resurgens Communications
Group). RCG is a facilities-based international long distance carrier, offering wholesale switched voice and data services, primarily to U.S.-based long distance carriers. RCG provides international long distance service to over 200 foreign countries through a combination of RCG's owned and leased international network facilities (including international switching facilities and digital undersea fiber optic cable), various foreign termination relationships and resale arrangements with other international long distance providers. RCG owns domestic switching facilities in Los Angeles, Dallas, Chicago and Newark and Cherry U.K. owns switching facilities in London. RCG has partial ownership positions in several digital undersea fiber optic cables spanning the Atlantic and has reserved certain rights to acquire additional transmission capacity on FLAG, an undersea fiber optic cable system running from the United Kingdom to the Far East.

     John D. Phillips, a director of World Access, is the Chairman of the Board and Chief Executive Officer of RCG. See "The Transaction -- Background of the Transaction."

     The executive offices of RCG are located at 945 E. Paces Ferry Road, Suite 2210, Atlanta, Georgia 30326, and its telephone number at that location is (404) 261-6190. As used in this Proxy Statement, the term "RCG" refers to Cherry Communications Incorporated (d/b/a Resurgens Communications Group), unless the context otherwise requires.

     Cherry Communications U.K. Limited. Cherry U.K. is a private limited company that offers wholesale switched voice and data services to long distance carriers located in the U.K. Cherry U.K. also provides marketing, operational and administrative services to RCG pursuant to an agreement between Cherry U.K. and RCG (the "RCG Services Agreement") which entitles Cherry U.K. to receive 110% of its costs and expenses incurred in connection with its performance thereof.

     Mr. Phillips is the Chairman of the Board and Chief Executive Officer of Cherry U.K. and is a general partner of its sole shareholder. See "The Transaction -- Background of the Transaction" and "-- Interest of Certain Persons in the Transaction."

     The executive offices of Cherry U.K. are located at 945 E. Paces Ferry Road, Suite 2210, Atlanta, Georgia 30326, and its telephone number at that location is (404) 261-6190.

     RCG and Cherry U.K. are sometimes collectively referred to herein as "Resurgens."

THE SPECIAL MEETING

     Date and Place of the Meeting. The special meeting of stockholders of World Access (the "Special Meeting") will be held at the principal offices of World Access located at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, on December 14, 1998, at 10:00 a.m., local time.

     Stockholders Entitled to Vote. The record date for determination of holders of World Access Common Stock entitled to vote at the Special Meeting is November 3, 1998 (the "Record Date"). As of the close of business on the Record Date, 25,678,453 shares of World Access Common Stock were outstanding, held by approximately 312 holders of record. Only holders of record of World Access Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

     Purpose of the Meeting. The purpose of the Special Meeting is to consider and vote upon proposals (i) to approve and adopt the Merger Agreement and approve the Merger; (ii) to approve and adopt the Share Exchange Agreement and approve the Exchange; (iii) to elect one director to serve for a two-year term and three directors to serve for three-year terms; and (iv) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Vote Required. The approval of the Transaction and the issuance of the shares of World Access Common Stock in connection therewith will require the affirmative vote of a majority of the shares of World Access Common Stock present in person or represented by a properly executed proxy at the Special Meeting. The election of each director will require the affirmative vote of a plurality of the shares of World Access Common Stock present in person or represented by properly executed proxy at the Special Meeting. See "The Special Meeting Voting; Vote Required."

     Shares of World Access Common Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the World Access Common Stock present in person at the Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to a particular matter.

     Security Ownership by Certain Beneficial Owners and Management. As of the close of business on the Record Date, directors and executive officers of World Access and their respective affiliates may be deemed to be the beneficial owners of shares of World Access Common Stock representing approximately 5.8% of the outstanding voting power of World Access. Each of the directors and executive officers of World Access has indicated that such person intends to vote or direct the vote of all the shares of World Access Common Stock over which such person has voting control in favor of the Transaction and all other proposals being voted on at the Special Meeting.

RECOMMENDATION OF THE WORLD ACCESS BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF WORLD ACCESS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT AND THE SHARE EXCHANGE AGREEMENT AND APPROVED THE MERGER AND THE EXCHANGE AND UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WORLD ACCESS VOTE FOR (I) THE APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND THE SHARE EXCHANGE AGREEMENT AND THE APPROVAL OF THE MERGER AND THE EXCHANGE AND THE ISSUANCE OF SHARES OF WORLD ACCESS COMMON STOCK IN CONNECTION THEREWITH, AND
(II) THE ELECTION OF THE DIRECTOR NOMINEES SPECIFIED HEREIN. See "The Transaction -- World Access Reasons for the Transaction; Recommendation of the World Access Board of Directors."

OPINION OF WORLD ACCESS FINANCIAL ADVISOR

     In making its recommendation with respect to the Transaction, the board of directors of World Access considered, among other things, the written opinion, dated as of May 12, 1998 of The Robinson-Humphrey Company, LLC ("Robinson-Humphrey"), World Access financial advisor, to the effect that, as of such date and based upon and subject to the assumptions, limitations and qualifications set forth in such opinion, the consideration to be paid by World Access in connection with the Transaction, was fair, from a financial point of view, to World Access. A copy of such opinion is attached to this Proxy Statement as Appendix C. Robinson-Humphrey's opinion, which sets forth the assumptions made, procedures followed and matters considered by Robinson-Humphrey, and the scope of its review, should be read carefully in its entirety. See "The Transaction -- Opinion of World Access Financial Advisor."

THE TRANSACTION

     Purpose of the Transaction. The purpose of the Transaction is to combine World Access, RCG and Cherry U.K.

     Description of the Transaction. Pursuant to the Merger Agreement, (i) Merger Sub will be merged with and into RCG, (ii) each share of RCG Common Stock outstanding immediately prior to the effective time of the Merger other than shares of RCG Common Stock held by the creditors of RCG will be cancelled without any consideration, (iii) the creditors of RCG, in exchange for the surrender of their claims against RCG, will convert such claims into the right to receive 3,125,000 shares of the common stock, no par value per share of RCG (the "RCG Common Stock"), and (iv) immediately upon receipt by the creditors of such RCG Common Stock, such RCG Common Stock will be cancelled and converted into the right to receive an aggregate of 9,375,000 shares of World Access Common Stock, of which 3,125,000 shares will be issued to a disbursing agent for the benefit of such former creditors upon the consummation of the Merger and 6,250,000 shares will be held in escrow by the disbursing agent and will be released by the disbursing agent to such former creditors over the two year period following the consummation of the Merger subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K.

     Pursuant to the Share Exchange Agreement, the Shareholder will receive an aggregate of 1,875,000 shares of World Access Common Stock, of which 625,000 shares will be issued to the Shareholder upon consummation of the Exchange and the remaining 1,250,000 shares will be issued and held in escrow and will be released to the Shareholder over the two year period following the consummation of the Exchange subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K. The Exchange Agreement further provides that the number of shares of World Access Common Stock to be received by the Shareholder will be reduced to the extent that World Access is required to convert options to acquire shares of Cherry Common Stock, which options may only be granted with the permission of World Access, into options to acquire World Access Common Stock.

     The consummation of the Merger and the Exchange are contingent upon one another.

     Interests of Certain Persons. In considering the recommendations of the World Access board of directors with respect to the Transaction, World Access stockholders should be aware that certain directors and executive officers of World Access have interests in the Transaction that may be in addition to the interests of other holders of World Access Common Stock. Specifically, John D. Phillips, director of World Access and Old World Access, is the Chairman and Chief Executive Officer of each of RCG and Cherry U.K. and is a general partner of the Shareholder. As such, Mr. Phillips through his interest in and control of the Shareholder will beneficially own the 1,875,000 shares of World Access Common Stock to be issued in connection with the Exchange. See "The
Transaction -- Interests of Certain Persons in the Transaction."

     Appraisal and Dissenters' Rights. Holders of World Access Common Stock are not entitled to appraisal or dissenters' rights in connection with either the Merger or the Exchange. See "The Transaction -- Appraisal and Dissenters' Rights."

     Federal Income Tax Consequences. It is a condition to the consummation of the Merger that World Access receive an opinion from Rogers & Hardin LLP, counsel to World Access, reaffirming, as of the date of consummation of the Merger, the opinion described in this Proxy Statement to the effect that, for Federal income tax purposes, no gain or loss will be recognized by World Access, RCG or Merger Sub as a result of the Merger. Subject to the qualifications set forth under "The Transaction -- Federal Income Tax Consequences of the Transaction," it is expected that the Merger will qualify as a tax free "reorganization" within the meaning of the Internal Revenue Code of 1986, as amended (the "Code"). See "The Transaction -- Federal Income Tax Consequences of the Merger and the Exchange."

     It is a condition to the consummation of the Exchange that World Access receive an opinion from Rogers & Hardin LLP, counsel to World Access, reaffirming, as of the date of consummation of the Exchange, the opinion described in this Proxy Statement to the effect that, for Federal income tax purposes, no gain or loss will be recognized by World Access as a result of the Exchange. It is also a condition to the consummation of the Exchange that the Shareholder receive an opinion from Long, Aldridge & Norman LLP, counsel to the Shareholder, reaffirming, as of the date of consummation of the Exchange, the opinion described in this Proxy Statement to the effect that, for Federal income tax purposes, no gain or loss will be recognized by the Shareholder as a result of the Exchange. Subject to the qualifications set forth under "The
Transaction -- Federal Income Tax Consequences of the Transaction," it is expected that the Exchange will qualify as a tax free "reorganization" within the meaning of the Code. See "The Transaction -- Federal Income Tax Consequences of the Merger and the Exchange."

     Accounting Treatment. Each of the Merger and the Exchange will be accounted for by World Access under the purchase method of accounting for business combinations. See "The Transaction -- Accounting Treatment."

     Bankruptcy and Regulatory Matters. The Merger will be effected pursuant to RCG's Plan of Reorganization, as amended (as so amended, the "Plan"), which initially was filed with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"), on June 15, 1998. The Plan will result in the elimination of substantially all of RCG's pre-petition liabilities to its creditors, except with respect to certain capitalized lease obligations. In general, the Plan provides for, among other things, (i) the issuance by World Access of 9,375,000 shares of World Access Common Stock to a disbursing agent for ultimate distribution to the creditors of RCG, and (ii) the discharge by such creditors of all indebtedness of and claims against RCG and the conversion of such indebtedness and claims into the right to receive shares of RCG Common Stock which are then to be exchanged for such shares of World Access Common Stock. The Plan is subject to certain conditions, including the entry of the order of the Bankruptcy Court having jurisdiction over RCG's petition (the "Chapter 11 Case") commenced under Title 11 of the United States Code (the "Bankruptcy Code") by confirming the Plan pursuant to
Section 1129 of the Bankruptcy Code (the "Confirmation Order"). See "The
Merger -- RCG Plan of Reorganization."

     Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the rules promulgated thereunder, the Transaction may not be consummated until notifications have been given and certain information has been furnished to the Federal Trade Commission (the "FTC") and the

Antitrust Division of the United States Justice Department (the "Antitrust Division"), and the specified waiting period requirements have been satisfied. See "Transaction -- Regulatory Approvals."

     In addition, Resurgens is required to obtain the consent of the Federal Communications Commission (the "FCC") pursuant to Section 214 of the Communications Act of 1934, as amended, in connection with the change of control of Resurgens resulting from the Merger. See "The Transaction -- Regulatory Approvals.

     Conditions to the Transaction. Consummation of the Transaction is subject to the satisfaction of certain conditions, including, among other things, (i) the approval and adoption of the Merger Agreement and the Share Exchange Agreement and the approval of the Merger and the Exchange by the requisite vote of the stockholders of World Access; (ii) the approval of the Plan by the Bankruptcy Court and the entry of the Confirmation Order (which was entered on September 3, 1998); (ii) the absence of any restrictive court orders or any other legal restraints or prohibitions preventing or making illegal the consummation of the Transaction; (iv) the continuing accuracy of the representations and warranties made in the Merger Agreement and the Share Exchange Agreement at and as of the effective times of the Merger and the Exchange, respectively; (v) the achievement by RCG of certain revenue and gross margin targets; (vi) the receipt by World Access and the Shareholder of certain opinions regarding tax matters relating to the Merger and the Exchange; and
(vii) the consummation of the Holding Company Reorganization (which was completed on October 28, 1998). The consummation of the Exchange is a condition to the Merger, and the consummation of the Merger is a condition to the Exchange. With respect to the condition referred to in clause (v) above, the Merger Agreement provides that RCG's gross revenues for the calendar month immediately preceding the month in which the closing of the transaction occurs shall not be less than $25.0 million and its gross profit margin for such month shall be no less than 5.0%. According to RCG, its gross revenues and gross profit margin for October 1998 were approximately $25.0 million and 5.0%, respectively. See "The Merger Agreement -- Conditions to the Merger" and "The Share Exchange Agreement -- Conditions to the Exchange."

     Termination and Amendment of the Merger Agreement and the Share Exchange Agreement. The Merger Agreement and the Share Exchange Agreement may each be terminated and the Merger and the Merger Agreement and the Exchange and the Share Exchange Agreement may each be abandoned prior to the effective time of the Merger and the Exchange notwithstanding approval by the stockholders of World Access under the circumstances specified in the Merger Agreement and the Share Exchange Agreement, including by mutual written agreement, in the case of the Merger Agreement, of World Access and RCG and, in the case of the Share Exchange Agreement, of World Access and the Shareholder. In addition, the Merger Agreement may be terminated by World Access or RCG if the Merger is not consummated by November 1, 1998, and the Share Exchange Agreement may be terminated by World Access or the Shareholder if the Exchange is not consummated by November 1, 1998. The Merger Agreement may be amended by World Access and RCG at any time prior to the effective time of the Merger, provided that if such amendment occurs after the approval of the Merger Agreement by the stockholders of World Access, such amendment will be subject to the relevant provisions of the Delaware General Corporation Law (the "DGCL"). See "The Merger
Agreement -- Termination and Amendment." The Share Exchange Agreement may be amended by World Access and the Shareholder at any time prior to the effective time of the Exchange provided the board of directors of World Access approve such amendment. See "The Share Exchange Agreement -- Termination and Amendment."

RECENT WORLD ACCESS DEVELOPMENTS

     On June 4, 1998, World Access announced that it had entered into an Agreement and Plan of Merger and Reorganization (the "Telco Merger Agreement") with Old World Access, Tail Acquisition Corporation, a wholly-owned subsidiary of World Access ("Telco Merger Sub"), and Telco Systems, Inc. ("Telco Systems") pursuant to which, among other things, Telco Systems has agreed to merge with and into Telco Merger Sub (the "Telco Merger").

     As a result of the Telco Merger, each outstanding share of Telco Systems common stock, $.01 par value per share ("Telco Common Stock"), will be converted into the right to receive that number of shares of World Access Common Stock equal to the quotient of $17.00 divided by the average daily closing price of

World Access Common Stock as reported on Nasdaq for each of the twenty consecutive trading days ending on the third business day prior to the date of the Telco Merger (the "Telco Average Closing Price") (unless the Telco Average Closing Price exceeds $36.00 per share, in which case each outstanding share of Telco Common Stock will be converted into .4722 shares of World Access Common Stock, or unless the Telco Systems Closing Price is less than $29.00 per share, in which case each outstanding share of Telco Common Stock will be converted into .5862 shares of World Access Common Stock), provided that (i) the nominal value of the consideration to be received by holders of Telco Common Stock will be no less than $12.00 per share (the "Minimum Nominal Value") and (ii) World Access may elect to pay cash in lieu of issuing shares of World Access Common Stock so long as such cash does not comprise more than 55% of the total consideration to be received by Telco stockholders (based on the average of the high and low trading prices of World Access Common Stock on the day the Telco Merger is consummated). Also at the effective time, each outstanding option to purchase Telco Common Stock will be assumed by World Access and converted into an option to purchase shares of World Access Common Stock as adjusted to account for the exchange ratio and the Minimum Nominal Value.

     The Consummation of the Telco Merger is subject to (i) clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, (ii) the approval by the respective stockholders of World Access and Telco (iii) the approval by the stockholders of World Access of an increase in the authorized shares of common stock of World Access, and (iv) the satisfaction or waiver of other customary conditions.

     Telco Systems is a manufacturer of broadband transmission products, network access products and bandwidth optimization products for network services. It had net sales of approximately $113.2 million and $117.8 million for its fiscal years ended August 30, 1998 and August 31, 1997, respectively, and incurred a net loss of $3.3 million and $1.1 million for the fiscal years ended August 30, 1998 and August 31, 1997, respectively.

     World Access will submit the Telco Merger to World Access stockholders for approval on November 30, 1998. The Telco Merger is described in greater detail in a separate proxy statement that was sent to World Access stockholders on November 10, 1998. Assuming the World Access and Telco stockholders approve the Telco Merger on November 30th, the companies intend to immediately consummate the Telco Merger.

     Upon the consummation of the Telco Merger (assuming none of the Telco Merger consideration is paid in cash), the current World Access stockholders will own approximately 78.6% of the then-outstanding shares of World Access Common Stock, and the current World Access stockholders will own approximately 58.5% of the then-outstanding shares of World Access Common Stock upon consummation of the Transaction and the Telco Merger.

                           MARKETS AND MARKET PRICES

     The World Access Common Stock has been quoted on The Nasdaq National Market under the symbol "WAXS" since June 25, 1996. From March 2, 1995 through June 24, 1996, the World Access Common Stock was quoted on The Nasdaq SmallCap Market. The following table shows the high and low sales prices for the World Access Common Stock as reported by The Nasdaq Stock Market for the periods indicated.

                                                              HIGH      LOW
                                                              ----      ---
CALENDAR YEAR 1996
  First Quarter.............................................  $10       $7 1/2
  Second Quarter............................................   11 1/2    8
  Third Quarter.............................................   10 1/8    7 1/2
  Fourth Quarter............................................    9 1/4    6 7/8
CALENDAR YEAR 1997
  First Quarter.............................................    9 1/4    7 1/2
  Second Quarter............................................   23        7 5/8
  Third Quarter.............................................   34 1/8   20
  Fourth Quarter............................................   33 3/4   17
CALENDAR YEAR 1998
  First Quarter.............................................   33 1/2   22 1/2
  Second Quarter............................................   40       25 5/8
  Third Quarter.............................................   30 1/2   19 1/8
  Fourth Quarter (through November 11, 1998)................   24 1/2   12

     World Access has not paid or declared any cash dividends on the World Access Common Stock since its inception and anticipates that its future earnings will be retained to finance the continuing development of its business. The payment of any future dividends will be at the discretion of the World Access board of directors and will depend upon, among other things, future earnings, the success of business activities, regulatory and capital requirements, the general financial condition of World Access and general business conditions. World Access is currently restricted from paying dividends under its revolving credit facility. See "Description of World Access Capital Stock."

     Neither the RCG Common Stock nor the Cherry U.K. Common Stock is publicly traded.

            SELECTED HISTORICAL AND PRO FORMA FINANCIAL INFORMATION
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

WORLD ACCESS SELECTED HISTORICAL FINANCIAL INFORMATION

     The selected historical financial information of World Access set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of World Access contained in the World Access Annual Report on Form 10-K for the year ended December 31, 1997 ("World Access Form 10-K"), which is incorporated herein by reference, and the World Access Quarterly Report on Form 10-Q for the quarter ended June 30, 1998 (the "World Access June 30 Form 10-Q"), which is incorporated herein by reference.

                                                                                                          SIX MONTHS ENDED
                                                                   YEAR ENDED DECEMBER 31,                    JUNE 30,
                                                       -----------------------------------------------   -------------------
                                                        1993      1994      1995      1996      1997       1997       1998
                                                       -------   -------   -------   -------   -------   --------   --------
                                                                                                             (UNAUDITED)
STATEMENT OF OPERATIONS DATA(1):
Sales of products..................................    $ 3,320   $ 2,776   $17,384   $34,411   $71,392   $ 34,914   $ 69,830
Service revenues...................................     12,441    12,507    12,754    16,589    21,593      9,353     13,408
                                                       -------   -------   -------   -------   -------   --------   --------
  Total sales......................................     15,761    15,283    30,138    51,000    92,985     44,267     83,238
Cost of products sold..............................      2,514     2,195    12,657    21,485    43,827     21,495     39,012
Cost of services...................................     10,642    11,112    11,118    14,520    17,018      8,089     12,189
                                                       -------   -------   -------   -------   -------   --------   --------
  Total cost of sales..............................     13,156    13,307    23,775    36,005    60,845     29,584     51,201
                                                       -------   -------   -------   -------   -------   --------   --------
  Gross profit.....................................      2,605     1,976     6,363    14,995    32,140     14,683     32,037
Engineering and development........................        503       581       577       892     1,862        745      2,582
Selling, general and administrative................      2,949     2,658     3,125     6,211     9,000      4,352      7,936
Amortization of goodwill...........................         96        30       157       534     1,756        665      1,882
In-process research and development(2).............         --        --        --        --        --         --     50,000
Special charges(3).................................        725        --       980        --        --         --      3,240
                                                       -------   -------   -------   -------   -------   --------   --------
  Operating income (loss)..........................     (1,668)   (1,293)    1,524     7,358    19,522      8,921    (33,603)
Interest and other income..........................         30        13       142       485     2,503        592      1,971
Interest and other expense.........................       (422)     (523)     (494)     (319)   (1,355)       (52)    (3,031)
Other expense......................................        (60)      (80)       --        --        --         --         --
                                                       -------   -------   -------   -------   -------   --------   --------
  Income (loss) before income taxes and minority
    interests......................................     (2,120)   (1,883)    1,172     7,524    20,670      9,461    (34,663)
Income taxes(4)....................................         --        --        --       745     7,536      3,420      6,135
                                                       -------   -------   -------   -------   -------   --------   --------
  Income (loss) before minority interests..........     (2,120)   (1,883)    1,172     6,779    13,134      6,041    (40,798)
Minority interests in earnings of subsidiary.......         --        --        --        --        --         --      1,533
                                                       -------   -------   -------   -------   -------   --------   --------
  Net income (loss)................................    $(2,120)  $(1,883)  $ 1,172   $ 6,779   $13,134   $  6,041   $(42,331)
                                                       =======   =======   =======   =======   =======   ========   ========
Net income (loss) per common share:
  Basic............................................    $ (0.54)  $ (0.41)  $  0.15   $  0.52   $  0.76   $   0.37   $  (2.13)
                                                       =======   =======   =======   =======   =======   ========   ========
  Diluted..........................................    $ (0.54)  $ (0.41)  $  0.12   $  0.46   $  0.70   $   0.34   $  (2.13)
                                                       =======   =======   =======   =======   =======   ========   ========
Weighted average shares outstanding(5):
  Basic............................................      3,765     4,631     7,859    13,044    17,242     16,478     19,895
                                                       =======   =======   =======   =======   =======   ========   ========
  Diluted..........................................      3,765     4,631     9,083    14,530    18,708     17,918     19,895
                                                       =======   =======   =======   =======   =======   ========   ========

                                                                        AT DECEMBER 31,                      AT JUNE 30,
                                                         ----------------------------------------------   ------------------
                                                          1993     1994     1995      1996       1997      1997       1998
                                                         ------   ------   -------   -------   --------   -------   --------
                                                                                                             (UNAUDITED)
BALANCE SHEET DATA:
  Cash and equivalents(6)............................    $  625   $  753   $ 1,887   $22,480   $118,065   $21,595   $ 57,653
  Working capital....................................     1,783    2,267    10,222    37,961    153,750    39,002    112,465
  Total assets.......................................     8,752    8,943    28,515    60,736    225,283    89,037    268,518
  Short-term debt....................................        83      212     5,385        --         82     4,064      4,408
  Long-term debt(6)..................................     5,388    4,328     3,750        --    115,264       213    115,529
  Stockholders' equity...............................       342    1,160    14,334    52,374     91,755    70,297     98,574

---------------

(1) Includes the results of operations for the following businesses from their respective dates of acquisition: 67.3% interest in NACT -- February 27, 1998; Advanced TechCom, Inc. ("ATI") -- January 29, 1998; Galaxy Personal Communications Services, Inc. ("Galaxy") -- July 1, 1997; Cellular Infrastructure Supply, Inc. ("CIS") -- January 1, 1997; Comtech Sunrise, Inc. ("Sunrise") -- January 1, 1996; Westec Communications, Inc.
    ("Westec") -- October 2, 1995; and AIT, Inc. ("AIT") -- May 17, 1995. On a pro forma unaudited basis, as if the acquisition of the 67.3% interest in NACT and the acquisition of ATI had occurred as of January 1, 1997, World Access' total sales, net income and net income per diluted share for the year ended December 31, 1997 and six months ended June 30, 1998 would have been approximately $136,517,000 and $86,399,000; $7,069,000 and $6,428,000;
    and $0.34 and $0.29, respectively.
(2) Special charges in the first quarter of 1998 included $50.0 million for in-process research and development related to the first quarter 1998 acquisition of a 67.3% interest in NACT and the acquisition of Advanced TechCom, Inc. ("ATI"). See Note 2 to the Consolidated Financial Statements in the World Access June 30 Form 10-Q. The Company expects to record an additional in-process research and development charge of approximately $22.0 million in the fourth quarter of 1998 in connection with the acquisition of the remaining 32.7% of NACT.
(3) Special charges in the first six months of 1998 included $6.6 million for costs related to the consolidation of several operations and the Company's exit from the contract manufacturing business. The special charges included $3,360,000 to cost of sales for obsolete and redundant inventories and $3,240,000 for severance benefits, lease terminations, idle equipment and other phase-down expenses related to the consolidation program. See Note 6 to the Consolidated Financial Statements in the World Access June 30 Form 10-Q. Special charges in 1995 resulted primarily from a write-down of test equipment and related tooling used in World Access' analog repair operations.
(4) World Access recorded no income tax expense during 1993 to 1995 due to net losses realized and the availability of federal income tax net operating loss carryforwards. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and Note K to the Consolidated Financial Statements in the World Access Form 10-K.
(5) Weighted average shares outstanding exclude 1,204,000 and 995,000 shares of World Access Common Stock for the six months ended June 30, 1998 and the year ended December 31, 1997, respectively, that are held in escrow accounts established in connection with certain acquisitions and a license agreement. These shares were excluded because the conditions for release of such shares had not yet been satisfied. See Notes A, B, and E to the Consolidated Financial Statements in the World Access Form 10-K.
(6) In October 1997, World Access sold $115.0 million of convertible subordinated notes. See Note G to the Consolidated Financial Statements in the World Access Form 10-K.

WORLD ACCESS RECENT FINANCIAL RESULTS

     On October 26, 1998, World Access announced its unaudited financial results for the quarter ended September 30, 1998.

     World Access' third quarter 1998 sales were $53,860,427, an approximate $26.4 million or 96% increase over the $27,453,133 in sales during the comparable 1997 period.

     For the three months ended September 30, 1998, World Access realized net income of $7,029,665, an approximate $2.7 million or 60% increase over third quarter 1997 net income of $4,370,863. Net income for the quarter was $.32 per diluted share versus $.22 per diluted share for the third quarter of 1997.

     Total sales for the first nine months of 1998 were $137,098,550, an approximate $65.4 million or 91% increase over the $71,720,635 in total sales during the comparable 1997 period. Net income before special charges for the first nine months of 1998 was $18,658,966 or $.86 per diluted share versus $10,411,541 or $.55 per diluted share for the first nine months of 1997. Net loss for 1998 following special charges of $56.6 million was $35,301,034 or $1.74 per share.

     Special charges in the first quarter of 1998 included $50.0 million for in-process research and development related to the acquisitions of ATI and a 67.3% interest in NACT. Special charges also included $6.6 million for costs related to the consolidation and integration of several operations and the de-emphasis of World Access' contract manufacturing business.

                                                                THREE MONTHS         NINE MONTHS
                                                                    ENDED               ENDED
                                                                SEPTEMBER 30,       SEPTEMBER 30,
                                                              -----------------   ------------------
                                                               1998      1997       1998      1997
                                                              -------   -------   --------   -------
                                                                 (UNAUDITED)         (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
Sales of products...........................................  $46,141   $21,185   $115,970   $56,099
Service revenues............................................    7,719     6,268     21,128    15,622
                                                              -------   -------   --------   -------
  Total sales...............................................   53,860    27,453    137,098    71,721
Cost of products sold.......................................   25,019    12,316     64,031    33,811
Cost of services............................................    5,868     4,742     18,057    12,832
                                                              -------   -------   --------   -------
  Total cost of sales.......................................   30,887    17,058     82,088    46,643
                                                              -------   -------   --------   -------
  Gross profit..............................................   22,973    10,395     55,010    25,078
Engineering and development.................................    1,798       605      4,379     1,350
Selling, general and administrative.........................    5,797     2,508     13,733     6,860
Amortization of goodwill....................................    1,130       546      3,013     1,210
In-process research and development.........................       --        --     50,000        --
Special charges.............................................       --        --      3,240        --
                                                              -------   -------   --------   -------
  Operating income (loss)...................................   14,248     6,736    (19,355)   15,658
Interest and other income...................................      905       246      2,876       835
Interest expense............................................   (1,620)      (45)    (4,651)      (95)
                                                              -------   -------   --------   -------
  Income (loss) before income taxes and minority
    interests...............................................   13,533     6,937    (21,130)   16,398
Income taxes................................................    5,413     2,566     11,548     5,986
                                                              -------   -------   --------   -------
  Income (loss) before minority interests...................    8,120     4,371    (32,678)   10,412
Minority interests in earnings of subsidiary................    1,090        --      2,623        --
                                                              -------   -------   --------   -------
  Net income (loss).........................................  $ 7,030   $ 4,371   $(35,301)  $10,412
                                                              =======   =======   ========   =======
Net income (loss) per common share:
  Basic.....................................................  $   .33   $   .22   $  (1.74)  $   .56
                                                              =======   =======   ========   =======
  Diluted (1)...............................................  $   .32   $   .22   $  (1.74)  $   .55
                                                              =======   =======   ========   =======
Weighted average shares outstanding:
  Basic.....................................................   21,249    19,600     20,346    18,561
                                                              =======   =======   ========   =======
  Diluted (1)...............................................   25,144    20,224     20,346    19,076
                                                              =======   =======   ========   =======

-------------------------

(1) The calculation of diluted net income per share for the three months ended September 30, 1998, assumes the conversion of the $115.0 million convertible subordinated notes into 3,105,485 additional shares of World Access Common Stock and the related increase in net income of $900,000 available to common stockholders related to the reduction of interest expense.

                                                                      AT
                                                              SEPTEMBER 30, 1998
                                                              ------------------
                                                                 (UNAUDITED)
BALANCE SHEET DATA:
  Cash and equivalents......................................       $ 61,992
  Working capital...........................................        126,281
  Total assets..............................................        306,408
  Short-term debt...........................................          2,507
  Long-term debt............................................        122,558
  Stockholders' equity......................................        120,271

NACT SELECTED HISTORICAL FINANCIAL INFORMATION

     The selected historical financial information of NACT set forth below has been derived from and should be read in conjunction with the consolidated financial statements and other financial information of NACT incorporated herein by reference. See "Incorporation of Certain Documents by Reference."

                                                NINE                                                THREE
                                               MONTHS                                              MONTHS      SIX MONTHS ENDED
                                                ENDED       FISCAL YEAR ENDED SEPTEMBER 30,         ENDED          JUNE 30,
                                              SEPT. 30,   ------------------------------------    DEC. 31,     -----------------
                                                1993       1994     1995      1996      1997       1997(1)      1997      1998
                                              ---------   ------   -------   -------   -------   -----------   -------   -------
                                                                                                 (UNAUDITED)      (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues:
    Product sales...........................   $2,422     $5,479   $ 7,604   $ 9,930   $21,982     $7,300      $10,812   $17,006
    Network carrier sales...................       --         --     2,782     3,783     5,716      1,387        2,685     2,424
    Wins sales..............................       --         --     1,098     2,572        --         --           --        --
                                               ------     ------   -------   -------   -------     ------      -------   -------
    Total revenues..........................    2,422      5,479    11,484    16,285    27,698      8,687       13,497    19,430
  Cost of goods sold:
    Product.................................      788      1,845     2,645     3,942     7,141      2,158        3,229     5,141
    Network carrier.........................       --         --     2,731     3,382     5,486      1,387        2,547     2,167
    Wins sales..............................       --         --       787     2,572        --         --           --        --
    Amortization of acquired intangibles....       15        185       443       362       362        170          181       340
                                               ------     ------   -------   -------   -------     ------      -------   -------
    Total cost of goods sold................      803      2,030     6,606    10,258    12,989      3,715        5,957     7,648
                                               ------     ------   -------   -------   -------     ------      -------   -------
    Gross profit............................    1,619      3,449     4,878     6,027    14,709      4,972        7,540    11,782
  Operating expenses:
    Research and development................      275        677     1,183     1,352     2,385        799        1,356     1,495
    Selling and marketing...................      178        457       925       954     2,505        767        1,391     1,740
    General and administrative..............      561      1,353     2,153     3,024     3,472      1,362        1,628     2,289
    Amortization of acquired intangibles....       20        257       520       573       573        143          286       286
                                               ------     ------   -------   -------   -------     ------      -------   -------
    Total operating expenses................    1,034      2,744     4,781     5,903     8,935      3,071        4,661     5,810
                                               ------     ------   -------   -------   -------     ------      -------   -------
    Income from operations..................      585        705        97       124     5,774      1,901        2,879     5,972
  Other income, net.........................       31         81       189       148       517        223          274       401
                                               ------     ------   -------   -------   -------     ------      -------   -------
    Income before income taxes..............      616        786       286       272     6,291      2,124        3,153     6,373
  Income taxes..............................      157        293       206        78     2,476        850        1,261     2,549
                                               ------     ------   -------   -------   -------     ------      -------   -------
    Net income..............................   $  459     $  493   $    80   $   194   $ 3,815     $1,274      $ 1,892   $ 3,824
                                               ======     ======   =======   =======   =======     ======      =======   =======
Net income per common share:
  Basic.....................................   $ 0.12     $ 0.08   $  0.01   $  0.03   $  0.52     $ 0.16      $  0.27   $  0.47
                                               ======     ======   =======   =======   =======     ======      =======   =======
  Diluted...................................   $ 0.12     $ 0.08   $  0.01   $  0.03   $  0.50     $ 0.15      $  0.27   $  0.46
                                               ------     ------   -------   -------   -------     ------      -------   -------
Weighted average shares outstanding:
  Basic.....................................    3,847      5,998     6,114     6,114     7,351      8,122        6,923     8,130
                                               ======     ======   =======   =======   =======     ======      =======   =======
  Diluted...................................    3,847      5,998     6,114     6,114     7,602      8,443        6,923     8,265
                                               ======     ======   =======   =======   =======     ======      =======   =======

                                                 AT                 AT SEPTEMBER 30,                 AT           AT JUNE 30,
                                              SEPT. 30,   ------------------------------------    DEC. 31,     -----------------
                                                1993       1994     1995      1996      1997       1997(1)      1997      1998
                                              ---------   ------   -------   -------   -------   -----------   -------   -------
                                                                                                 (UNAUDITED)      (UNAUDITED)
BALANCE SHEET DATA:
  Cash......................................   $  352     $1,186   $ 1,122   $   694   $ 9,947     $5,252      $10,081   $11,264
  Working capital...........................    3,131      3,280     4,145     4,245    21,189     23,195       22,509    25,965
  Total assets..............................    8,474      9,072    13,178    14,685    39,755     42,547       37,233    47,314
  Long-term debt, net of current portion....      387         --        85        58        --         --           --        --
  Total stockholders' equity................    6,094      6,969     9,630    10,210    33,004     34,436       31,931    38,280

---------------

(1) NACT changed its year-end from September 30 to December 31 effective January 1, 1998. Accordingly, selected financial data for the three month period ended December 31, 1996 are provided for purposes of comparison to the three month period ended December 31, 1997, presented above.

                                                              THREE MONTHS
                                                                  ENDED
                                                              DEC. 31, 1996
                                                              -------------
                                                               (UNAUDITED)
STATEMENT OF OPERATIONS DATA:
  Revenues:
     Product sales..........................................     $4,780
     Network carrier sales..................................      1,610
                                                                 ------
     Total revenues.........................................      6,390
  Cost of goods sold:
     Product................................................      1,730
     Network Carrier........................................      1,558
     Amortization of acquired intangibles...................         91
                                                                 ------
     Total cost of goods sold...............................      3,379
                                                                 ------
     Gross profit...........................................      3,011
  Operating expenses:
     Research and development...............................        423
     Selling and marketing..................................        357
     General and administrative.............................        836
     Amortization of acquired intangibles...................        143
                                                                 ------
     Total operating expenses...............................      1,759
                                                                 ------
     Income from operations.................................      1,252
  Other income (net)........................................         25
                                                                 ------
     Income before income taxes.............................      1,277
  Income taxes..............................................        569
                                                                 ------
     Net income.............................................     $  708
                                                                 ======
Net income per common share:
  Basic.....................................................     $ 0.12
                                                                 ======
  Diluted...................................................     $ 0.12
                                                                 ======
Weighted average shares outstanding:
  Basic.....................................................      6,114
                                                                 ======
  Diluted...................................................      6,114
                                                                 ======

                                                                     AT
                                                               DEC. 31, 1996
                                                              ----------------
                                                                (UNAUDITED)
BALANCE SHEET DATA:
  Cash......................................................      $   552
  Working capital...........................................        6,382
  Total assets..............................................       17,041
  Long-term debt............................................           --
  Total stockholders' equity................................       11,416

RESURGENS SELECTED HISTORICAL FINANCIAL INFORMATION

     The selected historical financial information of RCG and Cherry U.K. set forth below has been derived from and should be read in conjunction with the combined financial statements and other financial information of RCG and Cherry U.K. contained elsewhere herein. Cherry U.K. was incorporated in fiscal 1995. For the years ended December 1, 1995, 1996 and 1997, and the six month periods ended June 30, 1997 and 1998, RCG and Cherry U.K. are presented on a combined basis.

                                                                                                          SIX MONTHS ENDED
                                                            YEAR ENDED DECEMBER 31,                           JUNE 30,
                                          -----------------------------------------------------------   --------------------
                                             1993         1994        1995        1996        1997        1997        1998
                                          -----------   ---------   ---------   ---------   ---------   ---------   --------
                                                (UNAUDITED)                                                 (UNAUDITED)
STATEMENTS OF OPERATIONS DATA:
Net operating revenue...................   $   7,912    $  14,629   $  81,669   $ 353,005   $ 165,489   $ 131,774   $ 10,377
Cost of service.........................       8,708        7,781      80,982     391,615     246,494     164,140     27,028
Gross margin............................        (796)       6,848         687     (38,610)    (81,005)    (32,366)   (16,651)
Net loss................................      (9,528)        (542)    (22,175)   (118,150)   (171,720)    (72,443)   (29,275)

                                                                AT DECEMBER 31,                             AT JUNE 30,
                                          -----------------------------------------------------------   --------------------
                                             1993         1994        1995        1996        1997        1997        1998
                                          -----------   ---------   ---------   ---------   ---------   ---------   --------
                                                (UNAUDITED)                                                 (UNAUDITED)
BALANCE SHEET DATA:
Total assets............................   $   3,011    $   7,142   $  47,348   $  92,880   $  63,843   $  87,113   $ 61,745
Long-term obligations...................          --       20,970       4,054      19,906      30,820      27,962     29,050

UNAUDITED SELECTED PRO FORMA FINANCIAL INFORMATION

     The unaudited selected pro forma balance sheet data of World Access as of June 30, 1998 set forth below give effect to the Transaction and certain other transactions that World Access has completed or which are pending, as if consummated on such date. The unaudited selected pro forma statement of operations data of World Access for the year ended December 31, 1997 and the six months ended June 30, 1998 set forth below give effect to the Transaction and certain transactions that World Access has completed or which are pending, as if consummated at the beginning of 1997. The selected pro forma information set forth below is qualified in its entirety by, and should be read in conjunction with, the Unaudited Pro Forma Combined Financial Statements included herein and the historical financial information of World Access, NACT, Resurgens and Telco Systems attached hereto or incorporated herein by reference.

     The selected pro forma financial information is presented for informational purposes only and is not necessarily indicative of the financial position or operating results that would have occurred if the transactions given retroactive effect therein had been consummated as of the dates indicated, nor is it necessarily indicative of future financial conditions or operating results. See "Unaudited Pro Forma Combined Financial Statements."

                                                                                    SIX MONTHS
                                                                 YEAR ENDED           ENDED
                                                              DECEMBER 31, 1997   JUNE 30, 1998
                                                              -----------------   --------------
UNAUDITED PRO FORMA COMBINED STATEMENTS OF OPERATIONS DATA:
Sales of products...........................................      $ 222,444          $132,049
Service revenues............................................        192,575            24,945
                                                                  ---------          --------
  Total sales...............................................        415,019           156,994
Cost of products sold.......................................        143,580            82,054
Cost of services............................................        270,498            40,437
                                                                  ---------          --------
  Total cost of sales.......................................        414,078           122,491
                                                                  ---------          --------
  Gross profit..............................................            941            34,503
Engineering and development.................................         23,833            11,531
Selling, general and administrative.........................        125,577            33,333
Amortization of goodwill....................................          8,719             4,355
Special charges.............................................             --             3,240
                                                                  ---------          --------
  Operating loss............................................       (157,188)          (17,956)
Interest and other income...................................          4,635             2,351
Interest expense............................................        (18,283)           (5,273)
                                                                  ---------          --------
  Loss before income taxes..................................       (170,836)          (20,878)
Income taxes................................................             --                --
                                                                  ---------          --------
  Net loss..................................................      $(170,836)         $(20,878)
                                                                  =========          ========
Net loss per common share(1):
  Basic.....................................................      $   (5.31)         $  (0.62)
                                                                  =========          ========
  Diluted...................................................      $   (5.31)         $  (0.62)
                                                                  =========          ========
Weighted average shares outstanding:
  Basic.....................................................         32,153            33,498
                                                                  =========          ========
  Diluted...................................................         32,153            33,498
                                                                  =========          ========

---------------

(1) Represents basic and diluted earnings per share including shares of World Access Common Stock issued in connection with the Transaction and certain transactions that World Access has completed or which are pending, as if consummated on January 1, 1997, calculated in accordance with Statement of Financial Accounting Standards ("SFAS") No. 128.

                                                                    AT
                                                              JUNE 30, 1998
                                                              --------------
UNAUDITED PRO FORMA COMBINED BALANCE SHEET DATA:
Current Assets
  Cash and equivalents......................................    $  63,891
  Marketable securities.....................................        5,700
  Accounts receivable.......................................       62,147
  Inventories...............................................       54,682
  Other current assets......................................       20,859
                                                                ---------
          Total Current Assets..............................      207,279
Property and equipment......................................       82,914
Goodwill....................................................      155,246
Acquired technology.........................................       50,717
Other assets................................................       61,949
                                                                ---------
          Total Assets......................................    $ 558,105
                                                                =========
Current Liabilities
  Short-term debt...........................................    $   7,950
  Accounts payable..........................................       47,175
  Other accrued liabilities.................................       41,441
                                                                ---------
          Total Current Liabilities.........................       96,566
Long-term debt..............................................      115,529
Noncurrent liabilities......................................       53,754
                                                                ---------
          Total Liabilities.................................      265,849
                                                                ---------
Stockholders' Equity
  Common and preferred stock................................          345
  Capital in excess of par value............................      409,430
  Accumulated deficit.......................................     (117,519)
                                                                ---------
          Total Stockholders' Equity........................      292,256
                                                                ---------
          Total Liabilities and Stockholders' Equity........    $ 558,105
                                                                =========

                           COMPARATIVE PER SHARE DATA
                                  (UNAUDITED)

    Set forth below are historical earnings per share and book value per share data of World Access and the earnings per share and book value per share data of World Access on a pro forma basis to give effect to the Transaction and to the several completed or pending transactions. No dividends were paid by World Access during the periods presented below. Given that the consideration for the Telco Merger (one of the pending transactions) may be paid by World Access in shares of World Access Common Stock or in a combination of cash and such shares, the World Access pro forma per share data has been provided assuming (i) the merger consideration payable in respect of the Telco Merger is comprised solely of approximately 6.5 million shares of World Access Common Stock (valued at $20.47 per share), which results in an effective exchange ratio of .5862; and
(ii) the merger consideration payable in respect of the Telco Merger is comprised of approximately 2.9 million shares of World Access Common Stock (valued at $20.47 per share) and $73.4 million (representing 55% of the value of the aggregate of such merger consideration) in cash, which results in an effective exchange ratio of .2638. The earnings per share and book value per share data for Resurgens on a historical basis and an equivalent per share basis have not been presented because the management of World Access does not believe that such data is material to an understanding of the Transaction. In addition, such per share data for RCG and Cherry U.K. cannot be accurately calculated on a combined basis. The data set forth below should be read in conjunction with the World Access and Resurgens audited consolidated financial statements and unaudited interim consolidated financial statements, including the notes thereto, which are incorporated herein by reference and attached hereto and included elsewhere herein, respectively. The data should also be read in conjunction with the unaudited pro forma consolidated condensed financial information included elsewhere herein.

                                                                                    SIX MONTHS
                                                                 YEAR ENDED           ENDED
                                                              DECEMBER 31, 1997   JUNE 30, 1998
                                                              -----------------   --------------
World Access -- Historical
  Net income (loss) per share(a)
    Basic...................................................       $ 0.76             $(2.13)
    Diluted.................................................         0.70              (2.13)
  Book value per share(b)...................................         5.01               4.77
World Access -- Pro Forma(c)(d)
  Net loss per share(e)
    Basic...................................................       $(5.31)            $(0.62)
    Diluted.................................................        (5.31)             (0.62)
  Book value per share(f)...................................         8.40               8.66
World Access -- Pro Forma(g)(d)
  Net loss per share(e)
    Basic...................................................       $(6.11)            $(0.77)
    Diluted.................................................        (6.11)             (0.77)
  Book value per share(f)...................................         9.51               9.78

------------------------

(a) Historical earnings per share data are presented on a diluted basis in accordance with SFAS No. 128.
(b) Calculated by dividing historical stockholders' equity by the number of outstanding common shares. The outstanding common shares do not include shares issuable upon exercise of stock options or conversion of outstanding convertible securities.
(c) Calculated assuming that the merger consideration payable in respect of the Telco Merger is comprised solely of 6.5 million shares of World Access Common Stock.
(d) The comparative per share data does not give effect to Telco Systems' acquisition of Synaptyx Corporation ("Synaptyx") in October 1998 pursuant to which Telco Systems issued approximately 576,000 shares of Telco Systems Common Stock, placed in escrow an additional approximately 204,000 shares of Telco Systems Common Stock, the release of which is subject to achieving certain operating performance criteria, and issued options to acquire approximately 368,000 shares of Telco Systems Common Stock. As a consequence of this transaction, World Access will be required in the Telco Merger (i) to issue an additional approximately 457,000 shares of World Access Common Stock and options to acquire approximately 216,000 shares of World Access Common Stock (assuming that the merger consideration payable in respect of the Telco Merger is comprised solely of shares of World Access Common Stock) or (ii) to issue an additional approximately 206,000 shares of World Access Common Stock and options to acquire approximately 216,000 shares of World Access Common Stock and pay approximately $5.1 million in cash (assuming that 55% of the merger consideration payable in respect of the Telco Merger is comprised of cash). The acquisition of Synaptyx does not meet any of the materiality thresholds that would require it to be given pro forma effect in this Proxy Statement.
(e) Pro forma net loss per share is presented on a basic and diluted basis computed as pro forma net loss divided by the weighted average number of shares outstanding, assuming shares issued in each of the transactions were outstanding since the beginning of each period presented.
(f) Calculated by dividing pro forma stockholders' equity by the number of outstanding shares of World Access Common Stock expected to be outstanding as of the consummation of the Transaction, the Telco Merger and the acquisitions of NACT and ATI, which number does not include shares issuable upon the exercise of stock options or the conversion of outstanding convertible securities.
(g) Calculated assuming that the merger consideration payable in respect of the Telco Merger is comprised of 2.9 million shares of World Access Common Stock and $73.4 million of cash.

                                  RISK FACTORS

     Holders of World Access Common Stock, in evaluating whether to approve the Transaction, should carefully consider the following risk factors, in addition to the other information included and incorporated by reference in this Proxy Statement. Other than statements of historical fact, statements contained in this Proxy Statement, including statements as to the benefits expected to be realized as a result of the Transaction and as to future financial performance, constitute forward-looking statements. World Access actual results may differ significantly from the results discussed in the forward-looking statements contained in this Proxy Statement. Factors that might cause such a difference include, but are not limited to, those discussed below. World Access stockholders are cautioned not to place undue reliance on the forward-looking statements contained in this Proxy Statement, which speak only as of the date hereof. Neither World Access nor Resurgens undertakes any obligation to publicly release the results of any revisions to such forward-looking statements which may be made to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

RISK FACTORS CONCERNING THE TRANSACTION

     Management of Growth. World Access is currently experiencing a period of rapid growth resulting from recent acquisitions and the expansion of its operations, both of which have placed significant demands on its resources. The success of World Access in managing its growth will require it to continue to improve its operational, financial and management information systems and to motivate and effectively manage its employees. If World Access management is unable to manage such growth effectively, the quality of World Access products and services, its ability to retain key personnel and its business, financial condition and results of operations could be materially adversely affected.

     Disruption of Operations Relating to Bankruptcy Filing. RCG's commencement of the Chapter 11 Case could adversely affect RCG's relationships with its customers, suppliers and employees. Employees of RCG are not parties to employment contracts. RCG believes that, due to uncertainty about its financial condition, it may be difficult to retain or attract high quality employees. A deterioration in RCG's relationships with its customers, suppliers and employees because of the Chapter 11 Case or otherwise could have a material adverse effect on the business, financial condition and results of operations of World Access if the Merger is consummated.

     Certain Federal Income Tax Considerations. It is not expected that RCG will be required to recognize any cancellation of indebtedness income by reason of the Plan because, under Section 108 of the Code, cancellation of indebtedness income will not be recognized if the cancellation of indebtedness occurs in a case under the Bankruptcy Code. To the extent that RCG avoids recognition of cancellation of indebtedness income because of the Chapter 11 Case, RCG will be required to reduce certain of its tax attributes (such as its net operating loss carryforward and/or the tax basis in its assets) by the amount of the cancellation of indebtedness income avoided. Reduction of these tax attributes could result in a material future tax cost to World Access if the Merger is consummated.

     RCG reported net operating loss carryforwards of approximately $128,000,000 at December 31, 1997. It is anticipated that, as of the Effective Time, RCG's net operating loss carryforwards will have increased significantly. See "Unaudited Pro Forma Combined Financial Statements." Section 382 of the Code will substantially limit World Access' annual use of such net operating loss carryforwards after consummation of the Plan. In addition, the Merger will cause RCG's net operating losses through the Effective Time to be subject to the "SRLY" rules of the Code, which in general will mean that such losses may be used by World Access only to offset RCG income after the Merger. See "The
Merger -- Federal Income Tax Consequences."

     Certain Risks Associated with the Chapter 11 Case. RCG is party to various contractual arrangements, including, without limitation, various operating and service agreements, under which the commencement of the Chapter 11 Case and the consummation of the Transaction and the Plan could (i) result in a breach, violation, default or conflict, (ii) give other parties thereto rights of termination or cancellation, or (iii) have other adverse consequences on World Access if the Merger is consummated. The magnitude of any such adverse consequences may depend upon, among other factors, the diligence and vigor with which other parties to such contracts may seek to assert any such rights and pursue any such remedies in respect of such matters and the ability of World Access to resolve such matters on acceptable terms through negotiations with such other parties or otherwise. RCG has informed World Access that it does not believe that any breach of or default under any such agreement has occurred. There can be no assurance that the foregoing matters will not have a material adverse effect on the business, financial condition and results of operations of World Access if the Merger is consummated.

RISK FACTORS CONCERNING WORLD ACCESS

     Acquisition Risks. An element of the World Access strategy for the future is expansion through the acquisition of companies that complement or expand its existing businesses. As a result, World Access will continue to evaluate potential acquisition opportunities, some of which may be material in size or scope. Acquisitions involve a number of special risks, including the time associated with identifying and evaluating future acquisitions, the diversion of management's attention to the integration of the operations and personnel of the acquired companies, the integration of acquired products and services, possible adverse short-term effects on World Access' operating results, the realization of acquired intangible assets and the loss of key employees of the acquired companies. World Access may issue equity securities and other forms of consideration in connection with future acquisitions, which could cause dilution to World Access' then-existing stockholders. World Access does not currently have any commitments or agreements with respect to any acquisitions other than the Merger Agreement, the Share Exchange Agreement and the Agreement and Plan of Merger between World Access and Telco. There can be no assurance that suitable acquisition candidates will be found upon terms acceptable to World Access, that World Access will have adequate resources to consummate any acquisition, that acquisitions can be consummated successfully, or that acquired businesses will be operated profitably or integrated successfully into World Access' operations.

     Increased Leverage. In connection with the October 1997 sale of World Access' 4.5% Convertible Subordinated Notes, World Access incurred approximately $115.0 million in additional indebtedness, which increased the ratio of its long-term debt to its total capitalization from 0.3% at September 30, 1997 to 57.3% on a pro forma basis. The degree to which World Access is leveraged could adversely affect its ability to obtain additional financing for working capital, acquisitions or other purposes and could make it more vulnerable to economic downturns and competitive pressures. World Access' increased leverage could also adversely affect its liquidity, as a substantial portion of available cash from operations may have to be applied to meet debt service requirements and, in the event of a cash shortfall, World Access could be forced to reduce other expenditures and forego potential acquisitions to be able to meet such requirements.

     Holding Company Risks. As a holding company without significant income from operations, World Access is dependent upon the income from its operating subsidiaries to meet its operating expenses. If World Access' operating subsidiaries are unable to pay dividends or otherwise distribute amounts to World Access sufficient to cover its operating expenses, then World Access may be subject to liquidity problems, even if, on a consolidated basis, its operating subsidiaries are profitable.

     Management of Growth. World Access is currently experiencing a period of rapid growth resulting from recent acquisitions and the expansion of its operations, both of which have placed significant demands on its resources. World Access' success in managing its growth will require it to continue to improve its operational, financial and management information systems and to motivate and effectively manage its employees. If World Access' management is unable to manage such growth effectively, the quality of World Access' products and services, its ability to retain key personnel and its business, financial condition and results of operations could be materially adversely affected.

     Potential Fluctuations in Quarterly Operating Results. The World Access quarterly operating results have varied significantly in the past and are expected to do so in the future. As World Access increases the number of its telecommunications product and service offerings, its future quarterly operating results may vary significantly depending on factors such as the timing and shipment of significant orders, new product and service introductions by it and its competitors, market acceptance of new and enhanced versions of World Access products and services, changes in pricing policies by World Access and its competitors, the availability of new technologies, the mix of distribution channels through which the World Access products and services are sold, the inability to obtain sufficient supplies of sole or limited source components for World Access products, gains or losses of significant customers, the timing of customers' upgrade and expansion programs, changes in the level of operating expenses, the timing of acquisitions, seasonality and general economic conditions. In response to competitive pressures for new product and service introductions, World Access may take certain pricing or marketing actions that could materially and adversely affect its quarterly operating results. World Access expense levels are based, in part, on its expectations as to future sales. If future sales levels are below expectations, then World Access may be unable to adjust spending sufficiently in a timely manner to compensate for the unexpected sales shortfall. Accordingly, World Access believes that period-to-period comparisons of its operating results should not be relied upon as an indication of future performance. In addition, the operating results of any quarterly period are not indicative of results to be expected for a full fiscal year. In future quarters, World Access operating results may be below the expectations of public market analysts and investors. In such event, the price of the World Access Common Stock would likely be materially adversely affected.

     Competition. The segments of the telecommunications industry in which World Access operates are intensely competitive. The ability of World Access to compete will be dependent upon several factors, including price, quality, product features and timeliness of delivery. Many of World Access' competitors have significantly more extensive engineering, manufacturing, marketing, financial and technical resources than World Access. In addition, World Access currently competes with several of its major suppliers with respect to the sale of certain of its products, which may adversely affect its ability to continue to obtain such products from these suppliers in the future.

     World Access may face additional competition from the Regional Bell Operating Companies ("RBOCs"), which have historically been prohibited from manufacturing telecommunications equipment by the terms of the Modification of Final Judgment entered into in connection with the divestiture of the RBOCs by AT&T Corp. ("AT&T") in 1984. The Telecommunications Act of 1996 contains provisions that permit the RBOCs, subject to satisfying certain conditions designed to facilitate local exchange competition, to manufacture telecommunications equipment. In light of these provisions, it is possible that one or more of the RBOCs, some of which are major customers of World Access, may decide to manufacture telecommunications equipment or to form alliances with other manufacturers. Any of these developments could result in increased competition for World Access, which may have a material adverse effect on the business, financial condition and results of operations of World Access.

     Compliance with Government Regulations and Evolving Industry
Standards. World Access products and services must meet a significant number of voice and data communications regulations and standards, some of which are evolving as new technologies are deployed. In the United States, these products and services must comply with various regulations promulgated by the FCC, as well as with standards established by Bell Communications Research ("BellCore"). Internationally, these products and services must comply with standards established by telecommunications authorities in various countries, as well as with recommendations of the International Telecommunications Union ("ITU"). In addition, telecommunications service providers require that equipment connected to their networks comply with their own standards, which may vary from industry standards. The failure of World Access products to comply, or delays or costs in achieving compliance, with the various existing and evolving regulations and industry standards could have a material adverse effect on the business, financial condition and results of operations of World Access.

     World Access expects that government regulatory policies are likely to continue to have a major impact on the pricing of both existing and new public network services and, therefore, are expected to affect demand for such services and the telecommunications products that support such services. Tariff rates, whether determined autonomously by telecommunications service providers or in response to regulatory directives, may affect the cost effectiveness of deploying public network services. Tariff policies are under continuous review and are subject to change. User uncertainty regarding future policies may also affect demand for telecommunications products and services, including World Access products and services.

     Rapid Technological Development; New Products and Services; Product
Errors. The market for World Access products and services is generally characterized by rapidly changing technology, evolving industry standards and frequent new product and service introductions that can render existing products and services obsolete or unmarketable. The future success of World Access will depend to a substantial degree upon its ability to develop and introduce in a timely fashion enhancements to its existing products and services and new products and services that meet changing customer requirements and emerging industry standards. The failure of World Access to introduce new products and services and respond to industry changes on a timely and cost effective basis could have a material adverse affect on the business, financial condition and results of operations of World Access.

     The development of new, technologically advanced products and services is a complex and uncertain process requiring high levels of innovation and capital, as well as the accurate anticipation of technological and market trends. Furthermore, the introduction and marketing of new or enhanced products and services require World Access to manage the transition from existing products and services in order to minimize disruption in customer purchasing patterns. There can be no assurance that World Access will be successful in developing and marketing, on a timely and cost-effective basis, new products and services or product enhancements, that its new products and services will adequately address the changing needs of the marketplace, or that it will successfully manage the transition to new or enhanced products and services. There also can be no assurance that World Access will be able to identify, develop, manufacture or support new products and services successfully, that such new products and services will gain market acceptance or that World Access will be able to respond effectively to technological changes, emerging industry standards or product announcements by competitors. In addition, World Access has on occasion experienced delays in the introduction of product enhancements and new products and services. There can be no assurance that in the future World Access will be able to introduce product enhancements or new products and services on a timely and cost effective basis. The rapid development of new technologies also increases the risk that current or new competitors could develop products and services that would reduce the competitiveness of World Access products and services. There can be no assurance that products, services or technologies developed by others will not render World Access products, services or technologies noncompetitive or obsolete.

     Products as complex as those offered by World Access may contain undetected errors or failures when first introduced or as new versions are released, and such errors have occurred in these products in the past. There can be no assurance that, despite testing by World Access and by current and potential customers, errors will not be found in new products after commencement of commercial shipments. The occurrence of such errors could result in the loss or delay in market acceptance of World Access products, diversion of development resources, damage to World Access' reputation or increased service or warranty costs, any of which could have a material adverse effect upon the business, financial condition and results of operations of World Access.

     Furthermore, from time to time, World Access may announce new products, services, capabilities or technologies that have the potential to replace or shorten the life cycle of their existing product and service offerings. There can be no assurance that announcements of product enhancements or new product or service offerings will not cause customers to defer purchasing existing World Access products and services or cause resellers to return products to World Access. Failure to introduce new products and services or product or service enhancements effectively and on a timely basis, customer delays in purchasing products and services in anticipation of new product or service introductions and any inability of World Access to respond effectively to technological changes, emerging industry standards or product and service announcements by competitors could have a material adverse effect on the business, operating results and financial condition of World Access.

     Dependence on Suppliers. World Access purchases substantially all of its components and other parts from suppliers on a purchase order basis and does not maintain long-term supply arrangements. Most of the components used in World Access products and related services are currently obtained from multiple sources. However, several components, primarily custom hybrid integrated circuits, are available from a single source. In addition, the operations of certain World Access subsidiaries depend on a consistent supply of new or used switching products, add-on frames and related circuit boards. Accordingly, there can be no assurance that World Access will be able to continue to obtain sufficient quantities of products or key components as required or that such products or key components, if obtained, will be available to World Access on commercially favorable terms. Failure to obtain products and key components on a timely and cost effective basis could have a material adverse effect on the business, financial condition and results of operations of World Access.

     Customer Concentration. A small number of customers historically has accounted for a significant percentage of World Access' and NACT's total sales. For the six months ended June 30, 1998 and the year ended December 31, 1997, no customer individually accounted for more than 10% of World Access' total sales and World Access' top 10 customers accounted for 39.5% and 44.2% of total sales, respectively. For the six months ended June 30, 1998 and the year ended September 30, 1997, NACT's top 10 customers accounted for 44.7% and 55.7% of total sales, respectively. JD Services, Inc. accounted for 11% of NACT's total sales during the six months ended June 30, 1998, and no customer individually accounted for more than 10% of NACT's total sales for the year ended September 30, 1997. World Access' and NACT's customers typically are not obligated contractually to purchase any quantity of products or services in any particular period. The loss of, or a material reduction in orders by, one or more of World Access' or NACT's key customers could have a material adverse effect on World Access's business, financial condition and results of operations.

     Telco Systems is dependent for a significant amount of its sales upon NYNEX, Walker and Associates and Sprint Corporation, which represented approximately 36%, 12% and 12%, respectively, of Telco Systems' sales for fiscal 1998 and 33%, 10% and 9%, respectively, for fiscal 1997. GTE Corporation represented approximately 6% and 4% of Telco Systems' sales for fiscal 1998 and 1997, respectively. If the proposed merger of GTE Corporation and Bell Atlantic Corporation (successor to NYNEX) is completed, then on a pro forma basis, the combined entity would have represented approximately 42% and 37% of Telco Systems' sales for fiscal years 1998 and 1997, respectively.

     In addition, for the year ended December 31, 1997, PT-1 Communications Incorporated accounted for 21% of Resurgens' total sales. If the Telco Merger or the Transaction is consummated, then the loss of, or a material reduction in orders by, such key customer of Telco Systems or Resurgens (as the case may be) could have a material adverse effect on World Access' business, financial condition and results of operations.

     International Sales; Regulatory Standards; Currency
Exchange. International sales represented approximately 22.4% of World Access' total sales for the six months ended June 30, 1998 and 11.3%, 1.7% and 5.0% of total sales in the years ended December 31, 1997, 1996 and 1995, respectively. International sales represented approximately 8.7% of NACT's total sales for the six months ended June 30, 1998 and 14.3%, 12.9% and 6.4% of total sales in the years ended September 30, 1997, 1996 and 1995, respectively. World Access intends to increase its international sales efforts, which may require significant management attention and financial resources. There can be no assurance that World Access can increase its international sales. International sales are subject to inherent risks, including unexpected changes in regulatory requirements, tariffs or other barriers, difficulties in staffing and managing foreign operations, longer payment cycles, unstable political environments, greater difficulty in accounts receivable collection and potentially adverse tax consequences. Moreover, gains and losses on the conversion to U.S. dollars of receivables and payables arising from international operations may contribute to fluctuations in World Access' results of operations, and fluctuations in exchange rates could affect demand for World Access' products and services.

     Limited Protection of Proprietary Rights. World Access relies on contractual rights, trade secrets, trademarks and copyrights to establish and protect its proprietary rights in its products. Although World Access presently holds several patents for certain of its existing products and has several patent applications pending, not all of its products are covered by patents The telecommunications equipment industry is characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement. World Access has not conducted a formal patent search relating generally to the technology used in its products. In addition, since patent applications in the United States are not publicly disclosed until the patent issues and foreign patent applications generally are not publicly disclosed for at least a portion of the time that they are pending, applications may have been filed which, if issued as patents, would relate to the products of World Access. In addition, software comprises a substantial portion of the technology in the products of World Access. The scope of protection accorded to patents covering software-related inventions is evolving and is subject to a degree of uncertainty that may increase the risk and cost to World Access if it discovers the existence of third party patents related to its software products or if such patents are asserted against it in the future. Patents have been granted recently on fundamental technologies in software, and patents may issue which relate to fundamental technologies incorporated into the products of World Access.

     Intellectual property disputes may be initiated by competitors against World Access for tactical purposes to gain competitive advantage or overcome competitive disadvantage, even if the merits of a specific dispute are doubtful. In the future, World Access may be required to bring or defend against litigation to enforce any patents issued or assigned to World Access, to protect trademarks, trade secrets and other intellectual property rights owned by World Access, to defend World Access against claimed infringement of the rights of others and to determine the scope and validity of the proprietary rights of others. Regardless of the ultimate outcome, any litigation could be costly and could divert management's attention, which could have a material adverse effect on the business, financial condition and results of operations of World Access. Adverse determinations in litigation could result in the loss of World Access proprietary rights, subject World Access to significant liabilities, require World Access to seek licenses from third parties or prevent World Access from manufacturing or selling its products, any of which could have a material adverse effect on the business, financial condition and results of operations of World Access.

     Although World Access does not expect that its proprietary rights in its products will prevent competitors from developing products functionally similar, World Access believes many aspects of its internally developed products are proprietary and intend to monitor closely the products introduced by competitors for any infringement of their proprietary rights.

     As World Access seeks to expand internationally, it will need to take steps to protect its proprietary rights under foreign laws. Many of these laws are not as well developed or do not afford the same degree of protection as United States laws, and no assurance can be given that World Access will not encounter difficulties in protecting its proprietary rights outside the United States or will not infringe the rights of others outside the United States.

     Foreign Corrupt Practices Act. World Access is also subject to the Foreign Corrupt Practices Act ("FCPA"), which generally prohibits U.S. companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business. World Access may be exposed to liability under the FCPA as a result of past or future actions taken without World Access knowledge by agents, strategic partners and other intermediaries. Such liability could have a material adverse effect on the business, operating results and financial condition of World Access.

     Dependence on Key Personnel. World Access is highly dependent on the services of several key executive officers and technical employees, the loss of any of whom could have a material adverse effect on the business, financial condition and results of operations of World Access. In addition, World Access will need to hire additional skilled personnel to support the continued growth of its business. The market for skilled personnel, especially those with the technical abilities required by World Access, is currently very competitive, and World Access must compete with much larger companies with significantly greater resources to attract and retain such personnel. There can be no assurance that World Access will be able to retain its existing personnel or attract other qualified employees.

     Possible Volatility of Stock Price. World Access believes factors such as announcements of new products or technological innovations by World Access, RCG or third parties, as well as variations in World Access' results of operations, the gain or loss of significant customers, the timing of acquisitions of businesses or technology licenses, legislative or regulatory changes, general trends in the industry, market conditions, analysts' estimates and other events or factors may cause the market price of the World Access Common

Stock to fluctuate significantly. In addition, the stock market has experienced extreme price and volume fluctuations that have particularly affected the market price for many technology companies and that have often been unrelated to the operating performance of these companies. These broad market fluctuations may adversely affect the market price of the World Access Common Stock.

     Anti-Takeover Provisions. Certain provisions of the World Access Certificate of Incorporation (the "World Access Certificate"), World Access Bylaws and the DGCL could, together or separately, discourage potential acquisition proposals or delay or prevent a change in control of World Access. Currently, those provisions include a classified board of directors, a prohibition on written consents in lieu of meetings of the stockholders and the authorization to issue up to 10,000,000 shares of preferred stock and up to 40,000,000 shares of World Access Common Stock. World Access is submitting to its stockholders in connection with a special meeting of its stockholders being held on November 30, 1998 to consider and vote upon, among other things, a proposal to approve the Telco Merger, a proposal to increase the authorized shares of World Access Common Stock to 150,000,000 shares. The World Access board of directors has the power to issue any or all of these additional shares without stockholder approval, and the preferred shares can be issued with such rights, preferences and limitations as may be determined by the board of directors. The rights of the holders of World Access Common Stock will be subject to, and may be adversely affected by, the commitments or contracts to issue any additional shares of World Access Common Stock (other than pursuant to outstanding stock options) or any shares of preferred stock. Authorized and unissued preferred stock and World Access Common Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could delay, discourage, hinder or preclude an unsolicited acquisition of World Access, could make it less likely that its stockholders receive a premium for their shares as a result of any such attempt and could adversely affect the market price of, and the voting and other rights of, the holders of outstanding shares of World Access Common Stock. As a Delaware corporation, World Access is subject to Section 203 of the DGCL which, in general, prevents an "interested stockholder" (defined generally as a person owning 15% or more of the corporation's outstanding voting stock) from engaging in a "business combination" (as defined in Section 203) for three years following the date such person became an interested stockholder unless certain conditions are satisfied. See "Description of World Access Capital Stock."

     Year 2000 Issue. As a result of certain computer programs being written using two digits rather than four to define the applicable year, any of World Access' computer systems that have date sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000 (the "Year 2000 Issue"). This causes programs that perform arithmetic operations, comparisons or date sorts to possibly generate erroneous results when the program is required to process dates from both centuries. This could result in a system failure, incorrect data and other business disruptions, including, among other things, a temporary inability to procure materials, process transactions, send invoices and service customers.

     World Access is in the process of evaluating its operating systems to determine what modifications are necessary to make such systems compatible with the year 2000 requirements. These systems include business information systems, development tools and test beds, and manufacturing equipment and processes. World Access has recently implemented a new business information system at several of its locations that is certified to be year 2000 compliant by its supplier. Independent tests by World Access have verified this compliance and the system is expected to be deployed company-wide by mid-1999. World Access plans on engaging an outside consulting firm in November 1998 to perform a detailed year 2000 review of its development and manufacturing systems. The costs to ensure compliance of these systems (including computer equipment, software upgrades and assessment fees) by mid-1999 is currently estimated at approximately $700,000.

     In addition, World Access is in the process of developing a plan whereby it will review the year 2000 readiness of its customers and suppliers. In doing so, it will undertake appropriate internal reviews and will contact certain of its significant customers to assess, to the extent possible, Year 2000 Issues related to World Access' products. In that regard, World Access has identified that certain of its products, including NACT's NTS 1000 Billing System, are not year 2000 compliant. NACT is in the process of modifying the NTS 1000 Billing System to overcome the two digit limitation. This modification of the NTS 1000 software is anticipated to be completed by the first calendar quarter in 1999 at an estimated cost of $115,000. World Access is in the process of releasing new versions of such products and making necessary modifications to existing products to address the Year 2000 Issue. World Access expects that many of its customers will upgrade to the new products. However, there can be no assurance that World Access customers will upgrade to the new year 2000 compliant products or that the modifications planned to the certain of the existing products will be successful or completed in a timely manner. Although World Access believes that it can address year 2000 readiness issues related to its products, there may still be disruptions and/or product failures that are unforeseen.

     World Access also intends to request assurances from its major suppliers that they are addressing the Year 2000 Issue and that the products and services procured or used by World Access will function properly or be available without interruption in the year 2000. A detailed questionnaire was mailed to all major suppliers in September 1998. Appropriate Year 2000 warranties will be requested from key suppliers to World Access. Nevertheless, it will be impossible to fully assess the potential consequences if service interruptions occur from suppliers or in infrastructure areas such as utilities, communications, transportation, banking and government. As a result, World Access also intends to develop a business continuity plan by mid-1999 to minimize the impact of such external events.

     While World Access' efforts to address Year 2000 Issues will involve additional costs and the time and effort of a number of employees, World Access believes, based on currently available information, that it will be able to properly manage its total year 2000 exposure. There can be no assurance, however, that World Access will be successful in its effort or that the computer systems of other companies on which World Access will rely will be timely modified, or that a failure to modify such systems by another company, or modifications that are incompatible with World Access' systems, would not have a material adverse effect on World Access' business, financial condition or results of operations.

RISK FACTORS CONCERNING RESURGENS

     Dependence on WorldCom. RCG has entered into a Carrier Service Agreement (the "Service Agreement") with WorldCom Network Services, Inc. ("WNS"), a wholly owned subsidiary of MCI WorldCom, Inc. ("WorldCom"), pursuant to which WNS purchases international long distance services on a wholesale basis from RCG. WNS is obligated to purchase from RCG at least $25 million a month of such services from RCG, provided the services are of acceptable quality and the rates quoted by RCG are at least equal to the rates WNS is obtaining from other third party providers. The Service Agreement is for a one-year term but automatically renews each month, subject to a one year termination notice. WNS prepays the services it purchases under the Service Agreement twice a month. Because of WNS's existing overflow need and its ownership position in RCG, RCG expects WNS to purchase services in excess of $25 million a month. Resurgens' revenues attributable to the Service Agreement for the month of September 1998 comprised approximately 50% of Resurgens' total revenues for such period, and Resurgens' revenues attributable to WNS comprised approximately 54% of Resurgens' total revenues for the nine month period ended September 30, 1998. There can be no assurance, however, that WNS will purchase any services under the Service Agreement. Termination of the Service Agreement, or any reduction in services provided thereunder, could have a material adverse affect on Resurgens' business, financial condition or results of operations.

     Factors Influencing Operating Results, including Revenues, Costs and Margins. Resurgens' revenues, costs and expenses have fluctuated significantly in the past and are likely to continue to fluctuate significantly in the future as a result of numerous factors. Resurgens' revenues in any given period can vary due to factors such as call volume fluctuations, particularly in regions with relatively high per-minute rates; the addition or loss of major customers, whether through competition, merger, consolidation or otherwise; the loss of economically beneficial routing options for the termination of Resurgens' traffic; and financial difficulties of major customers; pricing pressure resulting from increased competition. Technical difficulties with or failures of portions of Resurgens' network may impact Resurgens' ability to provide service to its customers by preventing Resurgens from delivering call traffic termination initiated by its customers. Additionally, technical difficulties with the network may cause the loss of call detail record information, which is the basis for Resurgens' ability to process and substantiate its customer billings, thus adversely affecting Resurgens' ability to bill and collect from its customers. Components of Resurgens' network have failed in the past, thus preventing it from delivering call traffic termination initiated by some of its customers, and there can be no assurance that such network failures will not occur in the future. These failures have had a material adverse effect on Resurgens' operating results. Commencing in October 1997, Resurgens began to implement a new Network Operations Center and greater systems redundancy and to install an internal billing system in an effort to minimize the effects of a network failure but there can be no assurance that future failures of its network will not have a material adverse effect on its results of operations.

     Resurgens' cost of services and operating expenses in any given period can vary due to factors such as fluctuations in rates charged by carriers to terminate Resurgens' traffic; increases in bad debt expense and reserves; the timing of capital expenditures, and other costs associated with acquiring or obtaining other rights to switching and other transmission facilities; changes in Resurgens' sales incentive plans; and costs associated with changes in staffing levels of sales, marketing, technical support and administrative personnel. In addition, Resurgens' operating results can vary due to factors such as changes in routing due to variations in the quality of vendor transmission capability; loss of favorable routing options; actions by domestic or foreign regulatory entities; the level, timing and pace of Resurgens' expansion in international and commercial markets; and general domestic and international economic and political conditions. Further, a substantial portion of transmission capacity used by Resurgens is obtained on a variable, per minute and short-term basis, subjecting Resurgens to the possibility of unanticipated price increases and service cancellations. Since Resurgens does not generally have long-term arrangements for the purchase or resale of international long distance services, and since rates fluctuate significantly over short periods of time, Resurgens' gross margins are subject to significant fluctuations over short periods of time. Resurgens' gross margins also may be negatively impacted in the longer term by competitive pricing pressures.

     Dependence on Availability of Transmission Facilities. Resurgens' business depends in part on its ability to obtain transmission facilities on a cost-effective basis. Because undersea fiber optic cables typically take several years to plan and construct, carriers generally make investments well in advance, based on a forecast of anticipated traffic. Therefore, Resurgens' operations are subject to the risk that it will not adequately anticipate the amount of traffic over its network, and may not procure sufficient cable capacity or network equipment in order to ensure the cost-effective transmission of customer traffic. Although Resurgens participates in the planning of undersea fiber optic transmission facilities, it does not control the construction of such facilities and must seek access to such facilities through partial ownership positions. If ownership positions are not available, Resurgens must seek access to such facilities through lease arrangements on negotiated terms that may vary with industry and market conditions. There can be no assurance that Resurgens will be able to continue to obtain sufficient transmission facilities or access to undersea fiber optic cable on economically viable terms. The failure of Resurgens to obtain telecommunications facilities that are sufficient to support its network traffic in a manner that ensures the reliability and quality of its telecommunications services may have a material adverse effect on its business, financial condition or results of operations.

     Risks of International Telecommunications Business. Resurgens generates substantially all of its revenues by providing international telecommunications services to its customers on a wholesale basis. The international nature of Resurgens' operations involves certain risks, such as changes in U.S. and foreign government regulations and telecommunications standards, dependence on foreign partners, fluctuations in foreign currency values, tariffs, taxes and other trade barriers, the potential for nationalization and economic downturns and political instability in foreign countries. In addition, Resurgens' business could be adversely affected by a reversal in the current trend toward deregulation of international telecommunications carriers. Resurgens will be increasingly subject to these risks to the extent that Resurgens proceeds with the planned expansion of its international operations.

     Risk of Dependence on Foreign Partners. Resurgens will increasingly rely on foreign partners to terminate its traffic in foreign countries and to assist in installing transmission facilities and network switches, complying with local regulations, obtaining required licenses, and assisting with customer and vendor relationships. Resurgens may have limited recourse if its foreign partners do not perform under their contractual arrangements with Resurgens. Resurgens' arrangements with foreign partners may expose Resurgens to significant legal, regulatory or economic risks.

     Risks Associated with Foreign Government Control and Highly Regulated Markets. Governments of many countries exercise substantial influence over various aspects of the telecommunications market. In some cases, the government owns or controls companies that are or may become competitors of Resurgens or companies (such as national telephone companies) upon which Resurgens and its foreign partners may depend for required interconnections to local telephone networks and other services. Accordingly, government actions in the future could have a material adverse effect on Resurgens' operations. In highly regulated countries in which Resurgens is not dealing directly with the dominant local exchange carrier, the dominant carrier may have the ability to terminate service to Resurgens or its foreign partner and, if this occurs, Resurgens may have limited or no recourse. In countries where competition is not yet fully established and Resurgens is dealing with an alternative operator, foreign laws may prohibit or impede new operators from offering services in these markets.

     Potential Adverse Effects of Government Regulation. Resurgens' business is subject to various U.S. and foreign laws, regulations, agency actions and court decisions. Resurgens' U.S. international telecommunications service offerings are subject to regulation by the FCC. The FCC requires international carriers to obtain authorizations under Section 214 of the Communications Act of 1934, as amended, prior to acquiring international facilities by purchase or lease, or providing international service to the public. Prior FCC approval is also required to transfer control of a certificated carrier. Resurgens must file reports and contracts with the FCC and must pay regulatory fees, which are subject to change. Resurgens is also subject to the FCC policies and rules discussed below. The FCC could determine, by its own actions or in response to a third party's filing, that certain of Resurgens' services, termination arrangements, agreements with foreign carriers, transit or refile arrangements or reports do not or did not comply with FCC policies and rules. If this occurred, the FCC could order Resurgens to terminate noncompliant arrangements, fine Resurgens or revoke Resurgens' authorizations. Any of these actions could have a material adverse effect on Resurgens' business, operating results and financial condition.

     FCC International Private Line Resale Policy. The FCC's international private line ("IPL") resale policy limits the conditions under which a carrier may connect IPLs to the public switched telephone network ("PSTN") at one or both ends to provide switched services, commonly known as International Simple Resale ("ISR"). A carrier generally may only offer ISR services to a foreign country if the FCC has found (a) the country is a member of the World Trade Organization ("WTO") and at least 50% of the U.S. billed and settled traffic to that country is settled at or below the FCC's benchmark settlement rate or (b) the country is not a WTO member, but it offers U.S. carriers equivalent opportunities to engage in ISR and at least 50% of the U.S. billed and settled traffic is settled at or below the applicable benchmark. Resurgens' FCC authority currently permits it to provide ISR service to Canada, the United Kingdom, Sweden, Luxembourg, Denmark, Belgium, Netherlands, France, Germany, Switzerland, Austria, Norway, Japan, Australia and New Zealand. The FCC is currently reviewing U.S. carrier applications to provide ISR to additional countries. Upon grant of any such ISR application to a given country, the FCC's rules also would permit Resurgens to provide ISR service to that country. Certain of Resurgens' termination arrangements with foreign operators may be inconsistent with the FCC's IPL resale policy and Resurgens' existing ISR authorization.

     FCC International Settlements Policy. The FCC's International Settlement Policy ("ISP") limits the arrangements which U.S. international carriers may enter into with foreign carriers for exchanging public switched telecommunications traffic, which the FCC terms International Message Telephone Service ("IMTS"). This policy does not apply to ISR services. The ISP requires that U.S. carriers receive an equal share of the accounting rate and receive inbound traffic in proportion to the volume of U.S. outbound traffic which they generate. The ISP and other FCC policies also prohibit a U.S. carrier and a foreign carrier which possesses sufficient market power on the foreign end of the route to affect competition adversely in the U.S. market from entering into exclusive arrangement involving services, facilities or functions on the foreign end of a U.S. international route which are necessary for providing basic telecommunications and which are not offered to similarly situated U.S. carriers. It is possible that the FCC could find that certain of Resurgens' arrangements with foreign operators are inconsistent with the ISP.

     FCC Policies on Transit and Refile. Resurgens uses both transit and refile arrangements to terminate its international traffic. The FCC routinely approves transit arrangements by U.S. international carriers. The FCC's rules also permit carriers in many cases to use ISR facilities to route traffic via a third country for refile through the PSTN. The extent to which U.S. carriers may enter into refile arrangements consistent with the
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

ISP is currently under review by the FCC. Certain of Resurgens' transit or refile arrangements may violate the ISP or other FCC policies.

     Recent and Potential FCC Actions. Regulatory action that may be taken in the future by the FCC may intensify the competition which Resurgens faces, impose additional operating costs upon Resurgens, disrupt certain of Resurgens' transmission arrangements or otherwise require Resurgens to modify its operations. Recent FCC rulemaking orders and other actions have lowered the entry barriers for new facilities-based and resale international carriers by streamlining the processing of new applications and granting non-dominant carriers greater flexibility in establishing non-standard settlement arrangements with non-dominant foreign carriers, including the non-dominant U.S. affiliates of such carriers. In addition, the FCC's rules implementing the WTO Basic Telecommunications Agreement (the "WTO Agreement") presume that competition will be advanced by the U.S. entry of facilities-based and resale carriers from WTO member countries, thus further increasing the number of potential competitors in the U.S. market and the number of carriers which may also offer end-to-end services. The FCC also recently has sought to reduce the foreign termination costs of U.S. international carriers by prescribing maximum or benchmark settlement rates which foreign carriers may charge U.S. carriers for terminating switched telecommunications traffic and, if the FCC's benchmarks order survives judicial review, the FCC's action may reduce Resurgens' settlement costs, although the costs of other U.S. international carriers also may be reduced in a similar fashion. The FCC has not stated how it will enforce the new settlement benchmarks if U.S. carriers are unsuccessful in negotiating settlement rates at or below the prescribed benchmarks, but any future FCC intervention could disrupt Resurgens' transmission arrangements to certain countries or require Resurgens to modify its existing arrangements; other U.S. international carriers might be similarly affected. The 1996 amendment to The Telecommunications Act of 1996 permits the FCC to forbear enforcement of the tariff provisions in such act, which apply to all interstate and international carriers, and the U.S. Court of Appeals is currently reviewing an FCC order directing all domestic interstate carriers to de-tariff their offerings. Subject to the Court's decision, the FCC may forbear its current tariff rules for U.S. international carriers, such as Resurgens, or order such carriers to de-tariff their services. In that event, Resurgens would have greater flexibility in pricing its service offerings and to compete, although any such FCC action likely would grant other non-dominant international carriers equivalent freedom. The FCC routinely reviews the contribution rate for various levels of regulatory fees, including the rate for fees levied to support universal service, which fees may be increased in the future for various reasons, including the need to support the universal service programs mandated by The Telecommunications Act of 1996, the total costs for which are still under review by the FCC. Resurgens cannot predict the net effect of these or other possible future FCC actions on its business, operating results and financial condition, although the net effect could be material.

     Foreign Regulations. Resurgens is also subject to regulation in foreign countries, such as the U.K., in connection with certain of its business activities. For example, Resurgens' use of transit, ISR or other routing arrangements may be affected by laws or regulations in either the transited or terminating foreign jurisdiction. Foreign countries, either independently or jointly as members of the ITU, or other supra-national organizations such as the European Union or the WTO, may have adopted or may adopt laws or regulatory requirements regarding such services for which compliance would be difficult or expensive, that could force Resurgens to choose less cost-effective routing alternatives and that could adversely affect Resurgens' business, operating results and financial condition.

     To the extent that it seeks to provide telecommunications services in other non-U.S. markets, Resurgens is subject to the developing laws and regulations governing the competitive provision of telecommunications services in those markets. Resurgens currently plans to expand its operations as these markets implement scheduled liberalization to permit competition in the full range of telecommunications services in the next several years. The nature, extent and timing of the opportunity for Resurgens to compete in these markets will be determined, in part, by the actions taken by the governments in these countries to implement competition and the response of incumbent carriers to these efforts. There can be no assurance that the regulatory regime in these countries will provide Resurgens with practical opportunities to compete in the near future, or at all, or that Resurgens will be able to take advantage of any such liberalization in a timely manner.

     Regulation of Customers. Resurgens' customers are also subject to actions taken by domestic or foreign regulatory authorities that may affect the ability of customers to deliver traffic to Resurgens. Regulatory sanctions have been imposed on certain of Resurgens' customers in the past. While such sanctions have not adversely impacted the volume of traffic received by Resurgens from such customers to date, future regulatory actions could materially adversely affect the volume of traffic received from a major customer, which could have a material adverse effect on Resurgens' business, financial condition and results of operations.

     Risks of Network Failure. Any system or network failure that causes interruptions in Resurgens' operations could have a material adverse effect on its business, financial condition or results of operations. Resurgens' operations are dependent on its ability to successfully expand its network and integrate new and emerging technologies and equipment into its network, which are likely to increase the risk of system failure and to cause strain upon the network. Resurgens' operations also are dependent on Resurgens' protection of its hardware and other equipment from damage from natural disasters such as fires, floods, hurricanes and earthquakes, other catastrophic events such as civil unrest, terrorism and war and other sources of power loss and telecommunications failures. Although Resurgens has taken a number of steps to prevent its network from being affected by natural disasters, fire and the like, such as building redundant systems for power supply to the switching equipment, there can be no assurance that any such systems will prevent Resurgens' switches from becoming disabled in the event of an earthquake, power outage or otherwise. The failure of Resurgens' network, or a significant decrease in telephone traffic resulting from effects of a natural or man-made disaster, could have a material adverse effect on Resurgens' relationship with its customers and Resurgens' business, operating results and financial condition.

     Significant Competition. The international telecommunications industry is intensely competitive and subject to rapid change. Resurgens' competitors in the international wholesale switched long distance market include large, facilities-based multinational corporations and smaller facilities-based providers in the U.S. and overseas that have emerged as a result of deregulation, switch-based resellers of international long distance services and international joint ventures and alliances among such companies. Resurgens also competes abroad with a number of dominant telecommunications operators that previously held various monopolies established by law over the telecommunications traffic in their countries. International wholesale switched service providers compete on the basis of price, customer service, transmission quality, breadth of service offerings and value-added services. Additionally, the telecommunications industry is in a period of rapid technological evolution, marked by the introduction of competitive product and service offerings, such as the utilization of the Internet for international voice and data communications. Resurgens is unable to predict which technological development will challenge its competitive position or the amount of expenditures that will be required to respond to a rapidly changing technological environment. Further, the number of Resurgens' competitors is likely to increase as a result of the competitive opportunities created by a new Basic Telecommunications Agreement concluded by members of the WTO in April 1997. Under the terms of the WTO Agreement, starting February 5, 1998, the United States and over 65 countries have committed to open their telecommunications markets to competition, increase foreign ownership and adopt measures to protect against anticompetitive behavior. As a result, Resurgens believes that competition will continue to increase, placing downward pressure on prices. Such pressure could adversely effect Resurgens' gross margins if Resurgens is not able to reduce its costs commensurate with such price reductions.

     Foreign Corrupt Practices Act. Resurgens is also subject to the FCPA, which generally prohibits U.S. companies and their intermediaries from bribing foreign officials for the purpose of obtaining or keeping business. Resurgens may be exposed to liability under the FCPA as a result of past or future actions taken without the knowledge of Resurgens by agents, strategic partners and other intermediaries. Such liability could have a material adverse effect on Resurgens' business, operating results and financial conditions.

     Competition From Domestic and International Companies. A majority of the U.S.-based international telecommunications services revenue is currently generated by AT&T and Sprint Corporation ("Sprint"). Resurgens also competes with WorldCom, Pacific Gateway Exchange, Inc. and other foreign and U.S.-based long distance providers, including the RBOCs, which presently have FCC authority to resell and terminate international telecommunication services. Many of these competitors have considerably greater financial and other resources and more extensive domestic and international communications networks than Resurgens.
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

Resurgens' business would be materially adversely affected to the extent that a significant number of such customers limit or cease doing business with Resurgens for competitive or other reasons. Consolidation in the telecommunications industry could not only create even larger competitors with greater financial and other resources, but could also adversely affect Resurgens by reducing the number of potential customers for Resurgens' services.

     Year 2000 Computer Program Failure. A significant percentage of the software that runs most of the computers worldwide relies on two-digit date codes to perform computations and decision-making functions. Commencing on January 1, 2000, these computer programs may fail from an inability to interpret date codes properly, misinterpreting "00" as the year 1900 rather than 2000. Resurgens believes that Resurgens' billing, credit and call tracking systems are Year 2000 compliant and do not use programs with the two-digit date code flaw. At the same time, a number of the computers of Resurgens' customers and vendors that interface with Resurgens' systems may run on programs that have Year 2000 problems and may disrupt Resurgens' billing, credit and tracking systems. Failure of any of the computer programs integral to Resurgens' key customers and vendors could adversely affect Resurgens' business, operating results and financial condition.

                              THE SPECIAL MEETING

     General. This Proxy Statement is being furnished to stockholders of World Access in connection with the Special Meeting to be held at the company's executive offices located at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, on December 14, 1998, at 10:00 a.m., local time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the accompanying notice of special meeting of stockholders of World Access.

     Matters to Be Considered. At the Special Meeting, stockholders of record of World Access as of the close of business on the World Access Record Date will be asked to consider and vote upon proposals (i) to approve and adopt the Merger Agreement and approve the Merger and the issuance of World Access Common Stock in connection therewith; (ii) to approve and adopt the Share Exchange Agreement and approve the Exchange and the issuance of World Access Common Stock in connection therewith; (iii) to elect one director to serve for a two-year term and three directors to serve for three-year terms; and (iv) to transact such other business as may properly come before the Special Meeting or any adjournments or postponements thereof.

     Board of Directors' Recommendations. The board of directors of World Access unanimously approved and adopted the Merger Agreement and the Share Exchange Agreement and approved the Merger and the Exchange and unanimously recommend that the stockholders of World Access vote FOR (i) the approval and adoption of the Merger Agreement and the Share Exchange Agreement and the approval of the Merger and the Exchange and the issuance of shares of World Access Common Stock in connection therewith, and (ii) the election of the director nominees specified herein.

     World Access Record Date. The board of directors of World Access has fixed November 3, 1998 as the record date for determination of holders of World Access Common Stock entitled to notice of and to vote at the Special Meeting. As of the close of business on the Record Date, 25,678,453 shares of World Access Common Stock were outstanding, held by approximately 312 holders of record. Only holders of record of World Access Common Stock as of the close of business on the Record Date are entitled to notice of and to vote at the Special Meeting and any adjournments or postponements thereof.

     Voting; Vote Required. Each holder of record of World Access Common Stock on the World Access Record Date is entitled to cast one vote for each share of World Access Common Stock held thereby. A majority of the shares of World Access Common Stock entitled to vote at the Special Meeting will constitute a quorum for the transaction of business at the Special Meeting. The approval of the Transaction and the issuance of the shares of World Access Common Stock in connection therewith will require the affirmative vote of a majority of the shares of World Access Common Stock present in person or represented by a properly executed proxy at the Special Meeting. The election of each director will require the affirmative vote of a plurality of the shares of World Access Common Stock present in person or represented by properly executed proxy at the Special Meeting.

     Shares of World Access Common Stock that are voted "FOR," "AGAINST" or "WITHHELD" at the Special Meeting will be treated as being present at such meeting for purposes of establishing a quorum and will also be treated as votes eligible to be cast by the World Access Common Stock present in person or represented by proxy at the Special Meeting and entitled to vote on the subject matter. Abstentions will be counted for purposes of determining both the presence or absence of a quorum for the transaction of business and the total number of votes cast with respect to a particular matter. Broker non-votes will be counted for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining the number of votes cast with respect to the particular proposal on which the broker has expressly not voted. Broker non-votes will therefore not be considered votes cast and, accordingly, will not affect the determination as to whether a majority of votes cast has been obtained with respect to a particular matter.

     Security Ownership by Certain Beneficial Owners and Management. As of the close of business on the Record Date, directors and executive officers of World Access and their respective affiliates may be deemed to be the beneficial owners of shares of World Access Common Stock representing approximately 5.8% of the outstanding voting power of World Access. See "Principal Stockholders." Each of the directors and executive officers of World Access has indicated that such person intends to vote or direct the vote of all the shares of World Access Common Stock over which such person has voting control in favor of the Transaction and the other matters to be considered at the Special Meeting.

     Proxies. This Proxy Statement is being furnished to holders of World Access Common Stock in connection with the solicitation of proxies by and on behalf of the board of directors of World Access for use at the Special Meeting. All shares of World Access Common Stock that are entitled to vote and are represented at the Special Meeting, by properly executed proxies received prior to or at such meeting and not duly and timely revoked, will be voted at such meeting in accordance with the instructions indicated on such proxies. If no instructions are indicated, such proxies will be voted FOR (i) the approval and adoption of the Merger Agreement and the approval of the Merger and the issuance of shares of World Access Common Stock in connection therewith; (ii) the approval and adoption of the Share Exchange Agreement and approval of the Exchange and the issuance of shares of World Access Common Stock in connection therewith; and (iii) each of the director nominees specified herein.

     If any other matters are properly presented for consideration at the Special Meeting or any adjournments or postponements thereof, including, among other things, consideration of a motion to adjourn or postpone such meeting to another time and/or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named in the enclosed form of proxy and voting thereunder will have discretion to vote on such matters in accordance with their best judgment; provided, however, that proxies voting against the proposals presented in this Proxy Statement may not be voted for an adjournment or postponement of the Special Meeting.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before it is voted. Proxies may be revoked by (i) filing with the Secretary of World Access at or before the taking of the vote at the Special Meeting a written notice of revocation bearing a later date than the proxy, (ii) duly executing a later-dated proxy relating to the same shares and delivering it to the Secretary of World Access before the taking of the vote at the Special Meeting, or (iii) attending the Special Meeting and voting in person (although attendance at the Special Meeting will not in and of itself constitute a revocation of a proxy). Any written notice of revocation or subsequent proxy should be sent so as to be delivered to World Access, Inc., at 945 E. Paces Ferry Road, Suite 2240, Atlanta, Georgia 30326, Attention: Secretary, or hand-delivered to the Secretary of World Access at or before the taking of the vote at the Special Meeting.

     All expenses of this solicitation, including the cost of preparing and mailing this Proxy Statement to stockholders of World Access, will be borne by World Access. In addition to solicitation by use of the mails, proxies may be solicited by directors, officers and employees of World Access in person or by telephone, telegram or other means of communication. Such directors, officers and employees will not be additionally compensated, but may be reimbursed for reasonable out-of-pocket expenses in connection with such solicitation. World Access has retained Georgeson & Company Inc. at an estimated cost of approximately $8,500 to assist in its solicitations of proxies from brokers, nominees, institutions and individuals. Arrangements will also be made with custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by such custodians, nominees and fiduciaries, and World Access will reimburse such custodians, nominees and fiduciaries for reasonable expenses incurred in connection therewith.

                                THE TRANSACTION

PURPOSE AND EFFECTS OF THE TRANSACTION

     The purpose of the Transaction is to combine World Access, RCG and Cherry U.K. As a result of the Transaction, RCG and Cherry U.K. will each become a wholly-owned subsidiary of World Access.

BACKGROUND OF THE TRANSACTION

     Since mid-1997, senior management of World Access had been considering entering into the international carriers' carrier ("ICC") business in an effort to complement its sale of international telecommunications equipment.

     In October of 1996, WNS threatened to stop providing private line services and switched services to RCG as a result of RCG's failure to pay WNS. In response, RCG commenced a lawsuit against WNS, captioned Cherry Communications, Inc. vs. WorldCom Network Services et al. in the United States District Court for the Northern District of Oklahoma, Case No. 96-L-1102 K (the "WNS Litigation"), seeking a temporary restraining order and alleging breach of contract, fraud and other tort-based causes of action. RCG initially claimed that it was entitled to $228.0 million of credits from WNS for, among other things, alleged billing errors (by the time of trial, RCG's expert had revised his opinion that RCG was entitled to $228.0 million of credits to an opinion that RCG was entitled to $130.0 million of credits). WNS counterclaimed by claiming that RCG owed WNS more than $447.0 million for services provided and cancellation fees accrued under contractual agreements. After incurring over $4.0 million in legal and expert fees, RCG concluded that its damages would be dwarfed by WNS's. Accordingly, RCG believed that its interests would be best served if it settled the WNS Litigation. After the trial of the WNS Litigation had commenced, a settlement agreement was executed by the parties in July of 1997 (the "WNS Settlement Agreement"). The WNS Settlement Agreement resulted, among other things, in the execution by RCG of two promissory notes dated July 24, 1997 in the aggregate principal amount of $165.0 million and in WNS obtaining 19.9% of the RCG Common Stock.

     Prior to the WNS Litigation, Resurgens had contracted with WNS to supply billing services, since Resurgens did not have its own complete billing system. During the pendency of the litigation, Resurgens and several of its carrier customers were unable to completely bill for services provided due to Resurgens' lack of a complete billing system and WNS' unwillingness to provide the contracted for billing services. The lack of billing services severely impacted Resurgens' ability to provide customer invoices and collect for its services.

     In September 1997, Resurgens and WNS asked John D. ("Jack") Phillips, a director of World Access, to become the chief executive officer of Resurgens. Mr. Phillips agreed to engineer a turn-around of Resurgens and WNS committed to provide in excess of $25 million in interim financing to assist in such efforts.

     In October 1997, Resurgens commenced a voluntary Chapter 11 proceeding and shut down its network for necessary restructuring. During October 1997 to March 1998, Resurgens recruited a new management team, implemented a 24 hour-7 day Network Operations Center and installed its own internal billing system that permits it to capture and record call detail record information and properly bill its customers for its services. In addition, Resurgens has established new direct agreements, dedicated bandwidth and transit agreements and restructured its sales efforts in the United States and the United Kingdom. In March 1998, Resurgens turned on its new ICC network and began carrying traffic for WNS.

     Mr. Phillips believed that to be a successful competitor as an ICC, Resurgens would need to be a public company. Therefore, Mr. Phillips also engaged in preliminary conversations with three other public companies regarding a possible business transaction involving Resurgens. None of these preliminary conversations with third parties resulted in more intensive negotiations. Thereafter, in late November and December 1997, Mr. Phillips engaged in preliminary conversations with Steven A. Odom, the Chairman of the Board and Chief Executive Officer of World Access, regarding a possible business combination between World Access and Resurgens.

     Prior to engaging in preliminary negotiations with Mr. Phillips regarding a possible business transaction between World Access and Resurgens, World Access had not considered acquiring any other business similar to Resurgens, although management of World Access previously had considered from time to time entering the ICC business in an effort to provide a more complete total network solution to its telecommunications customers. After entering into preliminary conversations regarding a possible business transaction between World Access and Resurgens, management of World Access made preliminary evaluations of several other publicly traded ICC companies, but it did not approach them.

     During a regularly scheduled meeting of the World Access board of directors on December 9, 1997, Mr. Odom updated the board on potential business opportunities with Resurgens. After thorough discussion, the directors (with Mr. Phillips abstaining) authorized World Access management to further review and analyze these opportunities.

     In December 1997 and early 1998, World Access and Resurgens management continued to review potential joint business opportunities, including a possible business combination.

     On February 10, 1998, in connection with a meeting held by the Audit Committee of the World Access board of directors, Mr. Odom updated the directors on the progress of the Resurgens discussions.

     On February 12, 1998, a special meeting of the World Access board of directors was held to review a potential transaction with Resurgens and (with Mr. Phillips abstaining) authorize World Access executive officers to execute a non-binding letter of intent to pursue such a transaction. Later that day, World Access and RCG entered into a letter of intent pursuant to which they agreed to negotiate in good faith with respect to the business combination of the two companies. During the next two months, senior management of World Access and Resurgens met on numerous occasions to discuss the terms and conditions of such a transaction.

     World Access and Resurgens management agreed on a $360.0 million purchase price for Resurgens in late February 1998. The purchase price would be paid through the issuance of 11,250,000 new shares of World Access Common Stock at $32.00 per share. World Access and Resurgens agreed that $32.00 per share was a fair valuation of World Access at that time and that the number of shares would be fixed, i.e., Resurgens stockholders would bear the risk of any decrease in World Access Common Stock price prior to the closing of the Transaction and would benefit if the price were to increase. The $360.0 million business valuation was based on a projected $300.0 million annual revenue run rate for Resurgens at the time the Transaction was expected to be completed times a 1.2 multiple factor. This multiple factor was significantly below the valuation of other publicly traded ICC companies at that time, which World Access and Resurgens agreed was appropriate due to the significant concentration of Resurgens' reserves with WNS and the turnaround nature of Resurgens' business.

     World Access and Resurgens management initially believed that a transaction structure designed to meet pooling-of-interests accounting would be in the best interests of both companies' stockholders. During March 1998, independent accountants for World Access and Resurgens were consulted to assess the eligibility of both companies for this accounting treatment. After specifically reviewing the qualification criteria and assessing the reduced flexibility World Access may have in managing the combined operations subsequent to the Transaction, World Access and Resurgens management agreed to pursue an alternative transaction structure.

     In late March 1998 and early April 1998, World Access and Resurgens management began negotiating a transaction structure that included a significant portion of the purchase price to be paid contingent upon the future financial performance of Resurgens. This new structure was proposed by World Access in an effort to make the Transaction accretive to its stockholders beginning in 1999. The structure was accepted by Resurgens due to its recognition of the turnaround nature of Resurgens' business. Considerable discussions were held during the next few weeks regarding the percentage of contingent purchase price, the length of the earn-out period, the financial targets to be met, acceleration provisions and related issues.

     On or about April 21, 1998, senior management of World Access and Resurgens agreed upon the principal economic terms of the Transaction. During the next few days, senior management of World Access independently reviewed the proposed terms of the Transaction with each World Access director.

     On April 27, 1998, a special meeting of the World Access board of directors was held to formally review the principal terms and conditions of the Transaction. The directors (with Mr. Phillips abstaining) authorized World Access executive officers to instruct legal counsel to prepare drafts of the definitive agreements for the Merger and the Exchange.

     On April 29, 1998, counsel to World Access distributed a draft of the Merger Agreement to World Access, RCG and RCG's counsel. Counsel to World Access then distributed a draft of the Exchange Agreement to World Access, the Shareholder and Shareholder's counsel. Thereafter, the parties continued to negotiate the terms of the Merger Agreement and the Exchange Agreement. These negotiations focused on the definition of conditions to closing, representations and warranties, indemnification provisions, termination fees and other legal issues.

     In early May, senior management of World Access independently reviewed with each World Access director the final terms of the proposed Transaction. Several directors then requested additional information regarding the availability of the net operating losses of RCG to offset future taxable income, the terms of the Service Agreement with WNS and other matters. Specifically, the directors required additional comfort from independent tax consultants that RCG's business transactions in recent years or the Transaction structure would not impose significant limitations on the annual usage of the net operating loss deductions and from World Access' legal counsel that WNS could not terminate the carrier service contract for any reason (other than non-performance) prior to the one year anniversary from the date the Transaction is closed.

     Thereafter, senior management of World Access provided to the World Access board of directors the requested information and after considerable analysis, the directors agreed the net operating loss and WNS contract issues had been properly addressed. On May 12, 1998, the World Access board of directors (with Mr. Phillips abstaining) unanimously approved the Transaction.

WORLD ACCESS REASONS FOR THE MERGER AND THE EXCHANGE; RECOMMENDATION OF THE WORLD ACCESS BOARD OF DIRECTORS

     The board of directors of World Access has carefully considered the advisability of the Merger and the Exchange and believes that the terms of the Merger and the Exchange are fair to, and that the Merger and Exchange are in the best interests of, the stockholders of World Access. THE BOARD OF DIRECTORS OF WORLD ACCESS HAS UNANIMOUSLY APPROVED AND ADOPTED THE MERGER AGREEMENT, THE SHARE EXCHANGE AGREEMENT AND THE MERGER AND THE EXCHANGE.

     In approving the Merger Agreement and the Merger and the Share Exchange Agreement and the Exchange, the board of directors of World Access consulted with World Access management, as well as its financial and legal advisors, and also considered, among other things: (i) the written opinion of Robinson-Humphrey dated May 12, 1998, that the consideration to be paid by World Access in the Transaction is fair, from a financial point of view, to World Access;
(ii) the business, managerial expertise, business strategy, prospects and competitive position of RCG and Cherry U.K.; (iii) historical, current and projected financial condition and results of operations of RCG and Cherry U.K. (without giving effect to the Transaction); (iv) the consideration to be paid pursuant to, and other terms of, the Merger Agreement and the Share Exchange Agreement; (v) the availability of RCG net operating losses to offset future taxable income; (vi) the terms and conditions of the Service Agreement with WNS; and (vii) the synergies expected to be derived as a result of the transaction, including the opportunities for economies of scale that may result from the Merger, the ability of World Access to become a more efficient and profitable provider of telecommunications products and services and thereby better position World Access to deal with uncertainties which may face the telecommunications industry in the future, cross-selling opportunities between World Access equipment customers and RCG's ICC customers, the ability of World Access to more competitively bid on and finance telecom network "turn-key" infrastructure projects and potential equipment cost savings for Resurgens' internal operating network.

     The board of directors of World Access also considered a variety of inherent risks and potentially negative factors in its deliberations concerning the Transaction. In particular, the board of directors of World Access considered, among other things, the following: (i) the irreversible nature of the decision; (ii) the potential for post-merger dilution of World Access earnings per share; and (iii) the other risks described above under "Risk Factors." In the view of the board of directors of World Access, these considerations did not outweigh, individually or collectively, the advantages of the Transaction to World Access.

     Due to the wide variety of factors considered in connection with the evaluation of the Transaction, the World Access board of directors did not find it practicable to evaluate, and did not quantify or otherwise attempt to assign relative weights to, the specific factors considered in reaching its determination. In addition, individual members of the World Access board of directors may have given different weight to different factors.

     The foregoing discussion of the information and factors considered and given weight by the board of directors of World Access is not intended to be exhaustive but includes all material factors considered by the board of directors of World Access.

OPINION OF WORLD ACCESS FINANCIAL ADVISOR

     The board of directors of World Access retained Robinson-Humphrey to advise it with respect to the fairness to World Access, from a financial point of view, of the consideration to be paid by World Access in connection with the Transaction. Robinson-Humphrey is a nationally recognized investment banking firm and was selected by the World Access board of directors based on Robinson-Humphrey's knowledge of World Access, the telecommunications industry and its merger and acquisition experience and expertise. As part of its investment banking business, Robinson-Humphrey is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for estate, corporate and other purposes. The fairness opinion of Robinson-Humphrey will not be updated to take into consideration the Telco Merger.

     At the May 12, 1998 meeting of the World Access board of directors, Robinson-Humphrey delivered its oral opinion and written analysis and subsequently delivered its written opinion that, based upon and subject to various considerations set forth in such opinion, as of May 12, 1998, the aggregate consideration to be paid by World Access in the Transaction was fair to World Access from a financial point of view. No limitations were imposed by the World Access board of directors upon Robinson-Humphrey with respect to the investigations made or the procedures followed by Robinson-Humphrey in rendering its opinion. All references below to Robinson-Humphrey's opinion refer to Robinson-Humphrey's written opinion dated May 12, 1998, unless otherwise indicated.

     THE FULL TEXT OF THE OPINION OF ROBINSON-HUMPHREY, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND LIMITS ON THE REVIEW UNDERTAKEN IN CONNECTION WITH THE OPINION, IS ATTACHED HERETO AS APPENDIX C. WORLD ACCESS STOCKHOLDERS ARE URGED TO READ SUCH OPINION CAREFULLY IN ITS ENTIRETY. ROBINSON-HUMPHREY'S OPINION IS DIRECTED ONLY TO THE FAIRNESS OF THE CONSIDERATION TO BE PAID IN THE TRANSACTION FROM A FINANCIAL POINT OF VIEW, IS INTENDED FOR THE USE AND BENEFIT OF THE BOARD OF DIRECTORS OF WORLD ACCESS AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY OF THE STOCKHOLDERS OF WORLD ACCESS AS TO HOW SUCH STOCKHOLDER SHOULD VOTE. THE SUMMARY OF THE OPINION OF ROBINSON-HUMPHREY SET FORTH IS QUALIFIED IN ITS ENTIRETY BY REFERENCES TO THE FULL TEXT OF SUCH OPINION.

     In arriving at its opinion, Robinson-Humphrey reviewed and analyzed (i) the Merger Agreement and the Share Exchange Agreement; (ii) publicly available information concerning World Access, RCG and Cherry U.K., which Robinson-Humphrey believed to be relevant to its inquiry; (iii) financial and operating information with respect to the businesses, operations and prospects of World Access, RCG and Cherry U.K. furnished to Robinson-Humphrey by World Access, RCG and Cherry U.K.; (iv) the trading history of World Access Common Stock and a comparison of that trading history with those of other companies which Robinson-Humphrey deemed relevant; (v) a comparison of the historical financial results and present financial condition of each of World Access, RCG and Cherry U.K. with those of other companies which Robinson-Humphrey deemed relevant; and (vi) a comparison of the financial terms of the proposed Transaction with the financial terms of certain other transactions which Robinson-Humphrey deemed relevant. In addition, Robinson-Humphrey held discussions with the managements of World Access, RCG and Cherry U.K. concerning their respective businesses, operations, assets, present conditions and future prospects and undertook such other studies, analyses and investigations as Robinson-Humphrey deemed appropriate.

     Robinson-Humphrey relied upon the accuracy and completeness of the financial and other information used by Robinson-Humphrey in arriving at its opinion without independent verification. With respect to the financial forecasts/projections of World Access, RCG and Cherry U.K., Robinson-Humphrey assumed that such forecasts/projections had been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of World Access, RCG and Cherry U.K. as to the future financial performance of World Access, RCG and Cherry U.K., respectively. In addition, Robinson-Humphrey assumed the availability of RCG net operating losses ranging from $40 million to $145 million to offset future income for U.S. federal income tax purposes. In arriving at such opinion, Robinson-Humphrey conducted only a limited physical inspection of the properties and facilities of World Access, RCG and Cherry U.K., and Robinson-Humphrey did not make or obtain any evaluations or appraisals of the assets or liabilities of World Access, RCG or Cherry U.K.

     Robinson-Humphrey's opinion was necessarily based upon market, economic and other conditions as they may have existed and could be evaluated as of May 12, 1998. The financial markets in general and the markets for the common stock of World Access, in particular, are subject to volatility, and Robinson-Humphrey's opinion did not purport to address potential developments in the financial markets or the markets for the common stock of World Access after the date thereof. The opinion did not address the underlying business decision of World Access to effect the Transaction. Robinson-Humphrey assumed that the Transaction would be consummated on the terms described in the Merger Agreement and the Exchange Agreement, without any waiver of any material terms or conditions by World Access, RCG or Cherry U.K.

     In connection with the preparation of its fairness opinion, Robinson-Humphrey performed certain financial and comparative analyses, the material portions of which are summarized below. The summary set forth below includes the financial analyses used by Robinson-Humphrey and deemed to be material but does not purport to be a complete description of the analyses performed by Robinson-Humphrey in arriving at its opinion. The preparation of a fairness opinion involves various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances and, therefore, such an opinion is not readily susceptible to partial analysis or summary description. In addition, Robinson-Humphrey believes that its analyses must be considered as an integrated whole and that selecting portions of such analyses and the factors considered by it, without considering all of such analyses and factors, could create a misleading or an incomplete view of the process underlying its analyses set forth in the opinion. In performing its analyses, Robinson-Humphrey made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of World Access, RCG and Cherry U.K. Any estimates contained in such analyses are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than as set forth therein. Estimates of values of companies do not purport to be appraisals or necessarily to reflect the price at which such companies may actually be sold, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to World Access, RCG or Cherry U.K. An analysis of the results of such a comparison is not mathematical; rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading values of companies to which World Access, RCG and Cherry U.K. are being compared.

     The following is a summary of certain analyses performed by Robinson-Humphrey in connection with rendering its opinion. Robinson-Humphrey presented its written analyses and provided its written opinion on May 12, 1998 at a meeting of the board of directors of World Access.

     Comparable Public Company Analysis. Robinson-Humphrey compared certain publicly available financial, operating and market valuation data for selected public companies in the international long distance industry to the corresponding projected financial and operating data for RCG and Cherry U.K. Robinson-Humphrey considered the following companies in its comparable public company analysis: Esprit Telecom

Group plc, Pacific Gateway Exchange, Inc., Primus Telecommunications Group, Inc., IDT Corp., RSL Communications Ltd., STAR Telecommunications Inc. and Telegroup Inc. For the purpose of analyzing historical operating and capitalization ratios only, Robinson-Humphrey included TresCom International, Inc., which has agreed to merge with Primus Telecommunications Group, Inc., in addition to the aforementioned companies. Robinson-Humphrey calculated various financial ratios and multiples based upon the closing prices of the common stock of the comparable companies as of May 7, 1998 and information concerning the projected operating results of the various companies, as promulgated by equity research analysts of nationally recognized investment banking firms. The following valuation ratios were used in determining ranges of implied equity values of the Target: (i) firm value (defined as equity value plus debt minus cash) to 1998, 1999, 2000 and annualized fourth quarter 1998 projected revenues, as calculated using the estimates of industry analysts; (ii) firm value to 1998, 1999, 2000 and annualized fourth quarter 1998 earnings before interest and taxes ("EBIT"), as calculated using the estimates of industry analysts, and (iii) firm value to 1998, 1999, 2000 and annualized fourth quarter 1998 earnings before interest, taxes, depreciation and amortization ("EBITDA"), as calculated using the estimates of industry analysts. Robinson-Humphrey applied these valuation ratios to the combined RCG and Cherry U.K. 1998 (third and fourth quarters annualized), 1999, 2000 and annualized fourth quarter 1998 projections of revenues, EBIT and EBITDA prepared by RCG's and Cherry U.K.'s management. In addition, Robinson-Humphrey applied a private company discount of 25% to account for the negative effect of illiquidity on the value of RCG and Cherry U.K. vis-a-vis the value of comparable companies which have an active trading market. Using the preceding multiples and applying a 25% discount to the analyses, Robinson-Humphrey calculated implied equity values for RCG and Cherry U.K. ranging from $463.5 million to $791.0 million. Robinson-Humphrey then calculated both an unweighted average implied equity value and a weighted average implied equity value. The unweighted average implied an equity value for RCG and Cherry U.K. of $606.6 million. The weighted average, which assigned greater importance to RCG's and Cherry U.K.'s projected 1998 (third and fourth quarters annualized) and annualized fourth quarter 1998 revenues, EBIT and EBITDA, implied an equity value for RCG and Cherry U.K. of $610.0 million.

     Analysis of Selected Mergers and Acquisitions. Robinson-Humphrey reviewed and analyzed the consideration paid in selected completed and pending mergers and acquisitions of long distance providers since June 1997, including Excel Communications, Inc.'s acquisition of Telco Communications Group, Inc., LCI International, Inc.'s acquisition of USLD Communications Corp., WorldCom's pending acquisition of MCI Communications Corp., Teleport Communication Group's pending acquisition of ACC Corp., WinStar Communications Inc.'s acquisition of MIDCOM Communications, IXC Communications, Inc.'s acquisition of Network Long Distance, Inc. and Primus Telecommunications, Inc.'s pending acquisition of TresCom International, Inc. Robinson-Humphrey noted that none of the selected transactions reviewed was identical to the Transaction and that, accordingly, the analysis of comparable transactions necessarily involves complex considerations and judgments concerning differences in financial and operating characteristics of RCG and Cherry U.K. and other factors that would affect the acquisition values of comparable transactions. Robinson-Humphrey compared the transaction firm value to projected revenues and EBITDA for the following fiscal year (fiscal 1998), as promulgated by industry analysts of nationally recognized investment banking firms as of the date most immediately available prior to the transaction announcement date. Robinson-Humphrey also compared firm value in the transaction to the annualized values of revenues and EBITDA for the reporting quarter most immediately prior to the transaction announcement date. Robinson-Humphrey applied the resulting transaction multiples to RCG and Cherry U.K. management's estimates of revenues and EBITDA for the following fiscal year (fiscal 1999) and to the annualized values of RCG and Cherry U.K. management's estimates of revenues and EBITDA for the fourth quarter of fiscal 1998. Robinson-Humphrey derived implied equity values for RCG and Cherry U.K. using the average forward multiples from mergers and acquisitions involving publicly traded targets, ranging from $276.1 million to $706.8 million. Robinson-Humphrey then calculated an unweighted average implied equity value and a weighted average implied equity value. The weighted average assigned equal importance to each of the four forward valuation multiples utilized in the analysis; therefore, both the unweighted and weighted average implied equity values for RCG and Cherry U.K. were computed to be $484.1 million.

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

     Discounted Cash Flow Analysis. Robinson-Humphrey performed a discounted cash flow analysis using RCG and Cherry U.K. management's financial projections to estimate the net present value of RCG's and Cherry U.K.'s equity. Robinson-Humphrey calculated a range of net present values of RCG's and Cherry U.K.'s free cash flows (defined as earnings before interest after taxes plus depreciation and amortization, less capital expenditures and any increase in net working capital) for the years 1998 through 2002 using discount rates ranging from 20% to 30%. Robinson-Humphrey calculated a range of net present values of RCG's and Cherry U.K.'s terminal values using the same range of discount rates and multiples ranging from 9.0x to 11.0x projected 2002 EBITDA and also using the same range of discount rates and multiples ranging from 0.9x to 1.3x projected 2002 revenues. The present values of the free cash flows were then added to the corresponding present values of the terminal values. After deducting RCG's and Cherry U.K.'s projected net debt as of June 30, 1998, the assumed closing date for the transaction, Robinson-Humphrey arrived at an indicated range of net present equity value for RCG and Cherry U.K. from $250.9 million to $465.7 million based upon terminal values of EBITDA multiples and a range of $330.8 million to $719.9 million based upon terminal values of revenue multiples.

     Pro Forma Merger Analysis. Robinson-Humphrey reviewed certain pro forma financial effects on World Access resulting from the proposed transaction for the projected fiscal years ending December 31, 1998 through 2001 and the projected quarters ending September 30, 1998 and December 31, 1998. Robinson-Humphrey performed this analysis using projections for 1998 and 1999 for World Access provided by Robinson-Humphrey research analyst and projections for World Access for 2000 and 2001 as calculated by Robinson-Humphrey investment bankers based upon World Access management's best estimates and judgments regarding future operating results. In addition, Robinson-Humphrey utilized projections for RCG and Cherry U.K. provided by RCG and Cherry U.K. The pro forma merger analysis was based upon certain assumptions, including, but not limited to, that the projections provided to or developed with Robinson-Humphrey by the managements of World Access, RCG and Cherry U.K. were accurate. Robinson-Humphrey assumed no pre-tax synergies resulting from the Transaction in any year. Robinson-Humphrey assumed that the Transaction would be accounted for under the purchase method of accounting. In addition, Robinson-Humphrey assumed the availability of a $40 million net operating loss for RCG for the offset of future income for U.S. federal income tax purposes and the attainment of certain operating results by RCG and Cherry U.K. to require the full payment, on an unaccelerated basis, of the consideration during the years 1999 and 2000, according to the terms of the Merger Agreement and the Share Exchange Agreement. Using the projections for World Access and RCG and Cherry U.K., the Transaction was determined to be accretive to World Access projected earnings per share for calendar 1998 and 1999 and dilutive to projected earnings per share for calendar 2000 and 2001.

     The summary set forth above does not purport to be a complete description of the analyses or data presented by Robinson-Humphrey. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Robinson-Humphrey believes that the summary set forth above and their analyses must be considered as a whole and that selecting portions thereof, without considering all of its analyses, could create an incomplete view of the processes underlying its analyses and opinion. Robinson-Humphrey based its analyses on assumptions that it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The preparation of fairness opinions does not involve a mathematical or weighing of the results of the individual analyses performed, but requires Robinson-Humphrey to exercise its professional judgment -- based on its experience and expertise -- in considering a wide variety of analyses taken as a whole. Each of the analyses conducted by Robinson-Humphrey was carried out in order to provide a different perspective on the transaction and to add to the total mix of information available. Robinson-Humphrey did not form a conclusion as to whether any individual analysis, considered in insolation, supported or failed to support an opinion as to fairness. Rather, in reaching its conclusion, Robinson-Humphrey considered the results of the analyses in light of each other and ultimately reached its conclusion based on the results of all analyses taken as a whole. Robinson-Humphrey based its analyses on assumptions it deemed reasonable, including assumptions concerning general business and economic conditions and industry-specific factors. The other principal assumptions upon which Robinson-Humphrey based its analyses are set forth above under the description of each such analysis. Robinson-Humphrey's analyses are not necessarily indicative of actual values or actual future results that might be
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

achieved, which values may be higher or lower than those indicated. Moreover, Robinson-Humphrey's analyses are not and do not purport to be appraisals or otherwise reflective of the prices at which businesses actually could be bought or sold.

     Information Concerning World Access Financial Advisor. In the past, Robinson-Humphrey has been engaged by World Access as an underwriter and financial advisor and has received customary fees for its services. In the ordinary course of Robinson-Humphrey's business, Robinson-Humphrey and its affiliates actively trade in the equity securities of World Access for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or a short position in such securities.

     World Access engaged Robinson-Humphrey to provide investment banking advice and services to World Access in connection with the proposed acquisition of RCG and Cherry U.K. World Access agreed to pay Robinson-Humphrey a retainer of $25,000 upon engagement and a fee of $600,000 (collectively, the "Advisory Fee") upon rendering an opinion as to whether or not the consideration to be paid in the Transaction is fair to World Access from a financial point of view. In addition, World Access has agreed to pay Robinson-Humphrey additional compensation if escrowed shares of World Access Common Stock are earned and released (see "Summary -- The Transaction"). This additional compensation is based on a percentage of the total transaction value, less the amount of the Advisory Fee, and may be up to $743,000. World Access has agreed to reimburse Robinson-Humphrey for reasonable expenses incurred by Robinson-Humphrey, including fees and disbursements of counsel, and to indemnify Robinson-Humphrey against certain liabilities in connection with its engagement, including liabilities under the federal securities laws.

CHAPTER 11 CASE

     Chapter 11 of the Bankruptcy Code ("Chapter 11") is the principal business reorganization chapter of the Bankruptcy Code. Under Chapter 11, a debtor is authorized to reorganize its business for the benefit of itself and its creditors and stockholders. In addition to rehabilitation of the debtor, another goal of Chapter 11 is to promote equality of treatment with respect to the distribution of the debtor's assets to classes of creditors and equity security holders who hold substantially similar claims or interests. In furtherance of these goals, the filing of a petition for reorganization under Chapter 11 generally provides for an automatic stay of substantially all acts and proceedings against the debtor and its property, including all attempts to collect claims or enforce liens that arose prior to the commencement of the debtor's Chapter 11 case.

     The consummation of a plan of reorganization is the principal objective of any Chapter 11 case. A plan of reorganization sets forth the means for satisfying claims against and interests in a debtor. Confirmation of a plan of reorganization by a bankruptcy court makes the plan binding upon the debtor, any issuer of securities under the plan, any person or entity acquiring property under the plan and any creditor or equity security holder of the debtor, whether or not such creditor or equity security holder (i) is impaired under or has accepted the plan or (ii) receives or retains any property under the plan. Subject to certain limited exceptions and other than as provided in the plan itself or the confirmation order, the confirmation order discharges the debtor from any debt that arose prior to the date of confirmation of the plan and terminates all rights and interests of equity security holders and substitutes therefor the obligations specified under the confirmed plan.

RCG PLAN OF REORGANIZATION

     Background. As noted elsewhere herein, in October 1996, WNS threatened to stop providing private line services and switched services to RCG as a result of RCG's failure to pay WNS. In response, RCG commenced the WNS Litigation seeking a temporary restraining order and alleging breach of contract, fraud and other tort-based causes of action. After incurring over $4.0 million in legal and expert fees, RCG concluded that its damages would be dwarfed by WNS's. Accordingly, RCG believed that its interests would be best served if it settled the WNS Litigation. After the trial of the WNS Litigation had commenced, the parties executed the WNS Settlement Agreement in July of 1997.

     Prior to October 1997, RCG was under the operational and financial direction and control of James R. Elliott, who was the chairman of RCG's board of directors, Chief Executive Officer of RCG and an 80.1% owner of the outstanding RCG Common Stock. After the WNS Settlement Agreement was executed, and as
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

RCG continued to struggle financially with severe operating capital needs and cash flow shortfalls, Mr. Elliott sought additional financial assistance from WNS. WNS refused to provide RCG with additional financial assistance unless RCG retained an experienced telecommunications chief executive officer. Mr. Elliott and WorldCom agreed that Mr. Phillips would be the best available choice for a new Chief Executive Officer of RCG. Accordingly, in October 1997, RCG, WNS, Cherry U.K., Mr. Elliott and Mr. Phillips entered into a series of agreements whereby the parties agreed that RCG would retain Mr. Phillips to engineer a turnaround and reorganization of RCG. The October 1997 agreements also culminated in, among other things, Mr. Phillips obtaining the right to acquire the Cherry U.K. Common Stock and RCG Common Stock held by Mr. Elliott. Mr. Phillips, who has substantial executive experience in the telecommunications industry, recruited a new management team that included Tod Chmar, Victor Goetz and Dennis Bay. Mr. Phillips quickly determined that RCG's financial and operational defects were so severe that a turnaround and reorganization was impossible other than pursuant to a Chapter 11 bankruptcy reorganization. In December 1997, Mr. Elliott resigned as a director, officer and employee of RCG.

     RCG's monthly revenues, which had exceeded $45 million a month in October of 1996, had fallen to approximately $5 million per month in September of 1997. RCG had incurred liabilities in excess of $300 million and had no material assets, had no support from RCG's vendors, providers or lenders, and had virtually no credit, no equity source, and no lender willing to loan RCG funds. For this and other reasons, RCG filed a Chapter 11 bankruptcy petition on October 24, 1997 to obtain the protection of the bankruptcy automatic stay and to obtain sufficient funds from the proceeds of a debtor in possession loan to reorganize its business.

     From and since October 1997, new management of RCG has actively investigated the manner in which RCG would be reorganized. Also since that date, RCG has remained in possession of its property and continued to operate its business as a Debtor-In-Possession as provided by Sections 1107 and 1108 of the Bankruptcy Code.

     Overview of the Plan. THE FOLLOWING IS A SUMMARY OF THE MATERIAL PROVISIONS OF THE PLAN AND THE TRANSACTIONS ANTICIPATED TO OCCUR EITHER PURSUANT TO OR IN CONNECTION WITH THE CONFIRMATION OF THE PLAN. THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO COMPLETE TEXT OF THE PLAN, WHICH IS ATTACHED HERETO AS APPENDIX D AND INCORPORATED HEREIN BY THIS REFERENCE. Capitalized terms used but not specifically defined herein (unless previously defined in this Proxy Statement) shall have the meanings ascribed to such terms in the Plan.

     Satisfaction of Claims. The Plan is premised on the distribution to holders of Allowed Claims of shares of RCG Common Stock (after the cancellation of the shares RCG Common Stock held by the current stockholders of RCG) (the "Reorganized Debtor Stock"). The holders of the Reorganized Debtor Stock will then be entitled to the consideration received by the Disbursing Agent pursuant to the Merger Agreement. If the Plan is approved, RCG will use (i) cash on hand to pay all Administrative Expense Claims and Priority Tax Claims in full and to pay the allocated amount to Administrative Convenience Claims and (ii) Reorganized Debtor Stock, which will then be exchanged for the World Access Common Stock pursuant to the Merger Agreement, to pay Pro Rata distributions to the WNS Secured Claim, the WNS DIP Loan Claim, the Secured Bank Claim and General Unsecured Claims. The Plan will provide that all parties entitled to receive distributions of cash under the Plan may, upon the agreement of RCG and the Holder, receive a Pro Rata distribution of Reorganized Debtor Stock, which will then be exchanged for World Access Common Stock pursuant to the Merger Agreement, in lieu of cash. There will be no payment to Holders of Interests.

     Classification and/or Treatment of Claims. The Plan provides that a Claim in any Class is an Allowed Claim if (i) the Holder of such Claim has timely filed a proof of claim for such Claim or such Claim has been or hereafter is listed by RCG on its Schedules as liquidated in amount and not disputed or contingent and (ii) in either case as to such Claim: (a) no objection to the allowance thereof has been interposed on or before the date that is ninety days after the Effective Date or such other applicable limitation period fixed by the Bankruptcy Court; (b) as to which any objection has been determined by Final Order to the extent such objection is determined in favor of the respective Holder; or (c) which is allowed in the Plan. Allowed Claims shall not include interest on such Claims from and after the Petition Date unless such Claim arose after the

Petition Date and the payment of interest is specifically provided for by written agreement between the Holder of such Claim and RCG.

     The treatment of, and any consideration to be received by, each Holder of Allowed Claims pursuant to the Plan shall be in full satisfaction, settlement, release and discharge of the respective Claims of each such Holder, except as otherwise provided in the Plan or the Confirmation Order. See the Plan for a description of the classification of claims and a more detailed explanation of their satisfaction thereunder.

     Executory Contracts and Unexpired Leases. An executory contract is one where performance remains due by RCG and the other parties to the contract. The Bankruptcy Code gives RCG the power after the Petition Date, subject to the approval of the Bankruptcy Court, to assume or reject executory contracts and unexpired leases. All executory contracts and unexpired leases shall be deemed rejected by RCG unless: (i) expressly assumed by RCG with Bankruptcy Court approval on or before the Effective Date; (ii) subject to a motion to assume pending on the Effective Date; or (iii) identified on a list to be filed with the Bankruptcy Court, on or before the Effective Date, as to be assumed. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a proof of claim with respect to a Claim for damages by reason of the rejection. Any proof of claim with respect to Claims under an executory contract or unexpired lease that has been rejected must be filed with the Bankruptcy Court within 30 days after the rejection by RCG of such contract or lease. A Claim under an executory contract or unexpired lease which has been rejected shall constitute a secured claim to the extent it is allowed by the Bankruptcy Court. To the extent that RCG is a party to any executory contract that is deemed an illegal contract, such illegal contract shall be deemed rejected as of the Confirmation Date, and the other party to such contract shall not be entitled to any Claim arising therefrom against RCG or the Surviving Corporation.

     Employee Claims and Compensation and Benefit Programs. Pursuant to the Plan, World Access will assume RCG's employee benefit plans and programs. On and after the Effective Date, pursuant to Section 1129(a)(13) of the Bankruptcy Code, the surviving corporation in the Merger will continue to pay any retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1) or (g) of Section 1114, at any time prior to confirmation of the Plan, for the duration of the period RCG has obligated itself to provide such benefits. RCG does not believe that it is obligated to pay any retiree benefits.

     Disputed Claims. RCG, as the surviving corporation in the Merger, may object to the allowance of Claims filed with the Bankruptcy Court. Objections will be litigated to a Final Order; however, RCG, as the surviving corporation in the Merger, may compromise and settle any objections to Claims, subject to the approval of the Bankruptcy Court, and may seek Bankruptcy Court estimation of disputed Claims pursuant to Section 502(c) of the Bankruptcy Code, which section permits estimation of any contingent or unliquidated claim, the fixing or liquidation of which would unduly delay the administration of the Chapter 11 Case.

     Directors' and Officers' Indemnification. The Plan provides that RCG's obligations to indemnify its present directors or officers who were directors or officers, respectively, at any time prior to the Petition Date pursuant to RCG's Charter and Bylaws, applicable state law or specific agreement be assumed by RCG, except for claims based upon allegations of material or fraudulent misrepresentations, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date.

     Releases. In consideration for the treatment accorded all Holders of Claims under the Plan, on the Effective Date, RCG and all Releasing Holders shall unconditionally release and will be deemed to unconditionally release (i) each of RCG, its respective officers, directors, employees, Designated Professionals and other representatives (who hold such positions with RCG as of the Effective Date), (ii) World Access and its respective officers, directors, employees and representatives, and (iii) the surviving corporation in the Merger and each of its officers, directors, employees and representatives, as applicable (the entities and persons referred to in clauses (i), (ii) and (iii) are collectively referred to as the "Releasees"), from any and all claims, obligations, guarantees, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Claims of the Releasing Holder, administration of the Chapter 11 Case, or the negotiation, preparation, formulation, solicitation, dissemination, implementation, Confirmation and consummation of the Merger Agreement and the Plan, except to the extent expressly provided otherwise by the Merger Agreement or the Plan (the "Released Claims") and the Confirmation Order will enjoin the prosecution by any person, whether directly or derivatively, of the Released Claims.

     Notwithstanding the foregoing, to the extent any Releasing Holder shall commence any litigation in respect of any claim (the "Releasing Holder's Claim") against any third party, which results in such third party's commencing any litigation in respect of any claim (the "Third-Party Claim") against a Releasee, which Third-Party Claim (i) arises out of the subject matter of the Releasing Holder's Claim, (ii) arises and exists solely by reason of the filing of the Releasing Holder's Claim and (iii) depends for its success on the success of the Releasing Holder's Claim, the Releasing Holder shall, upon (a) entry of a final judgment (meaning a judgment for which all appeals have been exhausted or for which all periods for further appeals have irrevocably expired) obtained on the Releasing Holder's Claim or (b) the settlement of the Releasing Holder's Claim, be deemed to have released or, for purposes of setoff, assigned to the Releasee, such judgment or Releasing Holder's Claim to whatever extent is necessary, if any, to relieve the Releasee from any liability on any judgment on or settlement of the Releasing Holder's Claim or the Third-Party Claim.

     Conditions Precedent to Confirmation and Consummation of the Plan. The Plan provides that the Confirmation Order must be acceptable in form and substance to RCG and World Access, and must expressly authorize and direct RCG and World Access to perform certain actions specified in the Plan, including, among other things: (i) the classification and treatment of certain claims against RCG; (ii) consummation of the Merger and the Exchange; (iii) the release by RCG and the Holders of Claims or interests of claims, demands, debts, rights, causes of action and liabilities in connection with or related to RCG; and (iv) the release of certain liens against the property of RCG. In addition, there are a number of procedural and substantive confirmation requirements under the Bankruptcy Code that must be satisfied for the Plan to be confirmed pursuant to
Section 1129 of the Bankruptcy Code. The Bankruptcy Court entered the Confirmation Order on September 3, 1998.

     Under the Plan, the "Effective Date" is defined as the first day on which commercial banks are open for business in Chicago, Illinois (other than a Saturday or Sunday) (i) on which each of the conditions to the effectiveness of the Plan is satisfied or waived that is at (a) least 10 days, calculated in accordance with the bankruptcy rules, after the confirmation date of the Plan (the "Confirmation Date") or an earlier date after the Confirmation Date as RCG and World Access shall designate upon notice to the Bankruptcy Court, or (b) one business day after the Confirmation Date, in the event that RCG and World Access waive the condition that the Confirmation Order be final and if the Bankruptcy Court enters an order making bankruptcy rule 7063 inapplicable to the proceedings respecting the Confirmation Order or otherwise determining that the Effective Date may occur immediately following the Confirmation Date; and (ii) no stay of the Confirmation Order is in effect. See "The Merger
Agreement -- Conditions to the Merger" and "-- Termination" and "The
Exchange -- Conditions to the Exchange" and "-- Termination" for a description of certain conditions to the consummation of the Merger and the Exchange and the circumstances under which the Merger Agreement and the Share Exchange Agreement may be terminated.

     The Plan provides that the Effective Date will not occur and the Plan will not be consummated unless and until, among other things, the following conditions have been satisfied or, if permissible, duly waived:

          i) The Confirmation Order shall approve in all respects all of the provisions, terms and conditions of the Plan.

          ii) No stay shall be in effect with respect to the Confirmation Order.

          iii) The Confirmation Order shall be final, unless waived by RCG and World Access.

          iv) All documents, agreements and instruments required for the consummation of the Plan, including, without limitation, the Merger Agreement and the Share Exchange Agreement, shall have been executed, shall not be subject to dispute and shall be valid and legally binding obligations of the parties thereto.
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

          v) All conditions to the consummation of the Transaction shall have been satisfied. See "The Merger Agreement" and "The Share Exchange Agreement."

          vi) The actions specified in the sections of the Plan relating to the Merger and effect of the Merger to have taken place on or before the Effective Date shall have taken place, the documents to be executed pursuant thereto shall have been executed, such documents shall become effective in accordance with their respective terms, and any conditions to effectiveness set forth therein shall have been satisfied or waived by the parties thereto, in each case concurrently with the effectiveness of the Plan.

     In the event that the Effective Date of the Plan does not occur: (i) all of the property of RCG's estate (both pre-Plan and after reorganization pursuant to the Plan) shall vest in RCG; (b) the Plan shall be null and void, with no force or legal effect whatsoever, automatically and without further order of the Bankruptcy Court; and (c) the Confirmation Order shall be null, void and vacated, with no force or legal effect whatsoever, automatically and without further order of the Bankruptcy Court. RCG and World Access are not presently aware of any circumstances that would cause a material delay in the occurrence of the Effective Date and the satisfaction of the conditions described above.

FEDERAL INCOME TAX CONSEQUENCES OF THE TRANSACTION

     The following discussion sets forth the opinions of Rogers & Hardin LLP as to the material federal income tax consequences of the Transaction to World Access, Merger Sub, RCG and Cherry U.K., as well as the opinion of Long, Aldridge & Norman LLP as to the material federal income tax consequences of the Exchange to the Shareholder. The following discussion is based on current provisions of the Code and the Treasury Regulations and judicial and administrative rulings and decisions thereunder. There can be no assurance that the Internal Revenue Service (the "IRS") will not take a contrary view with respect to any information set forth herein, and no ruling from the IRS has been or will be sought regarding any of the matters addressed herein. Legislative, judicial or administrative changes may be forthcoming that could alter or modify the statements and conclusions set forth herein. Any legislative, judicial or administrative changes or interpretations may or may not be retroactive.

     Although it is a condition to the consummation of the Merger and the Exchange that World Access and the Shareholder receive opinions of counsel as to the Federal income tax consequences of the Merger and the Exchange, the condition to receive tax opinions is waivable. If the requirement for World Access to receive such an opinion is waived, the World Access stockholders will be resolicited.

     The Merger. The Merger should qualify as a "reorganization" under Section 368(a) of the Code provided that, among other things, the prior owners of RCG receive a substantial continuing proprietary interest in World Access. The former creditors of RCG who receive shares of World Access Common Stock in the Merger in exchange for their shares of Reorganized Debtor Stock should qualify as the "owners" of RCG for this purpose, in which case their ownership of shares of World Access Common Stock should constitute a substantial continuing proprietary interest by the prior owners of RCG. Accordingly, the Merger should qualify as a reorganization under the Code, resulting generally in no recognition of gain or loss by RCG, World Access or Merger Sub in the Merger.

     If the Merger does not qualify as a reorganization under the Code, the Merger would be treated as a direct acquisition by World Access of the RCG Common Stock in exchange for World Access Common Stock, which treatment (as in the case of qualification of the Merger as a reorganization) would not result in any gain or loss recognition to either World Access, Merger Sub, or RCG.

     A taxpayer generally realizes cancellation of indebtedness income ("COI") for federal income tax purposes equal to the amount of any indebtedness that is discharged or cancelled during the taxable year. If the discharge, however, is granted by the Bankruptcy Court in a Chapter 11 case or is granted pursuant to a plan (which has been approved by the Bankruptcy Court), such income is excluded from the taxpayer's taxable income under Section 108(a) of the Code. Section 108(b) of the Code provides, however, that certain tax losses, credits, and other tax attributes of a debtor, including any NOLs and basis in the debtor's property, must be reduced by the amount of the debtor's COI that is excluded under Section 108(a) of the Code. Any such reduction in basis is limited to the excess of the aggregate tax basis of the property held by the debtor over the aggregate liabilities of the debtor after the transaction. With respect to the issuance of shares of Reorganized Debtor Stock in satisfaction of RCG's creditors' claims, RCG will be treated as having satisfied such debts with an amount equal to the fair market value of the shares of Reorganized Debtor Stock issued in exchange therefor. The fair market value of the Reorganized Debtor Stock should equal the fair market value of the shares of World Access Common Stock issued in the merger in exchange therefor. The difference between the amount of debt satisfied and the fair market value of the shares of Reorganized Debtor Stock issued therefor will constitute COI and will reduce RCG's tax attributes by that amount.

     Limitation on Net Operating Loss Carryforwards. RCG reported NOLs of approximately $128,000,000 at December 31, 1997. It is presently estimated that, after giving effect to the discharge and cancellation of substantially all of RCG's long-term indebtedness pursuant to the Plan, RCG will have NOLs of approximately $145,000,000 at the Effective Time. The NOLs are subject to audit and possible challenge by the IRS. Moreover, the implementation of the Plan will likely cause an "ownership change" within the meaning of Section 382 of the Code. Consequently, the ability of World Access to use the NOLs, as well as NOLs arising in the 1998 taxable period ending at the Effective Time, and certain "built-in" losses or other deductions which may accrue thereafter, against ordinary operating income in the taxable periods after the Effective Time may be subject to annual limitations under Section 382 of the Code (the "Section 382 Limitation"). The actual amount of RCG's NOLs available for utilization at the Effective Time will depend upon, among other factors, the value of World Access Common Stock on such date.

     The amount of RCG's Section 382 Limitation subsequent to the Merger will be determined under Section 382(l)(6) of the Code. Under this provision applicable to certain ownership changes in connection with bankruptcy proceedings, the amount of income that may be offset by the NOLs in any taxable year ending after the Effective Time will generally be limited to an amount equal to the sum of
(i) the fair market value of the RCG Common Stock Reorganized Debtor Stock, determined immediately prior to the Effective Time (but taking into account the increase in value resulting from the cancellation of creditors' claims in the
Plan), multiplied by the then applicable long-term tax-exempt rate (5.02% for ownership changes occurring in September 1998), and (ii) the amount of any "recognized built-in gains" that do not exceed the "net unrealized built-in gain" (if such gain exists and exceeds a statutorily-defined threshold amount) and that are recognized during a taxable year any portion of which is in the five-year period following the Effective Time. In addition, any "recognized built-in losses" that do not exceed the "net unrealized built-in loss" (if such loss exists and exceeds a statutorily-defined threshold amount) and that are recognized during a taxable year any portion of which is within the five-year period following the Effective Time will be subject to limitation in the same manner as if such loss were an existing NOL.

     In addition, the Merger will cause RCG's NOLs through the Effective Time to be subject to the separate return limitation year (i.e., "SRLY") rules of the Treasury Regulations, which in general will mean that such NOLs may be used only to offset RCG income after the Merger (and not any income of World Access or other members of the World Access consolidated group).

     The Exchange.  The Exchange should qualify as a "reorganization" under
Section 368(a) of the Code provided that, among other things, the prior owners of Cherry U.K. receive in the Merger solely voting stock constituting a substantial continuing proprietary interest in World Access. Because the Shareholder will be receiving shares of World Access Common Stock in exchange for its shares of Cherry U.K., its ownership of shares of World Access Common Stock should constitute a substantial continuing proprietary interest by the prior owner of Cherry U.K. Accordingly, assuming that the Shareholder is not deemed to have received in the Merger any cash or property other than World Access Common Stock, the Exchange should qualify as a reorganization under the Code, resulting generally in no recognition of gain or loss by Cherry U.K. or World Access pursuant to the Exchange.

     If the Exchange does not qualify as a reorganization under the Code, the Exchange would be treated as a direct acquisition by World Access of the Cherry Common Stock in exchange for World Access Common Stock, which treatment (as in the case of qualification of the Exchange as a reorganization) would not result in any gain or loss recognition to either World Access or Cherry U.K.

LIMITATIONS ON RESALES BY AFFILIATES

     Subject to the transfer restrictions set forth in the Merger Agreement, all shares of World Access Common Stock received by the former creditors of RCG in the Merger will be freely transferable, except that shares of World Access Common Stock received by persons who are deemed to be "affiliates" of World Access or RCG prior to the Merger may be resold by them only in transactions permitted by the resale provisions of Rule 145 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), (or Rule 144 in the case of such persons who become affiliates of World Access) or otherwise in compliance with (or pursuant to an exemption from) the registration requirements of the Securities Act. See "The Merger Agreement -- Transfer Restrictions." Persons deemed to be "affiliates" of RCG or World Access are those individuals or entities that control, are controlled by, or are under common control with, such party and generally include executive officers and directors of such party as well as certain principal stockholders of such party.

     All of the shares of World Access Common Stock issued in connection with the Exchange will be "restricted securities" within the meaning of Rule 144 promulgated under the Securities Act, and the certificates representing such shares will bear a legend restricting transfer unless (i) the transfer is exempt from the registration requirements under the Securities Act, and any applicable state securities law and an opinion of counsel reasonably satisfactory to World Access that such transfer is exempt therefrom is delivered to World Access or
(ii) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In addition, such shares of World Access Common Stock are also subject to certain transfer restrictions set forth in the Exchange Agreement. See "The Exchange
Agreement -- Transfer Restrictions."

ACCOUNTING TREATMENT

     The Transaction will be accounted for by World Access under the purchase method of accounting for business combinations. See "Unaudited Pro Forma Condensed Consolidated Financial Statements."

INTERESTS OF CERTAIN PERSONS IN THE TRANSACTION

     In considering the recommendation of the World Access board of directors with respect to the Transaction, holders of World Access Common Stock should be aware that certain members of World Access' management and board of directors have interests in the Transaction that are in addition to the interests of stockholders of World Access in general.

     Interests as a Shareholder. John D. Phillips, a director of World Access and Old World Access, is the Chairman of the Board and Chief Executive Officer of RCG and Cherry U.K. and is one of the general partners of the Shareholder. As such, Mr. Phillips, through his interest in and control of the Shareholder, will beneficially own the 1,875,000 shares of World Access Common Stock to be issued in connection with the Exchange.

     Indemnification. Pursuant to the terms of the Merger Agreement, World Access has agreed that all rights to indemnification for acts or omissions occurring prior to the effective time of the Merger existing in favor of the current directors or officers of RCG as provided in the RCG Articles of Incorporation and the RCG Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms. Further, pursuant to the terms of the Share Exchange Agreement and the laws of England and Wales, World Access has agreed that all rights to indemnification for acts or omissions occurring prior to the effective time of the Exchange existing in favor of the current directors or officers of Cherry U.K. as provided in Cherry U.K.'s articles of association and other organizational documents under the laws of England and Wales, shall survive the Exchange and shall continue in full force and effect in accordance with their terms.

     Employment Agreements. Upon consummation of the Transaction, Mr. Phillips and Steven A. Odom, Hensley E. West and Mark A. Gergel, all of whom are directors or executive officers of World Access, are expected to enter into two year employment agreements with World Access. W. Tod Chmar, a director of

RCG and Cherry U.K. and a general partner of the Shareholder, is also expected to enter into a two year employment agreement with World Access upon consummation of the Transaction.

     Each agreement is expected to provide, among other things, for (i) a two year term which will be automatically renewed for an additional one year term unless either party gives notice to the other of its intention not to so renew at least 90 days prior to the termination of the then-current term, (ii) the payment of a base salary, (iii) the payment of an annual bonus in the discretion of the board of directors of World Access based on the financial performance of World Access and the individual performance of each executive, (iv) a prohibition on the employee's disclosure of confidential information for a period of two years following termination, and (v) continuation of each employee's salary and benefits for the 24 months, in the case of Messrs. Phillips and Odom, or 12 months, in the case of Messrs. West, Gergel and Chmar, following his termination by World Access without cause or by such employee for good reason. The base salaries to be paid to Messrs. Phillips, Odom, West, Gergel and Chmar have not yet been determined but will be approved by World Access' compensation committee concurrent with the consummation of the Transaction.

     It is anticipated that, upon consummation of the Transaction, Messsrs. Phillips and Chmar will become senior executive officers of World Access having such titles and duties as may be assigned to them by the board of directors.

NASDAQ LISTING

     It is a condition to the consummation of the Merger and the Exchange that the shares of World Access Common Stock to be issued in connection with the Transaction shall have been approved for inclusion in Nasdaq, subject only to official notice of issuance.

APPRAISAL OR DISSENTERS' RIGHTS

     Holders of RCG Common Stock do not have appraisal or dissenters' rights in connection with the Merger, and the Shareholder does not have appraisal or dissenters' rights in connection with the Exchange.

REGULATORY APPROVALS

     Other than FCC approval of the change of control of Resurgens under Section 214 of the Communications Act of 1934, as amended, World Access and Resurgens are not aware of any license or regulatory permit or approval which is material to the businesses of World Access or Resurgens and which is likely to be adversely affected by consummation of the Transaction or of any approval or other action any state, federal or foreign government or governmental agency (other than routine re-licensing procedures) that would be required prior to the Transaction.

     Under the HSR Act and the rules and regulations of the FTC, certain acquisitions may not be consummated unless notice has been given and certain information has been furnished to the Antitrust Division and the FTC and specified waiting period requirements have been satisfied. The applicable parties to the Transaction have each filed with the Antitrust Division and the FTC a Notification and Report Form with respect to the Transaction, and the required waiting period under the HSR Act has terminated by action of the FTC. At any time before or after the Transaction, the FTC or the Antitrust Division could take such action under the antitrust laws as it deems necessary or desirable in the public interest, including seeking to enjoin the Transaction or seeking the divestiture of Resurgens by World Access, in whole or in part, or the divestiture of substantial assets of World Access, Resurgens or any of their subsidiaries. State attorneys general and private parties may also bring legal actions under the federal or state antitrust laws under certain jurisdictions.

CERTAIN RCG LEGAL PROCEEDINGS

     Resurgens is party to an action with AT&T in which AT&T filed suit against Resurgens. Resurgens purchased long distance and international service from AT&T from January 1996 through February 1997, and disputed the accuracy of certain charges which prompted AT&T to terminate all services. AT&T seeks in excess of $18,000,000 for alleged unpaid services. Resurgens has filed a counterclaim against AT&T, alleging offset claims for the full amount of AT&T's claims, resulting from alleged inaccurate billing by AT&T.

Resurgens also alleges false and deceptive advertising claims, unfair competition and deceptive business practices claims against AT&T. Resurgens has recorded all disputed invoices and cannot predict the ultimate outcome of this case.

     Resurgens is party to an action with MidCom Communications Inc. ("MidCom"). Resurgens initially sued MidCom during 1996 and MidCom subsequently filed a case against Resurgens. Resurgens sold a portion of its commercial customer base to MidCom during 1995, but did not receive the full payment for the customer base and sued MidCom for $16,200,000. MidCom filed a counter suit against the Company asserting that Resurgens' actions related to the sale of the customer base allegedly breached the contract, violated the Uniform Commercial Code, and constituted tortious interference with the contract. MidCom filed a $36,000,000 proof of claim in Resurgens' bankruptcy case. The litigation of both parties has been stayed and remanded to a bankruptcy court hearing. Given the uncertainty of this matter, management of Resurgens is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability for this claim. The parties have agreed to settle the suit with no liability resulting to either party and such settlement is pending approval of the Bankruptcy Court.

     Coast to Coast Plus, Inc., a former customer of Resurgens filed suit in November 1996 alleging that it suffered $10,000,000 in damages from Resurgens' "wrongful" termination of its long-distance telecommunication services and overbillings for services Resurgens did not provide. Resurgens filed an answer denying liability and filed a counterclaim and a third party claim against the principals of Coast to Coast which asserted four claims: two RICO claims, a fraud claim, and a breach of contract, including $250,000 owed for long-distance services. Management of Resurgens is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability therefor.

     First Premier Bank asserted a claim for approximately $44,000,000 against Cherry Payment Systems and Dallas Leasing Group, which are companies that were merged into RCG in prior years, for non-payment on past due loans. First Premier Bank did not file a proof of claim as of the bar date with the Bankruptcy Court and therefore, given the uncertainty of this asserted claim management of Resurgens cannot predict the ultimate outcome of this matter and accordingly, has not accrued any liability therefor.

     Any liability of RCG resulting from the above-referenced matters will constitute an Allowed Claim under the Plan. Accordingly, the holder of such claim will share in the World Access Common Stock to be distributed to the holders of Allowed Claims pursuant to the Plan. As a result, the management of Resurgens does not believe that any of these matters will have a material adverse effect on Resurgens' financial position or results of operations.

     Resurgens is also involved in other claims, inquires and litigation arising in the ordinary course of business. Resurgens believes that these matters, taken individually or in the aggregate, would not have a material adverse effect on Resurgens' financial position or results of operations.

                              THE MERGER AGREEMENT

     The following is a summary of the material provisions of the Merger Agreement, a copy of which is attached hereto as Appendix A and incorporated herein by reference. The following summary is qualified in its entirety by reference to the complete text of the Merger Agreement.

THE MERGER

     Pursuant to the Merger Agreement and on the terms and subject to the conditions set forth therein, at the Effective Time, Merger Sub shall be merged with and into RCG. Following the Merger, RCG will become a wholly-owned subsidiary of World Access.

     Subject to the conditions set forth in the Merger Agreement, the closing of the Merger (the "Merger Closing") will take place on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the conditions described in "-- Conditions to the Merger" below (the "Merger Closing Date"). The Merger will become effective at the time specified in the certificate of merger filed with the Secretary of State of the State of Delaware and the Articles of Merger filed with the Secretary of State of the State of Illinois. The time at which the Merger becomes effective is referred to as the "Effective Time of the Merger."

CONVERSION OF RCG COMMON STOCK

     At the Effective Time of the Merger, pursuant to the Merger Agreement and the Plan, each share of RCG Common Stock outstanding immediately prior to the effective time of the Merger other than shares of RCG Common Stock held by the creditors of RCG will be cancelled without any consideration, (iii) the creditors of RCG, in exchange for the surrender of their claims against RCG, will convert such claims into the right to receive 3,125,000 shares of the RCG Common Stock (also referred to as the "Reorganized Debtor Stock" elsewhere herein), and (iv) immediately upon receipt by the creditors of such RCG Common Stock, such RCG Common Stock will be cancelled and converted into the right to receive an aggregate of 9,375,000 shares of World Access Common Stock, of which 3,125,000 shares will be issued to the creditors upon the consummation of the Merger (the "Disbursement Stock") and 6,250,000 shares (the "Contingent Payment Stock") will be held by the disbursing agent for the benefit of RCG's former creditors and will be released by the disbursing agent to such former creditors over the two year period following the Effective Time of the Merger subject to the attainment of certain earnings levels for the combined business of RCG and Cherry U.K.

     Specifically, the Contingent Payment Stock will be released by the disbursing agent pursuant to the terms and provisions of the Plan in the amounts and on the dates specified below if the sum of the earnings before interest, taxes, depreciation and amortization ("EBITDA") for Resurgens for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period:

                                                             PERCENTAGE OF
                                                          CONTINGENT PAYMENT
       PERFORMANCE PERIOD             RELEASE DATE       STOCK TO BE RELEASED       TARGET EBITDA
       ------------------             ------------       --------------------       -------------
July 1, 1998 to and including
  December 31, 1998 (the "First
  Performance Period")..........   February 15, 1999             25.0%               $7,500,000
January 1, 1999 to and including
  December 31, 1999 (the "Second
  Performance Period")..........   February 15, 2000             37.5%               $29,000,000
January 1, 2000 to and including
  December 31, 2000 (the "Third
  Performance Period)...........   February 15, 2001             37.5%               $36,500,000

     Notwithstanding the foregoing, if the Merger Closing Date is on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Merger Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Merger Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     In addition, if the EBITDA for Resurgens is less than the Target EBITDA required for the release of Contingent Payment Stock in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding the table above, the Contingent Payment Stock shall be released if the actual cumulative EBITDA for Resurgens for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for any five consecutive trading days during such calendar quarter, then 25% of all of the shares of Contingent Payment Stock shall be released on February 15, 2000, provided that if no shares of Contingent Payment Stock are eligible for release during any such calendar quarter, then such shares of Contingent Payment Stock shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for a total number of consecutive trading days during such subsequent calendar quarter equal to or exceeding the total number of trading days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such shares of Contingent Payment Stock were not eligible for release; (b) if the combined EBITDA for Resurgens for the Second Performance Period equals or exceeds $52,775,000, then the Contingent Payment Stock related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the shares of Contingent Payment Stock shall be released upon a Change of Control (as defined in the Merger Agreement), except to the extent that the ability to earn such shares has been lost, and the transfer restrictions described in "-- Transfer Restrictions" shall not apply.

TRANSFER RESTRICTIONS

     No holder of Disbursed Stock may, until the 365th day following the Merger Closing Date, without the prior written consent of World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such Disbursed Stock or any security convertible into or exchangeable or exercisable therefor, either publicly or privately, and no holder of Contingent Payment Stock upon its release as set forth above may, until the 180th day following the release date thereof, without the prior written consent of World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Contingent Payment Stock so released or any security convertible into or exchangeable or exercisable therefor, either publicly or privately; provided, however, that holders of Claims may buy and sell to each other their respective shares of Disbursed Stock or Contingent Payment Stock, subject to applicable securities laws.

CONVERSION OF MERGER SUB COMMON STOCK

     At the Effective Time of the Merger, pursuant to the Merger Agreement, each issued and outstanding share of Merger Sub Common Stock will be converted into one share of fully paid and nonassessable share of RCG Common Stock, and upon such conversion all such shares of Merger Sub Common Stock will be canceled and retired and will cease to exist.

TREATMENT OF OPTIONS AND WARRANTS

     At the Effective Time of the Merger, each outstanding option or warrant to purchase shares of RCG Common Stock will be cancelled without further action and all rights and obligations in respect thereof will cease to exist.

REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains customary representations and warranties by each of World Access, Old World Access and RCG as to, among other things, (i) due organization, qualification, good standing and absence of violations of organizational documents; (ii) capital structure; (iii) requisite corporate power and authority to enter into the Merger Agreement and to consummate the transactions contemplated by the Merger Agreement; (iv) due authorization, execution and delivery of the Merger Agreement, validity and enforceability of the Merger Agreement and the compliance of the Merger with charter documents, agreements and applicable laws; (v) required filings and approvals; (vi) the absence of certain undisclosed liabilities; (vii) absence of certain material changes or events; (viii) absence of certain litigation; and (ix) compliance with laws.

     In addition, (i) Old World Access has made representations and warranties to RCG with respect to Old World Access filings with the Commission under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), undisclosed liabilities and litigation, the exemption of the World Access Common Stock issued in the Merger from the registration requirements of the Securities Act and the receipt by World Access of a fairness opinion; and (ii) RCG has made representations and warranties to World Access with respect to RCG's subsidiaries, title to assets, financial statements, undisclosed liabilities, legal compliance, tax matters, real property, intellectual property, tangible assets and inventory, contracts, notes and accounts receivable, insurance, litigation, employees and employee benefits, guaranties and environment, health and safety.

CERTAIN COVENANTS

     Conduct of Business Pending the Merger. RCG and World Access have each agreed that, prior to the Effective Time of the Merger, each of RCG or World Access will carry on its business in the usual and ordinary course consistent with past practice or as permitted by the Bankruptcy Court, use its best efforts to preserve intact its business relationships with third parties and to keep available the services of its present officers and employees and take no action to adversely effect any party's ability to obtain the regulatory approval of any entity to the Merger except as required by law, rule or regulation.

     Indemnification. World Access has agreed that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Merger existing in favor of the current directors or officers of RCG as provided in the RCG Articles of Incorporation or the RCG Bylaws shall survive the Merger and shall continue in full force and effect in accordance with their terms.

     Access to Information. Pursuant to the Merger Agreement, World Access and RCG have each agreed to provide to the other party and to its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access at all reasonable times in a manner so as not to interfere with normal business operations prior to the Effective Time of the Merger to all its properties, premises, documents, books, contracts, commitments, personnel and records (including tax records).

     Notices of Certain Events. The Merger Agreement provides that each of World Access and RCG will give prompt notice to the other of any material adverse development that causes or is likely to cause a material breach of any of the representations and warranties therein.

     Certain Other Covenants. The Merger Agreement also contains customary covenants applicable to transactions like the Merger, including covenants relating to (i) consultation prior to the issuance of any press release or other public statement, (ii) each party's obligation to pay its own fees and expenses, and (iii) execution and delivery of closing documentation.

     Conditions to the Merger. The obligations of World Access and RCG to consummate the Merger are subject to certain conditions, including the following: (i) the approval of the Merger by the requisite vote of the stockholders of World Access; (ii) all necessary consents of any regulatory authorities (including the FCC and state public service commissions) shall have been obtained, all notice and waiting periods required by law to pass after receipt of such consents shall have been terminated or shall have expired, and all conditions to consummation of the Merger set forth in such consents shall have been satisfied; (iii) World Access shall have received all permits or other authorizations or confirmations as to the availability of exemptions from registration requirements under all federal and state securities laws as may be necessary to issue shares of World Access Common Stock pursuant to the Merger Agreement; (iv) no actual or threatened causes of action, investigations or proceedings shall be initiated that challenge the validity or legality of the Merger Agreement or the consummation of the Merger, seeking damages in connection with the Merger or seeking to restrain or invalidate the Merger, which in the reasonable judgment of World Access and RCG, based upon advice of counsel, would have a material adverse effect with respect to the interests of World Access and RCG, as the case may be; (v) World Access shall have received resignations from certain officers and directors of RCG; (vi) no action shall have been taken, or any statute, rule, regulation or order enacted, entered or applicable to the Merger by any regulatory authority which, in connection with the grant of any consent by any regulatory authority, imposes, in the judgment of World Access and RCG, any material adverse requirement upon World Access or RCG; (vii) all consents of third parties required in connection with the Merger shall have been obtained, except where the failure to obtain such consents, in the aggregate, would not reasonably be expected to have a material adverse effect on World Access or RCG; (viii) the Bankruptcy Court shall have entered the Confirmation Order (which occurred on September 3, 1998), and the Confirmation Order shall have become a final order; (ix) the shares of World Access Common Stock to be issued under the Merger Agreement shall have been approved for inclusion in Nasdaq, subject to final notice of issuance; (x) the Exchange shall have been consummated; and (xi) the Holding Company Reorganization shall have been consummated (which occurred on October 28, 1998).

     The obligation of World Access to consummate the RCG Merger is also subject to certain additional conditions, including the following: (i) the accuracy of the representations and warranties of RCG set forth in the Merger Agreement;
(ii) RCG shall have performed in all material respects all obligations required to be performed by RCG under the Merger Agreement at or prior to the Effective Time of the Merger; (iii) receipt by World Access of a satisfactory opinion of its tax counsel; (iv) there shall not have been any material adverse change in the business, financial condition and results of operations of RCG between the date of the Merger Agreement and the Effective Time of the Merger; (v) receipt by World Access of an opinion of RCG's bankruptcy counsel; (vi) RCG shall have entered into an agreement with WNS reasonably satisfactory to World Access;
(vii) RCG's gross revenues for the month immediately preceding the Effective Time of the Merger shall be no less than $25 million and its gross profit margin for such period shall be no less than 5.0%; (ix) the Plan and the Confirmation Order (which shall be the final order) shall be acceptable to World Access; (x) World Access shall not have determined that facts, events or conditions arising or occurring, or of which World Access becomes aware, after the date of the Merger Agreement could reasonably be expected to materially limit World Access' ability to utilize net operating losses of RCG incurred before the Effective Time of the Merger to offset, for federal income tax purposes, at least $125,000,000 of otherwise taxable income of RCG as the surviving corporation in the Merger after the Effective Time of the Merger; and (xi) at the Effective Time of the Merger, RCG shall have a positive tangible net worth. With respect to the condition referred to in clause (vii) above, the Merger Agreement provides that RCG's gross revenues for the calendar month immediately preceding the month in which the closing of the transaction occurs shall not be less than $25.0 million and its gross profit margin for such month shall be no less that 5.0%. According to RCG, its gross revenues and gross profit margin for October 1998 were approximately $25.0 million and 5.0%, respectively.

     The obligation of RCG to consummate the RCG Merger is also subject to certain additional conditions, including the following: (i) the accuracy of the representations and warranties of World Access, Old World Access and Merger Sub set forth in the Merger Agreement; (ii) World Access, Old World Access and Merger Sub shall have performed in all material respects all their respective obligations required to be performed by them under the Merger Agreement at or prior to the Effective Time of the Merger; (iii) there shall not have been any material adverse change in the business, financial condition and results of operations of World Access between the date of the Merger Agreement and the Effective Time of the Merger; and (iv) the Plan and the Confirmation Order (which shall have become the final order) shall be reasonably acceptable to RCG.

NO SOLICITATION OF TRANSACTIONS

     Pursuant to the Merger Agreement, RCG may not, nor may it authorize or permit any officer, director or employee of, or any attorney or other advisor or representative of, RCG to solicit, initiate or encourage any inquiries or the making of any proposal or offer that constitutes an Acquisition Proposal (as defined below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Merger Agreement also provides that the board of directors of RCG will not (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or
(ii) enter into any type of agreement or letter of intent with respect to any Acquisition Proposal. If an Acquisition Proposal is made prior to the termination of the Merger Agreement and RCG at any time thereafter consummates a transaction contemplated by or resulting from such Acquisition Proposal, then the Merger Agreement provides that RCG shall pay, or cause to be paid, to World Access, upon demand, all of the costs and expenses of the World Access financial advisors, accountants and counsel, plus the sum of $5,000,000 (collectively, the "Termination Fee"). For purposes of the Merger Agreement, the term "Acquisition Proposal" means any acquisition or purchase (or any inquiry or proposal with respect thereto) of all or any substantial portion of the assets of RCG or of over 10% of any class of equity securities of RCG, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving RCG other than the transactions contemplated by the Merger Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to World Access of the Merger.

TERMINATION OF THE MERGER AGREEMENT

     The Merger Agreement may be terminated at any time prior to the Effective Time of the Merger pursuant to the mutual written consent of World Access and RCG and at the option of either World Access or RCG under certain circumstances, including the following: (i) if (a) there has been a breach of a representation, warranty, covenant or agreement of RCG and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach or (b) the Chapter 11 Case is dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a trustee for RCG shall be appointed by the Bankruptcy Court;
(ii) if there has been a breach of a representation, warranty, covenant or agreement of World Access and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; (iii) if at the meeting of World Access stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the World Access stockholders to approve the Merger shall not have been obtained; (iv) if the Share Exchange Agreement is terminated pursuant to its terms; or (v) the Transaction is not consummated by November 1, 1998, unless such date is extended by mutual written consent duly authorized by the boards of directors of World Access and RCG.

EFFECTS OF TERMINATION

     In the event of termination of the Merger Agreement, the Merger Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of World Access or RCG, except (i) with respect to a termination by RCG in favor of an Acquisition Proposal, RCG will remain liable for any Termination Fee payable to World Access; (ii) that each party will be obligated to pay all expenses incurred by such party; and (iii) except as specifically provided, nothing set forth in the Merger Agreement will give any party any liability for any breach by such party of its covenants and agreements set forth therein.

                          THE SHARE EXCHANGE AGREEMENT

     The following is a summary of the material provisions of the Share Exchange Agreement, a copy of which is attached hereto as Appendix B and incorporated herein by reference. The following summary is qualified in its entirety by reference to the complete text of the Share Exchange Agreement.

THE EXCHANGE

     Pursuant to the Share Exchange Agreement and on the terms and subject to the conditions set forth therein, at the Effective Time of the Exchange (defined below), the Shareholder shall exchange, convey, assign, transfer and deliver to World Access the legal and beneficial ownership of all of the issued and outstanding shares of Cherry Common Stock (the "Shares"), and World Access will receive from the Shareholder all of the Shareholder's right, title and interest in and to the Shares.

     Subject to the conditions set forth in the Share Exchange Agreement, the closing of the Exchange (the "Exchange Closing") will take place on a date to be specified by the parties, which shall be no later than the second business day after satisfaction of the conditions described in "--Conditions to the Exchange" below (the "Exchange Closing Date"). The time at which the Exchange becomes effective is referred to as the "Effective Time of the Exchange."

EXCHANGE AND RECEIPT OF THE SHARES; CONSIDERATION FOR THE SHARES

     At the Exchange Closing, the Shareholder will surrender all certificates representing the Shares to World Access, and World Access shall issue to the Shareholder a certificate or certificates representing the Closing Shares (defined below) and will issue to the escrow agent the Escrowed Shares (defined below), in each case rounded to the nearest whole share. All certificates, documents and instruments representing the Shares so surrendered shall be properly forwarded or otherwise in proper form for transfer. In consideration for such transfer, World Access will transfer or pay to the Shareholder an amount (collectively, the "Share Consideration") equal to an aggregate of (i) 1,875,000 shares of World Access Common Stock less (ii) any shares of World Access Common Stock issuable upon the exercise of options or warrants to purchase shares of Cherry Common Stock granted after May 12, 1998 and converted by World Access into an option or warrant to purchase World Access Common Stock prior to the Exchange Closing plus (iii) any shares of World Access Common Stock that World Access issues and deposits with an escrow agent (the "Escrowed Option Shares") in accordance with the terms of the Share Exchange Agreement and the Escrow Agreement (defined below) which are delivered to the Shareholder pursuant to the Share Exchange Agreement. World Access will also deliver to each holder of a Cherry U.K. Option (defined below) an option agreement representing a World Access Option (defined below). See "-- Treatment of Cherry U.K. Options."

     The number of shares of World Access Common Stock to be issued to the Shareholder at the Exchange Closing (the "Closing Shares") will be equal to (i) one-third of the Share Consideration (excluding the Escrowed Option Shares) plus
(ii) the number of shares of World Access Common Stock underlying World Access Options to the extent that less than one-third of such shares may be acquired upon exercise without regard to the conditions set forth in the Share Exchange Agreement and the Escrow Agreement relating to the release of shares held in escrow. The remaining number of shares of World Access Common Stock (excluding the Escrowed Option Shares) comprising the Share Consideration will be placed in escrow pursuant to the Share Exchange Agreement and the Escrow Agreement. No holder of the Closing Shares may, until the 365th day following the Exchange Closing Date, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such shares or any security convertible into or exchangeable or exercisable therefor without the prior written consent of World Access.

TREATMENT OF CHERRY U.K. OPTIONS

     All options to purchase shares of Cherry Common Stock issued prior to the Effective Time of the Exchange in accordance with the Share Exchange Agreement (each, a "Cherry U.K. Option") will be converted into an option to acquire World Access Common Stock in the number and with the exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the

Effective Time of the Exchange except to the extent provided herein (each World Access option or warrant granted hereunder, a "World Access Option"). It is currently anticipated that no Cherry U.K. Options will be granted. The number of shares of World Access Common Stock issuable upon the exercise of a World Access Option (the "Option Shares") shall be equal to (i) the number of Cherry Common Stock shares subject to each Cherry U.K Option so converted multiplied by (ii) the ratio, expressed as a fraction, obtained by dividing (x) 1,875,000 by (y) all of the Shares plus all of the shares of Cherry Common Stock underlying the Cherry U.K. Options. The exercise price per share for each World Access Option shall be equal to (i) the product obtained by multiplying the number of Cherry Common Stock shares subject to such Cherry U.K. Option by the exercise price per share thereunder, divided by (ii) the number of shares of World Access Common Stock issuable upon the exercise of such World Access Option determined pursuant to the immediately preceding sentence. Notwithstanding the foregoing, a holder of a Cherry U.K. Option may only exercise a World Access Option to the extent of one-third of the Option Shares underlying such World Access Option unless the Escrowed Shares are eligible for release as described below. See "-- Treatment of Escrowed Shares of World Access Common Stock."

TREATMENT OF ESCROWED SHARES OF WORLD ACCESS COMMON STOCK

     Immediately following the Effective Time of the Exchange, the Escrowed Shares shall be issued by World Access and deposited with an escrow agent mutually acceptable to World Access and the Shareholder (the "Escrow Agent") pursuant to the terms of an Escrow Agreement (the "Escrow Agreement"). The Escrow Agent will release the shares held in escrow (the "Escrowed Shares") to the Shareholder in the amounts and on certain dates between the Exchange Closing Date and February 15, 2001 if the sum of the EBITDA for Resurgens for certain performance periods equals or exceeds the target levels of EBITDA for such performance period.

     Specifically, the Escrowed Shares will be released in the amounts and on the dates specified below if the sum of the EBITDA for Resurgens for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:

                                                             PERCENTAGE OF
                                                            ESCROWED MERGER
       PERFORMANCE PERIOD             RELEASE DATE       SHARES TO BE RELEASED      TARGET EBITDA
       ------------------             ------------       ---------------------      -------------
July 1, 1998 to and including
  December 31, 1998 (the "First
  Performance Period")..........   February 15, 1999             25.0%               $ 7,500,000
January 1, 1999 to and including
  December 31, 1999 (the "Second
  Performance Period")..........   February 15, 2000             37.5%               $29,000,000
January 1, 2000 to and including
  December 31, 2000 (the "Third
  Performance Period)...........   February 15, 2001             37.5%               $36,500,000

     Notwithstanding the foregoing, if the Exchange Closing Date is on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Exchange Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Exchange Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     If, after the Exchange, the EBITDA of Resurgens is less than the Target EBITDA required for the release of Escrowed Shares in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding anything described herein, the Escrowed Shares shall be released if the actual cumulative EBITDA for Resurgens for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for any five consecutive trading days during such calendar quarter, then 25% of all of the shares of Escrowed Shares shall be released on February 15, 2000, provided that if no Escrowed Shares are eligible for release during any such calendar quarter, then such Escrowed Shares shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for a total number of consecutive trading days during such subsequent calendar quarter equal to or exceeding the total number of trading days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such Escrowed Shares were not eligible for release; (b) if the EBITDA of Resurgens for the Second Performance Period equals or exceeds $52,775,000, then the Escrowed Shares related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the Escrowed Shares shall be released upon a Change of Control (as defined in the Exchange Agreement), except to the extent that the ability to earn such shares has been lost, and the transfer restrictions described in " -- Transfer Restrictions" shall not apply.

TRANSFER RESTRICTIONS

     No holder of the shares of World Access Common Stock issued at the Exchange Closing may, until the 365th day following the Exchange Closing Date, without the prior written consent of World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such shares or any security convertible into or exchangeable or exercisable therefore, either publicly or privately.

     No holder of the Escrowed Shares may, until the 180th day following the release date thereof, offer, sell, contract to sell or otherwise dispose of such shares or any security convertible into or exchangeable or exercisable therefor, without the prior written consent of World Access.

TREATMENT OF ESCROWED OPTION SHARES

     Immediately after the Effective Time of the Exchange, World Access will issue and deposit with an escrow agent mutually acceptable to World Access and the Shareholder (the "Option Escrow Agent") shares of World Access Common Stock equal to the aggregate number of Option Shares (the "Escrowed Option Shares") pursuant to the terms of an Escrow Agreement (the "Option Escrow Agreement"). The Escrowed Option Shares shall be released and delivered to World Access for cancellation to the extent that the World Access Options (or any portion thereof) vest and become exercisable in accordance with their terms. The Escrowed Option Shares shall be released and delivered to the Shareholder upon the forfeiture of any of the World Access Options (or any portion thereof) as follows: (i) an amount equal to (a) one-third of such shares less (b) the number of shares of World Access Common Stock underlying World Access Options released to the Shareholder as Closing Shares shall be released and delivered to the Shareholder upon such forfeiture, and (ii) the balance of such shares (the "Contingent Escrowed Option Shares") shall be released under the same circumstances as the Escrowed Shares. See "The Share Exchange
Agreement -- Treatment of Escrowed Shares of World Access Common Stock." The foregoing provisions with respect to the distribution of the Escrowed Shares shall also apply to the Contingent Escrowed Option Shares.

REPRESENTATIONS AND WARRANTIES

     The Share Exchange Agreement contains customary representations and warranties by each of World Access, Old World Access and the Shareholder with respect to World Access and Old World Access, on the one hand, and Cherry U.K., on the other hand, as to, among other things, (i) due organization, qualification, good standing and absence of violations of organizational documents; (ii) capital structure; (iii) requisite corporate power and authority to enter into the Share Exchange Agreement and to consummate the transactions contemplated by the Share Exchange Agreement; (iv) due authorization, execution and delivery of the Share Exchange Agreement, validity and enforceability of the Share Exchange Agreement and the compliance of the Exchange with charter documents, agreements and applicable laws; (v) required filings and approvals; (vi) absence of certain material changes or events; (vii) absence of certain litigation; and (viii) compliance with laws.

     In addition, (i) Old World Access has made representations and warranties to the Shareholder with respect to (a) Old World Access filings with the Commission, (b) undisclosed liabilities and litigation, (c) its receipt of a fairness opinion and (d) the exemption of the World Access Common Stock issued in the Merger from the registration requirements of the Securities Act; and (ii) the Shareholder has made representations and warranties to World Access with respect to (a) Cherry U.K. subsidiaries and (b) Cherry U.K.'s title to assets; financial statements; undisclosed liabilities; legal compliance; tax matters; real property; intellectual property; tangible assets and inventory; contracts; notes and accounts receivable; insurance; litigation; employees and employee benefits; guaranties; environment, health and safety; licenses, permits and consents; and information contained in this Proxy Statement.

CERTAIN COVENANTS

     Conduct of Business Pending the Exchange. The Shareholder and World Access have each agreed that, prior to the Effective Time of the Exchange, the Shareholder shall use its best efforts to cause Cherry U.K. to, and World Access will, carry on its business in the usual and ordinary course consistent with past practice, use its best efforts to preserve intact its business relationships with third parties and to keep available the services of its present officers and employees and take no action to adversely effect any party's ability to obtain the regulatory approval of any entity to the Transaction except as required by law, rule or regulation.

     Access to Information. Pursuant to the Share Exchange Agreement, each of World Access, the Shareholder and Cherry U.K. has agreed to give to each other party and to its officers, employees, accountants, counsel, financial advisors and other representatives reasonable access at all reasonable times in a manner so as not to interfere with normal business operations prior to the Effective Time of the Exchange to all its properties, premises, documents, books, contracts, commitments, personnel and records (including tax records). Each of World Access, the Shareholder and Cherry U.K. has agreed to treat and hold as such any confidential information it receives from any of the other parties and their subsidiaries, to not use any of the confidential information except in connection with the Share Exchange Agreement, and, if the Share Exchange Agreement is terminated for any reason whatsoever, to return all tangible embodiments (and all copies thereof) to whichever of the parties to the Share Exchange Agreement that originally disclosed such embodiments which are in its possession.

     Indemnification. Pursuant to the Share Exchange Agreement and the laws of England and Wales, World Access has agreed that all rights to indemnification for acts or omissions occurring prior to the Effective Time of the Exchange existing in favor of the current directors or officers of Cherry U.K. as provided in Cherry U.K.'s articles of association and other organizational documents under the laws of England and Wales shall survive the Exchange and shall continue in full force and effect in accordance with their terms.

     Notices of Certain Events. The Share Exchange Agreement provides that each of World Access and the Shareholder will give prompt notice to the other of any material adverse development that causes or is likely to cause a material breach of any of the representations and warranties therein.

     Certain Other Covenants. The Share Exchange Agreement also contains customary covenants applicable to transactions like the Exchange, including covenants relating to (i) consultation prior to the issuance of any press release or other public statement; (ii) each party's obligation to pay its own fees and expenses; and (iii) execution and delivery of closing documentation.

     Conditions to the Exchange. The obligations of World Access and the Shareholder to consummate the Exchange are subject to certain conditions, including the following: (i) Cherry U.K. and, to the extent necessary, each of its subsidiaries, shall call and hold a meeting of their respective boards of directors validly to effect or execute or validly to resolve to effect or execute the Share Exchange Agreement and the Exchange, the appointment of such officers and directors as World Access shall designate, the revocation of existing bank mandates and the sealing of certificates; (ii) all necessary consents of any regulatory authorities (including the FCC and state public service commissions) shall have been obtained and all notice and waiting periods required by law to pass after receipt of such consents shall have been terminated or shall have expired, and all conditions to consummation of the Exchange set forth in such consents shall have been satisfied, and World Access shall have received all permits or other authorizations or confirmations as to the availability of exemptions from registration requirements under all federal and state securities laws as may be necessary to issue shares of World Access Common Stock pursuant to the Share Exchange Agreement; (iii) no actual or threatened causes of action, investigations or proceedings shall be initiated that challenge the validity or legality of the Share Exchange Agreement or the consummation of the Exchange, seeking damages in connection with the Exchange or seeking to restrain or invalidate the Exchange, which in the reasonable judgment of World Access and the Shareholder, based upon advice of counsel, would have a material adverse effect with respect to the interests of World Access and the Shareholder, as the case may be; (iv) World Access shall have received resignations from certain officers and directors of Cherry U.K.; (v) World Access, the Shareholder and Cherry U.K., as the case may be, shall have executed and delivered the Escrow Agreement and the Option Escrow Agreement; (vi) no action shall have been taken, or any statute, rule, regulation or order enacted, entered or applicable to the Exchange by any regulatory authority which, in connection with the grant of any consent by any regulatory authority, imposes, in the judgment of World Access and the Shareholder any material adverse requirement upon World Access or Cherry U.K., or any one of them; (vii) all consents of third parties required in connection with the Exchange shall have been obtained, except where the failure to obtain such consents, in the aggregate, would not reasonably be expected to have a material adverse effect on World Access or the Shareholder; (viii) the shares of World Access Common Stock to be issued under the Share Exchange Agreement shall have been approved for inclusion in Nasdaq, subject to final notice of issuance; (ix) the Merger shall have been consummated; and (xi) the Holding Company Reorganization shall have been consummated (which occurred on October 28, 1998).

     The obligation of World Access to consummate the Exchange is also subject to certain additional conditions, including the following: (i) the accuracy of the representations and warranties of the Shareholder set forth in the Share Exchange Agreement; (ii) the Shareholder and Cherry U.K. having performed in all material respects all of their respective obligations required to be performed by each of them under the Share Exchange Agreement at or prior to the Exchange Closing; (iii) receipt by World Access of a satisfactory opinion of its tax counsel; and (iv) there shall not have been any material adverse change in the business, financial condition and results of operations of Cherry U.K. between the date of the Share Exchange Agreement and the Effective Time of the Exchange.

     The obligation of the Shareholder to consummate the Exchange is also subject to additional conditions, including the following: (i) the accuracy of the representations and warranties of World Access set forth in the Share Exchange Agreement; (ii) World Access having performed in all material respects all its obligations required to be performed by it under the Share Exchange Agreement at or prior to the Exchange Closing; (iii) receipt by the Shareholder of a satisfactory opinion of its tax counsel; and (iv) there shall not have been any material adverse change in the business, financial condition and results of operations of World Access between the date of the Share Exchange Agreement and the Effective Time of the Exchange.

NO SOLICITATION OF TRANSACTIONS

     Pursuant to the Share Exchange Agreement, the Shareholder may not, nor may it authorize or permit Cherry U.K. or any officer, director or employee of, or any attorney or other advisor or representative of, Cherry U.K. to solicit, initiate or encourage any inquiries or the making of any proposal or offer that constitutes a Cherry U.K. Acquisition Proposal (as described below), or participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or take any other action to facility any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal. The Share Exchange Agreement also provides that the Shareholder shall cause the board of directors of Cherry U.K. not to (i) approve or recommend, or propose to approve or recommend, any Cherry U.K. Acquisition Proposal or (ii) enter into any type of agreement or letter of intent with respect to any Cherry U.K. Acquisition Proposal. If a Cherry U.K. Acquisition Proposal is made prior to the termination of the Share Exchange Agreement and the Shareholder at any time thereafter consummates a transaction contemplated by or resulting from such Cherry U.K. Acquisition Proposal, then the Share Exchange

Agreement provides that the Shareholder shall pay, or cause to be paid, to World Access, upon demand, all of the costs and expenses of World Access financial advisors, accountants and counsel (collectively, "Expenses"). For purposes of the Share Exchange Agreement, the term "Cherry U.K. Acquisition Proposal" means any acquisition or purchase (or any inquiry or proposal with respect thereto) of all or any substantial portion of the assets of the Shareholder or of over 10% of any class of equity securities of the Shareholder, or any Exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Shareholder other than the transactions contemplated by the Share Exchange Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Exchange or which would reasonably be expected to dilute materially the benefits to World Access of the Exchange.

TERMINATION OF THE SHARE EXCHANGE AGREEMENT

     The Share Exchange Agreement may be terminated at any time prior to the Effective Time of the Exchange pursuant to the mutual written consent of World Access and the Shareholder and at the option of either World Access or the Shareholder under certain circumstances, including the following: (i) if there has been a breach of a representation, warranty, covenant or agreement of the Shareholder, and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; (ii) if there has been a breach of a representation, warranty, covenant or agreement of World Access and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; (iii) if the Exchange Closing has not occurred by November 1, 1998, unless extended by mutual written consent, duly authorized by the board of directors of World Access; or (iv) if the Merger is terminated for any reason.

EFFECTS OF TERMINATION

     In the event of termination of the Share Exchange Agreement, the Share Exchange Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of World Access or the Shareholder, except
(i) with respect to a termination by the Shareholder in favor of a Cherry U.K. Acquisition Proposal (See "-- No Solicitation of Transactions"); (ii) that the Shareholder will remain liable for any Expenses payable to World Access; and
(iii) that each party will be obligated to pay all expenses incurred by such party.

                             PRINCIPAL STOCKHOLDERS

     World Access' only issued and outstanding class of voting securities is the World Access Common Stock. At the close of business on November 3, 1998, there were 25,678,453 shares of World Access Common Stock issued and outstanding.

     The following table sets forth information as of November 3, 1998 regarding the beneficial ownership of World Access Common Stock by (i) each person known by World Access to beneficially own more than of 5% of the World Access Common Stock, (ii) each director individually, (iii) each executive officer who would be a "named executive officer" of World Access under Rule 402 of Regulation S-K and (iv) all directors and executive officers as a group.

                                                           SHARES UNDER
                                                        EXERCISABLE OPTIONS      TOTAL SHARES      PERCENTAGE
                NAME                  SHARES OWNED(1)     AND WARRANTS(2)     BENEFICIALLY OWNED     OWNED
------------------------------------  ---------------   -------------------   ------------------   ----------
FMR Corp.(3)........................     2,327,945                  --            2,327,945            9.1%
Pilgrim Baxter & Associates,
  Ltd.(4)...........................     1,843,640                  --            1,843,640            7.2
Hambrecht & Quist Group(5)..........     1,429,907                  --            1,429,907            5.6
Steven A. Odom+++(6)(7).............       767,410             279,000            1,046,410            4.0
Stephen E. Raville+.................       268,000              50,000              318,000            1.2
Hensley E. West+++(7)...............       215,321             143,125              358,446            1.4
Stephen J. Clearman+(8).............       178,210             100,000              278,210            1.1
Mark A. Gergel++**(7)...............        57,953             177,500              235,453              *
John D. Phillips+...................            --             167,340              167,340              *
Scott N. Madigan++(7)...............         2,143              56,250               58,393              *
John P. Imlay, Jr.**................            --                  --                   --              *
Carl E. Sanders**...................            --                  --                   --              *
Hatch Graham++......................            --                  --                   --              *
All directors and executive officers
  as a group (8 persons)............     1,489,037             973,215            2,462,252            9.2

---------------

 *    Less than one percent
 +    Director
 **   Director Nominee
 ++   Executive Officer
(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act ("Rule 13d-3"). Unless otherwise noted, World Access believes that all persons named in the table have sole voting and investment power with respect to all shares of World Access Common Stock beneficially owned by them.
(2) Includes shares which may be acquired by the exercise of stock options and warrants granted by World Access and exercisable on or before January 2, 1999.
(3) Based upon its Schedule 13G filed on May 10, 1998, Fidelity Management & Research Company ("Fidelity"), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the shares of World Access Common Stock listed above as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. The amount listed above includes 641,345 shares of World Access Common Stock issuable upon conversion of the 4.5% Convertible Subordinated Notes of World Access held by Fidelity or its affiliates.
(4) Based upon its Schedule 13G filed on February 17, 1998, Pilgrim Baxter & Associates, Ltd. ("Pilgrim Baxter") is an investment advisor registered under section 203 of the Investment Advisors Act of 1940. Its principal place of business is 825 Duportail Road, Wayne, Pennsylvania 19087. Of the total shares of World Access Common Stock beneficially owned by it, Pilgrim Baxter has sole power to vote or to direct the vote of only 1,601,340 shares of World Access Common Stock.

(5) Based on its Schedule 13G filed on March 9, 1998, Hambrecht & Quist Group ("H&Q Group") may be deemed to own the shares of World Access Common Stock owned by Hambrecht & Quist California ("H&Q California"), a wholly-owned subsidiary of H&Q Group. H&Q Group's and H&Q California's principal place of business is One Bush Street, San Francisco, California 94104.
(6) Includes 18,000 shares held in the aggregate by two minor children of Mr. Odom.
(7) Includes the following number of shares acquired through voluntary employee contributions to the World Access, Inc. Profit Sharing and Retirement Savings Plan (the "401(k) Plan") and contributed to the 401(k) Plan by World Access under a matching contribution feature offered to substantially all employees: Mr. Odom -- 800 shares; Mr. West -- 621 shares; Mr.
    Gergel -- 2,828 shares; and Mr. Madigan -- 143 shares.
(8) Includes an aggregate of 126,000 shares owned by Geocapital II, L.P. and Geocapital Ventures, of which Mr. Clearman may be deemed a beneficial owner under Rule 13d-3 because he has shared investment and voting power.

                             BUSINESS OF RESURGENS

     General. Resurgens is a facilities-based international long distance carrier, offering wholesale switched voice data services, primarily to U.S.-based long distance carriers. RCG provides international long distance service to over 200 foreign countries through a combination of RCG's owned and leased international network facilities (including international switching facilities and digital undersea fiber optic cable), various foreign termination relationships, and resale arrangements with other international long distance providers. RCG owns domestic switching facilities in Los Angeles, Dallas, Chicago and Newark, and Cherry U.K. owns switching facilities in London. RCG has partial ownership positions in several digital undersea fiber optic cables spanning the Atlantic and has reserved RCG commitments to acquire additional transmission capacity on FLAG, an undersea fiber optic cable system running from the United Kingdom to the Far East.

     RCG was incorporated in Illinois in 1989, as Peachtree Bancard Processing Corporation and operated in another line of business. It ceased pursuing its other businesses in 1993 and focused on the retail U.S. domestic long distance business and in 1995, entered into the international wholesale long distance business. RCG sold its domestic retail long distance business in 1996 and early 1997 and subsequently concentrated solely on its international long distance business as a switch-based carrier's carrier selling long distance phone services to wholesale customers. At that time, RCG was subject to the direction and control of Mr. Elliott. Cherry U.K. was incorporated as Cook Communications (U.K.) Public Limited Company in 1994 and was acquired by Mr. Elliott and reregistered as a private company in February 1996. RCG has a contract with Cherry U.K. pursuant to which Cherry U.K. provides certain marketing, operational and administrative services to RCG and receives in payment therefor 110% of the costs and expenses.

     In 1996, RCG initiated WNS Litigation. In July 1997, the WNS Litigation was settled pursuant to the WNS Settlement, which provided, among other things, (i) that RCG owed WNS $165,000,000; (ii) that claim of WNS was secured by substantially all of RCG's assets pursuant to security agreements executed in 1993 and 1995; and (iii) for the issuance to WNS of 19.9% of the outstanding shares of RCG Common Stock.

     After the WNS Settlement in July 1997, RCG continued to experience severe operating capital needs and cash flow shortfalls. On July 2, 1997, Cherry entered into a letter of intent with EqualNet Holding Corp. ("EqualNet") outlining a proposed business transaction expected to be structured as a merger of RCG into EqualNet. This letter of intent was revoked and discussions terminated in the third quarter of 1997. RCG, through Mr. Elliott, approached WorldCom and requested additional loans. WNS was not willing to lend additional funds to RCG unless RCG retained a person with substantial telecommunications industry experience at the CEO level. Mr. Elliott and WorldCom agreed that John
D. (Jack) Phillips ("Phillips") would be the best available choice for a new CEO of RCG. Accordingly, commencing in October 1997, Mr. Elliott, Phillips, RCG and WNS entered into a series of agreements which culminated in, among other things, Phillips becoming the new CEO of RCG, obtaining the right to acquire at least 50% of the common stock of RCG and its affiliate, Cherry U.K, held by Mr. Elliott, and obtaining a revocable proxy to vote a majority of the outstanding shares of RCG and Cherry U.K. In early December of 1997, Mr. Elliott resigned as a director, officer and employee of RCG and exercised his right to have all of his stock in RCG and Cherry U.K. sold to Mr. Phillips.

     Monthly revenues, which had exceeded $45 million a month in October of 1996, had fallen to approximately $5 million per month in September of 1997. RCG, under Mr. Elliott, had incurred liabilities in excess of $300 million and had no material assets. For this and other reasons, RCG commenced the Chapter 11 proceeding with respect to RCG on October 24, 1997 to obtain the protection of the bankruptcy automatic stay and to obtain sufficient funds from the proceeds of a debtor in possession loan to reorganize its business.

     WNS is providing $25 million in Debtor-In-Possession financing to RCG while it is in the process of reorganizing itself in Chapter 11. Since October of 1997, Phillips has brought together a seasoned management team to reorganize RCG, RCG shut down its existing network and then restarted it in March of 1998, installed a new and accurate billing system and established new information systems pursuant to which its network management center is able to monitor the operations of its network. Finally, it has established new direct agreements, dedicated bandwidth and transit agreements and restructured its sales efforts in both the United States and the United Kingdom.

     RCG also entered into a Carrier Service Agreement with WNS pursuant to which WNS purchases international long distance services on a wholesale basis from RCG. WorldCom is obligated to purchase such services from RCG of at least $25 million a month, provided the services are of acceptable quality and the rates quoted by RCG are at least equal to the rates WorldCom is obtaining from other third party providers. Because of WNS's existing overflow need and their ownership position in RCG, RCG expects WNS to purchase services in excess of $25 million a month. The contract is for a one year initial term but automatically renews each month, subject to a one year termination notice. WNS prepays the services it purchases under the agreement twice a month.

     Industry. The international long distance telecommunications services industry consists of all transmissions of voice and data that originate in one country and terminate in another.

     From the standpoint of U.S.-based long distance providers, the industry can be divided into two major segments: the U.S. international market, consisting of all international calls billed in the U.S. (the "U.S. International Market"); and the overseas markets consisting of all international calls billed in countries other than the U.S. (the "Overseas Market"). The U.S. international market has experienced substantial growth in recent years, with gross revenues from international long distance services rising from approximately $8.5 billion in 1990 to approximately $14.9 billion is 1996, according to FCC data. This industry is undergoing a period of fundamental change which has resulted in substantial growth in international telecommunications traffic. According to industry sources, worldwide gross revenues for providers of international telephone service were over $60 billion in 1996 and the volume of international traffic on the public telephone network is expected to grow at a compound annual growth rate of approximately 13% from 1996 through the year 2000.

     RCG believes that the strong growth experienced in the international telecommunications market will continue into the foreseeable future, driven by the following factors, among others:

          (i) the dramatic increases in the availability of telephones and the number of access lines in service around the world, stimulated by economic growth and technological advancements;

          (ii) the opening of overseas telecommunications markets due to deregulation and the privatization of government-owned monopoly carriers, permitting the emergence of new carriers;

          (iii) the rapid globalization of commerce, trade and travel, which is creating increased communications needs;

          (iv) the reduction of international long distance rates, driven by competition and technological advancements, which is making international calling available to a much larger customer base and stimulating increasing traffic volumes;

          (v) the increased availability and quality of digital undersea fiber optic cable, which have enabled long distance carriers to improve the quality of their service while reducing customer access cost;

          (vi) the worldwide proliferation of new communications services such as cellular telephones, facsimile machines, the Internet and other forms of data communications services; and

          (vii) the rapidly increasing demand for bandwidth-intensive data transmission services, including the Internet.

     Customers. Resurgens sells its services to long distance international telecommunications companies. At September 30, 1998, Resurgens had approximately 30 customers. Resurgens expects WorldCom to account for over half of its revenue in 1998 but less than half of its revenue in 1999 and an ever decreasing percentage thereafter.

     Competition. The international telecommunications industry is highly competitive. International telecommunications providers compete primarily on the basis of price, customer service and transmission quality. The U.S.-based international telecommunications services market is dominated by AT&T, WorldCom and Sprint. RCG also competes with Pacific Gateway Exchange, Inc., Star Communications, Inc. and other carriers in certain markets. As Resurgens' network expands to serve a broader range of customers and as worldwide deregulation continues, Resurgens expects to encounter increasing competition from these and other major domestic and international communications companies, many of which may have significantly greater resources and more extensive domestic and international communications networks than Resurgens. Moreover, Resurgens is likely to be subject to additional competition as a result of the formation of global alliances and mergers among the largest telecommunications carriers. Resurgens also faces competition from companies offering resold international telecommunications services. RCG expects that competition from such resellers will increase in the future in tandem with increasing deregulation of telecommunications markets worldwide.

     Recent regulatory changes also are expected to increase competition in the telecommunications industry. In February 1996, the Telecommunications Act of 1996 (the "Telecom Act") was adopted. The Telecom Act promotes additional competition in the intrastate, interstate and international telecommunications markets by both U.S.-based and foreign companies. The Telecom Act permits the Regional Bell Operating Companies ("RBOCs") to compete in interstate and international service. Some RBOCs have begun to resell international services. AT&T has obtained relaxed pricing restrictions and relief from other regulatory constraints that should make it easier for AT&T to compete with alternative carriers such as RCG. In addition, in February 1997, over 60 countries signed a global agreement on telecommunications under the auspices of the World Trade Organization (the "WTO"), which agreement became effective in February 1998. This agreement (the "WTO Agreement") seeks to open markets to competition in telecommunications services, improve foreign investment opportunities in the telecommunications industry and promote pro-competitive regulatory principles. The FCC has adopted various rules designed to implement the principles of the WTO Agreements.

     Employees. As of September 30, 1998, RCG had 69 full time employees of which 42 were engaged in operations, engineering and information systems, 5 in sales, customer support and business development, and 22 in administration.

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

RESULTS OF OPERATIONS

     The following table sets forth for the periods indicated the percentage of total revenue represented by each line item in the unaudited combined statements of operations of Resurgens:

                                           QUARTERS ENDED       SIX MONTHS
                                              JUNE 30,        ENDED JUNE 30,     YEARS ENDED DECEMBER 31,
                                           ---------------    ---------------    ------------------------
                                            1998     1997      1998     1997      1997     1996     1995
                                           ------    -----    ------    -----    ------    -----    -----
Revenues.................................   100.0%   100.0%    100.0%   100.0%    100.0%   100.0%   100.0%
Cost of Services.........................   179.3    128.5     260.5    124.6     148.9    110.9     99.2
                                           ------    -----    ------    -----    ------    -----    -----
  Gross Profit (Loss)....................   (79.3)   (28.5)   (160.5)   (24.6)    (48.9)   (10.9)      .8
Selling, General & Administrative........    47.5     16.5      70.4     12.9      21.1      7.8     23.7
Depreciation and Amortization............    14.9      2.2      29.8      1.5       3.5      1.4      1.4
Provision for Doubtful Accounts..........     0.0     13.9       0.0     13.3      20.4      9.1      7.4
                                           ------    -----    ------    -----    ------    -----    -----
  Operating Income (Loss)................  (141.7)   (61.2)   (260.7)   (52.3)    (93.9)   (29.2)   (31.6)
Interest and Finance Charges.............    14.4      3.3      25.4      2.9       7.2      4.3      2.6
Other Income (Expense)...................     0.0      1.2      (0.0)     0.2      (2.2)     0.1      7.1
                                           ------    -----    ------    -----    ------    -----    -----
  Loss Before Reorganization Costs.......  (156.0)   (63.2)   (286.1)   (55.0)   (103.4)   (33.5)   (27.1)
Reorganization Costs.....................    (7.8)      --      (4.0)      --       0.4       --       --
                                           ------    -----    ------    -----    ------    -----    -----
  Net Loss...............................  (148.2)%   63.2%   (282.1)%  (55.0)%  (103.8)%  (33.5)%  (27.1)%
                                           ======    =====    ======    =====    ======    =====    =====

     The financial information included herein for the quarter ended June 30, 1998 compared to the quarter ended June 30, 1997, the six months ended June 30, 1998 compared to the six months ended June 30, 1997 and the years ended December 31, 1997 and 1996 compared to the years ended December 31, 1996 and 1995, respectively, are unaudited combined results for RCG and Cherry U.K.

QUARTER ENDED JUNE 30, 1998 COMPARED TO QUARTER ENDED JUNE 30, 1997

  Revenue

     Total revenue decreased $50,198,000 or 83.4%, to $10,009,000 in 1998 from
$60,207,000 in 1997. Revenue decreased as Resurgens became unable to sustain an operable network providing acceptable quality due to lack of adequate working capital which resulted in vendors disconnecting various network routes for nonpayment. Consequently, management severely curtailed traffic as it began restructuring the business pursuant to the bankruptcy.

  Gross Margin

     Gross loss was $9,241,000, or 53.8% lower as this loss decreased to $7,934,000 in 1998 from $17,175,000 in 1997. The lower loss is attributable to reductions in fixed costs related to the network as well as changes in variable cost. In prior periods such as 1997, variable route costs were sometimes higher than sales price due to an inability to maintain primary cost effective routes, thus causing traffic to be delivered over more expensive route choices.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses (excluding depreciation and amortization) decreased $5,203,000, or 52.2%, to $4,756,000 in 1998 from
$9,959,000 in 1997. This decrease is primarily attributable to 1998 reductions in personnel and facility costs which had been increased to accommodate the sharp revenue increase experienced through July 1997. Legal and outside professional expense decreased due to the absence of costs associated with 1997 litigation, including the WNS Litigation.

  Depreciation and Amortization Expense

     Depreciation and amortization expense increased $134,000, or 9.9%, to $1,488,000 in 1998 from $1,354,000 in 1997. This is attributable to purchases of telecommunications equipment throughout 1997 made to increase network capacity for which depreciation expense was recorded.

  Provision for Doubtful Accounts

     The provision for doubtful accounts decreased to zero in 1998 from $8,355,000 in 1997. This decrease is due to lower revenue volume and the absence of small business commercial and individual residential long distance in the customer mix. The current customer base consists of long distance carriers.

  Operating Income (Loss)

     Operating loss decreased by $22,665,000, or 61.5%, to $14,178,000 in 1998 from an operating loss of $36,843,000 in 1997. This decreased loss is primarily due to the gross loss change and lower provision for doubtful accounts.

  Interest and Finance Charges

     Interest and finance charge expense decreased by $527,000, or 26.8%, to $1,437,000 in 1998 from $1,964,000 in 1997. This is primarily attributable to the conversion of WNS trade payables generating finance charges to long term notes pursuant to the WNS Settlement Agreement.

  Other Income (Expense)

     Other income of $4,000 in 1998 was $723,000, or 99.4%, lower than other income of $727,000 in 1997. This is the result of gains on sale of fixed assets recorded in 1997 which did not occur in 1998.

  Reorganization Items

     Chapter 11 bankruptcy reorganization benefit of $778,000 was recorded in 1998 due to the Chapter 11 Case. This benefit relates to reductions in liabilities subject to compromise which either existed prior to filing for bankruptcy or which were recorded incident to that filing.

SIX MONTHS ENDED JUNE 30, 1998 COMPARED TO SIX MONTHS ENDED JUNE 30, 1997

  Revenue

     Total revenue decreased $121,397,000, or 92.1%, to $10,377,000 in 1998 from
$131,774,000 in 1997. Revenue decreased as Resurgens became unable to sustain an operable network providing acceptable quality due to lack of adequate working capital which resulted in vendors disconnection various network routes for nonpayment. Consequently, management severely curtailed traffic in the first quarter as it began restructuring the business pursuant to the bankruptcy and resumed business activity in mid-second quarter 1998.

  Gross Margin

     Gross loss was $15,715,000 or 48.6% lower as this loss decreased to $16,651,000 in 1998 from $32,366,000 in 1997. The lower loss is attributable to reductions in fixed costs related to the network as well as changes in variable cost. In prior periods such as 1997, variable route costs were sometimes higher than sales price due to an inability to maintain primary cost effective routes, thus causing traffic to be delivered over more expensive route choices.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses (excluding depreciation and amortization) decreased $9,675,000, or 57.0%, to $7,306,000 in 1998 from
$16,981,000 in 1997. This decrease is primarily attributable to 1998 reductions in personnel and facility costs which had been increased to accommodate the sharp revenue increase experienced through July 1997. Legal and outside professional expense decreased due to the absence of costs associated with 1997 litigation, including the WNS Litigation.

  Depreciation and Amortization Expense

     Depreciation and amortization expense increased $1,077,000, or 53.3%, to $3,096,000 in 1998 from $2,019,000 in 1997. This is attributable to purchases of telecommunications equipment throughout 1997 made to increase network capacity for which depreciation expense was recorded.

  Provision for Doubtful Accounts

     The provision for doubtful accounts decreased to $2,000 in 1998 from $17,561,000 in 1997. This decrease is due to lower revenue volume and the absence of small business commercial and individual residential long distance in the customer mix. The current customer base consists of long distance carriers.

  Operating Income (Loss)

     Operating loss decreased by $41,872,000, or 60.7%, to $27,055,000 in 1998 from an operating loss of $68,927,000 in 1997. This decreased loss is primarily due to the gross loss change and lower provision for doubtful accounts.

  Interest and Finance Charges

     Interest and finance charge expense decreased by $1,141,000, or 30.2%, to $2,631,000 in 1998 from $3,772,000 in 1997. This is primarily attributable to the conversion of WNS trade payables generating finance charges to long term notes pursuant to the WNS Settlement Agreement.

  Other Income (Expense)

     Other expense of $1,000 in 1998 was $257,000 or 100.4%, higher than other income of $256,000 in 1997. This is primarily attributable to losses related to lawsuit settlements in 1997.

  Reorganization Items

     Chapter 11 bankruptcy reorganization benefit of $412,000 was recorded in 1998 due to the Chapter 11 Case. This benefit relates to reductions in liabilities subject to compromise which either existed prior to filing for bankruptcy or which were recorded incident to that filing.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

  Revenue

     Total revenue decreased $187,516,000, or 53.1%, to $165,489,000 in 1997 from $353,005,000 in 1996. Carrier long distance revenue decreased as Resurgens became unable to sustain an operable network providing acceptable quality due to lack of adequate working capital. This was due to the working capital needs and cash shortfalls experienced after the WNS settlement in July 1997. Approximately 90% of 1997 carrier long distance revenue was generated in the seven month period ending July 1997. Carrier long distance revenue represented approximately 90% of Resurgens' 1997 total revenue. Commercial and residential long distance revenue decreased in a manner similar to carrier revenues and also due to the effect of a sale of Resurgens' commercial and residential customer base in 1996 and 1995. Resurgens' sole customer base at the end of 1997 consists of long distance carriers as Resurgens has become a "carrier's carrier."

  Gross Profit (Loss)

     Gross loss was $42,395,000, or 109.8% greater as this loss increased to $81,005,000 in 1997 from $38,610,000 in 1996. The additional loss is attributable to the decrease in revenue while fixed costs included in costs of revenues continued to be experienced. These costs were related to the network which had been sized to accommodate revenue volumes greatly in excess of the volumes generated in 1997.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses (excluding depreciation and amortization) increased $7,192,000, or 26%, to $34,891,000 in 1997 from $27,699,000 in 1996. This increase is primarily attributable to personnel and facility costs which increased to accommodate the sharp revenue increase experienced through July 1997 and increases in legal and outside professional expense which increased due to additional litigation, including the WNS Litigation.

  Depreciation and Amortization Expense

     Depreciation and amortization expense increased $891,000, or 18.1% to $5,814,000 in 1997 from $4,923,000 in 1996. This is attributable to 1997 purchases of telecommunications equipment and cable capital leases entered into for increased network capacity.

  Provision for Doubtful Accounts

     The provision for doubtful accounts increased by $1,739,000, or 5.4%, to $33,743,000 in 1997 from $32,004,000 in 1996. The expense for 1997 and 1996 is primarily attributable to Resurgens not obtaining information from its vendors which was needed to bill switched services customers.

  Operating Income (Loss)

     Operating loss increased by $52,217,000, or 50.6%, to $155,453,000 in 1997 from $103,236,000 in 1996. This increased loss is due to the reduction in revenue experienced in 1997 and the related effects.

  Interest and Finance Charges

     Interest and finance charge expense decreased by $3,360,000, or 22.0%, to $11,939,000 in 1997 from $15,299,000 in 1996. This is primarily attributable to the conversion of WNS trade payables generating finance charges to long term notes pursuant to the WNS Settlement Agreement.

  Other Income (Expense)

     Other expense of $3,663,000 in 1997 increased by $4,058,000 from the other income of $395,000 realized in 1996. This is primarily attributable to losses on fixed asset disposals of $2,977,000 in 1997 and losses related to lawsuit settlements of $1,328,000 in 1997, while a $1,339,000 gain on sale of customer base was included in 1996 results. No such gain was recorded for 1997.

  Reorganization Items

     Chapter 11 bankruptcy reorganization expense of $665,000 was recorded in 1997 due to the Chapter 11 Case. These expenses relate to costs of rejected real estate leases as well as professional fees.

YEAR ENDED DECEMBER 31, 1996 COMPARED TO YEAR ENDED DECEMBER 31, 1995

  Revenue

     Total revenue increased $271,336,000, or 333.2%, to $353,005,000 in 1996 from $81,669,000 in 1995. Carrier long distance revenue increased as Resurgens expanded its network facilities and established directs into the United Kingdom.

  Gross Profit (Loss)

     Gross loss was $39,297,000 greater as this loss increased to $38,610,000 in 1996 from gross profit of $687,000 in 1995. This loss was attributable to the rapid direct and dedicated access expansion with corresponding cost increases which were in excess of needed capacity. These costs included minimum usage requirements payable to WNS which were the subject of the 1997 WNS Settlement Agreement.

  Selling, General and Administrative Expenses

     Selling, general and administrative expenses (excluding depreciation and amortization) increased $8,370,000, or 43.3%, to $27,699,000 in 1996 from
$19,329,000 in 1995. This increase is primarily attributable to personnel and facility costs which increased to accommodate the 1996 revenue increase.

  Depreciation and Amortization Expense

     Depreciation and amortization expense increased $3,805,000, or 340.3% to $4,923,000 in 1996 from $1,118,000 in 1995. This is attributable to 1996 purchases of telecommunications equipment made to increase network capacity.

  Provision for Doubtful Accounts

     The provision for doubtful accounts increased by $25,972,000, or 430.6%, to $32,004,000 in 1996 from $6,032,000 in 1995. This increase is due to higher revenue volume and difficulty experienced by Resurgens in 1996 in obtaining information from its vendors which was needed to bill switched services customers.

  Operating Income (Loss)

     Operating loss increased by $77,444,000, or 300.3%, to $103,236,000 in 1996 from $25,792,000 in 1995. This increased loss is primarily due to the increases in cost of revenues which created the additional gross loss and increased provision for doubtful accounts.

  Interest and Finance Charges

     Interest and finance charge expense increased by $13,157,000, or 614.2%, to $15,299,000 in 1996 from $2,142,000 in 1995. This is primarily attributable to the capital leases entered into for network facilities.

  Other Income (Expense)

     Other income of $395,000 in 1996 was $5,369,000, or 93.1%, lower than other income of $5,764,000 in 1995. This is primarily attributable to a $1,339,000 gain on sale of customer base that was recorded in 1996 compared to a similar gain of $5,486,000 recorded in 1995.

LIQUIDITY AND CAPITAL RESOURCES

  Overview

     During 1996 Resurgens began experiencing difficulty in receiving information from a major vendor, WorldCom, which was needed to bill customers. This resulted in significant cash flow deficiencies for both 1996 and 1997. In 1996, Resurgens initiated litigation against WNS which was settled in 1997. Resurgens continued to experience severe operating capital needs and cash flow shortfalls after the settlement. The operating working capital needs of Resurgens were funded by significant accounts payable increases which were not being paid. For this and other reasons, the Company filed the Chapter 11 Case on October 24, 1997 to obtain the protection of the bankruptcy automatic stay and to obtain sufficient funds from the proceeds of a debtor in possession loan to reorganize its business.

  Operating Activities

     Cash provided by operating activities decreased by $15,033,000 to $2,452,000 in 1997 primarily as a result of the net loss experienced in 1997. Net trade accounts receivable decreased by $40,518,000 to $1,757,000 at December 31, 1997 from $42,275,000 at December 31, 1996. Accounts payable decreased by $53,904,000 to

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

$144,856,000 ($8,761,000 recorded as accounts payable and $136,095,000 recorded as a liability subject to compromise) from $198,760,000 at December 31, 1997 and 1996, respectively.

  Investing Activities

     Cash used in investing activities increased by $1,057,000 to $8,694,000 for 1997. Purchases of property and equipment in 1997 represented $9,545,000 while returns of vendor deposits and receipts of customer deposits provided $851,000.

  Financing Activities

     Cash of $5,754,000 was provided by financing activities in 1997, an increase of $13,625,000. This increase is due to borrowing under Resurgens' debtor in possession financing of $7,250,000 and a $5,514,000 decrease in payments on capitalized obligations from 1996 to 1997.

     In November 1997, the Bankruptcy Court authorized Resurgens to enter into a debtor in possession financing agreement with WNS to facilitate continued operations. The original terms of the agreement provided for maximum advances of $19,000,000 due April 30, 1998 at 12% interest. On April 16, 1998 the agreement was amended to provide for an increased maximum advance limit of $25,000,000 due July 31, 1998. The borrowings as of December 31, 1997 were $7,250,000 and $22,000,000 as of July 16, 1998.

  Net Operating Loss Carryforward

     As of December 31, 1997, Resurgens had approximately $128,000,000 in United States tax net operating loss carryforwards available to reduce future taxable income through the year 2012 and United Kingdom tax loss carryforwards of approximately $1,500,000 with an unlimited carryover period. The Transaction will constitute an ownership change under the United States tax laws which would limit the annual utilization of the net operating loss carryforwards. It is estimated that this annual limit would be approximately $18,000,000 per year in the event the Transaction is consummated.

  Year 2000 Computer Issue

     The Year 2000 Issue is the result of computer programs being used by computers worldwide being written using two digits rather than four to define the applicable year. Any of the Company's computer programs that have time-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices, or engage in similar normal business activities.

     Resurgens has determined that the vendors of its significant software programs have existing upgrades which specifically solve the Year 2000 Issue. This includes the software programs for Resurgens' switches, billing system and accounting software. Resurgens presently believes that with modifications to existing software and conversions to new software, the Year 2000 Issue will not pose significant operational problems for its computer systems. However, if such modifications and conversions are not made, or are not completed timely, the Year 2000 Issue could have a material impact on the operations of Resurgens.

     Resurgens will initiate during 1998 formal communications with all of its significant suppliers and large customers to determine the extent to which its interface systems are vulnerable to those third parties' failure to remediate their own Year 2000 Issues. However, there can be no assurance that the systems of other companies on which Resurgens' systems rely will be timely converted and would not have an adverse effect on Resurgens' systems. Resurgens has determined it has no exposure to contingencies related to the Year 2000 Issue for the products it has sold.

     Resurgens recognizes the need to ensure its operations will not be adversely impacted by Year 2000 software failures. Resurgens intends to take the actions necessary to ensure that its systems and applications will appropriately recognize and process transactions in the year 2000 and beyond. Resurgens does not expect the cost of year 2000 compliance to be material to its financial statements; however, the costs of such compliance are still being quantified.

  Summary

     Resurgens expects that the current focus of carrier long distance customers, especially WorldCom, in conjunction with the network restructuring currently underway will allow it to operate at positive gross margin, operating profit and net income levels. Resurgens must achieve certain revenue volumes and obtain a working capital financing facility in order to reach these profitability targets. Management believes that it will be able to achieve these revenue levels and obtain appropriate financing sufficient to support its working capital requirements and business plans for at least the next twelve months.

               UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

     The following Unaudited Pro Forma Combined Financial Statements of World Access give effect to the consummation of the Merger and to the several transactions that World Access has completed or are currently contemplated. The Unaudited Pro Forma Combined Statements of Operations give effect to: (1) the ATI acquisition; (2) the acquisition of a majority interest in NACT (the "NACT Stock Purchase"); (3) the acquisition of the remainder of NACT (the "NACT Transaction"); (4) the Transaction; and (5) the Telco Merger as if each of these acquisitions had occurred on January 1, 1997. The Unaudited Pro Forma Combined Balance Sheet gives effect to: the NACT Transaction, the Transaction and the Telco Merger as if they had been completed on June 30, 1998.

     As Telco Systems' fiscal year end, August 30, differs from World Access' fiscal year-end by more than 93 days, Telco Systems' results of operations for the period from November 25, 1996 through November 30, 1997 were used in preparing the Unaudited Pro Forma Combined Statement of Operations for the year ended December 31, 1997. Telco Systems' results of operations for the six months from March 2, 1998 through August 30, 1998 were used in preparing the Unaudited Pro Forma Combined Statement of Operations for the six months ended June 30, 1998. As such, Telco Systems' results of operations for the period from December 1, 1997 through March 1, 1998 are not included in the Unaudited Pro Forma Combined Statements of Operations presented herein. Telco Systems' revenue, cost of sales, operating loss and net loss for such period were $26.0 million; $15.5 million; $4.6 million and $4.6 million, respectively. Telco Systems' unaudited June 30, 1998 balance sheet was utilized in preparing the Unaudited Pro Forma Combined Balance Sheet as of June 30, 1998.

     The pro forma adjustments are based upon currently available information and upon certain assumptions that the management of World Access believes are reasonable. Each of the acquisition transactions above has been accounted for using the purchase method of accounting. The adjustments recorded in the Unaudited Pro Forma Combined Financial Statements represent the preliminary determination of these adjustments based upon available information. There can be no assurance that the actual adjustments will not differ significantly from the pro forma adjustments reflected in the Unaudited Pro Forma Combined Financial Statements.

     In connection with the consummation of the pending Telco Merger, World Access expects to record charges representing the estimated portion of the purchase price allocated to in-process research and development of $60.7 million. In addition, in the six month period ended June 30, 1998, World Access recorded charges representing the estimated portion of the purchase price allocated to in-process research and development of $44.6 million and $5.4 million for the NACT Stock Purchase and ATI acquisition, respectively, and World Access has assumed, for purposes of these pro forma combined financial statements, that it will record $21.9 million in additional charges representing the estimated purchase price allocated to in-process research and development in connection with the NACT Transaction. Since these charges are directly related to the acquisitions and will not recur, the Unaudited Pro Forma Combined Statements of Operations have been prepared excluding these one-time non-recurring charges.

     The Unaudited Pro Forma Combined Financial Statements are not necessarily indicative of the financial position or the future results of operations or results that might have been achieved if the foregoing acquisition transactions had been consummated as of the indicated dates. The Unaudited Pro Forma Combined Financial Statements should be read in conjunction with the historical consolidated financial statements of Old World Access, ATI, NACT and Telco Systems, the historical combined financial statements of Resurgens and the related notes thereto. See "Incorporation of Certain Documents by Reference" and "Available Information".

                               WORLD ACCESS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                                                        OLD                                   WORLD ACCESS
                                          OLD      NACT MINORITY    WORLD ACCESS                                  AND
                                         WORLD       INTEREST         AND NACT                  RESURGENS      RESURGENS
                                         ACCESS     ADJUSTMENTS       COMBINED     RESURGENS   ADJUSTMENTS      COMBINED
                                        --------   -------------    ------------   ---------   -----------    ------------
                                                          ASSETS
Current Assets
 Cash and equivalents                   $ 57,653     $     --         $ 57,653     $  1,637     $ (7,000)(C)    $ 52,290
 Marketable securities................     3,500           --            3,500           --           --           3,500
 Accounts receivable..................    41,819           --           41,819        3,354           --          45,173
 Inventories..........................    34,473           --           34,473           --           --          34,473
 Other current assets.................    15,429           --           15,429        4,476           --          19,905
                                        --------     --------         --------     --------     --------        --------
       Total Current Assets...........   152,874           --          152,874        9,467       (7,000)        155,341
Property and equipment................    17,203           --           17,203       52,126        9,000(C)       78,329
Goodwill..............................    74,378        9,617(A)        83,995           --       71,251(C)      155,246
Acquired technology...................                  4,400(A)         4,400           --           --           4,400
Other assets..........................    24,063           --           24,063          152       18,300(C)       42,515
                                        --------     --------         --------     --------     --------        --------
       Total Assets...................  $268,518     $ 14,017         $282,535     $ 61,745     $ 91,551        $435,831
                                        ========     ========         ========     ========     ========        ========
                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt......................  $  4,408     $     --         $  4,408     $  3,542     $     --        $  7,950
 Accounts payable.....................    23,087           --           23,087       19,731           --          42,818
 Other accrued liabilities............    12,913           --           12,913        7,243        2,000(C)       22,156
                                        --------     --------         --------     --------     --------        --------
       Total Current Liabilities......    40,408           --           40,408       30,516        2,000          72,924
Long-term debt........................   115,529           --          115,529           --           --         115,529
Noncurrent liabilities................     1,564        1,700(A)         3,264       29,050           --          32,314
Minority interests....................    12,443      (12,443)(A)           --           --           --              --
                                        --------     --------         --------     --------     --------        --------
       Total Liabilities..............   169,944      (10,743)         159,201       59,566        2,000         220,767
Stockholders' Equity
 Common stock.........................       219           25(A)           244           85          (85)(D)         280
                                                                                                      36(C)
 Capital in excess of par value.......   133,286       46,635(A)       179,921       61,467      (61,467)(D)     271,615
                                                                                                  91,694(C)
 Retained earnings....................   (34,931)     (21,900)(B)      (56,831)     (59,373)      59,373(D)      (56,831)
                                        --------     --------         --------     --------     --------        --------
       Total Stockholders' Equity.....    98,574       24,760          123,334        2,179       89,551         215,064
                                        --------     --------         --------     --------     --------        --------
       Total Liabilities and
        Stockholders' Equity..........  $268,518     $ 14,017         $282,535     $ 61,745     $ 91,551        $435,831
                                        ========     ========         ========     ========     ========        ========

                                                                     WORLD ACCESS,
                                                                     RESURGENS AND
                                         TELCO     TELCO SYSTEMS     TELCO SYSTEMS
                                        SYSTEMS     ADJUSTMENTS        COMBINED
                                        --------   -------------    ---------------
                                                          ASSETS
Current Assets
 Cash and equivalents                   $11,601      $     --          $  63,891
 Marketable securities................    2,200            --              5,700
 Accounts receivable..................   16,974            --             62,147
 Inventories..........................   23,209        (3,000)(E)         54,682
 Other current assets.................      954            --             20,859
                                        --------     --------          ---------
       Total Current Assets...........   54,938        (3,000)           207,279
Property and equipment................    8,383        (3,798)(E)         82,914
Goodwill..............................    7,400        (7,400)(E)        155,246
Acquired technology...................       --        46,317(E)          50,717
Other assets..........................      217        19,217(E)          61,949
                                        --------     --------          ---------
       Total Assets...................  $70,938      $ 51,336          $ 558,105
                                        ========     ========          =========
                                           LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
 Short-term debt......................  $    --      $     --          $   7,950
 Accounts payable.....................    4,357            --             47,175
 Other accrued liabilities............   12,635         6,650(E)          41,441
                                        --------     --------          ---------
       Total Current Liabilities......   16,992         6,650             96,566
Long-term debt........................       --            --            115,529
Noncurrent liabilities................      991        20,449             53,754
Minority interests....................       --            --                 --
                                        --------     --------          ---------
       Total Liabilities..............   17,983        27,099            265,849
Stockholders' Equity
 Common stock.........................      110          (110)(F)            345
                                                           65(E)              --
 Capital in excess of par value.......   79,017       (79,017)(F)        409,430
                                                      137,815(E)              --
 Retained earnings....................  (26,172)       26,172(F)        (117,519)
                                                      (60,688)(G)             --
                                        --------     --------          ---------
       Total Stockholders' Equity.....   52,955        24,237            292,256
                                        --------     --------          ---------
       Total Liabilities and
        Stockholders' Equity..........  $70,938      $ 51,336          $ 558,105
                                        ========     ========          =========

                               WORLD ACCESS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                         NACT                                                WORLD ACCESS
                                       MINORITY                                                   AND
                          OLD WORLD    INTEREST        WORLD                  RESURGENS        RESURGENS
                           ACCESS     ADJUSTMENTS      ACCESS    RESURGENS   ADJUSTMENTS       COMBINED
                          ---------   -----------     --------   ---------   -----------     -------------
                                                  ASSETS
Current Assets
  Cash and
     equivalents........  $ 57,653     $     --       $57,653    $  1,637     $ (7,000)(C)     $ 52,290
  Marketable
     securities.........     3,500           --         3,500          --           --            3,500
  Accounts receivable...    41,819           --        41,819       3,354           --           45,173
  Inventories...........    34,473           --        34,473          --           --           34,473
  Other current
     assets.............    15,429           --        15,429       4,476           --           19,905
                          --------     --------       --------   --------     --------         --------
     Total Current
       Assets...........   152,874           --       152,874       9,467       (7,000)         155,341
Property and
  equipment.............    17,203           --        17,203      52,126        9,000(C)        78,329
Goodwill................    74,378        9,617(A)     83,995          --       71,251(C)       155,246
Acquired technology.....                  4,400(A)      4,400          --           --            4,400
Other assets............    24,063           --        24,063         152       18,300(C)        42,515
                          --------     --------       --------   --------     --------         --------
     Total Assets.......  $268,518     $ 14,017       $282,535   $ 61,745     $ 91,551         $435,831
                          ========     ========       ========   ========     ========         ========

                                   LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.......  $  4,408     $     --       $ 4,408    $  3,542     $     --         $  7,950
  Accounts payable......    23,087           --        23,087      19,731           --           42,818
  Other accrued
     liabilities........    12,913           --        12,913       7,243        2,000(C)        22,156
                          --------     --------       --------   --------     --------         --------
     Total Current
       Liabilities......    40,408           --        40,408      30,516        2,000           72,924
Long-term debt..........   115,529           --       115,529          --           --          115,529
Noncurrent
  liabilities...........     1,564        1,700(A)      3,264      29,050                        32,314
Minority interests......    12,443      (12,443)(A)        --          --           --               --
                          --------     --------       --------   --------     --------         --------
     Total
       Liabilities......   169,944      (10,743)      159,201      59,566        2,000          220,767
Stockholders' Equity
  Common stock..........       219           25(A)        244          85          (85)(D)          280
                                                                                    36(C)
  Capital in excess of
     par value..........   133,286       46,635(A)    179,921      61,467      (61,467)(D)      271,615
                                                                                91,694(C)
  Accumulated deficit...   (34,931)     (21,900)(B)   (56,831)    (59,373)      59,373(D)       (56,831)
                          --------     --------       --------   --------     --------         --------
     Total Stockholders'
       Equity...........    98,574       24,760       123,334       2,179       89,551          215,064
                          --------     --------       --------   --------     --------         --------
     Total Liabilities
       and Stockholders'
       Equity...........  $268,518     $ 14,017       $282,535   $ 61,745     $ 91,551         $435,831
                          ========     ========       ========   ========     ========         ========

                               WORLD ACCESS, INC.

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                              AS OF JUNE 30, 1998
                                 (IN THOUSANDS)

                                          NACT                                                     WORLD
                              OLD       MINORITY                                                ACCESS AND
                             WORLD      INTEREST        WORLD      TELCO     TELCO SYSTEMS     TELCO SYSTEMS
                             ACCESS    ADJUSTMENTS      ACCESS    SYSTEMS     ADJUSTMENTS        COMBINED
                            --------   -----------     --------   --------   -------------     -------------
                                                   ASSETS
Current Assets
  Cash and equivalents....  $ 57,653    $     --       $ 57,653   $ 11,601     $     --          $ 69,254
  Marketable securities...     3,500          --          3,500      2,200           --             5,700
  Accounts receivable.....    41,819          --         41,819     16,974           --            58,793
  Inventories.............    34,473          --         34,473     23,209       (3,000)(E)        54,682
  Other current assets....    15,429          --         15,429        954           --            16,383
                            --------    --------       --------   --------     --------          --------
         Total Current
           Assets.........   152,874          --        152,874     54,938       (3,000)          204,812
Property and equipment....    17,203          --         17,203      8,383       (3,798)(E)        21,788
Goodwill..................    74,378       9,617(A)      83,995      7,400       (7,400)(E)        83,995
Acquired technology.......                 4,400(A)       4,400         --       46,317(E)         50,717
Other assets..............    24,063          --         24,063        217       19,217(E)         43,497
                            --------    --------       --------   --------     --------          --------
         Total Assets.....  $268,518    $ 14,017       $282,535   $ 70,938     $ 51,336          $404,809
                            ========    ========       ========   ========     ========          ========
                                    LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
  Short-term debt.........  $  4,408    $     --       $  4,408   $     --     $     --          $  4,408
  Accounts payable........    23,087          --         23,087      4,357           --            27,444
  Other accrued
    liabilities...........    12,913          --         12,913     12,635        6,650(E)         32,198
                            --------    --------       --------   --------     --------          --------
         Total Current
           Liabilities....    40,408          --         40,408     16,992        6,650            64,050
Long-term debt............   115,529          --        115,529         --           --           115,529
Noncurrent liabilities....     1,564       1,700(A)       3,264        991       20,449(E)         24,704
Minority interests........    12,443     (12,443)(A)         --         --           --                --
                            --------    --------       --------   --------     --------          --------
         Total
           Liabilities....   169,944     (10,743)       159,201     17,983       27,099           204,283
Stockholders' Equity
  Common stock............       219          25(A)         244        110         (110)(F)           309
                                                                                     65(E)
  Capital in excess of par
    value.................   133,286      46,635(A)     179,921     79,017      (79,017)(F)       317,736
                                                                                137,815(E)
  Accumulated deficit.....   (34,931)    (21,900)(B)    (56,831)   (26,172)      26,172(F)       (117,519)
                                                                                (60,688)(G)
                            --------    --------       --------   --------     --------          --------
         Total
           Stockholders'
           Equity.........    98,574      24,760        123,334     52,955       24,237           200,526
                            --------    --------       --------   --------     --------          --------
         Total Liabilities
           and
           Stockholders'
           Equity.........  $268,518    $ 14,017       $282,535   $ 70,938     $ 51,336          $404,809
                            ========    ========       ========   ========     ========          ========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                        OLD
                                                                                                       WORLD
                                                                                                      ACCESS,
                                                                  OLD                                 ATI AND
                                                                 WORLD                    NACT          NACT         NACT
                               OLD                               ACCESS                 MAJORITY      MAJORITY     MINORITY
                              WORLD                  ATI        AND ATI                 INTEREST      INTEREST     INTEREST
                              ACCESS     ATI     ADJUSTMENTS    COMBINED      NACT     ADJUSTMENTS    COMBINED    ADJUSTMENTS
                             --------   ------   -----------    --------     -------   -----------   ----------   -----------
Sales of products..........  $ 69,830     $826     $    --      $ 70,656     $ 1,175    $     --      $71,831       $    --
Service revenues...........    13,408       --          --        13,408       1,160          --       14,568            --
                             --------   ------     -------      --------     -------    --------      -------       -------
 Total Sales...............    83,238      826          --        84,064       2,335          --       86,399            --
Cost of products sold......    39,012      631          --        39,643         755         190(D)    40,588            90(H)
Cost of services...........    12,189       --          --        12,189       1,220          --       13,409            --
                             --------   ------     -------      --------     -------    --------      -------       -------
 Total Cost of Sales.......    51,201      631          --        51,832       1,975         190       53,997            90
 Gross Profit..............    32,037      195          --        32,232         360        (190)      32,402           (90)
Engineering and
 development...............     2,582      241          --         2,823         504          --        3,327            --
Selling, general and
 administrative............     7,936      349          --         8,285       1,369          --        9,654            --
Amortization of goodwill...     1,882       --          16(A)      1,898          39         360(E)     2,297           240(I)
In-process research and
 development...............    50,000       --      (5,400)(B)    44,600          --     (44,600)(F)       --            --
Special charges............     3,240       --          --         3,240          --          --        3,240            --
                             --------   ------     -------      --------     -------    --------      -------       -------
 Operating Income (Loss)...   (33,603)    (395)      5,384       (28,614)     (1,552)     44,050       13,884          (330)
Interest and other
 income....................     1,971       --          --         1,971          --          --        1,971            --
Interest and other
 expense...................    (3,031)     (18)         --        (3,049)         --          --       (3,049)           --
                             --------   ------     -------      --------     -------    --------      -------       -------
 Income (Loss) Before
   Income Taxes and
   Minority Interests......   (34,663)    (413)      5,384       (29,692)     (1,552)     44,050       12,806          (330)
Income taxes...............     6,135       --        (140)(C)     5,995        (620)         --        5,375            --
                             --------   ------     -------      --------     -------    --------      -------       -------
 Income (Loss) Before
   Minority Interests......   (40,798)    (413)      5,524       (35,687)       (932)     44,050        7,431          (330)
Minority interests in
 earnings of subsidiary....     1,533       --          --         1,533          --        (305)(G)    1,228        (1,228)(J)
                             --------   ------     -------      --------     -------    --------      -------       -------
 Net Income (Loss).........  $(42,331)  $ (413)    $ 5,524      $(37,220)    $  (932)   $ 44,355      $ 6,203       $   898
                             ========   ======     =======      ========     =======    ========      =======       =======
Net Income (Loss) Per
 Common Share
 Basic.....................
 Diluted...................
Weighted Average Shares
 Outstanding
 Basic.....................
 Diluted...................


                                                                                                            WORLD
                                                                     WORLD                                 ACCESS,
                                                                     ACCESS                               RESURGENS
                                                                      AND                     TELCO       AND TELCO
                              WORLD                  RESURGENS     RESURGENS      TELCO      SYSTEMS       SYSTEMS
                              ACCESS    RESURGENS   ADJUSTMENTS     COMBINED     SYSTEMS   ADJUSTMENTS    COMBINED
                             --------   ---------   -----------   ------------   -------   -----------    ---------
Sales of products..........  $ 71,831   $     --      $    --       $ 71,831     $60,218     $    --      $ 132,049
Service revenues...........    14,568     10,377           --         24,945          --          --         24,945
                             --------   --------      -------       --------     -------     -------      ---------
 Total Sales...............    86,399     10,377           --         96,776      60,218          --        156,994
Cost of products sold......    40,678         --           --         40,678      38,636        (195)(P)     82,054
                                                                                               2,935(Q)
Cost of services...........    13,409     27,028           --         40,437          --          --         40,437
                             --------   --------      -------       --------     -------     -------      ---------
 Total Cost of Sales.......    54,087     27,028           --         81,115      38,636       2,740        122,491
 Gross Profit..............    32,312    (16,651)          --         15,661      21,582      (2,740)        34,503
Engineering and
 development...............     3,327         --           --          3,327       8,204          --         11,531
Selling, general and
 administrative............     9,654     10,404          620(L)      20,678      12,270         385(R)      33,333
Amortization of goodwill...     2,537         --        1,780(M)       4,317         444        (406)(S)      4,355
In-process research and
 development...............        --         --           --             --          --          --             --
Special charges............     3,240         --           --          3,240          --          --          3,240
                             --------   --------      -------       --------     -------     -------      ---------
 Operating Income (Loss)...    13,554    (27,055)      (2,400)       (15,901)        664      (2,719)       (17,956)
Interest and other
 income....................     1,971          4           --          1,975         376          --          2,351
Interest and other
 expense...................    (3,049)    (2,224)          --         (5,273)         --          --         (5,273)
                             --------   --------      -------       --------     -------     -------      ---------
 Income (Loss) Before
   Income Taxes and
   Minority Interests......    12,476    (29,275)      (2,400)       (19,199)      1,040      (2,719)       (20,878)
Income taxes...............     5,375         --       (5,375)(N)         --         250        (250)(T)         --
                             --------   --------      -------       --------     -------     -------      ---------
 Income (Loss) Before
   Minority Interests......     7,101    (29,275)       2,975        (19,199)        790      (2,469)       (20,878)
Minority interests in
 earnings of subsidiary....        --         --           --             --          --          --             --
                             --------   --------      -------       --------     -------     -------      ---------
 Net Income (Loss).........  $  7,101   $(29,275)     $ 2,975       $(19,199)    $   790     $(2,469)     $ (20,878)
                             ========   ========      =======       ========     =======     =======      =========
Net Income (Loss) Per
 Common Share
 Basic.....................                                                                               $   (0.62)(W)
                                                                                                          =========
 Diluted...................                                                                               $   (0.62)(W)
                                                                                                          =========
Weighted Average Shares
 Outstanding
 Basic.....................                                                                                  33,498(W)
                                                                                                          =========
 Diluted...................                                                                                  33,498(W)
                                                                                                          =========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      OLD WORLD ACCESS,
                                        ATI AND NACT         NACT                                                 WORLD
                                          MAJORITY         MINORITY                                             ACCESS AND
                                          INTEREST         INTEREST       WORLD                  RESURGENS      RESURGENS
                                          COMBINED        ADJUSTMENTS    ACCESS     RESURGENS   ADJUSTMENTS      COMBINED
                                      -----------------   -----------   ---------   ---------   -----------    ------------
Sales of products...................       $71,831          $    --      $71,831    $     --      $    --        $ 71,831
Service revenues....................        14,568               --       14,568      10,377           --          24,945
                                           -------          -------      -------    --------      -------        --------
  Total Sales.......................        86,399               --       86,399      10,377           --          96,776
Cost of products sold...............        40,588               90(H)    40,678          --           --          40,678
Cost of services....................        13,409               --       13,409      27,028           --          40,437
                                           -------          -------      -------    --------      -------        --------
  Total Cost of Sales...............        53,997               90       54,087      27,028           --          81,115
  Gross Profit......................        32,402              (90)      32,312     (16,651)          --          15,661
Engineering and development.........         3,327               --        3,327          --           --           3,327
Selling, general and
  administrative....................         9,654               --        9,654      10,404          620(L)       20,678
Amortization of goodwill............         2,297              240(I)     2,537          --        1,780(M)        4,317
Special charges.....................         3,240               --        3,240          --           --           3,240
                                           -------          -------      -------    --------      -------        --------
  Operating Income (Loss)...........        13,884             (330)      13,554     (27,055)      (2,400)        (15,901)
Interest and other income...........         1,971               --        1,971           4           --           1,975
Interest and other expense..........        (3,049)              --       (3,049)     (2,224)          --          (5,273)
                                           -------          -------      -------    --------      -------        --------
  Income (Loss) Before Income Taxes
    and Minority Interests..........        12,806             (330)      12,476     (29,275)      (2,400)        (19,199)
Income taxes........................         5,375               --        5,375          --       (5,375)(N)          --
                                           -------          -------      -------    --------      -------        --------
  Income (Loss) Before Minority
    Interests.......................         7,431             (330)       7,101     (29,275)       2,975         (19,199)
Minority interests in earnings of
  subsidiary........................         1,228           (1,228)(J)       --          --           --              --
                                           -------          -------      -------    --------      -------        --------
  Net Income (Loss).................       $ 6,203          $   898      $ 7,101    $(29,275)     $ 2,975        $(19,199)
                                           =======          =======      =======    ========      =======        ========
Net Income (Loss) Per Common Share
  Basic.............................                                                                             $  (0.71)(O)
                                                                                                                 ========
  Diluted...........................                                                                             $  (0.71)(O)
                                                                                                                 ========
Weighted Average Shares Outstanding
  Basic.............................                                                                               26,982(O)
                                                                                                                 ========
  Diluted...........................                                                                               26,982(O)
                                                                                                                 ========

                               WORLD ACCESS, INC

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                      OLD
                                     WORLD
                                    ACCESS,
                                    ATI AND
                                      NACT         NACT                                                        WORLD ACCESS
                                    MAJORITY     MINORITY                                                           AND
                                    INTEREST     INTEREST                                      TELCO SYSTEMS   TELCO SYSTEMS
                                    COMBINED    ADJUSTMENTS    WORLD ACCESS    TELCO SYSTEMS    ADJUSTMENTS      COMBINED
                                    --------   -------------   -------------   -------------   -------------   -------------
Sales of products.................  $71,831       $   --          $71,831         $60,218         $    --        $132,049
Service revenues..................   14,568           --           14,568              --              --          14,568
                                    -------       ------          -------         -------         -------        --------
  Total Sales.....................   86,399           --           86,399          60,218              --         146,617
Cost of products sold.............   40,588           90(H)        40,678          38,636            (195)(P)      82,054
                                                                                                    2,935(Q)
Cost of services..................   13,409           --           13,409              --              --          13,409
                                    -------       ------          -------         -------         -------        --------
  Total Cost of Sales.............   53,997           90           54,087          38,636           2,740          95,463
  Gross Profit....................   32,402          (90)          32,312          21,582          (2,740)         51,154
Engineering and development.......    3,327           --            3,327           8,204              --          11,531
Selling, general and
  administrative..................    9,654           --            9,654          12,270             385(R)       22,309
Amortization of goodwill..........    2,297          240(I)         2,537             444            (406)(S)       2,575
Special charges...................    3,240           --            3,240              --              --           3,240
                                    -------       ------          -------         -------         -------        --------
  Operating Income (Loss).........   13,884         (330)          13,554             664          (2,719)         11,499
Interest and other income.........    1,971           --            1,971             376              --           2,347
Interest expense..................   (3,049)          --           (3,049)             --              --          (3,049)
                                    -------       ------          -------         -------         -------        --------
  Income (Loss) Before Income
    Taxes and Minority
    Interests.....................   12,806         (330)          12,476           1,040          (2,719)         10,797
Income taxes......................    5,375           --            5,375             250            (545)(U)       5,080
                                    -------       ------          -------         -------         -------        --------
  Income (Loss) Before Minority
    Interests.....................    7,431         (330)           7,101             790          (2,174)          5,717
Minority interests in earnings of
  subsidiary......................    1,228       (1,228)(J)           --              --              --              --
                                    -------       ------          -------         -------         -------        --------
  Net Income (Loss)...............  $ 6,203       $  898          $ 7,101         $   790         $(2,174)       $  5,717
                                    =======       ======          =======         =======         =======        ========
Net Income Per Common Share
  Basic...........................                                                                               $   0.19(V)
                                                                                                                 ========
  Diluted.........................                                                                               $   0.18(V)
                                                                                                                 ========
Weighted Average Shares
  Outstanding
  Basic...........................                                                                                 29,748(V)
                                                                                                                 ========
  Diluted.........................                                                                                 31,653(V)
                                                                                                                 ========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FOR THE SIX MONTHS ENDED JUNE 30, 1998
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 OLD
                                                            WORLD ACCESS,
                                                               ATI AND
                                                                NACT           NACT
                                                              MAJORITY       MINORITY
                                                              INTEREST       INTEREST       WORLD
                                                              COMBINED      ADJUSTMENTS    ACCESS
                                                            -------------   -----------    -------
Sales of products.........................................     $71,831        $    --      $71,831
Service revenues..........................................      14,568             --       14,568
                                                               -------        -------      -------
  Total Sales.............................................      86,399             --       86,399
Cost of products sold.....................................      40,588             90(H)    40,678
Cost of services..........................................      13,409             --       13,409
                                                               -------        -------      -------
  Total Cost of Sales.....................................      53,997             90       54,087
  Gross Profit............................................      32,402            (90)      32,312
Engineering and development...............................       3,327             --        3,327
Selling, general and administrative.......................       9,654             --        9,654
Amortization of goodwill..................................       2,297            240(I)     2,537
Special charges...........................................       3,240             --        3,240
                                                               -------        -------      -------
  Operating Income........................................      13,884           (330)      13,554
Interest and other income.................................       1,971             --        1,971
Interest expense..........................................      (3,049)            --       (3,049)
                                                               -------        -------      -------
  Income Before Income Taxes and Minority Interests.......      12,806           (330)      12,476
Income taxes..............................................       5,375             --        5,375
                                                               -------        -------      -------
  Income Before Minority Interests........................       7,431           (330)       7,101
Minority interests in earnings of subsidiary..............       1,228         (1,228)(J)       --
                                                               -------        -------      -------
  Net Income..............................................     $ 6,203        $   898      $ 7,101
                                                               =======        =======      =======
Net Income Per Common Share
  Basic...................................................                                 $  0.31(K)
                                                                                           =======
  Diluted.................................................                                 $  0.29(K)
                                                                                           =======
Weighted Average Shares Outstanding
  Basic...................................................                                  23,232(K)
                                                                                           =======
  Diluted.................................................                                  24,731(K)
                                                                                           =======

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                                                        OLD WORLD
                                                                                                         ACCESS,
                                                                      OLD                                ATI AND
                                                                     WORLD                   NACT         NACT         NACT
                                  OLD                                ACCESS      NACT      MAJORITY     MAJORITY     MINORITY
                                 WORLD                   ATI        AND ATI    MAJORITY    INTEREST     INTEREST     INTEREST
                                ACCESS      ATI      ADJUSTMENTS    COMBINED   INTEREST   ADJUSTMENTS   COMBINED    ADJUSTMENTS
                                -------   --------   -----------    --------   --------   -----------   ---------   -----------
Sales of products.............  $71,392   $ 13,687     $  (150)(A)  $ 84,929   $24,502      $    --     $109,431      $   --
Service revenues..............   21,593         --          --        21,593     5,493           --       27,086          --
                                -------   --------     -------      --------   -------      -------     --------      ------
 Total Sales..................   92,985     13,687        (150)      106,522    29,995           --      136,517          --
Cost of products..............   43,827     13,586         (70)(A)    57,343     7,569          370(D)    65,282         180(G)
Cost of services..............   17,018         --          --        17,018     5,756           --       22,774          --
                                -------   --------     -------      --------   -------      -------     --------      ------
 Total Cost of Sales..........   60,845     13,586         (70)       74,361    13,325          370       88,056         180
 Gross Profit.................   32,140        101         (80)       32,161    16,670         (370)      48,461        (180)
Engineering and development...    1,862      4,283          --         6,145     2,761           --        8,906          --
Selling, general and
 administrative...............    9,000      6,265          --        15,265     6,913           --       22,178          --
Amortization of goodwill......    1,756         --         200(B)      1,956       573        2,150(E)     4,679         480(H)
                                -------   --------     -------      --------   -------      -------     --------      ------
 Operating Income (Loss)......   19,522    (10,447)       (280)        8,795     6,423       (2,520)      12,698        (660)
Interest and other income.....    2,503         64          --         2,567       734           --        3,301          --
Interest and other expense....   (1,355)        --          --        (1,355)      (19)          --       (1,374)         --
                                -------   --------     -------      --------   -------      -------     --------      ------
 Income (Loss) Before Income
   Taxes and Minority
   Interests..................   20,670    (10,383)       (280)       10,007     7,138       (2,520)      14,625        (660)
Income taxes..................    7,536         --      (3,800)(C)     3,736     2,757           --        6,493          --
                                -------   --------     -------      --------   -------      -------     --------      ------
 Income (Loss) Before Minority
   Interests..................   13,134    (10,383)      3,520         6,271     4,381       (2,520)       8,132        (660)
Minority interests in earnings
 of subsidiary................       --         --          --            --        --        1,433(F)     1,433      (1,433)(I)
                                -------   --------     -------      --------   -------      -------     --------      ------
 Net Income (Loss)............  $13,134   $(10,383)    $ 3,520      $  6,271   $ 4,381      $(3,953)    $  6,699      $  773
                                =======   ========     =======      ========   =======      =======     ========      ======
Net Income (Loss) Per Common
 Share
 Basic........................
 Diluted......................
Weighted Average Shares
 Outstanding
 Basic........................
 Diluted......................


                                                                         WORLD ACCESS
                                                                              AND
                                                            RESURGENS      RESURGENS                     TELCO SYSTEMS
                                WORLD ACCESS   RESURGENS   ADJUSTMENTS     COMBINED      TELCO SYSTEMS    ADJUSTMENTS
                                ------------   ---------   -----------   -------------   -------------   -------------
Sales of products.............    $109,431     $      --     $    --       $ 109,431       $113,013        $
Service revenues..............      27,086       165,489          --         192,575             --
                                  --------     ---------     -------       ---------       --------        --------
 Total Sales..................     136,517       165,489          --         302,006        113,013              --
Cost of products..............      65,462            --          --          65,462         72,638            (390)(O)
                                                                                                              5,870(P)
Cost of services..............      22,774       246,494       1,230(K)      270,498
                                  --------     ---------     -------       ---------       --------        --------
 Total Cost of Sales..........      88,236       246,494       1,230         335,960         72,638           5,480
 Gross Profit.................      48,281       (81,005)     (1,230)        (33,954)        40,375          (5,480)
Engineering and development...       8,906            --          --           8,906         14,927
Selling, general and
 administrative...............      22,178        74,448          --          96,626         28,181             770(Q)
Amortization of goodwill......       5,159            --       3,560(L)        8,719            669            (669)(R)
                                  --------     ---------     -------       ---------       --------        --------
 Operating Income (Loss)......      12,038      (155,453)     (4,790)       (148,205)        (3,402)         (5,581)
Interest and other income.....       3,301           642          --           3,943            692              --
Interest and other expense....      (1,374)      (16,909)         --         (18,283)            --
                                  --------     ---------     -------       ---------       --------        --------
 Income (Loss) Before Income
   Taxes and Minority
   Interests..................      13,965      (171,720)     (4,790)       (162,545)        (2,710)         (5,581)
Income taxes..................       6,493            --      (6,493)(M)          --             --              --
                                  --------     ---------     -------       ---------       --------        --------
 Income (Loss) Before Minority
   Interests..................       7,472      (171,720)      1,703        (162,545)        (2,710)         (5,581)
Minority interests in earnings
 of subsidiary................          --            --          --              --
                                  --------     ---------     -------       ---------       --------        --------
 Net Income (Loss)............    $  7,472     $(171,720)    $ 1,703       $(162,545)      $ (2,710)       $ (5,581)
                                  ========     =========     =======       =========       ========        ========
Net Income (Loss) Per Common
 Share
 Basic........................
 Diluted......................
Weighted Average Shares
 Outstanding
 Basic........................
 Diluted......................


                                WORLD ACCESS,
                                RESURGENS AND
                                TELCO SYSTEMS
                                  COMBINED
                                -------------
Sales of products.............    $ 222,444
Service revenues..............      192,575
                                  ---------
 Total Sales..................      415,019
Cost of products..............      143,580
Cost of services..............      270,498
                                  ---------
 Total Cost of Sales..........      414,078
 Gross Profit.................          941
Engineering and development...       23,833
Selling, general and
 administrative...............      125,577
Amortization of goodwill......        8,719
                                  ---------
 Operating Income (Loss)......     (157,188)
Interest and other income.....        4,635
Interest and other expense....      (18,283)
                                  ---------
 Income (Loss) Before Income
   Taxes and Minority
   Interests..................     (170,836)
Income taxes..................           --
                                  ---------
 Income (Loss) Before Minority
   Interests..................     (170,836)
Minority interests in earnings
 of subsidiary................           --
                                  ---------
 Net Income (Loss)............    $(170,836)
                                  =========
Net Income (Loss) Per Common
 Share
 Basic........................    $   (5.31)(U)
                                  =========
 Diluted......................    $   (5.31)(U)
                                  =========
Weighted Average Shares
 Outstanding
 Basic........................       32,153(U)
                                  =========
 Diluted......................       32,153(U)
                                  =========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                           OLD
                                          WORLD
                                         ACCESS,
                                         ATI AND
                                           NACT        NACT                                                  WORLD ACCESS
                                         MAJORITY    MINORITY                                                    AND
                                         INTEREST    INTEREST                                  RESURGENS      RESURGENS
                                         COMBINED   ADJUSTMENTS   WORLD ACCESS    RESURGENS   ADJUSTMENTS      COMBINED
                                         --------   -----------   ------------    ---------   -----------    ------------
Sales of products......................  $109,431     $   --        $109,431      $      --     $    --       $ 109,431
Service revenues.......................   27,086          --          27,086        165,489          --         192,575
                                         --------     ------        --------      ---------     -------       ---------
  Total Sales..........................  136,517          --         136,517        165,489          --         302,006
Cost of products sold..................   65,282         180(G)       65,462             --          --          65,462
Cost of services.......................   22,774          --          22,774        246,494       1,230(K)      270,498
                                         --------     ------        --------      ---------     -------       ---------
  Total Cost of Sales..................   88,056         180          88,236        246,494       1,230         335,960
  Gross Profit.........................   48,461        (180)         48,281        (81,005)     (1,230)        (33,954)
Engineering and development............    8,906          --           8,906             --          --           8,906
Selling, general and administrative....   22,178          --          22,178         74,448          --          96,626
Amortization of goodwill...............    4,679         480(H)        5,159             --       3,560(L)        8,719
                                         --------     ------        --------      ---------     -------       ---------
  Operating Income (Loss)..............   12,698        (660)         12,038       (155,453)     (4,790)       (148,205)
Interest and other income..............    3,301          --           3,301            642          --           3,943
Interest and other expense.............   (1,374)         --          (1,374)       (16,909)         --         (18,283)
                                         --------     ------        --------      ---------     -------       ---------
  Income (Loss) Before Income Taxes and
    Minority Interests.................   14,625        (660)         13,965       (171,720)     (4,790)       (162,545)
Income taxes...........................    6,493          --           6,493             --      (6,493)(M)          --
                                         --------     ------        --------      ---------     -------       ---------
  Income (Loss) Before Minority
    Interests..........................    8,132        (660)          7,472       (171,720)      1,703        (162,545)
Minority Interests in Earnings of
  Subsidiary...........................    1,433      (1,433)(I)          --             --          --              --
                                         --------     ------        --------      ---------     -------       ---------
  Net Income (Loss)....................  $ 6,699      $  773        $  7,472      $(171,720)    $ 1,703       $(162,545)
                                         ========     ======        ========      =========     =======       =========
Net Income (Loss) Per Common Share
  Basic................................                                                                       $   (6.34)(N)
                                                                                                              =========
  Diluted..............................                                                                       $   (6.34)(N)
                                                                                                              =========
Weighted Average Shares Outstanding
  Basic................................                                                                          25,637(N)
                                                                                                              =========
  Diluted..............................                                                                          25,637(N)
                                                                                                              =========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                    OLD WORLD
                                     ACCESS,                                                                        WORLD
                                   ATI AND NACT      NACT                                                         ACCESS AND
                                     MAJORITY      MINORITY                                                         TELCO
                                     INTEREST      INTEREST       WORLD           TELCO       TELCO SYSTEMS        SYSTEMS
                                     COMBINED     ADJUSTMENTS     ACCESS         SYSTEMS       ADJUSTMENTS         COMBINED
                                   ------------   -----------    --------     -------------   --------------    --------------
Sales of products................    $109,431       $   --       $109,431       $113,013         $    --           $222,444
Service revenues.................      27,086           --         27,086             --              --             27,086
                                     --------       ------       --------       --------         -------           --------
  Total Sales....................     136,517           --        136,517        113,013              --            249,530
Cost of products sold............      65,282          180(G)      65,462         72,638            (390)(O)        143,580
                                                                                                   5,870(P)
Cost of services.................      22,774           --         22,774             --              --             22,774
                                     --------       ------       --------       --------         -------           --------
  Total Cost of Sales............      88,056          180         88,236         72,638           5,480            166,354
  Gross Profit...................      48,461         (180)        48,281         40,375          (5,480)            83,176
Engineering and development......       8,906           --          8,906         14,927              --             23,833
Selling, general and
  administrative.................      22,178           --         22,178         28,181             770(Q)          51,129
Amortization of goodwill.........       4,679          480(H)       5,159            669            (669)(R)          5,159
                                     --------       ------       --------       --------         -------           --------
  Operating Income (Loss)........      12,698         (660)        12,038         (3,402)         (5,581)             3,055
Interest and other income........       3,301           --          3,301            692              --              3,993
Interest and other expense.......      (1,374)          --         (1,374)            --              --             (1,374)
                                     --------       ------       --------       --------         -------           --------
  Income (Loss) Before Income
    Taxes and Minority
    Interests....................      14,625         (660)        13,965         (2,710)         (5,581)             5,674
Income taxes.....................       6,493           --          6,493             --          (2,373)(S)          4,120
                                     --------       ------       --------       --------         -------           --------
  Income (Loss) Before Minority
    Interests....................       8,132         (660)         7,472         (2,710)         (3,208)             1,554
Minority interests in earnings of
  subsidiary.....................       1,433       (1,433)(I)         --             --              --                 --
                                     --------       ------       --------       --------         -------           --------
  Net Income (Loss)..............    $  6,699       $  773       $  7,472       $ (2,710)        $(3,208)          $  1,554
                                     ========       ======       ========       ========         =======           ========
Net Income (Loss) Per Common
  Share
  Basic..........................                                                                                  $   0.05(T)
                                                                                                                   ========
  Diluted........................                                                                                  $   0.05(T)
                                                                                                                   ========
Weighted Average Shares
  Outstanding
  Basic..........................                                                                                    28,403(T)
                                                                                                                   ========
  Diluted........................                                                                                    29,868(T)
                                                                                                                   ========

                               WORLD ACCESS, INC.

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1997
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             OLD
                                                        WORLD ACCESS,
                                                        ATI AND NACT       NACT
                                                          MAJORITY       MINORITY
                                                          INTEREST       INTEREST
                                                          COMBINED      ADJUSTMENTS     WORLD ACCESS
                                                        -------------   -----------    --------------
Sales of products.....................................    $109,431        $    --         $109,431
Service revenues......................................      27,086             --           27,086
                                                          --------        -------         --------
  Total Sales.........................................     136,517             --          136,517
Cost of products sold.................................      65,282            180(G)        65,462
Cost of services......................................      22,774             --           22,774
                                                          --------        -------         --------
  Total Cost of Sales.................................      88,056            180           88,236
  Gross Profit........................................      48,461           (180)          48,281
Engineering and development...........................       8,906             --            8,906
Selling, general and administrative...................      22,178             --           22,178
Amortization of goodwill..............................       4,679            480(H)         5,159
                                                          --------        -------         --------
  Operating Income....................................      12,698           (660)          12,038
Interest and other income.............................       3,301             --            3,301
Interest and other expense............................      (1,374)            --           (1,374)
                                                          --------        -------         --------
  Income Before Income Taxes and Minority Interests...      14,625           (660)          13,965
Income taxes..........................................       6,493             --            6,493
                                                          --------        -------         --------
  Income Before Minority Interests....................       8,132           (660)           7,472
Minority interests in earnings of subsidiary..........       1,433         (1,433)(I)           --
                                                          --------        -------         --------
  Net Income..........................................    $  6,699        $   773         $  7,472
                                                          ========        =======         ========
Net Income Per Common Share
  Basic...............................................                                    $   0.34(J)
                                                                                          ========
  Diluted.............................................                                    $   0.32(J)
                                                                                          ========
Weighted Average Shares Outstanding
  Basic...............................................                                      21,887(J)
                                                                                          ========
  Diluted.............................................                                      23,353(J)
                                                                                          ========

                               WORLD ACCESS, INC.

           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

GENERAL HISTORICAL INFORMATION:

ACQUISITIONS OF ATI AND NACT

     The ATI acquisition consummated on January 29, 1998 and the NACT Stock Purchase consummated on February 27, 1998 have been accounted for under the purchase method of accounting. The historical consolidated financial statements of World Access include the results of the operations of ATI and NACT from February 1, 1998 and March 1, 1998, respectively. The purchase price of ATI and the majority interest in NACT was allocated to the fair values of the net assets acquired, to in-process research and development projects and to goodwill. During the first quarter of 1998, $5.4 million and $44.6 million of purchased in-process research and development technologies related to the ATI acquisition and the NACT Stock Purchase, respectively, was expensed in accordance with the applicable accounting rules. See Note 2 to Consolidated Financial Statements in the World Access June 30 Form 10-Q for further descriptions of these acquisitions.

AEROTEL LITIGATION

     On August 24, 1996, Aerotel, Ltd. and Aerotel U.S.A., Inc. (collectively, "Aerotel") commenced an action against NACT and a customer of NACT alleging that telephone systems manufactured and sold by NACT incorporating prepaid debit card features infringe upon Aerotel's patent which was issued in November 1987. See
Note 8 to Consolidated Financial Statements in the World Access June 30 Form 10-Q for further description of this litigation.

     As part of the negotiations relating to the acquisition of NACT, Old World Access and GST Telecommunications, Inc. agreed to share evenly any Aerotel judgment against NACT, including NACT's legal fees. Subsequent to the NACT Stock Purchase, World Access has been actively engaged in settlement negotiations. On October 26, 1998, Old World Access, GST and Aerotel agreed to settle the Aerotel litigation. Including legal fees, the World Access portion of the Aerotel settlement was approximately $3.3 million. These settlement costs have been accounted for as additional NACT purchase price as of June 30, 1998.

IN-PROCESS RESEARCH AND DEVELOPMENT

     Overview. The nature of the efforts required to develop the purchased in-process technology into commercially viable products principally relate to the completion of all planning, designing, prototyping, verification, and test activities that are necessary to establish that the product can be produced to meet its design specifications, including functions, features, and technical performance requirements.

     The value of the purchased in-process technology was determined by estimating the projected net cash flows related to such products, including costs to complete the development of the technology and the future revenues to be earned upon commercialization of the products. These cash flows were discounted back to their net present value. The resulting projected net cash flows from such projects were based on management's estimates of revenues and operating profits related to such projects. These estimates were based on several assumptions, including those summarized below for each respective acquisition.

     If these projects to develop commercial products based on the acquired in-process technology are not successfully completed the sales and profitability of World Access may be adversely affected in future periods. Additionally, the value of other intangible assets may become impaired.

     NACT. NACT provides advanced telecommunications switching platforms with integrated applications software and network telemanagement capabilities. NACT designs, develops, and manufacturers all hardware and software elements necessary for a fully integrated, turnkey telecommunications switching solution. The nature of the in-process research and development was such that technological feasibility had not been attained. Failure to attain technological feasibility, especially given the high degree of customization required for complete integration into the NACT solution, would have rendered partially designed hardware and

                               WORLD ACCESS, INC.

software useless for other applications. Incomplete design of hardware and software coding would create a non-connective, inoperable product that would have no alternative use.

     NACT's business plan called for a shift in market focus to larger customers, both domestic and international; therefore, NACT had numerous projects in development at the time of the acquisition. Additionally, the pending completion of a major release of NACT's billing system required significant development efforts to ensure continued integration with NACT's product suite. The purchased in-process technology acquired in the NACT acquisition was comprised of nine projects related to switching systems. These projects were scheduled to be released between February 1998 and December 1999. Most major projects had several ongoing sub-projects (e.g., a hardware design project and a software design project). These projects include planned additions of new products, based on undeveloped technologies, to NACT's suite of STX and NTS products. The projects also include the creation of products for new product suites. The research and development projects were at various stages of development. None of the in-process projects considered in the write-off had attained technological feasibility. The in-process projects do not build on existing core technology; such existing technologies were valued as a separate asset.

     NACT had thirteen projects (the nine switching projects noted above and the related sub projects) in development at the time of acquisition. These projects were at multiple stages along NACT's development timeline. Some projects were beginning testing in NACT labs; others were at earlier stages of planning and designing. Eleven projects were scheduled for release between February and December of 1998. The remaining two projects were scheduled for staggered release over 1998 and 1999. Revenue projections for the in-process technologies reflected the anticipated release dates of each project.

     Revenue attributable to in-process technology was assumed to increase in the first five years of the twelve-year projection at annual rates ranging from 52.7% to 7.2%, decreasing over the remaining years at annual rates ranging from -2.7% to -61.2% as other products are released in the marketplace. Projected annual revenue attributable to in-process technology ranged from approximately a low of $6.3 million to a high of $117.2 million within the term of the projections. These projections were based on assumed penetration of the existing customer base, synergies as a result of the NACT acquisition, and movement into new markets. Projected revenues from in-process technology were assumed to peak in 2002 and decline from 2003 through 2009 as other new products are expected to enter the market.

     In-process technology's contribution to the operating profit of NACT (earnings before interest, taxes and depreciation and amortization) was projected to grow within the projection period at annual rates ranging from a high of 119.2% to a low of 11.0% during the first five years, decreasing during the remaining years of the projection period similar to the revenue growth projections described above. Projected in-process technology's annual contribution to operating profit ranged from approximately $1.7 million to $34 million within the term of the projections.

     The discount rate used to value the existing technology of NACT was 14.0%. This discount rate was estimated relative to the overall business discount rate of 15.0% based on (1) the completed status of the products utilizing existing technology (i.e., the lack of development risk), and (2) the potential for obsolescence of current products in the marketplace.

     The discount rate used to value the in-process technology of NACT was 15.0%. This discount rate was estimated relative to the overall business discount rate of 15.0% based on (1) the incomplete status of the products expected to utilize the in-process technology (i.e., development risk), (2) the expected market risk of the planned products relative to the existing products,
(3) the emphasis on targeting larger customers for the planned products, (4) the expected demand for the products from current and prospective NACT customers,
(5) the anticipated increase in NACT's sales force, and (6) the nature of remaining development tasks relative to previous development efforts.

                               WORLD ACCESS, INC.

     Management estimates that the costs to develop the in-process technology acquired in the NACT acquisition will be approximately $4.1 million in the aggregate through the year 1999 ($3,249,000 in 1998 and $829,000 in 1999). The expected sources of funding were scheduled research and development expenses from the operating budget of NACT provided by the operating assets and liabilities of NACT.

     ATI. ATI develops and manufactures a series of high-performance digital microwave/millimeter radio equipment. Their products reach across all frequency bands and data rates and offer numerous features. The nature of the in-process research and development was such that technological feasibility had not been attained. Failure to attain technological feasibility would have rendered partially designed equipment useless for other applications. ATI's products are designed for specific frequency bandwidths and, as such, are highly customized to those bandwidths and the needs of customers wishing to operate in them. Products only partially completed for certain bandwidths cannot be used in other bandwidths.

     Between each product line, various stages of development had been reached. Additionally, within each product line, different units had reached various stages of development. Of the products management considered in-process, none had attained technological feasibility. The purchased-in-process technology acquired in the ATI acquisition was comprised of three primary projects related to high-performance, digital microwave/millimeter radio equipment. Each project consists of multiple products. These projects were at multiple stages along ATI's typical development timeline. Some projects were beginning testing in ATI labs; others were at earlier stages of planning and designing. The majority of the products were scheduled to be released during 1998 and 1999. Revenue projections for the in-process technologies reflected the anticipated release dates of each project.

     Revenue attributable to in-process technology was estimated to increase within the first three years of the seven-year projection at annual rates ranging from a high of 240.7% to a low of 2.3%, decreasing within the remaining years at annual rates ranging from -30.9% to -60.9% as other products are released in the marketplace. Projected annual revenue attributable to in-process technology ranged from approximately a low of $10.1 million to a high of $71.1 million within the term of the projections. These projections were based on assumed penetration of the existing customer base, synergies as a result of the ATI acquisition, and movement into new markets. Projected revenues from in-process technology were assumed to peak in 2001 and decline from 2003 through 2004 as other new products are expected to enter the market.

     In-process technology's contribution to the operating profit of ATI (earnings before interest, taxes and depreciation and amortization) was estimated to grow within the projection period at annual rates ranging from a high of 665.9% to a low of 43.9% during the first four years, decreasing during the remaining years of the projection period similar to the revenue growth projections described above. Projected in-process technology's annual contribution to operating profit ranged from approximately a low of -$900,000 to a high of $9.1 million within the term of the projections.

     The discount rate used to value the existing technology of ATI was 23.0%. This discount rate was estimated relative to the overall business discount rate of 25.0% based on (1) the completed status of the products utilizing existing technology (i.e., the lack of development risk), and (2) the potential for obsolescence of current products in the marketplace.

     The discount rate used to value the in-process technology of ATI was 26.0%. This discount rate was estimated relative to the overall business discount rate of 25.0% based on (1) the incomplete status of the products expected to utilize the in-process technology (i.e., development risk), (2) the expected market risk of the planned products relative to the existing products, (3) the emphasis on different markets than those currently pursued by ATI, and (4) the nature of remaining development tasks relative to previous development efforts.

     Management estimates that the costs to develop the in-process technology acquired in the ATI acquisition will be approximately $24.3 million in the aggregate through the year 2002 ($3.3 million, $7.2

                               WORLD ACCESS, INC.

million, $7.6 million, $5.1 million, and $1.1 million in 1998, 1999, 2000, 2001, and 2002, respectively). The expected sources of funding were scheduled R&D expenses from the operating budget of ATI provided by the operating assets and liabilities of ATI.

     Telco Systems. Telco Systems develops and manufactures products focused on providing integrated access for network services. Telco Systems' products can be separated into three categories: (1) broadband transmission products, (2) network access products, and (3) bandwidth optimization products. Telco Systems' products are deployed at the edge of the service provider's networks to provide organizations with a flexible, cost-effective means of transmitting voice, data, video and image traffic over public or private networks.

     At the time of acquisition, Telco Systems had eight primary projects in development relating to next-generation telecommunication and data network hardware. These projects were at various stages in the development process. Some were about to enter the testing phase of the initial hardware prototype, while others were still in the early concept and design specification stages. These eight projects were scheduled for commercial release at various points in time from December 1998 through late 1999/early 2000.

     Telco Systems' in-process research and development projects are being developed to run on new communications protocols and technologies not employed in its current products. These include HDSL, SONET, Voice over IP and ATM inverse multiplexing. Additionally, the products to be commercialized from Telco Systems' in process research and development are expected to include interface support not in Telco Systems' current product line, including E1, DS3 and OC3.

     None of the in-process projects at Telco Systems considered in the write-off are expected to achieve technological feasibility before the consummation of World Access' acquisition of Telco Systems. Furthermore, if the projects are not completed as planned, the in-process research and development will have no alternative use. Failure of the in process technologies to achieve technological feasibility may adversely affect the future profitability of World Access.

     Revenue attributable to Telco Systems' aggregate in-process technology was assumed to increase over the first six years of the projection period at annual rates ranging from a high of 195% to a low of zero growth, reflecting both the displacement of Telco Systems' old products by these new products as well as the expected growth in the overall market in which Telco Systems' products compete. Thereafter, revenues are projected to decline over the remaining projection period at annual rates ranging from -14% to -42%, as the acquired in process technologies become obsolete and are replaced by newer technologies.

     Management's projected annual revenues attributable to the aggregate acquired in-process technologies, which assume that all such technologies achieve technological feasibility, ranged from a low of approximately $28 million to a high of approximately $276 million. Projected revenues were projected to peak in 2004 and decline thereafter through 2009 as other new products enter the market.

     The acquired in-process technology's contribution to the operating income of Telco Systems (and subsequently World Access) was projected to grow over the first five years of the projection period at annual rates ranging from a high of 142% to a low of 20% with one intermediate year of marginally declining operating income. Thereafter, the contribution to operating income was projected to decline through the projection period. The acquired in-process technology's contribution to operating income ranged from a loss of approximately $5 million to a high of approximately $86 million.

     The discount rate used to value the existing technology was 20.0%. This discount rate was selected because of the asset's intangible characteristics, the risk associated with the economic life expectations of the technology, and the risk associated with the financial assumptions with respect to the projections used in the analysis.

     The discount rate used to value the in-process technologies was 25.0%. This discount rate was selected due to several incremental inherent risks. First the actual useful economic life of such technologies may differ from the estimates used in the analysis. Second, risks associated with the financial projections on the specific

                               WORLD ACCESS, INC.

products that comprise the acquired in-process research and development. The third factor is the incomplete and unproven nature of the technologies. Finally, future technological advances that are currently unknown may negatively impact the economic and functional viability of the in-process R&D.

     Management expects that the cost to complete the development of the acquired in-process technologies and to commercialize the resulting products will aggregate approximately $16 million through 2001. Over the projection period, management expects to spend an additional aggregate $46 million on sustaining development efforts relating to the acquired in-process technologies. These sustaining efforts include bug fixing, form-factor changes, and identified upgrades.

UNAUDITED PRO FORMA COMBINED BALANCE SHEET:

NACT MINORITY INTEREST ADJUSTMENTS

     (A) The acquisition of the minority interest of NACT will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of NACT will be expensed at the consummation of the NACT Transaction. The amount of the one-time non-recurring charge is expected to approximate $21.9 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Operations have been prepared excluding this charge. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

     The unallocated excess of purchase price over the fair value of the net assets acquired is determined as follows (in thousands):

     Purchase price of approximately 32.7% minority interest in NACT:

  Stock issued in exchange for NACT shares..................  $ 46,660
                                                              --------
Allocation:
  Minority interest in subsidiaries.........................   (12,443)
  Adjust assets and liabilities.............................
     In-process research and development costs(i)...........   (21,900)
     Acquired technology(ii)................................    (4,400)
     Deferred tax liability(iii)............................     1,700
                                                              --------
                                                               (37,043)
                                                              --------
Unallocated excess purchase price over net assets
  acquired..................................................  $  9,617
                                                              ========

     (i) The in-process research and development write-off of $21.9 million is based on the valuation performed in connection with the NACT Stock Purchase. The valuation report assigned a value of $66.5 million to the in-process research and development projects as of the date of the NACT Stock Purchase, of which 67.3% or $44.6 million was expensed at the consummation of the NACT Stock Purchase. Management estimates that an additional $21.9 million of in-process research and development projects will be written-off in conjunction with the consummation of the NACT Transaction. World Access is in the process of obtaining an updated valuation of the in-process research and development projects as of the October 28, 1998 closing of the NACT Transaction for use in determining the final purchase accounting for the NACT Transaction.

     (ii) Represents the purchase price assigned to the acquired technology of NACT based upon the valuation performed in connection with the NACT Stock Purchase.

     (iii) Establish a deferred tax liability related to the acquired technology.

                               WORLD ACCESS, INC.

     (B) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

RESURGENS PRO FORMA ADJUSTMENTS

     (C) The Transaction will be accounted for under the purchase method of accounting. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

     The unallocated excess of purchase price over net assets acquired is determined as follows (in thousands):

Purchase price:
  Cash paid for claims(i)...................................            $  3,000
  Purchase of switching equipment by Old World Access for
     use by Resurgens prior to closing of the merger........               4,000
  Restricted stock issued to creditors(ii)..................  $76,000
  Restricted stock issued to Renaissance Partners(ii).......   15,730
                                                              -------
          Total stock.......................................              91,730
  Fees and expenses related to the Resurgens Transaction....               2,000
                                                                        --------
          Total purchase price..............................             100,730
                                                                        --------
Allocation:
  Historical stockholders' equity, net of creditor
     liabilities forgiven(iii)..............................              (2,179)
  Adjust assets and liabilities:
     Adjust licenses to estimated fair market value(iv).....              (3,000)
     Adjust network switching equipment to estimated fair
       market value(iv).....................................              (5,000)
     Record switching equipment purchased by Old World
       Access...............................................              (4,000)
     Establish deferred tax asset(v)........................             (15,300)
                                                                        --------
                                                                         (29,479)
                                                                        --------
Unallocated excess purchase price over net assets
  acquired..................................................            $ 71,251
                                                                        ========

     (i) Represents an estimate of $1.0 million to be paid to the creditors of Resurgens under a cash settlement plan proposed by World Access and approximately $2.0 million to be paid to governmental creditors.

     (ii) The value assigned to the 3,750,000 restricted World Access shares to be issued to the creditors and Renaissance Partners at the closing date will be $25.17, the seven trading days average closing price of Old World Access common stock, including the three days prior and the three days subsequent to May 12, 1998, the date economic terms of the Transaction were announced, less a 30% discount attributable to the restrictive nature of the shares. World Access consulted with an independent financial advisor knowledgeable of the transaction in determining the appropriate discount. Specific factors supporting the discount are (1) the length of the restriction, (2) the number of shares subject to restriction, and (3) the volatility of World Access common stock (the closing price on the announcement date was $37.06 and the closing price on November 3, 1998 was $22.56, a 39.1% reduction). Management of World Access believes the discount rate to be used in valuing these restricted shares is appropriate and reasonable.

     In addition to the shares noted above, the creditors and Renaissance Partners will also be issued 7,500,000 restricted World Access shares at the closing (the "Escrowed Shares"). These shares will be immediately placed into escrow and will be valued at par value only, or $75,000. As it becomes probable that

                               WORLD ACCESS, INC.

the conditions for release from escrow will be met, the fair market value of the shares as measured at that time will be recorded as additional goodwill and stockholders' equity, respectively.

     Specifically, the Escrowed Shares will be released in the amounts and on the dates specified below if the sum of the EBITDA for Resurgens for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:

                                                          ESCROWED SHARES
                                                               TO BE
        PERFORMANCE PERIOD              RELEASE DATE         RELEASED          TARGET EBITDA
        ------------------              ------------      ---------------      -------------
July 1, 1998 to and including
  December 31, 1998 (the "First
  Performance Period")............   February 15, 1999       1,875,000          $7,500,000
January 1, 1999 to and including
  December 31, 1999 (the "Second
  Performance Period")............   February 15, 2000       2,812,500          $29,000,000
January 1, 2000 to and including
  December 31, 2000 (the "Third
  Performance Period).............   February 15, 2001       2,812,500          $36,500,000

     Notwithstanding the foregoing, if the Exchange Closing Date is on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Exchange Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Exchange Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     If, after the Exchange, the EBITDA of Resurgens is less than the Target EBITDA required for the release of Escrowed Shares in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding anything described herein, the Escrowed Shares shall be released if the actual cumulative EBITDA for Resurgens for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for any five consecutive trading days during such calendar quarter, then 25% of all of the shares of Escrowed Shares shall be released on February 15, 2000, provided that if no Escrowed Shares are eligible for release during any such calendar quarter, then such Escrowed Shares shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the World Access Common Stock as reported by Nasdaq equals or exceeds $65.00 for a total number of consecutive trading days during such subsequent calendar quarter equal to or exceeding the total number of trading days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such Escrowed Shares were not eligible for release; (b) if the EBITDA of Resurgens for the Second Performance Period equals or exceeds $52,775,000, then the Escrowed Shares related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the Escrowed Shares shall be released upon a Change of Control (as defined in the Exchange Agreement).

     (iii) The combined historical accounts of Resurgens include pre-petition creditor liabilities of $334.5 million, which are classified as "liabilities subject to compromise," and borrowings under the WorldCom, Inc.
debtor-in-possession financing facility of $22.0 million as of June 30, 1998, respectively. These liabilities will

                               WORLD ACCESS, INC.

be satisfied in connection with the Plan of Reorganization, which has been approved by the creditors committee and was confirmed by the bankruptcy court on September 3, 1998. Upon the closing of the Transaction, the creditors will receive shares of RCG common stock in exchange for the surrender of all of their claims against RCG. Immediately thereafter, the creditors' shares of RCG will be cancelled and automatically converted into the right to receive shares of World Access Common Stock, a portion of which will be received directly and a portion of which will be deposited into escrow pending the satisfaction of certain conditions. All such shares of World Access Common Stock are subject to certain contractual restrictions.

     The confirmation of the Plan of Reorganization is a condition precedent to the closing of the Transaction. Therefore, the combined historical stockholders deficit of $354.4 million as of June 30, 1998 has been adjusted to reflect a $352.6 million reduction for the liabilities subject to compromise and the WorldCom, Inc. debtor-in-possession financing facility for purposes of the unaudited pro forma combined balance sheet.

     (iv) Estimates of fair market value of the licenses and the switching equipment acquired have been made by management. These estimates are subject to adjustment pending final valuations to be obtained from independent appraisers.

     (v) At the time the Transaction is consummated, Resurgens is expected to have in excess of $125 million in net operating loss carryforwards available to offset future federal taxable income. Based on its current assessment of the forecasted operating results of Resurgens and other pertinent factors, management expects at least 35% of these future tax benefits will be realized. Accordingly, a deferred tax asset of $44 million, net of a 65% valuation allowance of approximately $29 million, has been reflected in the Pro Forma Combined Balance Sheet. The amount of the valuation allowance is subject to future analysis and may be revised prior to the closing of the Transaction.

     The pro forma loss of the combined entity is not indicative of the results of operations that are expected to be achieved by the combined entity in the future. The nature of Resurgens current operations are concentrated solely on the international carriers' carrier business and an upgraded, efficient operating network is now in place. Resurgens has a new, experienced management team in place and has entered into several new contracts to increase its revenue base, including a significant service contract with WorldCom Network Services, Inc., a wholly owned subsidiary of WorldCom, Inc. Prior to the acquisition of Resurgens, it is expected that Resurgens will be essentially debt free due to its Chapter 11 bankruptcy proceedings. In addition, there are several closing conditions that must be satisfied before the Transaction is consummated, including the achievement by Resurgens of monthly revenues of $25 million and related gross profit margin of greater than 5% for the calendar month immediately preceding the closing date.

     (D) Eliminate existing stockholders' equity.

TELCO SYSTEMS PRO FORMA ADJUSTMENTS

     (E) The Telco Merger will be accounted for under the purchase method of accounting. In addition, in accordance with generally accepted accounting principles, the portion of the purchase price allocable to the in-process research and development projects of Telco Systems will be expensed at the consummation of the acquisition. The amount of the one-time non-recurring charge is expected to approximate $60.7 million. Since this charge is directly related to the acquisition and will not recur, the Unaudited Pro Forma Statements of Operations have been prepared excluding this charge. World Access has not determined the final allocation of the purchase price, and accordingly, the amount ultimately determined may differ significantly from the amounts shown below.

                               WORLD ACCESS, INC.

     The amounts allocated to tangible and intangible assets acquired less liabilities assumed exceed the purchase price by approximately $24.0 million. This excess value over cost has been allocated to reduce proportionably the values assigned to long-term assets in determining their fair values. As a result in the change in fair values of the long-term assets, the deferred tax liability associated with these assets was also adjusted.

     The table below is a summary of the preliminary amounts allocated to the long-term assets, the allocation of the excess value over purchase price and the resulting fair values of the assets acquired:

                                                          FAIR VALUE                       ALLOCATION
                                                              PER       EXCESS VALUE    OF PURCHASE PRICE
                                                          PRELIMINARY   OVER PURCHASE     TO LONG-TERM
                LONG-TERM ASSET CATEGORY                   VALUATION        PRICE            ASSETS
                ------------------------                  -----------   -------------   -----------------
Property and equipment..................................   $  5,583       $   (998)         $  4,585
Acquired technology.....................................     56,400        (10,083)           46,317
Purchased in-process research and development...........     73,900        (13,212)           60,688
Other assets............................................     23,400         (4,183)           19,217
Deferred tax liabilities................................    (24,900)         4,451           (20,449)
                                                           --------       --------          --------
                                                           $134,383       $(24,025)         $110,358
                                                           ========       ========          ========

     The purchase price and the allocation to the fair values of assets and liabilities is determined as follows (in thousands):

Purchase price(i):
  Stock issued in exchange for Telco Systems shares.........  $133,380
  Fair market value of World Access options issued in
     exchange for Telco Systems options.....................     4,500
  Fees and expenses related to the Telco Merger.............     3,750
                                                              --------
          Total purchase price..............................  $141,630
                                                              ========
Allocation to the fair values of assets and liabilities:
  Historical stockholders' equity...........................  $ 52,955
  Eliminate historical goodwill.............................    (7,400)
  Adjust assets and liabilities:
     Write-down of inventories related to outsourcing,
      recent procurement agreements, excess quantities
      related to reduced demand of certain legacy products
      and those that are non-strategic as a result of the
      Merger to net realizable value........................    (3,000)
     Write-down to fair market value of certain redundant
      equipment resulting from the Merger...................    (1,500)
     Write-off of leaseholds associated with Telco Systems'
      current Norwood facility which is expected to be
      relocated.............................................    (1,300)
     Pro rata adjustment to property and equipment resulting
      from the excess value over cost.......................      (998)
     Accrue involuntary employee termination benefits.......    (1,500)
     Accrue lease termination provision related to Telco
      Systems' current Norwood facility.....................    (1,400)
     Trademarks.............................................     6,077
     Establish deferred tax asset(ii).......................    13,140
     Acquired technology(iii)...............................    46,317
     In-process research and development costs(iv)..........    60,688
     Deferred tax liabilities(v)............................   (20,449)
                                                              --------
                                                              $141,630
                                                              ========

     (i) The total purchase price of Telco Systems was determined by multiplying the number of shares of Telco Systems Common Stock outstanding (approximately
11.1 million shares) by the Minimum Nominal

                               WORLD ACCESS, INC.

Value ($12). The total purchase price was computed based on the Minimum Nominal Value because the value of the Telco Merger consideration to which the holder of one share of Telco Systems Common Stock would otherwise be entitled (determined by multiplying the Exchange Ratio of .5862 (assuming that World Access does not elect to pay any portion of the Telco Merger consideration in cash) by the average of the last reported sale prices of one share of World Access Common Stock for the seven trading days surrounding the October 13, 1998 announcement of the new economic terms of the Telco Merger (or $14.25)) would be less than the Minimum Nominal Value.

     Pursuant to the Telco Merger Agreement, World Access, at its option, may pay a portion of the Telco Merger consideration (which would otherwise be paid solely in shares of World Access Common Stock) in cash, subject to the requirement that a minimum of 45% of the Telco Merger consideration be paid in the form of World Access Common Stock. For purposes of these pro forma combined financial statements, World Access has assumed that the Telco Merger consideration will consist solely of approximately 6.5 million shares of World Access Common Stock having an approximate value of $133.4 million. The value of the World Access Common Stock comprising Telco Merger consideration was determined by multiplying (i) the number of shares of World Access Common Stock assumed to be issued (based an exchange ratio of .5862) by (ii) $20.47, which represents the World Access Market Price below which World Access would be obligated to issue additional shares of World Access Common Stock or pay additional cash amounts to the Telco Systems stockholders to ensure that they receive Telco Merger consideration having the Minimum Nominal Value.

     If World Access elects to pay the minimum of 45% of the Telco Merger consideration in the form of World Access Common Stock, then the Telco Merger consideration would consist of approximately 2.9 million shares of World Access Common Stock (having an approximate value of $60.0 million) and approximately $73.4 million in cash. For purposes of each of the foregoing calculations, the World Access Market Price was assumed to be $20.47.

     The total purchase price of Telco Systems does not give effect to Telco Systems' acquisition of Synaptyx Corporation ("Synaptyx") in October 1998 pursuant to which Telco Systems issued approximately 576,000 shares of Telco Systems Common Stock, placed in escrow an additional approximately 204,000 shares of Telco Systems Common Stock, the release of which is subject to achieving certain operating performance criteria, and issued options to acquire approximately 368,000 shares of Telco Systems Common Stock. As a consequence of this transaction, World Access will be required in the Merger (i) to issue an additional approximately 457,000 shares of World Access Common Stock and options to acquire approximately 216,000 shares of World Access Common Stock (assuming that the Merger consideration is comprised solely of shares of World Access Common Stock) or (ii) to issue an additional approximately 206,000 shares of World Access Common Stock and options to acquire approximately 216,000 shares of World Access Common Stock and pay approximately $5.1 million in cash (assuming that 55% of the Merger Consideration is comprised of cash). The acquisition of Synaptyx does not meet any of the materiality thresholds that would require it to be given pro forma effect in this Proxy Statement.

     (ii) The net deferred tax asset of $13.1 million is comprised primarily of gross temporary differences arising from the differences between book and tax basis of certain assets and liabilities and for tax credits available to Telco Systems and World Access. It is the opinion of management that these tax assets are likely to be utilized by Telco Systems or World Access.

     (iii) The value of the acquired technology of $46.3 million is based on a preliminary valuation report prepared by an independent appraiser as adjusted for the pro rata allocation of the excess value over cost. The value of Telco Systems' current technology is calculated using the income approach.

     (iv) The amount of in-process research and development costs of $60.7 million is based on (1) a preliminary valuation report prepared by an independent appraiser, based on factors considered such as the number of projects in process, the potential alternative future uses of those projects and estimated future projected revenues from those projects as adjusted for the pro rata allocation of the excess value over cost.

                               WORLD ACCESS, INC.

World Access will obtain an updated valuation of the in-process research and development as of the closing of the Telco Merger for use in determining the final purchase accounting for the Telco Merger.

     (v) Establish deferred tax liabilities related to the identifiable intangible assets.

     (F) Eliminate existing stockholders' equity.

     (G) Represents retained earnings adjustment for the one-time non-recurring charge related to the write-off of in-process research and development expenses acquired.

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE SIX MONTHS ENDED JUNE 30, 1998:

ATI PRO FORMA ADJUSTMENTS

     (A) Amortization of unallocated excess purchase price over net assets acquired over 15 years relating to the one month period ended January 31, 1998 not included in the Old World Access historical statement of earnings.

     (B) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the ATI merger.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS

     (D) Amortization of the acquired technology relating to the majority interest portion of NACT over 8 years.

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years relating to the two month period ended February 28, 1998 not included in the Old World Access historical statement of earnings.

     (F) Eliminate the one-time non-recurring in-process research and development charge recorded in connection with the purchase of the majority interest in NACT.

     (G) Record the 32.7% minority interest in net income of NACT.

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS

     (H) Amortization of the acquired technology relating to the minority interest portion of NACT over 8 years.

     (I) Amortization of unallocated excess purchase price over net assets acquired related to the purchase of the remaining minority interest in NACT over 20 years.

     (J) Reverse the minority interests in earnings of NACT.

     (K) Represents basic and diluted earnings per share, including approximately 2.8 million shares of World Access common stock issued in the NACT Transaction calculated in accordance with SFAS 128.

RESURGENS PRO FORMA ADJUSTMENTS

     (L) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market values of the license agreements.

     (M) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

                               WORLD ACCESS, INC.

     (N) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

     (O) Represents basic and diluted earnings per share, including approximately 3.8 million shares of World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO SYSTEMS PRO FORMA ADJUSTMENTS

     (P) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment and the adjustment to fair values resulting from the excess values over purchase price.

     (Q) Amortization of acquired technology of Telco Systems over 8 years.

     (R) Amortization of trademarks of Telco Systems over 8 years.

     (S) Represents the elimination of the portion of Telco Systems' historical intangible asset amortization written down in connection with the Telco Merger.

     (T) Adjust tax provision for the benefit of the loss incurred by the combined entities.

     (U) To record a reduction in tax expense related to the reduction of the deferred tax liability established in conjunction with the allocation of purchase price to acquired technology and trademarks.

     (V) Represents basic and diluted earnings per share, including approximately 6.5 million shares of World Access common stock issued in the Telco Merger and common stock equivalents related to stock options issued in exchange for Telco Systems options calculated in accordance with SFAS 128.

     (W) Represents basic and diluted earnings per share, including approximately 6.5 million shares assumed issued in the Telco Merger, 3.8 million shares assumed issued in the Transaction and 2.8 million shares issued in the NACT Transaction.

PRO FORMA COMBINED STATEMENT OF OPERATIONS FOR THE YEAR ENDED DECEMBER 31, 1997:

ATI PRO FORMA ADJUSTMENTS

     (A) Eliminate inter-company sales and related cost of sales.

     (B) Amortization of unallocated excess purchase price over net assets acquired over 15 years.

     (C) Adjust tax provision for the benefit of the loss incurred by ATI and pro forma adjustments.

NACT MAJORITY INTEREST PRO FORMA ADJUSTMENTS

     (D) Amortization of acquired technology relating to the majority interest portion of NACT over 8 years.

     (E) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (F) Record the 32.7% minority interest in net income of NACT.

NACT MINORITY INTEREST PRO FORMA ADJUSTMENTS

     (G) Amortization of acquired technology relating to the minority interest portion of NACT over 8 years.

     (H) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (I) Reverse the minority interests in earnings of NACT.

     (J) Represents basic and diluted earnings per share, including approximately 2.8 million shares of World Access common stock issued in the NACT Transaction calculated in accordance with SFAS 128.

                               WORLD ACCESS, INC.

RESURGENS PRO FORMA ADJUSTMENTS

     (K) Record an adjustment to depreciation expense for the adjustment to fair market value of switching equipment and the adjustment to amortization expense for the adjustment to fair market value of the license agreements.

     (L) Amortization of unallocated excess purchase price over net assets acquired over 20 years.

     (M) Adjust tax provision for the benefit of the loss incurred by Resurgens and the pro forma adjustments.

     (N) Represents basic and diluted earnings per share, including approximately 3.8 million shares of World Access common stock issued to Resurgens's creditors and Renaissance Partners calculated in accordance with SFAS 128.

TELCO SYSTEMS PRO FORMA ADJUSTMENTS

     (O) Record an adjustment to depreciation expense related to the write-down of certain redundant equipment and the adjustment to fair values resulting from the excess value over purchase price.

     (P) Amortization of acquired technology of Telco Systems over 8 years.

     (Q) Amortization of trademarks of Telco Systems over 8 years.

     (R) Represents the elimination of the portion of Telco Systems' historical intangible asset amortization written down in connection with the Telco Merger.

     (S) Adjust tax provision for the benefit of the Telco Systems' loss and pro forma adjustments. This adjustment is not required when presented to give effect to the Transaction as the loss of Resurgens eliminates the provision for income taxes in its entirety.

     (T) Represents basic and diluted earnings per share, including approximately 6.5 million shares of World Access common stock issued in the Telco Merger and common stock equivalents related to stock options issued in exchange for Telco Systems options calculated in accordance with SFAS 128.

     (U) Represents basic and diluted earnings per share, including approximately 6.5 million shares assumed issued in the Telco Merger, 3.8 million shares assumed issued in the Transaction and 2.8 million shares issued in the NACT Transaction.

ADDITIONAL PROPOSAL SUBMITTED TO A VOTE OF WORLD ACCESS STOCKHOLDERS -- ELECTION
                                  OF DIRECTORS

     The Certificate of Incorporation of World Access provides that the board of directors shall be classified into three classes as nearly equal in number as possible, such that approximately one-third of the members of the board of directors shall be elected at each annual meeting of stockholders and each director shall serve for a three-year term.

     The board of directors, which has one vacancy, currently is comprised of five members. There are two director positions in the class whose term of office expires in 1998. These positions are currently held by Stephen J. Clearman and Stephen E. Raville, Mr. Raville is not standing for reelection and Mr. Clearman is standing for reelection to a two-year term expiring in 2000. Additionally, the board of directors has increased the size of the board to eight members. The board of directors has designated Mark A. Gergel, John P. Imlay, Jr. and Carl E. Sanders as nominees for election to three-year terms expiring in 2001 and until their successors are elected and qualified and Mr. Clearman as a nominee for election to a two-year term expiring in 2000 and until his successor is elected and qualified. Each nominee has consented to being named in this Proxy Statement and to serve as a director if elected, provided that Messrs. Imlay and Sanders shall only serve if the Transaction is consummated. There are no family relationships among any directors, executive officers or nominees.

     The World Access board of directors knows of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, the shares represented by all valid proxies received may be voted for a substitute nominee designated by the board of directors or the board of directors may reduce the number of directors. If any director resigns, dies or is otherwise unable to serve out his or her term, or the number of directors is increased by the board of directors, any vacancy so arising may be filled by the board of directors. A director elected to fill a vacancy shall serve for the remainder of the full term of the class of directors in which the vacancy occurred or the new directorship was created.

     In addition, the Telco Merger Agreement provides that the existing vacancy on the board of directors of World Access for the class whose term of office expires in 1999 is to be filled upon consummation of the Telco Merger by a person mutually acceptable to the boards of directors of World Access and Telco Systems.

     THE BOARD OF DIRECTORS OF WORLD ACCESS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF WORLD ACCESS VOTE "FOR" THE ELECTION OF ALL NOMINEES FOR DIRECTOR.

     Biographical information follows for each person nominated and each person whose term of office as a director will continue after the World Access Special Meeting. Directors' ages are as of October 31, 1998. All directors whose terms will continue after the World Access Special Meeting have served as directors of New World Access since its organization.

NOMINATION FOR ELECTION FOR A TWO-YEAR TERM EXPIRING AT THE 2000 ANNUAL MEETING

  Stephen J. Clearman (Nominee)

     Mr. Clearman (age 47) has served as a director of World Access since 1988. Mr. Clearman co-founded Geocapital Partners. Since 1984, he has served as a general partner of four Geocapital venture capital partnerships. Two of these partnerships (Geocapital Ventures and Geocapital II, L.P.) were formerly principal stockholders of World Access. Mr. Clearman currently serves as a director of Expert Software, Inc., MemberWorks Incorporated, SeaMED Corporation and several private companies, all of which principally provide computer software or information services.

NOMINATIONS FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2001 ANNUAL
MEETING

  Mark A. Gergel (Nominee)

     Mr. Gergel (age 41) has served as Vice President and Chief Financial Officer since he joined World Access in April 1992 and was appointed Executive Vice President of World Access in January 1997. From

1983 to March 1992, Mr. Gergel held five positions of increasing responsibility with Federal-Mogul Corporation, a publicly-held manufacturer and distributor of vehicle parts, including International Accounting Manager, Assistant Corporate Controller, Manager of Corporate Development and Director of Internal Audit. Prior to joining Federal-Mogul, Mr. Gergel spent four years with the international accounting firm of Ernst & Young. Mr. Gergel is a Certified Public Accountant.

  John P. Imlay, Jr. (Nominee)

     Mr. Imlay (age 61) serves as Chairman of Dun & Bradstreet Software Services, Inc., an application software company, and as a director of Metromedia International Group, Inc. ("Metromedia"), a global media, entertainment and communications company, where he is a member of the audit committee and the compensation committee. Mr. Imlay is the former Chairman of Management Science America, a mainframe application software company that was acquired by Dun & Bradstreet Software Services, Inc. in 1990. He is also a director of the Atlanta Falcons and The Gartner Group.

  Carl E. Sanders (Nominee)

     Mr. Sanders (age 72) is engaged in the private practice of law as Chairman of Troutman Sanders LLP, a law firm based in Atlanta, Georgia. He is a former governor of the State of Georgia. Mr. Sanders is currently a director of Metromedia, and has been for every year except one since 1967. He is also a former director of Carmike Cinemas, Inc., Norrell Corporation, Healthdyne, Inc. and RDM Sports Group, Inc.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 1999 ANNUAL MEETING

  Hensley E. ("Buddy") West (1996)

     Mr. West (age 53) joined World Access in January 1996 as President and Chief Operating Officer and was elected a director in January 1996. From January 1994 to December 1995, he was Group Vice President for the Access Systems Group of DSC Communications Corporation ("DSC"), a manufacturer of digital switching, transmission and access telecommunications equipment. During his nine year tenure with DSC, he held six sales and general management positions, including Senior Vice President of North American Sales from July 1993 to December 1993, Vice President of Access Products Division from March 1992 to July 1993, Vice President of RBOC Sales from October 1991 to March 1992 and Vice President of Business Development from March 1990 to October 1991. Prior to joining DSC, Mr. West held general, engineering and sales management positions with California Microwave, Inc., ITT Telecommunications, Inc. and Western Electric Co.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2000 ANNUAL MEETING

  Steven A. Odom (1994)

     Mr. Odom (age 45) was appointed to the newly created position of Chairman of the board of directors of World Access in November 1994. In August 1995, he became Chairman and Chief Executive Officer of World Access. From 1983 to 1987, he founded and served as Chairman and Chief Executive Officer of Data Contract Company, Inc. ("DCC"), a designer and manufacturer of intelligent data PBX systems, pay telephones and diagnostic equipment. From 1987 to 1990, he was Vice President for the Public Communications Division of Executone Information Systems, Inc., a public company that acquired DCC in 1987. Mr. Odom has also served as a director for Telematic Products, Inc., a manufacturer of telephone central office equipment and Resurgens Communications Group, Inc. ("Old Resurgens"), a provider of long distance operator services that later merged with LDDS Communications, Inc., now known as WorldCom.

  John D. ("Jack") Phillips (1994)

     Mr. Phillips (age 55) has been Chairman of the Board and Chief Executive Officer of RCG and Cherry U.K. since October 1997. He was President, Chief Executive Officer and a director of Metromedia International Group, Inc. ("Metromedia"), a global media, entertainment and communications company, from November 1995 until December 1996. Metromedia was formed in November 1995 through the merger of The Actava Group, Inc. ("Actava"), Orion Pictures Corporation, MCEG Sterling Incorporated and Metromedia International Telecommunications, Inc. He served as President, Chief Executive Officer and a director of Actava from April 1994 until November 1995. In May 1989, Mr. Phillips became Chief Executive Officer of Old Resurgens and served in this capacity until September 1993 when Old Resurgens merged with Metromedia Communications Corporation and WorldCom.

BOARD COMMITTEES AND MEETINGS

     During 1997, the board of directors met three times and took actions by unanimous written consent seven times. The board of directors has a standing Audit Committee and Compensation Committee. No incumbent board member attended fewer than 75% of the aggregate of (i) the total number of meetings of the board of directors which such director was eligible to attend during 1997 and (ii) the total number of meetings held by any committee of the board of directors upon which such director served during 1997.

     The Audit Committee recommends engagement of independent auditors for World Access, reviews and approves services performed by such auditors, reviews and evaluates the World Access accounting system and its system of internal controls and performs other related duties delegated to such committee by the board of directors. The Audit Committee, which presently consists of Mr. Raville and Mr. Clearman, met two times during 1997.

     The Compensation Committee performs such duties regarding compensation for executive officers as the board of directors may delegate to such Committee from time to time. The Compensation Committee, which presently consists of Mr. Clearman, met two times during 1997. William P. O'Reilly, who served as a director of World Access from 1994 until his resignation in April 1998, also served as a member of the Compensation Committee until his resignation.

     The board of directors has not established a separate committee of its members to nominate candidates for election as directors.

EXECUTIVE OFFICERS

     The information with respect to World Access executive officers is set forth in Item 4.5 of Part I of the World Access Form 10-K.

ANNUAL REPORT TO STOCKHOLDERS

     A copy of the World Access Form 10-K for the fiscal year ended December 31, 1997 is included with this Proxy Statement.

     ADDITIONAL COPIES OF THE WORLD ACCESS FORM 10-K MAY BE OBTAINED WITHOUT CHARGE BY WRITING TO INVESTOR RELATIONS, WORLD ACCESS, INC., 945 E. PACES FERRY ROAD, SUITE 2240, ATLANTA, GEORGIA 30326, OR BY TELEPHONE REQUEST TO (404) 231-2025.

APPRAISAL AND DISSENTERS' RIGHTS

     Under Delaware law, holders of World Access Common Stock are not entitled to appraisal or dissenters' rights with respect to the matters to be considered at the Special Meeting.

                    OTHER INFORMATION REGARDING WORLD ACCESS

WORLD ACCESS EXECUTIVE COMPENSATION

     Compensation of Directors. Non-employee directors of World Access receive no cash compensation from World Access for their service as directors. Their compensation is in the form of stock warrants as discussed below. The directors are reimbursed for out-of-pocket travel and related expenses incurred in connection with their attendance at meetings of the board of directors or its committees and at other company events to which they are invited.

     In December 1994, in an effort to attract and retain experienced executives to serve as outside directors for World Access, the board of directors adopted the World Access, Inc. Outside Directors' Warrant Plan (the "Warrant Plan"). The stockholders of World Access approved the Warrant Plan at the 1995 Annual Meeting of Stockholders.

     The purposes of the Warrant Plan are to attract and retain the best available personnel for service as directors of World Access, to provide additional incentive to the persons serving as directors of World Access, to align director and stockholder long-term interests and to encourage continued service on the board of directors. Warrants may be granted under the Warrant Plan only to directors of World Access who are neither employees of World Access nor of any of its affiliates. The aggregate number of shares of World Access Common Stock authorized to be issued pursuant to the Warrant Plan is 1,200,000, subject to adjustment in certain instances as described below. The Warrant Plan provides that each eligible non-employee director elected to serve as a director of World Access on or after October 1, 1994 may be granted, in the discretion of the board of directors, warrants to purchase no more than 450,000 shares of World Access Common stock in the aggregate. The initial exercise price of the warrants will be not less than the fair market value of the Common Stock subject to the warrant on the date of grant.

     In December 1994, three new outside directors of World Access, Messrs. O'Reilly, Phillips and Raville, each received warrants entitling him to purchase 150,000 shares of World Access Common Stock on or prior to December 15, 1999. These warrants, now fully vested, are exercisable at a price of $1.50 per share with respect to 50,000 shares, $2.25 per share with respect to 50,000 shares and $4.00 per share with respect to 50,000 shares. At the time these warrants were granted, the fair market value of the World Access Common Stock was $1.25 per share. During 1997, Mr. O'Reilly and Mr. Phillips exercised 150,000 and 50,000 warrants, respectively, and Mr. Phillips donated 32,660 warrants to charitable organizations. During 1998, Mr. Raville exercised 150,000 warrants.

     Concurrent with the above initial grant, Mr. Clearman, the fourth outside director of World Access, was awarded warrants to purchase 126,000 shares of World Access Common Stock. The terms of this grant were identical to those described above except the number of shares exercisable at the $1.50 exercise price was set at 26,000 instead of 50,000. During 1997, Mr. Clearman exercised all of these warrants.

     In December 1994, the board of directors awarded Steven A. Odom, who joined the board of directors in October 1994 and became Chairman in November 1994, warrants under the Warrant Plan to purchase 450,000 shares of World Access Common Stock. The warrants, now fully vested, entitle Mr. Odom to purchase 450,000 shares of World Access Common Stock on or prior to December 15, 1999 at an exercise price of $1.50 per share with respect to 150,000 shares, $2.25 per share with respect to 150,000 shares and $4.00 per share with respect to 150,000 shares. During 1997, Mr. Odom exercised 150,000 of these warrants. During 1998, Mr. Odom exercised the remaining 300,000 warrants.

     In December 1994, the board of directors also adopted the Directors' Warrant Incentive Plan (the "Incentive Plan") pursuant to which the board of directors may grant, beginning in February 1997, to each non-employee director on an annual basis warrants to purchase up to 50,000 shares of World Access Common Stock at an exercise price per share equal to no less than 110% of the fair market value of the stock at the date of grant. No warrants may be granted under the Incentive Plan in a given year unless World Access Common Stock has appreciated by a compounded annual average rate of return in excess of 35% for the four year period preceding the year of grant. The aggregate number of shares of World Access Common Stock authorized to be issued pursuant to the Incentive Plan is 600,000 subject to adjustment in certain instances as described below.

     Warrants granted under the Warrant Plan and the Incentive Plan become exercisable in one or more installments, as the board of directors may determine, six months and one day after the date of the grant and expire on the fifth anniversary following the date of grant, provided that if the Director has not attended at least 75% of the meetings of the board of directors for the year in which an installment first becomes exercisable, then such installment may not be exercised.

     On March 26, 1997, the board of directors granted the four outside Directors of World Access warrants to each purchase 50,000 shares of World Access Common Stock with an exercise price of $9.21. These warrants became fully vested and exercisable on December 31, 1997. During 1998, Mr. O'Reilly and Mr. Raville each exercised 50,000 warrants.

     On February 27, 1998, the board of directors granted the four outside directors of World Access warrants to each purchase 50,000 shares of Common Stock with an exercise price of $25.85. The warrants granted to Mr. O'Reilly were forfeited upon his resignation. The remaining 150,000 warrants will be exercisable on or after December 31, 1998 provided that the Director attends at least 75% of the Board and Applicable Committee meetings held during 1998.

     Notwithstanding the foregoing, the Warrant Plan and the Incentive Plan provide that warrants awarded pursuant to these plans will become immediately exercisable (i) if World Access is to be consolidated with or acquired by another entity in a merger, (ii) upon the sale of substantially all of World Access assets or the sale of at least 90% of the outstanding World Access Common Stock to a third party, (iii) upon the merger or consolidation of World Access with or into any other corporation or the merger or consolidation of any corporation with or into World Access (in which consolidation or merger the stockholders of World Access receive distributions of cash or securities as a result thereof), or (iv) upon the liquidation or dissolution of World Access. The Transaction does not constitute a change of control for purposes of the Warrant Plan or the Incentive Plan.

  Compensation of Executive Officers

     Summary Compensation Table. The following table sets forth the cash and non-cash compensation awarded or paid by World Access for services rendered during each of the years in the three year period ended December 31, 1997 to its Chief Executive Officer and other executive officers whose compensation exceeded $100,000 ("Named Executives").

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                                         AWARDS (1)-(5)
                                               ANNUAL COMPENSATION       --------------        ALL OTHER
                                               -------------------    SECURITIES UNDERLYING   COMPENSATION
     NAME AND PRINCIPAL POSITION        YEAR   SALARY($)   BONUS($)        OPTIONS (#)         ($)(6)-(8)
     ---------------------------        ----   ---------   --------   ---------------------   ------------
Steven A. Odom........................  1997   $143,000    $165,000          424,000            $ 4,273
  Chairman and Chief Executive Officer  1996    200,000     100,000          105,000                 --
                                        1995         --          --          250,000                 --
Hensley E. West.......................  1997    125,125     142,500          320,000             10,100
  President and Chief Operating         1996    175,000      87,500           91,875             35,000
     Officer                            1995         --          --          443,750                 --
Mark A. Gergel........................  1997     97,500     115,000          216,000             28,013
  Executive Vice President and          1996    110,000     110,000           37,500                780
  Chief Financial Officer               1995     90,000      35,000           74,000                495
Scott N. Madigan......................  1997     96,000      57,500           35,000              1,638
  Executive Vice President              1996     81,500      30,000          110,000             20,000
  of Business Development               1995         --          --               --                 --
Hatch Graham..........................  1997    110,000      33,000          150,000                 --
  President, Transport and              1996         --          --               --                 --
  Access Systems Group                  1995         --          --               --                 --

---------------

(1) Long-Term Compensation Awards for 1997 include non-qualified stock options granted in December 1997 from the World Access 1998 Incentive Equity Plan. The securities underlying options for 1997 under this grant include: Mr. Odom -- 400,000 shares; Mr. West -- 300,000 shares; and Mr.
    Gergel -- 200,000 shares. These options, which are subject to stockholder approval, vest 25% on each of the first four anniversaries from the date of grant and are exercisable at $19.00 per share, the market price as of the date of grant. The date the stockholders approve the 1998 Incentive Equity Plan will become the measurement date for purposes of computing compensation expense, if any. If the stock price as of the measurement date exceeds $19.00, then the total compensation impact will be the difference between the stock price at the measurement date and $19.00. World Access will record that expense ratably over a period of four years.
    In connection with voluntary salary reduction/incentive programs in 1996 and 1995, which were offered to all salaried employees of World Access, the Named Executives elected to forego salary in exchange for options to purchase shares of World Access Common Stock at the then current market prices of $8.00 and $7.00 per share, respectively. The securities underlying options for 1996 for this program include: Mr. Odom -- 55,000 shares; Mr. West -- 48,125 shares; Mr. Gergel -- 37,500 shares; and Mr.
    Madigan -- 10,000 shares. The securities underlying options for 1995 for this program include: Mr. Odom -- 50,000 shares; Mr. West -- 43,750 shares; Mr. Gergel -- 24,000 shares; and Mr. Madigan -- 10,000 shares. Stock options issued in connection with these programs are now fully vested.
(2) Mr. Odom joined the World Access board of directors in October 1994 and was elected Chairman in November 1994. He was appointed Chairman and Chief Executive Officer in August 1995. Mr. Odom elected to not receive a salary in 1995. In December 1995, he was awarded non-qualified stock options to acquire 200,000 shares of World Access Common Stock at $7.00 per share, the then current market price. These options vested 50% on each of the first two anniversaries from the date of grant.
(3) Mr. West joined World Access in January 1996 as its new President and Chief Operating Officer. In August 1995, in connection with his acceptance of the World Access offer of employment, he was awarded non-qualified stock options to acquire 400,000 shares of World Access Common Stock at $3.78 per share, the then current market price. These options vest 25% on each of the first four anniversaries from his effective date of employment.
(4) Mr. Madigan joined World Access in March 1996 as its new Vice President of Business Development. He was awarded non-qualified stock options to acquire 80,000 shares of World Access Common Stock at $7.81 per share, the then current market price. These options vest 25% on each of the first four anniversaries from the date of grant.
(5) Mr. Graham joined World Access in March 1997 as its new President, Transport and Access Systems Group. He was awarded non-qualified stock options to acquire 150,000 shares of World Access Common Stock at $8.06 per share, the then current market price. These options vest 25% on each of the first four anniversaries from the date of grant.
(6) During 1997, Mr. Gergel was paid a flat sum allowance of $25,000 and during 1996, Mr. West and Mr. Madigan were paid flat sum allowances of $35,000 and $20,000, respectively, for the relocation of their households to Atlanta, Georgia.
(7) During 1997, Mr. West was paid $7,000 for life insurance benefits provided to him by World Access.
(8) Except as noted above, All Other Compensation represents matching contributions by World Access under its 401(k) Plan.

     1997 Aggregate Option Exercises and Year-End Option Values. The following table sets forth information concerning the value of director warrants and employee options exercised by the Named Executives during 1997 and the value at December 31, 1997 of unexercised warrants and options held by each such officer. The value of unexercised warrants and options reflects the increase in market value of World Access Common Stock from the date of grant through December 31, 1997, when the closing price was $23.88 per share.

                                                                  NUMBER OF
                                                                 SECURITIES            VALUE OF
                                                                 UNDERLYING           UNEXERCISED
                                                                 UNEXERCISED        IN-THE-MONEY(2)
                                                                WARRANTS AND         WARRANTS AND
                                   NUMBER OF                       OPTIONS              OPTIONS
                                    SHARES                       AT 12-31-97          AT 12-31-97
                                  ACQUIRED ON      VALUE        EXERCISABLE/         EXERCISABLE/
              NAME                 EXERCISE     REALIZED (1)    UNEXERCISABLE        UNEXERCISABLE
              ----                -----------   ------------    -------------       ---------------
Steven A. Odom (3)..............    150,000      $3,816,000    679,000/400,000   $12,208,625/1,950,000
Hensley E. West.................     87,500       1,613,500    168,125/600,000     2,870,984/7,491,000
Mark A. Gergel..................     60,250       1,331,069    128,875/223,875     2,021,297/1,442,047
Scott N. Madigan................     17,500         279,170     25,000/102,500       398,680/1,343,238
Hatch Graham....................         --              --         --/150,000            --/2,372,250

---------------

(1) The "value realized" represents the difference between the exercise price of the shares and the market price of the shares on the date the warrants and options were exercised. The value realized was determined without considering any taxes which may have been owed.
(2) "In-the-Money" warrants and options have an exercise price less than $23.88 per share, the closing price of World Access Common Stock as of December 31, 1997.
(3) Includes securities underlying warrants issued to Mr. Odom pursuant to the Warrant Plan.

     Stock Option Grant Table. The following table sets forth information regarding the grant of stock options to the Named Executives during the year ended December 31, 1997.

                                                                                          POTENTIAL REALIZABLE
                                                                                           VALUE($) AT ASSUMED
                                              INDIVIDUAL GRANTS                           ANNUAL RATES OF STOCK
                       ---------------------------------------------------------------   PRICE APPRECIATION FOR
                                                  % TOTAL       EXERCISE                       OPTION TERM
                       NUMBER OF SECURITIES   OPTIONS GRANTED   PRICE PER                -----------------------
                        UNDERLYING OPTIONS       EMPLOYEES        SHARE     EXPIRATION       5%          10%
        NAME                GRANTED(1)        IN FISCAL YEAR       (2)         DATE         (3)          (3)
        ----           --------------------   ---------------   ---------   ----------   ----------   ----------
Steven A. Odom.......        400,000              20.5%          $19.00      12/29/02    $4,588,000   $7,780,000
                              24,000                1.2           19.00      12/29/02       275,280      466,800
Hensley E. West......        300,000               15.3           19.00      12/29/02     3,441,000    5,835,000
                              20,000                1.0           19.00      12/29/02       229,400      389,000
Mark A. Gergel.......        200,000               10.2           19.00      12/29/02     2,294,000    3,890,000
                              16,000                0.8           19.00      12/29/02       183,520      311,200
Scott N. Madigan.....         25,000                1.3           19.00      12/29/02       286,750      486,250
                              10,000                0.5            9.75      04/30/02       207,200      287,000
Hatch Graham.........        150,000                7.7            8.06      03/26/02     3,361,500    4,558,500

---------------

(1) Individual grants in 1997 include the following non-qualified stock options issued in connection with the World Access 1998 Incentive Equity Plan: Mr. Odom -- 400,000; Mr. West -- 300,000; and Mr. Gergel -- 200,000. See
    "Summary Compensation Table, note (1)" for terms of these options granted. The remainder of Mr. Odom's, Mr. West's and Mr. Gergel's options were granted in December 1997 and vested immediately. Mr. Madigan's and Mr. Graham's options vest at 25% each on the first four anniversaries from the date of grant.
(2) The exercise price represents the fair market value of the shares at dates of grant.
(3) The 5% and 10% appreciation rates are set forth in the Securities and Exchange Commission rules and no representation is made that World Access Common Stock will appreciate at these assumed rates or at all.

     Severance Protection Agreements. World Access entered into a Severance Protection Agreement with each of Messrs. Odom, West and Gergel (each an "Executive") as of November 1, 1997 (the "Severance Agreements"). Each Severance Agreement is effective for an initial term of two years and is automatically renewed for additional consecutive one-year terms unless timely notice of non-renewal is given by either World Access or the Executive. Generally, each Severance Agreement provides that if the Executive's employment is terminated within 12 months after a "change of control" (as defined in the Severance Agreement) (i) by World Access other than for "cause" (as defined in the Severance Agreement), or (ii) by the Executive for "good reason" (as defined in the Severance Agreement), the Executive is entitled to a lump sum payment equal to the sum of (a) accrued and unpaid salary, expenses, vacation pay and bonuses,
(b) two times the Executive's annual base salary and bonus and (c) the excess of the actuarial equivalent of retirement benefits to which the Executive would be entitled under World Access's supplemental and other retirement plans had the Executive remained in the employ of World Access for an additional two years of credited service over the actual actuarial equivalent benefits to which the Executive is entitled under such plans. In addition, upon any such termination World Access is obligated to continue, at its expense, for a 24 month period the medical, disability and life insurance benefits enjoyed by the Executive prior to termination, to provide the Executive with outplacement services, reasonable office space and secretarial assistance, and the restrictions on outstanding stock options and similar incentive awards lapse and such options and awards become immediately vested and exercisable to the extent that they would have been vested and exercisable within two years of the date of the Executive's termination. Payments under the Severance Agreements are subject to limitations to the extent they would be subject to an excise tax imposed under the Code or would not be deductible by World Access.

WORLD ACCESS COMPENSATION COMMITTEE REPORT

     This report sets forth information on the compensation and benefits provided to the Chief Executive Officer and other executive officers of World Access during 1997 and has been prepared by the Compensation Committee (the "Committee") of the board of directors.

     Compensation Philosophy. The Compensation Committee of the board of directors (the "Compensation Committee") is composed of two non-employee directors. Mr. Clearman currently serves on the committee and there is one vacancy. Among other things, the Compensation Committee reviews and approves annual executive officer compensation. In general, the compensation policies adopted by the Compensation Committee are designed to (i) attract and retain executives capable of leading World Access to meet its business objectives and
(ii) motivate World Access executives to enhance long-term stockholder value.

     The annual compensation of Mr. Odom, World Access Chairman and Chief Executive Officer, consists of a combination of base salary, incentive bonuses and stock options. The incentive bonus program is designed to reward Mr. Odom if well defined business objectives, principally tied to World Access net income performance, are reached or exceeded.

     The Compensation Committee sets salaries and incentive programs for the other World Access executive officers based principally on a subjective assessment of World Access short and long-term goals and individual performance of each officer. Information on individual performance is provided to the Compensation Committee by the Chief Executive Officer. In addition to individual performance, the Compensation Committee is aware of executive compensation practices at comparable companies (i.e., companies which are generally of the same size in related industries). The Compensation Committee uses this information only as a general reference, however, and not to set specific salary amounts.

     Stock Option Program. The stock option program is a long-term incentive plan for executive officers and other key employees. The objectives of the program are to align executive and stockholder long-term interests by creating a strong and direct relationship between executive compensation and stockholder returns. The Compensation Committee strongly believes that by providing those individuals who have substantial responsibility for the management and growth of World Access and the maximizing of stockholder returns with an opportunity to increase their ownership of World Access Common Stock, the best interests of stockholders and executives will be more closely aligned. World Access stock options typically vest over four years which increases the long-term value of these awards.

     The Compensation Committee's determination of the number of options to award to an individual executive officer is made in a manner similar to that described above with respect to the setting of salaries. In addition, in determining the number of options to be granted to an individual, the Compensation Committee takes into account the number of options already granted to that individual and the value of those options.

     Discussion of 1997 Chief Executive Officer Compensation. Mr. Odom's base salary and bonus awards for 1997 were determined with reference to the same criteria used for all other executive officers of World Access, including sales growth, appreciation in market capitalization and net income per share performance. The Compensation Committee also based its compensation decision on the continued progress in establishing a broad, experienced management team and an operating infrastructure that will facilitate accelerated sales growth, the efficient integration of new acquisitions and increased profitability. Finally, the significant improvement in the financial condition of World Access and appreciation in the value of World Access Common Stock were considered. After considering all of the above, the Compensation Committee exercised its subjective judgement and discretion in determining the 1997 compensation for Mr. Odom.

                                          Submitted by the Compensation
                                          Committee

                                          Stephen J. Clearman

WORLD ACCESS COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     The World Access Compensation Committee is currently comprised of Stephen
J. Clearman. William P. O'Reilly was also a member of the Compensation Committee until his resignation effective as of April 22, 1998. There are no Compensation Committee Interlocks.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the directors and executive officers of World Access, and persons who own beneficially more than ten percent of a registered class of the equity securities of World Access, to file with the Commission initial reports of ownership and reports of changes in ownership of such securities of World Access. Directors, executive officers and greater than ten-percent stockholders are required by Commission regulations to furnish World Access with copies of all Section 16(a) reports they file.

     To the knowledge of World Access, based solely on review of the copies of such reports furnished to it and representations that no other reports were required, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were complied with during the 1997 fiscal year, except that Mr. Raville did not report his acquisition of a warrant to acquire 50,000 shares of common stock in March 1997 until he filed a Form 4 in March 1998.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     As described elsewhere herein, in October 1997, Mr. Phillips, a director of World Access, entered into a series of agreements whereby, among other things, he became the new Chairman and Chief Executive Officer of RCG and Cherry U.K.

     During the fourth quarter of 1997, World Access shipped switching equipment to RCG. The cost of this equipment was approximately $3.8 million. On February 12, 1998, World Access executed a letter of intent to acquire Resurgens. The equipment shipped to Resurgens is included in the inventory of World Access at December 31, 1997. See Note C to the Consolidated Financial Statements of World Access. During the second quarter of 1998, this switching equipment was returned to World Access.

     In April 1998, the Company purchased approximately $3.6 million of switching equipment which has been consigned to Resurgens. Upon its acquisition of Resurgens, World Access will account for this equipment as part of its investment in Resurgens. If the acquisition is not consummated, World Access expects to negotiate an arms-length sale of the equipment to Resurgens or another customer. This equipment is included in Other assets on World Access June 30, 1998 balance sheet.

     For a description of the interest of Mr. Phillips in the Transaction, see "The Transaction -- Interest of Certain Persons in the Transaction."

WORLD ACCESS STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on the World Access Common Stock with the cumulative total return (including reinvested dividends) of the Nasdaq Stock Market ("Nasdaq") -- United States owned companies and Nasdaq Telecommunications Stocks for the five years ended December 31, 1997. The Nasdaq total returns were prepared by the Center for Research in Security Prices ("CRSP") at the University of Chicago.

               Measurement Period                                        Nasdaq            Nasdaq
             (Fiscal Year Covered)                  World Access         (U.S.)           (Telcom)
1992                                                        100.00            100.00            100.00
1993                                                        115.38            114.80            154.19
1994                                                        153.85            112.21            128.69
1995                                                        461.54            158.68            168.51
1996                                                        492.31            195.19            172.25
1997                                                       1469.23            239.63            254.51

---------------

     Assumes that the value of the investment in World Access Common Stock and each index was $100 on December 31, 1992, and that all dividends were reinvested.

(1) World Access Common Stock
(2) CRSP Total Return Index for The Nasdaq Stock Market (U.S. Companies)
(3) CRSP Total Return Index for Nasdaq Telecommunications Stocks

     Pursuant to SEC regulations, this performance graph is not "soliciting material," is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act.

                     OTHER INFORMATION REGARDING RESURGENS

     The executive officers, directors and key employees of RCG and Cherry U.K., their ages (as of October 31, 1998) and present positions with RCG and Cherry U.K. are as follows:

             NAME                AGE                       POSITION(S)
             ----                ---                       -----------
John D. Phillips...............  55    President and Chief Executive Officer, Director
W. Tod Chmar...................  44    Executive Vice President, Director
Victor E. Goetz................  43    Executive Vice President, Chief Financial Officer,
                                       Director

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RCG AND CHERRY U.K.

     The following table sets forth information concerning ownership of RCG's Common Stock outstanding as of October 31, 1998 by (i) each person known by RCG to be the beneficial owner of more than five percent of RCG Common Stock, (ii) each director of RCG, (iii) each of the executive officers of RCG and (iv) all executive officers and directors of RCG as a group.

                                                       AMOUNT OF SHARES
       NAME AND ADDRESS OF BENEFICIAL OWNERS          BENEFICIALLY OWNED    PERCENT OF CLASS
       -------------------------------------          ------------------    ----------------
James R. Elliott....................................         1,000                80.1%
  601 Ambriance Court
  Burr Ridge, Illinois 60521
John D. Phillips....................................            --                  --
W. Tod Chmar........................................            --                  --
Victor E. Goetz.....................................            --                  --
WorldCom Network Services, Inc......................           249                19.9
  515 Amite Street
  Jacksonville, Mississippi 39201
All directors and executive officers
  as a group (3 persons)............................            --                  --

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF CHERRY U.K.

     The following table sets forth information concerning ownership of Cherry U.K.'s capital stock outstanding as of October 31, 1998 by (i) each person known by Cherry U.K. to be the beneficial owner of more than five percent of Cherry U.K. capital stock, (ii) each director of Cherry U.K., (iii) each of the executive officers of Cherry U.K., and (iv) all executive officers and directors of Cherry U.K. as a group.

                                                       AMOUNT OF SHARES
       NAME AND ADDRESS OF BENEFICIAL OWNERS          BENEFICIALLY OWNED    PERCENT OF CLASS
       -------------------------------------          ------------------    ----------------
Renaissance Partners II.............................        50,000                 100%
  945 E. Paces Ferry Road
  Suite 2210
  Atlanta, Georgia 30307
John D. Phillips(1).................................        50,000                 100
W. Tod Chmar(2).....................................        16,665                33.3
Victor E. Goetz.....................................            --                  --
All directors and executive officers
  as a group (3 persons)............................        50,000                 100

---------------

(1) Represents Mr. Phillips' interest in and control of Renaissance Partners II. Mr. Phillips' principal business address is the same as the address for Renaissance Partners II.
(2) Represents Mr. Chmar's interest in Renaissance Partners II. Mr. Chmar's principal business address is the same as the address for Renaissance Partners II.

                                  ACCOUNTANTS

     PricewaterhouseCoopers LLP has examined the financial statements of World Access (or its predecessors) since 1991 and has no relationship with World Access other than that arising from its appointment as independent auditors. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Special Meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions from stockholders.

                                 OTHER MATTERS

     The board of directors does not know of any other matters which may come before the Special Meeting. If any another matters are properly presented at the Special Meeting, it is the intention of the persons names in the accompanying proxy to vote, or otherwise act, in accordance with their best judgement on such matters.

                              INDEPENDENT AUDITORS

     The consolidated financial statements of World Access, Inc., incorporated in this Proxy Statement by reference to the Annual Report on Form 10-K for the year ended December 31, 1997, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants.

     The financial statements and schedule of NACT Telecommunications, Inc. as of September 30, 1997 and 1996 and for each of the years in the three-year period ended September 30, 1997, incorporated in this Proxy Statement by reference to the Current Report on Form 8-K filed by World Access on March 13, 1998 have been audited by KPMG Peat Marwick LLP, independent certified public accountants, as set forth in their report incorporated herein by reference.

     The financial statements of Advanced TechCom, Inc. ("ATI") as of and for the year ended December 31, 1997, incorporated in this Proxy Statement by reference to the Current Report on Form 8-K/A filed by World Access on April 14, 1998 have been audited by Tedder, Grimsley & Company, P.A., independent accountants, as set forth in their report incorporated herein by reference.

     The financial statements of ATI as of December 31, 1996 and 1995 and for each of the years then ended have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report (which report expresses on unqualified opinion and includes an explanatory paragraph referring to certain subsequent events, including entering into an agreement to subcontract certain of ATI's manufacturing, raising of additional equity and the receipt of a commitment for additional financing) incorporated in this Proxy Statement by reference to the Current Report on Form 8-K filed by World Access on February 13, 1998.

     The combined financial statements of RCG and Cherry U.K. at December 31, 1997 and for the year then ended, included in this Proxy Statement and incorporated by reference to the Current Report on Form 8-K filed by World Access on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed by World Access on September 4, 1998, as amended by Amendment No. 2 thereto on Form 8-K/A filed by World Access on September 25, 1998, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon (which contains an explanatory paragraph describing conditions that raise substantial doubt about the company's ability to continue as a going concern as described in note 2 to the combined financial statements).

     The combined financial statements of RCG and Cherry U.K. at December 31, 1996 and 1995 and for the years then ended, incorporated in this Proxy Statement by reference to the Current Report on Form 8-K filed by World Access on July 27, 1998, as amended by Amendment No. 1 thereto on Form 8-K/A filed by World Access on September 4, 1998, as amended by Amendment No. 2 thereto on Form 8-K/A filed by World Access on September 25, 1998, have been audited by Grant Thornton LLP, independent auditors, as set forth in their report thereon.

     The consolidated financial statements of Telco Systems, Inc. at August 30, 1998 and August 31, 1997, and for each of the three years in the period ended August 30, 1998, incorporated by reference into this Proxy Statement have been audited by Ernst & Young LLP, independent auditors, as set forth in their report incorporated herein by reference.

                                 LEGAL MATTERS

     The validity of the World Access Common Stock to be issued in connection with the Merger and the Exchange will be passed upon for World Access by Rogers & Hardin LLP, Atlanta, Georgia.

                             STOCKHOLDER PROPOSALS

     Proposals of stockholders submitted pursuant to Rule 14a-8 of the Commission for inclusion in the proxy statement for the 1999 annual meeting of stockholders of World Access must be received by World Access at its principal executive offices at 2240 Resurgens Plaza, 945 E. Paces Ferry Road, Atlanta, Georgia 30326 a reasonable time before World Access begins to print and mail the proxy materials for its 1999 annual meeting.

     Under World Access Certificate, stockholders desiring to nominate persons for election as directors at an annual meeting must notify the Secretary of World Access in writing not less than 120 calendar days in advance of the date which is one year later than the date of the World Access proxy statement released to stockholders in connection with the previous year's annual meeting of stockholders; provided, however, that if no annual meeting of stockholders was held in the previous year or if the date of the forthcoming annual meeting of stockholders has been changed by more than 30 calendar days from the date contemplated at the time of the previous year's proxy statement or if the forthcoming meeting is not an annual meeting of stockholders, then to be timely such stockholder's notice must be so received not later than the close of business on the tenth day following the earlier of (a) the day on which notice of the date of the forthcoming meeting was mailed or given to stockholders by or on behalf of World Access or (b) the day on which public disclosure of the date of the forthcoming meeting was made by or on behalf of World Access. Any such stockholders' notices must contain the specific information set forth in the World Access Certificate. Stockholders will be furnished a copy of the World Access Certificate without charge upon written request to the Secretary of World Access.

                         INDEX TO FINANCIAL STATEMENTS

                                                              PAGE
The combined unaudited financial statements of RCG and
  Cherry U.K. for the six months ended June 30, 1998 and
  1997
  Combined balance sheets as of June 30, 1998 and December
     31, 1997...............................................   F-2
  Combined statements of operations for the three months
     ended June 30, 1998 and 1997 and for the six months
     ended June 30, 1998 and 1997...........................   F-3
  Combined statements of cash flows for the six months ended
     June 30, 1998 and 1997.................................   F-4
  Combined statement of net stockholders' deficiency as of
     June 30, 1998 and December 31, 1997....................   F-5
  Notes to combined unaudited financial statements..........   F-6
The combined financial statements of RCG and Cherry U.K. for
  the year ended December 31, 1997..........................   F-7
  Report of independent auditors............................   F-9
  Audited combined financial statements
  Combined balance sheet as of December 31, 1997............  F-10
  Combined statement of operations for the year ended
     December 31, 1997......................................  F-11
  Combined statement of net stockholders' deficiency for the year ended December 31, 1997...........................  F-12
  Combined statement of cash flows for the year ended
     December 31, 1997......................................  F-13
  Notes to combined financial statements....................  F-14
The combined balance sheet of RCG and Cherry U.K. for the
  year ended December 31, 1996 and the related combined
  statements of operations, stockholders' equity (deficit)
  and cash flows for the two years in the period ended
  December 31, 1996
  Report of independent certified public accountants........  F-26
  Audited financial statements
  Combined balance sheet as of December 31, 1996............  F-27
  Combined statements of operations for the years ended
     December 31, 1996 and 1995.............................  F-28
  Combined statements of stockholder's equity (deficit) for
     the two years ended December 31, 1996..................  F-29
  Combined statements of cash flows for the years ended
     December 31, 1996 and 1995.............................  F-30
  Notes to combined financial statements....................  F-31

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                            COMBINED BALANCE SHEETS

                                                               JUNE 30,     DECEMBER 31,
                                                                 1998           1997
                                                              -----------   ------------
                                                              (UNAUDITED)
                                                                    (IN THOUSANDS)
Current assets:
  Cash and cash equivalents.................................   $  1,637       $  4,347
  Accounts receivable, net..................................      3,354          1,757
  Prepaid expenses..........................................      3,831          1,838
  Other.....................................................        645            648
                                                               --------       --------
          Total current assets..............................      9,467          8,590
Property and equipment, net.................................     52,126         54,958
Deposits and other assets, net..............................        152            295
                                                               --------       --------
          Total assets......................................   $ 61,745       $ 63,843
                                                               ========       ========
Current liabilities not subject to compromise:
  Accounts payable..........................................   $ 19,731       $  8,761
  Accrued expenses..........................................      7,243          1,719
  Debtor in possession facility.............................     22,000          7,250
  Current portion of capitalized lease obligations..........      3,542          3,630
                                                               --------       --------
          Total current liabilities.........................     52,516         21,360
Liabilities subject to compromise...........................    334,542        336,751
Long-term obligations not subject to compromise
  Capitalized lease obligations, less current portion.......     29,050         30,820
                                                               --------       --------
          Total liabilities.................................    416,108        388,931
Net stockholders' deficiency:
  Common stock - Resurgens..................................          1              1
  Common stock - Cherry U.K.................................         84             84
  Additional paid-in capital................................     61,467         61,467
  Accumulated deficit.......................................   (415,915)      (386,640)
                                                               --------       --------
          Net stockholders' deficiency......................   (354,363)      (325,088)
                                                               --------       --------
          Total liabilities and net stockholders'
            deficiency......................................   $ 61,745       $ 63,843
                                                               ========       ========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF OPERATIONS

                                                  THREE MONTHS ENDED       SIX MONTHS ENDED
                                                       JUNE 30,                JUNE 30,
                                                 --------------------    --------------------
                                                   1998        1997        1998        1997
                                                 --------    --------    --------    --------
                                                     (UNAUDITED)             (UNAUDITED)
                                                    (IN THOUSANDS)          (IN THOUSANDS)
Revenues.......................................  $ 10,009    $ 60,207    $ 10,377    $131,774
Cost of services...............................    17,943      77,382      27,028     164,140
                                                 --------    --------    --------    --------
Gross margin...................................    (7,934)    (17,175)    (16,651)    (32,366)
Operating expenses:
  Selling, general and administrative
     expenses..................................     4,756       9,959       7,306      16,981
  Depreciation and amortization................     1,488       1,354       3,096       2,019
  Provision for doubtful accounts..............        --       8,355           2      17,561
                                                 --------    --------    --------    --------
          Total operating expenses.............     6,244      19,668      10,404      36,561
Operating loss.................................   (14,178)    (36,843)    (27,055)    (68,927)
Other income, (expense):
  Interest expense.............................    (1,437)     (1,964)     (2,631)     (3,772)
  Other........................................         4         727          (1)        256
                                                 --------    --------    --------    --------
          Total other income, (expense) net....    (1,433)     (1,237)     (2,632)     (3,516)
Loss before reorganization costs...............   (15,611)    (38,080)    (29,687)    (72,443)
Reorganization items...........................       778         N/A        (412)        N/A
                                                 --------    --------    --------    --------
          Net loss.............................  $(14,833)   $(38,080)   $(29,275)   $(72,443)
                                                 ========    ========    ========    ========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF CASH FLOWS

                                                               SIX MONTHS ENDED
                                                                   JUNE 30,
                                                              -------------------
                                                                1998       1997
                                                              --------   --------
                                                                  (UNAUDITED)
                                                                (IN THOUSANDS)
Operating activities
  Net loss..................................................  $(29,275)  $(72,443)
  Adjustment to reconcile net loss to net cash provided by
     operating activities:
     Provision for doubtful accounts........................         0     17,562
     Depreciation and amortization..........................     3,096      2,019
     Changes in operating assets and liabilities:
       Accounts receivable..................................    (1,597)     3,918
       Prepaid expenses and other...........................    (1,990)    (5,103)
       Accounts payable.....................................    10,970     47,168
       Accrued expenses and other liabilities...............     5,524     10,400
                                                              --------   --------
          Net cash used in operating activities before
           reorganization items.............................   (13,272)     3,521
  Decrease in liabilities subject to compromise.............    (2,209)        --
                                                              --------   --------
  Net cash used in operating activities.....................   (15,481)     3,521
Investing activities
  Fixed asset acquisitions..................................      (264)    (9,526)
  Deposits and other assets.................................       143      1,356
                                                              --------   --------
          Net cash used in investing activities                   (121)    (8,170)
Financing activities
  Proceeds from debtor-in-possession financing                  14,750         --
  Proceeds from long-term debt                                      --      1,309
  Payments on capitalized lease obligations                     (1,858)    (1,496)
                                                              --------   --------
          Net cash provided by (used in) financing
           activities.......................................    12,892       (187)
Net decrease in cash and cash equivalents...................    (2,710)    (4,836)
Cash and cash equivalents, beginning of year................     4,347      4,836
                                                              --------   --------
Cash and cash equivalents, end of year......................  $  1,637   $      0
                                                              ========   ========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

               COMBINED STATEMENT OF NET STOCKHOLDERS' DEFICIENCY

                                     CHERRY            CHERRY U.K.
                              COMMUNICATIONS INC.        LIMITED
                                  COMMON STOCK        COMMON STOCK     ADDITIONAL                     TOTAL
                              --------------------   ---------------    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                              SHARES       AMOUNT    SHARES   AMOUNT    CAPITAL       DEFICIT      DEFICIENCY
                              -------      -------   ------   ------   ----------   -----------   -------------
                                                      (IN THOUSANDS, EXCEPT SHARE DATA)
Balance December 31, 1997...   1,249         $1      50,000    $84      $61,467      $(386,640)     $(325,088)
Net loss (unaudited)........      --         --          --     --           --        (29,275)       (29,275)
                               -----         --      ------    ---      -------      ---------      ---------
Balance June 30, 1998
  (unaudited)...............   1,249         $1      50,000    $84      $61,467      $(415,915)     $(354,363)
                               =====         ==      ======    ===      =======      =========      =========

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                NOTES TO COMBINED UNAUDITED FINANCIAL STATEMENTS
                                 JUNE 30, 1998

NOTE 1. BASIS OF PRESENTATION

     The accompanying unaudited combined financial statements include the accounts of Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("RCG") and Cherry Communications U.K. Limited ("Cherry U.K."). Cherry U.K.'s financial statements are prepared on a March 31 fiscal year-end. For combination purposes, March 31, 1998 financial statements of Cherry U.K., which were previously included in the combined entity as of December 31, 1997, have been combined with the March 31, 1998 financial statements of RCG. Therefore, the statement of net stockholders' deficiency and statement of cash flows reflect an adjustment for Cherry U.K. which was previously included in fiscal year 1997. For combination purposes, the six months ended June 30, 1997 of Cherry U.K. have been combined with the six months ended June 30, 1997 for RCG.

     These financial statements do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation of the results of the interim periods covered have been included. For further information, refer to the audited combined financial statements and footnotes included elsewhere in this Proxy.

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting period. Actual results could differ from those estimates.

     The results of operations for the six months ended June 30, 1998 are not necessarily indicative of the results expected for the full year. Certain reclassifications have been made to the prior period's financial information to conform with the presentations used in 1998.

                         COMBINED FINANCIAL STATEMENTS

                      CHERRY COMMUNICATIONS INCORPORATED,
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
                           (DEBTOR-IN-POSSESSION) AND
                       CHERRY COMMUNICATIONS U.K. LIMITED
                          YEAR ENDED DECEMBER 31, 1997
                      WITH REPORT OF INDEPENDENT AUDITORS

                      CHERRY COMMUNICATIONS INCORPORATED,
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                     AUDITED COMBINED FINANCIAL STATEMENTS

                                    CONTENTS

                                                              PAGE
                                                              ----
Report of Independent Auditors..............................   F-9
Audited Combined Financial Statements
Combined Balance Sheet as of December 31, 1997..............  F-10
Combined Statement of Operations for the year ended December
  31, 1997..................................................  F-11
Combined Statement of Net Stockholders' Deficiency for the
  year ended December 31, 1997..............................  F-12
Combined Statement of Cash Flows for the year ended December
  31, 1997..................................................  F-13
Notes to Combined Financial Statements......................  F-14

                         REPORT OF INDEPENDENT AUDITORS

Board of Directors
Cherry Communications Incorporated,
  d/b/a Resurgens Communications Group
  and Cherry Communications U.K. Limited

     We have audited the accompanying combined balance sheet of Cherry Communications Incorporated (d/b/a Resurgens Communications Group), and Cherry Communications U.K. Limited (collectively referred to as the "Companies") as of December 31, 1997, and the related statements of operations, net stockholders' deficiency, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position at December 31, 1997, of the Companies and the combined results of their operations and their cash flows for the year then ended, in conformity with generally accepted accounting principles.

     The accompanying combined financial statements have been prepared assuming that the Companies will continue as a going concern. As more fully described in
Note 2 to the financial statements, the Companies have not complied with the repayment schedule for several of its loan agreements and is party to significant litigation, the outcome of which cannot be predicted. In addition, the Companies have incurred recurring operating losses, have a working capital deficiency and have lost virtually all of their customer base. Cherry Communications Incorporated (d/b/a Resurgens Communications Group) filed voluntary bankruptcy under Chapter 11 of the United States Bankruptcy Code on October 24, 1997, and is currently operating its business as a debtor-in-possession under the supervision of the Bankruptcy Court. These conditions raise substantial doubt about the Companies' ability to continue as a going concern. Although Cherry Communications Incorporated (d/b/a Resurgens Communications Group) is currently operating as a Debtor-In-Possession under the jurisdiction of the Bankruptcy Court, the continuation of the business as a going concern is contingent upon, among other things, the ability to formulate a plan of reorganization which will gain approval of the creditors and confirmation by the Bankruptcy Court, success of future operations, and the ability to recover the carrying amount of assets and/or the amount and classification of liabilities. The 1997 financial statements do not include any adjustments to reflect the possible future effect on the recoverability and classification of assets or the amount and classification of liabilities that may result from the outcome of the bankruptcy proceedings and related uncertainties.

                                          ERNST & YOUNG LLP

June 5, 1998

Atlanta, Georgia

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1997

                                                              (IN THOUSANDS)
ASSETS
Current assets:
  Cash and cash equivalents.................................    $   4,347
  Accounts receivable:
     Trade, net of allowance for doubtful accounts of
      $1,062................................................        1,757
     Other..................................................          648
                                                                ---------
                                                                    2,405
     Prepaid expenses.......................................        1,838
                                                                ---------
          Total current assets..............................        8,590
Property and equipment:
  Telecommunications equipment..............................       50,456
  Furniture, fixtures and equipment.........................       10,266
  Leasehold improvements....................................        2,593
                                                                ---------
                                                                   63,315
  Less accumulated depreciation and amortization............       (8,357)
                                                                ---------
  Net property and equipment................................       54,958
Deposits and other assets, net..............................          295
                                                                ---------
          Total assets......................................    $  63,843
                                                                =========

                  LIABILITIES AND NET STOCKHOLDERS' DEFICIENCY

Current liabilities not subject to compromise:
  Accounts payable..........................................    $   8,761
  Accrued expenses..........................................        1,719
  Debtor-in-possession (DIP) loan...........................        7,250
  Current portion of capitalized lease obligations..........        3,630
                                                                ---------
          Total current liabilities.........................       21,360
Liabilities subject to compromise (Note 3)..................      336,751
Long-term obligations not subject to compromise:
  Capitalized lease obligations, less current portion.......       30,820
                                                                ---------
          Total liabilities.................................      388,931
Net stockholders' deficiency:
  Common stock, Resurgens, no par value, authorized 10,000
     shares, issued 1,249 at December 31, 1997..............            1
  Common stock, Cherry U.K., no par value, authorized and
     issued 50,000 shares at December 31, 1997..............           84
  Additional paid-in capital................................       61,467
  Accumulated deficit.......................................     (386,640)
                                                                ---------
          Net stockholders' deficiency......................     (325,088)
                                                                ---------
          Total liabilities and net stockholders'
          deficiency........................................    $  63,843
                                                                =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                        COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1997

                                                                     1997
                                                                --------------
                                                                (IN THOUSANDS)
Revenues....................................................      $ 165,489
Cost of services............................................        246,494
                                                                  ---------
Gross margin................................................        (81,005)
Operating expenses:
  Selling, general and administrative expenses..............         34,891
  Depreciation and amortization.............................          5,814
  Provision for doubtful accounts...........................         33,743
                                                                  ---------
          Total operating expenses..........................         74,448
Operating loss..............................................       (155,453)
Other income (expense):
  Interest and finance charges..............................        (11,939)
  Loss on disposition of property...........................         (2,977)
  Litigation settlements -- non bankruptcy..................         (1,328)
  Other income..............................................            642
                                                                  ---------
          Total other expense, net..........................        (15,602)
Loss before reorganization costs............................       (171,055)
Reorganization items (Note 4)...............................           (665)
                                                                  ---------
Net loss....................................................      $(171,720)
                                                                  =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

               COMBINED STATEMENT OF NET STOCKHOLDERS' DEFICIENCY

                                                        CHERRY
                                    CHERRY          COMMUNICATIONS
                             COMMUNICATIONS INC.     U.K. LIMITED
                                 COMMON STOCK        COMMON STOCK     ADDITIONAL                      NET
                             --------------------   ---------------    PAID-IN     ACCUMULATED   STOCKHOLDERS'
                              SHARES      AMOUNT    SHARES   AMOUNT    CAPITAL       DEFICIT      DEFICIENCY
                              ------      ------    ------   ------   ----------   -----------   -------------
                                                                             (IN THOUSANDS, EXCEPT SHARE DATA)
Balance, December 31,
  1996.....................    1,000        $1      50,000    $84      $61,467      $(214,920)     $(153,368)
  Additional shares issued
     related to WorldCom
     settlement (Note 3)...      249        --          --     --           --             --             --
  Net loss.................       --        --          --     --           --       (171,720)      (171,720)
                               -----        --      ------    ---      -------      ---------      ---------
Balance, December 31,
  1997.....................    1,249        $1      50,000    $84      $61,467      $(386,640)     $(325,088)
                               =====        ==      ======    ===      =======      =========      =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                        COMBINED STATEMENT OF CASH FLOWS
                          YEAR ENDED DECEMBER 31, 1997

                                                              (IN THOUSANDS)
OPERATING ACTIVITIES
Net loss....................................................    $(171,720)
Adjustment to reconcile net loss to net cash provided by
  operating activities:
  Provision for doubtful accounts...........................       33,743
  Depreciation and amortization.............................        5,814
  Loss on disposition of property and equipment.............        2,977
  Write-off of unrealizable deposits and other assets.......        1,450
  Changes in operating assets and liabilities:
     Accounts receivables...................................        6,520
     Prepaid expenses and other.............................         (669)
     Accounts payable.......................................     (181,332)
     Accrued expenses and other liabilities.................       (8,559)
                                                                ---------
          Net cash used in operating activities before
          reorganization items..............................     (311,776)
Increase in liabilities subject to compromise...............      314,228
                                                                ---------
          Net cash provided by operating activities.........        2,452
INVESTING ACTIVITIES
Purchases of property and equipment.........................       (9,545)
Deposits and other assets...................................          851
                                                                ---------
          Net cash used in investing activities.............       (8,694)
FINANCING ACTIVITIES
Proceeds from DIP loan......................................        7,250
Payments on capitalized lease obligations...................       (1,496)
                                                                ---------
Net cash provided by financing activities...................        5,754
                                                                ---------
Net decrease in cash and cash equivalents...................         (488)
Cash and cash equivalents, beginning of year................        4,835
                                                                ---------
Cash and cash equivalents, end of year......................    $   4,347
                                                                =========
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest and finance charges paid...........................    $     830
                                                                =========
Supplemental schedule of noncash investing and financing
  activities:
     Capitalized lease obligations incurred for property and
      equipment.............................................    $  13,756
                                                                =========
     Deposits applied to capital lease obligations..........    $   1,165
                                                                =========

                             See accompanying notes

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                             (DOLLARS IN THOUSANDS)
                               DECEMBER 31, 1997

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Cherry Communications Incorporated (d/b/a Resurgens Communications Group) ("Resurgens") is a facilities-based international long-distance carrier operating five long distance switch centers throughout the United States and overseas, and has arrangements with domestic and foreign long distance carriers for processing international calls. Resurgens primarily provides long distance network services to U.S. based long distance carriers. Although there are a number of domestic and foreign long distance carriers, a change in carriers could disrupt Resurgens' ability to service its customers, which would result in a possible loss of operating revenues. In August 1997 Resurgens began experiencing a substantial decline in revenues, and in October 1997 Resurgens began restructuring its network to improve quality and eliminate those costs not necessary to implement Management's decision to focus its business efforts as a carrier's carrier. Resurgens' bankruptcy filing (as described in Note 2) which resulted in a substantial loss of customers and a corresponding write-off in accounts receivable was an initial step in implementing the new business strategy.

     The combined financial statements presented herein also include financial statements of Cherry Communications U.K. Limited ("Cherry U.K.") which is held under common ownership. This subsidiary has licensing and operating agreements for international telephone access in association with Resurgens. Cherry U.K. records an administrative revenue fee derived solely from Resurgens, based on an agreed upon percentage of operating expense, which is eliminated in these combined financial statements.

     In October 1996, WorldCom Network Services ("WorldCom") threatened to stop providing private line services and switch services to Resurgens as a result of Resurgens' failure to pay WorldCom. In response, Resurgens commenced a lawsuit against WorldCom asserting various claims including substantial billing disputes. Effective July 24, 1997 the Companies settled their litigation and claims against WorldCom. The settlement resulted, among other things, in the execution by Resurgens of two promissory notes in the aggregate principal amount of $165,000 (terms of which are further described in Note 3), the issuance of shares of Resurgens to WorldCom (representing 19.9% of outstanding shares) and the executions of a pledge and security agreement for 51% of the outstanding shares of Resurgens and 51% of the outstanding shares of Cherry U.K. This pledge and security agreement gave WorldCom the ability to effectively control 71% and 51% of the voting common shares of Resurgens and Cherry U.K., respectively.

     After this settlement was reached WorldCom, Resurgens, Cherry U.K., James
R. Elliott (owner of 80.1% of Resurgens and sole owner of Cherry U.K.), and John
D. Phillips entered into a series of agreements, effective October 1, 1997, whereby John D. Phillips received an option to purchase ("call right") James R. Elliott's common stock of the combined Companies (1,000 shares of Resurgens and 50,000 shares of Cherry U.K.) for $1,000 and James R. Elliott received the right to require ("put right") John D. Phillips to purchase the common stock of the companies for $1,000. John D. Phillips was also granted a revocable voting proxy for all of the shares owned and controlled by WorldCom, thereby giving him effective control of Resurgens and Cherry U.K. In conjunction with John D. Phillips obtaining effective control of the Companies, Resurgens filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code. In addition, WorldCom agreed to provide debtor-in-possession financing (see Note 5). Effective May 8, 1998, John D. Phillips closed on his option and acquired all of the outstanding shares of common stock of Cherry U.K. for $1,000. James R. Elliott's exercise of his put right related to the 1,000 shares of Resurgens stock has been enjoined by the Bankruptcy Court and the Plan of Reorganization currently provides that Resurgens stockholders will receive no consideration under the Plan.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Resurgens and Cherry U.K. (which is commonly controlled) (collectively, the "Companies"). Cherry U.K. was purchased by the major shareholder of Resurgens in November 1995. Cherry U.K.'s financial statements are prepared on a March 31 fiscal year end. For combination purposes, March 31, 1998 financial statements of Cherry U.K. have been combined with the December 31, 1997 financial statements of Resurgens. Significant intercompany accounts and transactions have been eliminated in combination.

CASH AND CASH EQUIVALENTS

     The Companies consider all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents.

PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets as indicated below:

Telecommunications equipment..............................  5-10 years
Furniture, fixtures and equipment.........................  4-5 years
Leasehold improvements....................................  Life of lease

     In the event facts and circumstances indicate the cost of any long-lived assets may be impaired, an evaluation of recoverability would be performed. If an evaluation is required, the estimated future undiscounted cash flows associated with the assets would be compared to the carrying amount of the assets to determine if a write down to fair value may be required.

REVENUE RECOGNITION

     Revenues are derived primarily from the provision of long-distance telecommunications services and are recognized when the services are provided.

NEW ACCOUNTING PRONOUNCEMENTS

     In June 1997 the FASB issued Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income" ("SFAS 130"). SFAS 130 requires that all items that are required to be recognized under accounting standards as components of comprehensive income be reported in a financial statement that is displayed with the same prominence as other financial statements. SFAS 130 requires that an enterprise classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of the statement of financial position. SFAS 130 is effective for fiscal years beginning after December 15, 1997.

     The Companies intend to adopt the provisions of SFAS 130 in 1998 and do not expect its application to have a material impact on the financial position or results of operations of the Companies.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
FINANCIAL INSTRUMENTS

  Concentration of Credit Risk

     Financial instruments that potentially subject the Companies to significant concentrations of credit risk consist principally of cash and cash equivalents, trade accounts receivable, accounts payable and long term debt.

     The Companies maintain cash and cash equivalents and certain other financial instruments with various financial institutions. The Companies' policy is designed to limit exposure at any one institution by performing periodic evaluations of the relative credit standing of those financial institutions.

  Fair Value of Financial Instruments

     The fair value of the Companies' financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable approximate carrying value, principally because of the short maturity of these items.

     The carrying amounts of the long-term debt payable approximate fair value due to the interest rates on these agreements approximating the Companies' incremental borrowing rates, and the fair values of capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

SIGNIFICANT CUSTOMERS

     The Companies' revenues are derived from a variety of customers including one customer, which accounted for 19% of the Companies' revenues during 1997.

ADVERTISING COSTS

     Pursuant to American Institute of Certified Public Accountants (AICPA) Statement of Position No. 93-7, "Reporting on Advertising Cost," the Companies expensed advertising costs of $2,226 as incurred in 1997.

COST OF SERVICES AND PRODUCTS

     Cost of services include payments primarily to local exchange carriers ("LECs") and interexchange carriers, primarily for access and transport charges.

INCOME TAXES

     Due to Resurgens' conversion from a subchapter S Corporation to a C Corporation as of August 1, 1997, Resurgens began accounting for income taxes under the liability method. Under this method, deferred income taxes are recorded to reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting and the amounts for income tax purposes.

     For the period prior to August 1, 1997, all taxable losses were allocated to the owners of Resurgens. Accordingly no income taxes are reflected for Resurgens in the accompanying financial statements for the period prior to the conversion. Cherry U.K. accounted for income taxes under the liability method for fiscal 1997.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results may differ from those estimates and such differences could be material.

FOREIGN OPERATIONS

     Summarized financial information for Cherry U.K. in US dollars, prior to intercompany elimination, is:

                                                               1997
                                                              -------
BALANCE SHEET
  Current assets............................................  $   792
  Property and equipment....................................    6,932
                                                              -------
          Total assets......................................    7,724
Current liabilities, including amount due to Resurgens of
  $4,496....................................................    6,337
Long-term debt..............................................    3,996
                                                              -------
          Total liabilities.................................   10,333
                                                              -------
          Net deficiency....................................  $(2,609)
                                                              =======
STATEMENT OF OPERATIONS
  Revenues..................................................  $ 2,848
  Expenses..................................................    3,665
                                                              =======
          Net loss..........................................  $  (817)
                                                              =======

FOREIGN CURRENCY TRANSLATION

     Translation adjustments arising from combining Cherry U.K. are reflected within the statements of operations as the US dollar is the functional currency of Cherry U.K.

2. PETITION FOR RELIEF UNDER CHAPTER 11 BANKRUPTCY

     On October 24, 1997, Resurgens filed a voluntary petition for relief under the provisions of Chapter 11 of the Federal Bankruptcy Code ("Chapter 11") in the United States Bankruptcy Court for the Northern District of Illinois (the "Court"). Cherry U.K. was not included in this bankruptcy filing. Under Chapter 11, certain claims against Resurgens in existence prior to the filing for relief under the federal bankruptcy laws are stayed while Resurgens continues business operations as a Debtor-in-Possession subject to the supervision of the Court. Management filed a plan of reorganization on June 15, 1998 which contemplates emergence in the third quarter of 1998. There can be no assurance at this time that a plan of reorganization will be approved or confirmed by the Bankruptcy Court, or that such plan will be consummated.

     After an exclusivity period, creditors of Resurgens have the right to propose alternative plans of reorganization. Any plan of reorganization, among other things, is likely to result in material dilution of the equity of existing stockholders as a result of a possible issuance of equity to creditors or new investors.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

2. PETITION FOR RELIEF UNDER CHAPTER 11 BANKRUPTCY -- (CONTINUED)
     The accompanying financial statements have been prepared on a going concern basis, which contemplates continuity of operations, realization of assets and liquidation of liabilities in the ordinary course of business. However, as a result of the Chapter 11 filing and circumstances relating to this event, including Resurgens' leveraged financial structure and losses from operations, such realization of assets and liquidation of liabilities is subject to significant uncertainty. While under protection of Chapter 11, Resurgens may sell or otherwise dispose of assets and liquidate or settle liabilities, for amounts other than those reflected in the financial statements. Further, a plan of reorganization could materially change the amounts reported in the financial statements. Accordingly such financial statements do not give effect to all adjustments of the carrying value of assets or liabilities that might be necessary as a consequence of a plan of reorganization or the inability of the Companies to continue as a going concern.

     The ability to continue as a going concern is dependent upon, among other things, confirmation of a plan of reorganization, future profitable operations, and the ability to generate sufficient cash from operations and financing arrangements to meet obligations.

3. LIABILITIES SUBJECT TO COMPROMISE

     The principal categories of claims classified as liabilities subject to compromise under the reorganization proceedings are identified below. These amounts may be subject to future adjustment depending on the Court's action, further developments with respect to disputed claims, determination as to the value of any collateral securing claims, and other events. Additional claims may arise resulting from rejection of additional executory contracts or unexpired leases by Resurgens.

                                                                1997
                                                              --------
Accounts payable............................................  $136,095
Long-term debt..............................................   168,545
Governmental entities.......................................     7,314
Former employees............................................     2,485
Professional fees...........................................     2,098
Accrued interest............................................     2,939
Other liabilities...........................................    17,275
                                                              --------
                                                              $336,751
                                                              ========

     As a result of the bankruptcy filing, no principal or interest payments will be made on any pre-petition debt without Court approval or until a reorganization plan defining the repayment terms has been approved. Contractual interest expense not recorded on certain pre-petition debt totaled $2,100 for the period from October 24, 1997 through December 31, 1997.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. LIABILITIES SUBJECT TO COMPROMISE -- (CONTINUED)
LONG-TERM DEBT, SUBJECT TO COMPROMISE

                                                                1997
                                                              --------
WorldCom installment note due December 30, 1997, interest to accrue at 18% for default of payment......................  $ 50,000
WorldCom installment note due July 23, 2000, bearing
  interest at 10%. Interest only payments are due quarterly
  beginning March 31, 1998 and payments of principal and
  interest beginning October 23, 1998.......................   115,000
Illinois Capital Group installment note due September 1997,
  bearing interest at 10% with monthly principal and
  interest payments of $60. Penalty of $250 added to
  principal for nonpayment of principal balance on due
  date......................................................       367
Esplanade at Locust Point installment note due June 1999,
  with monthly payments of $100, including interest imputed
  at 12.5%. Includes interest penalty of $894 added to
  principal in 1998 due to nonpayments on account...........     3,008
Eastern Telecom installment note due on or before November
  1, 1998 bearing interest at 8%............................       170
                                                              --------
          Total long-term debt, subject to compromise.......  $168,545
                                                              ========

     Under the two WorldCom installment notes, which are secured by substantially all of the Companies' assets and stock of the Corporations, any defaults allow WorldCom to charge interest at 18% annually on all outstanding balances, and to request the entire indebtedness to become due. The Companies have defaulted on the $50,000 note payable due December 30, 1997, and subsequent to year end, defaulted on the March 31, 1998 interest payment due on the $115,000 note. Remedies of default are not waived under this agreement by any failure or delay by any party in exercising any remedy of default.

     On April 2, 1996 Resurgens settled a litigation case with Illinois Capital Group related to delinquent payments for leased switching equipment. In connection with this settlement, a promissory note was executed for approximately $1,300. The note required monthly payments beginning April 15, 1996 with a penalty amount of $250 if Resurgens did not make payments when due. Resurgens ceased payment on this note in mid 1997 and therefore this penalty amount has been added to the principal balance.

     Resurgens entered into a settlement agreement with Esplanade at Locust Point Limited Partnership ("Esplanade") on January 29, 1996 which released Resurgens from litigation claims involving leased office space. In connection with this settlement, a promissory note was issued in the amount of $4,000, with monthly payments of $100 to begin in March 1996, with no interest. Resurgens failed to remit the required monthly payments during 1997. The agreement stated that an additional $1,000 would be assessed and due if the companies failed to meet the required payment schedule. Esplanade filed a claim against Resurgens for the outstanding balance of the loan plus the additional penalty amount. Prior to December 31, 1997, a judgment was reached in this case and an additional amount of $894 was granted to Esplanade. This amount is subject to an interest rate of 12.5% and is included in the principal balance amount at December 31, 1997.

     The Eastern Telecom installment note was signed on August 1, 1997, based upon judicial court settlement, for $190. The amount relates to non-performance of a purchase agreement for switching equipment by Resurgens.

     As part of the Chapter 11 reorganization process, Resurgens has attempted to notify all known or potential creditors of the Chapter 11 filing for the purpose of identifying all pre-petition claims against Resurgens. Generally, creditors whose claims arose prior to the Petition Date had until February 6, 1998 ("Bar Date") to file claims or be barred from asserting claims in the future. Claims arising from rejection of

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

3. LIABILITIES SUBJECT TO COMPROMISE -- (CONTINUED) executory contracts by Resurgens, and claims related to certain other items were permitted to be filed within other dates as set by the Court.

     Differences between amounts shown by Resurgens and claims filed by creditors are being investigated and will either be resolved or adjudicated. The ultimate amount of and settlement terms for such liabilities are subject to the confirmed plan of reorganization and are not presently determinable. The total amount of proofs of claims filed in Court approximate $434,000, while the amount accrued by Resurgens at December 31, 1997 is $336,751. This difference of approximately $95,000 pertains to claims that management believes to be duplicate claims, amounts relating to outstanding litigation (See Note 11) and other disputed claims for which management is unable to predict the ultimate outcome of and therefore, no provision has been recorded in the financial statements for this difference.

4. REORGANIZATION ITEMS

     Reorganization items recorded in 1997 consisted of:

Rejected lease expense......................................  $ 956
Professional fees...........................................    233
Professional fees abated....................................   (524)
                                                              -----
                                                              $ 665
                                                              =====

     Professional fees incurred consisted of consulting and legal fees for bankruptcy activity and restructuring efforts on behalf of Resurgens and the creditor's committee.

5. DEBTOR-IN-POSSESSION (DIP) FINANCING

     In November 1997, the Court authorized Resurgens to enter into a financing agreement with WorldCom in order to facilitate continued operations as a debtor-in-possession. The terms of this financing agreement originally provided for maximum advances thereunder to $19,000 and required repayment on April 30, 1998 at 12% interest.

     On April 16, 1998 the financing agreement was amended to provide for an increased maximum amount of $25,000 and an extended term through July 31, 1998. As of June 5, 1998, the Company had borrowed an additional $13,700.

6. CAPITALIZED LEASE OBLIGATIONS

     The Companies lease telecommunications and other equipment through capitalized lease arrangements.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

6. CAPITALIZED LEASE OBLIGATIONS -- (CONTINUED)
     Future minimum lease payments on these capitalized lease obligations at December 31, 1997 are as follows:

1998........................................................   $  6,930
1999........................................................     10,499
2000........................................................     10,382
2001........................................................      9,966
2002........................................................      5,493
                                                               --------
          Net minimum lease payments........................     43,270
Less amount representing interest...........................     (8,820)
                                                               --------
Present value of minimum lease payments.....................     34,450
Less current portion of capitalized lease obligations.......     (3,630)
                                                               --------
Long-term portion of capitalized lease obligations, not
  subject to compromise.....................................   $ 30,820
                                                               ========

     The net carrying value of assets under capital leases was $35,900 at December 31, 1997, and is included in property and equipment. Amortization of these assets is included in depreciation expense.

7. EMPLOYEE 401(K) PLAN

     Effective January 1, 1997, Resurgens established a defined contribution savings plan, intended to qualify under IRS Code Section 401(k), available to all employees who complete six months of service and are at least age 21. Employees may contribute up to 15% of their salary per year, subject to statutory limitations, and Resurgens matches 100% of employee contributions up to 5% of each employee's salary. Resurgens' matching contributions vest 20% per year. Resurgens' expense under the plan during 1997 amounted to approximately $98.

8. INCOME TAXES

     For the period from inception through July 31, 1997, Resurgens elected to have its income taxed directly to its individual shareholders under the provisions of Subchapter S of the Internal Revenue Code ("the Code"). Accordingly, no deferred income taxes were established for Resurgens. Effective August 1, 1997, the S-Corporation election was terminated due to a change in ownership and Resurgens is now subject to federal and state income taxes. Upon conversion to C corporation status, Resurgens recorded a net deferred tax asset which was fully offset by the establishment of a valuation reserve. Accordingly, no charge or benefit was made to the income tax provision to reflect the impact of this change in tax status.

     Effective August 1, 1997, the accompanying financial statements reflect provisions for income taxes computed in accordance with the requirements of Statement of Financial Accounting Standards ("SFAS") No. 109. With respect to Cherry U.K., the accompanying financial statements reflect provisions for income taxes calculated under the provisions of SFAS No. 109 since acquisition. For the period prior to the change in tax status, the provision has been presented on a pro forma basis as if Resurgens had been liable for federal and state income taxes since January 1, 1997.

     The Companies have generated significant net operating losses ("NOLs") both in the United States and in the United Kingdom. These NOLs may be available to offset future taxable income, subject to the limitations discussed below. Resurgens has generated NOL carryforwards totaling $128,000 in the United

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

8. INCOME TAXES -- (CONTINUED)
States after the date of the conversion from S-Corporation to C-Corporation status. Cherry U.K. has NOLs available at December 31, 1997 approximating $1,500 in the United Kingdom. The United States federal NOL generated in 1997 expires in the year 2012, while the United Kingdom NOLs do not expire.

     The significant components of the Companies' deferred tax assets and liabilities are:

                                                      AUGUST 1,   DECEMBER 31,
                                                        1997          1997
                                                      ---------   ------------
Deferred tax assets:
  Allowance for bad debts...........................   $ 2,846      $ 4,889
  Net operating loss carry-forward..................        --       48,871
  Accruals..........................................       341          319
  Depreciation and amortization.....................       452          458
  Contested liabilities.............................    31,064        6,825
  Other.............................................        17           29
  Valuation allowance...............................   (29,347)     (56,061)
                                                       -------      -------
                                                         5,373        5,330
                                                       -------      -------
Deferred tax liabilities:
  Depreciation and amortization.....................       474          441
  Installment sale..................................     4,899        4,889
                                                       -------      -------
                                                         5,373        5,330
                                                       -------      -------
          Net deferred assets.......................   $    --      $    --
                                                       =======      =======

     The pro forma reconciliation of income tax benefit attributable to operations computed at the US federal statutory rates to income tax expense is:

                                                              DECEMBER 31,
                                                                  1997
                                                              ------------
Tax benefit at US statutory rate............................    $(58,079)
State income tax benefit....................................      (6,833)
Permanent differences.......................................       1,025
Change in valuation allowance...............................      63,887
                                                                --------
                                                                $     --
                                                                ========

9. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Companies' offices, along with various equipment and property access rights, are leased under operating leases expiring in 1998 through 2006. Certain leases contain escalation clauses based upon increases in the consumer price index.

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

9. COMMITMENTS AND CONTINGENCIES -- (CONTINUED)
     Future minimum lease payments on noncancellable operating leases at December 31 are as follows:

                                                               1997
                                                              ------
1998........................................................  $1,347
1999........................................................   1,007
2000........................................................     765
2001........................................................     516
2002........................................................     255
Thereafter..................................................     568
                                                              ------
          Total future minimum lease payments...............  $4,458
                                                              ======

     Rent expense for the year ended December 31, 1997 was approximately $3,538.

10. RELATED PARTY TRANSACTIONS

     Effective April 1, 1997, Resurgens entered into a ten-year lease agreement for an office building with shareholder related trusts. Until occupancy on or about January 1, 1998, Resurgens is required to pay 50% of the monthly lease amount or approximately $11 per month. For the year ended December 31, 1997, the Companies recorded rent expense of $200 associated with this lease. In December 1997, Resurgens recorded a liability of $444 for rejecting the lease in accordance with Chapter 11 provisions.

     During fiscal 1997, Resurgens utilized WorldCom, a shareholder, for transport services aggregating $27,834, which have been expensed by the Companies in cost of service. The amount owed to WorldCom at December 31, 1997 is $188,992, of which $178,863 is recorded as liabilities subject to compromise.

     Effective April 1998, Resurgens entered into a Carrier Service Agreement with WorldCom pursuant to which WorldCom is obligated to purchase international long distance services up to $25,000 a month provided the services are of acceptable quality and the rates are at least equal to rates from other third parties. The contract is for a one year initial term but automatically renews each month, subject to a one year termination notice.

11. LITIGATION

     The Companies are subject to numerous lawsuits, investigations and claims (a number of which involve amounts that are material to these financial statements) arising out of the conduct of its business, including those relating to commercial transactions and regulatory matters. Such items generally relate to claims made previous to Resurgens filing bankruptcy; therefore, the ultimate liability of Resurgens is generally included in the liabilities subject to compromise (see Note 3).

     Resurgens is party to an action with AT&T in which AT&T filed suit against Resurgens. Resurgens purchased long distance and international service from AT&T from January 1996 through February 1997, and disputed the accuracy of certain charges which prompted AT&T to terminate all services. AT&T seeks in excess of $16,000 for alleged unpaid services. Resurgens has filed a counterclaim against AT&T, alleging offset claims for the full amount of AT&T's claims, resulting from alleged inaccurate billing by AT&T. Resurgens also alleges false and deceptive advertising claims, unfair competition and deceptive business practices claims against AT&T. Resurgens has recorded all disputed invoices aggregating $16,528 and cannot predict the ultimate outcome of this case.

     Resurgens is party to an action with MidCom Communications Inc. (MidCom). Resurgens initially sued MidCom during 1996 and MidCom subsequently filed a case against Resurgens. Resurgens sold a portion of its commercial customer base to MidCom during 1995, but did not receive the full payment for the customer

                       CHERRY COMMUNICATIONS INCORPORATED
                     (D/B/A RESURGENS COMMUNICATIONS GROUP)
         (DEBTOR-IN-POSSESSION) AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

11. LITIGATION -- (CONTINUED)
base and sued MidCom for $16,200. MidCom filed a counter suit against the Company asserting that Resurgens' actions related to the sale of the customer base allegedly breached the contract, violated the Uniform Commercial Code, and constituted tortious interference with the contract. MidCom filed a $36,000 proof of claim in Resurgens' bankruptcy case. The litigation of both parties has been stayed and remanded to a bankruptcy court hearing. Given the uncertainty of this matter, Management is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability for this claim.

     Coast to Coast Plus, Inc., a former customer, filed suit in November 1996 alleging that it suffered $10,000 in damages from Resurgens' "wrongful" termination of its long-distance telecommunications services and overbillings for services Resurgens did not provide. Resurgens filed an answer denying liability and filed a counterclaim and a third party claim against the principals of Coast to Coast which asserted four claims: two RICO claims, a fraud claim, and a breach of contract, including $250 owed for long-distance services. Management is unable to predict the ultimate outcome of this case and accordingly, has not accrued any liability for this claim.

     First Premier Bank asserted a claim for approximately $44,000 against Cherry Payment Systems and Dallas Leasing Group, which are companies that were merged into Resurgens in prior years, for non-payment on past due loans. First Premier Bank did not file a proof of claim as of the bar date with the Court and therefore management does not believe it is obligated for this amount. Given the uncertainty of this asserted claim, Management can not predict the ultimate outcome of this matter and accordingly, has not accrued any liability for this claim.

     The Companies are also involved in other claims, inquiries and litigation arising in the ordinary course of business. The Companies believe that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Companies' financial position or results of operations.

12. SUBSEQUENT EVENTS

On May 12, 1998 the Companies and World Access, Inc. ("World Access") entered into a merger agreement whereby World Access will acquire the Companies. The agreement is subject to, among other things, Bankruptcy Court approval, certain monthly revenue and gross margin levels, confirmation of Resurgens' Plan of Reorganization and World Access shareholder approval. Pursuant to the terms of the agreements, the creditors of Resurgens and shareholders of Cherry U.K. will receive 3,125,000 and 625,000 shares of World Access common stock, respectively, in the aggregate at the closing of the mergers. In addition, Resurgens' creditors and Cherry U.K. shareholders would have the right to receive additional consideration of up to 6,250,000 and 1,250,000 shares of World Access common stock, respectively, over the next two and one-half years contingent upon the achievement of certain financial criteria by the Companies.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                          AUDITED FINANCIAL STATEMENTS

                                    CONTENTS

                                                              PAGE
                                                              ----
Report of Independent Certified Public Accountants..........  F-26
Audited Financial Statements
Combined Balance Sheet as of December 31, 1996..............  F-27
Combined Statements of Operations for the years ended
  December 31, 1996 and 1995................................  F-28
Combined Statements of Stockholder's Equity (Deficit) for
  the two years ended December 31, 1996.....................  F-29
Combined Statements of Cash Flows for the years ended
  December 31, 1996 and 1995................................  F-30
Notes to Combined Financial Statements......................  F-31

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

BOARD OF DIRECTORS
  CHERRY COMMUNICATIONS INCORPORATED AND CHERRY COMMUNICATIONS U.K. LIMITED

     We have audited the accompanying balance sheet of Cherry Communications Incorporated and Cherry Communications U.K. Limited (collectively referred to as the "Companies") as of December 31, 1996 and the related combined statements of operations, stockholder's equity (deficit) and cash flows for each of the two years in the period ended December 31, 1996. These financial statements are the responsibility of the Companies' management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the combined financial position of Cherry Communications Incorporated and Cherry Communications U.K. Limited as of December 31, 1996, and the combined results of their operations and their combined cash flows for each of the two years in the period ended December 31, 1996 in conformity with generally accepted accounting principles.

     The accompanying financial statements have been prepared assuming that the Companies will continue as a going concern. As discussed in Notes 2 and 9 to the financial statements, the Company incurred substantial losses in 1995 and 1996 and have disputed significant net accounts payable balances due its primary vendor. Although the dispute has been settled, as discussed in Note 10, and 1996 balances payable have been reduced, significant balances converted to notes payable remain. The Companies' ability to obtain an equity infusion or replacement financing for these notes is limited by the terms and collateral arrangements of the settlement. The terms of the settlement agreement will continue the Companies' dependence on this vendor as one of the Companies' primary long distance carriers. These matters raise substantial doubt about the Companies' ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. Continuation of the Companies is dependent upon the Companies' ability to return to profitability and to achieve sufficient cash flow from operations, additional debt or equity. The accompanying combined statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Companies be unable to continue as a going concern.

                                          GRANT THORNTON LLP

Chicago, Illinois
July 11, 1997, except for Notes 2 and 10, as to which the date is July 24, 1997

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                             COMBINED BALANCE SHEET
                               DECEMBER 31, 1996

                                                               (IN THOUSANDS,
                                                              EXCEPT FOR SHARE
                                                                INFORMATION)

                                     ASSETS

Current assets
  Cash and cash equivalents.................................      $  4,836
  Accounts receivable
  Trade, net of allowance for doubtful accounts of
     $41,346................................................        42,275
  Other.....................................................           392
                                                                  --------
                                                                    42,667
  Prepaid expenses and other................................         1,170
                                                                  --------
          Total current assets..............................        48,673
Property and equipment, net.................................        40,447
Other assets
  Deposits and other assets, net............................         3,760
                                                                  --------
          Total assets......................................      $ 92,880
                                                                  ========

                 LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)

Current liabilities
  Current portion of long-term debt.........................      $ 12,230
  Current portion of capitalized lease obligations..........         5,083
  Accounts payable..........................................       198,760
  Accrued excise and other taxes............................         3,967
  Accrued expenses..........................................         4,910
  Accrued litigation costs..................................           892
  Other liabilities.........................................           500
                                                                  --------
          Total current liabilities.........................       226,342
Long-term obligations
  Capitalized lease obligations, less current portion.......        18,272
  Long-term debt, less current portion......................         1,634
                                                                  --------
          Total liabilities.................................       246,248
Commitments and contingencies...............................            --
Stockholder's equity (deficit)
  Common stock, Cherry Communications Incorporated, no par
     value, authorized 10,000 shares, issued and outstanding
     1,000 shares...........................................             1
  Common stock, Cherry U.K., no par value, authorized and
     issued 50,000 shares...................................            84
  Additional paid-in capital................................        61,467
  Accumulated deficit.......................................      (214,920)
                                                                  --------
          Total stockholder's equity (deficit)..............      (153,368)
                                                                  --------
          Total liabilities and stockholder's equity
          (deficit).........................................      $ 92,880
                                                                  ========

    The accompanying notes are an integral part of this financial statement.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF OPERATIONS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                1995       1996
                                                              --------   ---------
                                                                 (IN THOUSANDS)
Operating revenues
  Carrier long distance.....................................  $ 41,646   $ 315,699
  Commercial long distance..................................    24,215      19,739
  Residential long distance.................................    12,940       7,857
  Other income..............................................     2,868       9,710
                                                              --------   ---------
          Total operating revenues..........................    81,669     353,005
Operating expenses
  Cost of services and products.............................    80,982     391,615
  Selling, general and administrative expenses..............    20,447      32,622
  Provision for doubtful accounts...........................     6,032      32,004
                                                              --------   ---------
          Total operating expenses..........................   107,461     456,241
                                                              --------   ---------
          Operating loss....................................   (25,792)   (103,236)
Other income (expense)
  Interest and finance charges..............................    (2,142)    (15,299)
  Gain on sale of customer base.............................     5,486       1,339
  Loss on disposition of property and equipment.............        --        (394)
  Loss on disposition of investment securities..............        --        (643)
  Other income..............................................       278          93
                                                              --------   ---------
          Total other expense, net..........................     3,622     (14,904)
          Loss before income tax expense....................   (22,170)   (118,140)
Income tax expense..........................................         5          10
                                                              --------   ---------
          Net loss..........................................  $(22,175)  $(118,150)
                                                              ========   =========

   The accompanying notes are an integral part of these financial statements.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             COMBINED STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)
                   FOR THE TWO YEARS ENDED DECEMBER 31, 1996

                                            CHERRY            CHERRY
                                        COMMUNICATIONS    COMMUNICATIONS
                                         INCORPORATED      U.K. LIMITED                                UNREALIZED       TOTAL
                                         COMMON STOCK      COMMON STOCK     ADDITIONAL                  GAIN ON     STOCKHOLDER'S
                                        ---------------   ---------------    PAID-IN     ACCUMULATED   INVESTMENT      EQUITY
                                        SHARES   AMOUNT   SHARES   AMOUNT    CAPITAL       DEFICIT     SECURITIES     (DEFICIT)
                                        ------   ------   ------   ------   ----------   -----------   ----------   -------------
Balance, January 1, 1995..............  1,000      $1         --    $--      $35,672      $ (73,045)     $  --        $ (37,372)
Stockholder's contribution of notes
  payable and accrued interest payable
  of $500.............................     --      --         --     --       25,795             --         --           25,795
Stockholder's acquisition of common
  stock of Cherry Communications U.K.
  Limited, November 1995..............     --      --     50,000     84           --         (1,550)        --           (1,466)
Unrealized gain on investment
  securities..........................     --      --         --     --           --             --        476              476
Net loss..............................     --      --         --     --           --        (22,175)        --          (22,175)
                                        -----      --     ------    ---      -------      ---------      -----        ---------
Balance, December 31, 1995............  1,000       1     50,000     84       61,467        (96,770)       476          (34,742)
Change in unrealized gain on
  investment securities...............     --      --         --     --           --             --       (476)            (476)
Net loss..............................     --      --         --     --           --       (118,150)        --         (118,150)
                                        -----      --     ------    ---      -------      ---------      -----        ---------
Balance, December 31, 1996............  1,000      $1     50,000    $84      $61,467      $(214,920)     $  --        $(153,368)
                                        =====      ==     ======    ===      =======      =========      =====        =========

    The accompanying notes are an integral part of this financial statement.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                       COMBINED STATEMENTS OF CASH FLOWS
                        FOR THE YEARS ENDED DECEMBER 31,

                                                                1995       1996
                                                              --------   ---------
                                                                 (IN THOUSANDS)
Cash flows from operating activities:
  Net loss..................................................  $(22,175)  $(118,150)
  Adjustment to reconcile net loss to net cash provided by
    (used in) operating activities:
    Loss on disposition of investment securities............        --         643
    Depreciation and amortization...........................     1,118       4,923
    Loss on disposition of property and equipment...........        --         394
    Gain on sale of customer base...........................    (5,486)     (1,339)
    Increase in receivables.................................   (25,672)    (15,276)
    Increase in prepaid expenses and other..................      (234)       (936)
    Increase in accounts payable............................    53,996     146,311
    Increase in accrued excise and other taxes..............     1,913       1,269
    Increase in accrued expenses............................     2,359       2,308
    Decrease in accrued litigation costs....................    (5,846)     (2,816)
    Increase in other liabilities...........................       346         154
                                                              --------   ---------
         Total adjustments..................................    22,494     135,635
                                                              --------   ---------
         Net cash provided by operating activities..........       319      17,485
Cash flows from investing activities:
  Proceeds from sale of customer base.......................     2,486       1,339
  Proceeds from sales of investment securities..............       423          --
  Purchases of property and equipment.......................    (5,106)     (8,141)
  Deposits and other assets.................................    (1,192)       (835)
                                                              --------   ---------
         Net cash used in investing activities..............    (3,389)     (7,637)
Cash flows from financing activities:
  Proceeds from notes payable...............................     1,378         313
  Payments on notes payable.................................      (698)     (1,174)
  Payments on capitalized lease obligations.................    (1,608)     (7,010)
  Increase in notes payable to stockholder..................     5,336          --
                                                              --------   ---------
         Net cash provided by (used in) financing
          activities........................................     4,408      (7,871)
                                                              --------   ---------
         Net increase in cash and cash equivalents..........     1,338       1,977
Cash and cash equivalents, beginning of year................     1,521       2,859
                                                              --------   ---------
Cash and cash equivalents, end of year......................  $  2,859   $   4,836
                                                              ========   =========
Supplemental disclosure of cash flow information:
  Interest and finance charges..............................  $    856   $   2,193
  Income taxes paid.........................................         4          12
Supplemental schedule of noncash investing and financing
  activities:
  Assets received in settlement of accounts receivable......  $  3,000   $   1,880
  Investment securities assigned to vendors.................        --       2,357
  Accounts payable converted into notes payable.............     9,002          --
  Capitalized lease obligations incurred....................     6,195      24,803
  Contribution of notes payable and accrued interest to
    equity..................................................    25,795          --
  Unrealized gain on investment securities..................       476        (476)
  Decrease in contingency reserve through issuance of notes
    payable.................................................        --      (4,258)

   The accompanying notes are an integral part of these financial statements.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

                     NOTES TO COMBINED FINANCIAL STATEMENTS
                               DECEMBER 31, 1996

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

     Cherry Communications Incorporated ("Cherry") commenced operations in 1991 as a successor through merger of five businesses operating in the payment processing and credit authorization industry, including leasing of bank card processing machinery. During 1992, Cherry discontinued the operations of the five businesses and began the new business of a non-switch-based reseller of long distance services to residential and commercial customers throughout the United States. In late 1994, Cherry acquired its first long distance switch. As of December 31, 1996, Cherry is a switch-based carrier operating nine long distance switch centers throughout the United States and overseas, and has arrangements with foreign carriers for processing of international calls. Cherry provides its long distance network services to resellers, agents and end users consisting of business and residential customers. At December 31, 1996, Cherry primarily uses one long distance carrier, WorldCom, Inc., as its major long distance carrier. Although there are a number of long distance carriers, a change in carriers could disrupt Cherry's ability to service its customers, which could result in a possible loss of operating revenues.

     The combined financial statements presented herein also include financial statements of Cherry Communications U.K. Limited ("Cherry U.K.") which is held under common ownership. This affiliate has licensing and operating agreements for international telephone access in association with Cherry.

PRINCIPLES OF COMBINATION

     The combined financial statements include the accounts of Cherry and Cherry U.K. (collectively, the "Companies"). Cherry U.K. was purchased by the shareholder of Cherry in November 1995. Cherry U.K.'s financial statements are prepared on a March 31 fiscal year end. For combination purposes, Cherry U.K.'s financial statements as of and for the year ended March 31, 1997 and for the period ended March 31, 1996 have been combined with the December 31, 1996 and 1995 financial statements of Cherry, respectively. Significant intercompany accounts and transactions have been eliminated in combination.

CASH AND CASH EQUIVALENTS

     The Companies consider all highly liquid investments purchased with a maturity of three months or less to be cash equivalents. Cash equivalents consist of money market fund investments and short-term certificates of deposit. Exclusive of cash in banks, cash equivalents at December 31, 1996 approximate fair value. At December 31, 1996, the Companies' certificates of deposits approximated $2,176,000. The certificates of deposit are collateral for the Companies' line of credit agreement (note 4).

INVESTMENTS

     Short-term investments are comprised of equity securities. Investment securities are classified as available-for-sale and are stated at fair value as determined by quoted prices on exchanges. During the year ending December 31, 1996, all of the Companies' investment securities were transferred to the Companies' primary vendor in partial settlement of outstanding line charges. The fair value of these securities at the date of transfer approximated $2,357,000. The Companies recognized a loss of $643,000 from the transfer. During the year ending December 31, 1995, proceeds from the sale of investment securities was $423,000 with no realized gain or loss recognized.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
PROPERTY AND EQUIPMENT

     Property and equipment are stated at cost. Depreciation and amortization are generally computed using the straight-line method over the estimated useful lives of the related assets.

INCOME TAXES

     Income taxes on net taxable earnings are payable personally by the stockholder, pursuant to an election under Subchapter S of the Internal Revenue Code, which states Cherry is not taxed as a corporation. Accordingly, no provision has been made for Federal income taxes for Cherry. Cherry U.K. income taxes are not material to the combined financial statements.

REVENUE RECOGNITION

     Revenues are recorded upon placing of calls or rendering of other related services.

CONCENTRATION OF CREDIT RISK

     Financial instruments which potentially subject the Companies to concentration of credit risk consist principally of trade receivables. Concentration of credit risk with respect to these receivables is generally diversified because the Companies' customer base includes many entities spread across a large geographic area. The Companies routinely address the financial strength of its customers and, as a consequence, believe that its receivable credit risk exposure is limited.

USE OF ESTIMATES IN PREPARING FINANCIAL STATEMENTS

     In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

FOREIGN OPERATIONS

     Summarized financial information (in thousands of U.S. dollars) for Cherry U.K., prior to intercompany eliminations, is:

                                 BALANCE SHEET

                                                              MARCH 31,
                                                                1997
                                                              ---------
Current assets..............................................   $   712
Property and equipment......................................     1,633
                                                               -------
          Total assets......................................     2,345
Current liabilities, including amount due to Cherry of
  $2,952....................................................     4,137
                                                               -------
          Net deficiency....................................   $(1,792)
                                                               =======

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES -- (CONTINUED)
                            STATEMENTS OF OPERATIONS

                                                              YEAR ENDED   PERIOD ENDED
                                                              MARCH 31,     MARCH 31,
                                                                 1997          1996
                                                              ----------   ------------
Revenues....................................................    $2,377        $  809
Expenses....................................................     2,214         1,293
                                                                ------        ------
          Net income (loss).................................    $  163        $ (484)
                                                                ======        ======

     The functional currency of Cherry U.K. is the U.S. dollar. Consequently, gains or losses from remeasurement of Cherry U.K.'s accounts are recognized in operations.

NOTE 2. GOING CONCERN

     The accompanying financial statements have been prepared assuming the Companies will continue as a going concern. The Companies have sustained significant losses in 1995 and 1996, and has a deficit in stockholder's equity of approximately $153.4 million at December 31, 1996. As discussed in Note 9 -- Litigation, the Companies have various disputes with carriers for out-bound and in-bound line charges which affect timing and amounts of collections and payments. The most significant of these disputes is with WorldCom, Inc. ("WorldCom"), historically the Companies' primary carrier. As discussed in Note 10 -- Subsequent Events, the dispute with WorldCom has been settled as of July 24, 1997, resulting in, among other matters, a settlement of outstanding net liabilities of $202,415,000 at July 15, 1997 ($175,633,000 at December 31, 1996)
for $165,000,000 in notes. The first new note of $50,000,000 is due on December 31, 1997. The second new note of $115,000,000 is due in quarterly installments commencing October 23, 1998 through June 23, 2000, with interest payable quarterly at 10% per annum.

     Other terms of the settlement require the Companies to continue to pledge all assets as collateral for the notes, except for equipment under capitalized lease obligations; the Companies will issue shares representing 19.9% ownership to WorldCom; and the sole shareholder must pledge 51% of total outstanding shares as collateral. WorldCom will subordinate its collateral position up to $100,000,000 for new borrowings by the Company if 75% of the proceeds from a single new borrowing of up to $70.0 million or 50% of the proceeds from a single new borrowing over $70.0 million are used to pay WorldCom.

     These developments continue to have a material adverse effect and limit the Companies' ability to meet its obligations as they come due and to obtain financing or an equity infusion. The Companies' actions to address its current liquidity constraints and its financial performance include negotiations with potential lenders or equity participants. However, there can be no assurances that the Companies' actions will improve its financial performance or liquidity position or that it can avoid default on the December 31, 1997 payment of the $50,000,000 note obligation.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 3. PROPERTY AND EQUIPMENT

     Property and equipment and related accumulated depreciation consist of the following at December 31, 1996 (in thousands):

                                                                          ESTIMATED
                                                                         USEFUL LIFE
                                                                        -------------
Equipment under capitalized lease obligations:
  Telecommunications equipment..............................  $31,052      5-10 years
  Other.....................................................    2,150         7 years
                                                              -------
                                                               33,202
Furniture, fixtures and equipment...........................   13,227       4-5 years
Leasehold improvements......................................    1,457   Life of lease
                                                              -------
          Total property and equipment......................   47,886
Less accumulated depreciation and amortization..............    7,439
                                                              -------
          Net property and equipment........................  $40,447
                                                              =======

     Depreciation and amortization expense for the years ended December 31, 1995 and 1996 was $1,068,000 and $4,226,000, respectively.

NOTE 4. LONG-TERM DEBT

                                                              (IN THOUSANDS)
WorldCom installment note (Note 1) due December, 1995,
  bearing interest at 12%. Due to the disputed balances with
  WorldCom, Cherry has not paid principal or interest on
  this note (1).............................................     $   679
WorldCom installment note (Note 2) due January, 1996,
  bearing interest at 16%. Due to the disputed balances with
  WorldCom, Cherry has not paid principal or interest on
  this note (1).............................................       8,323
WorldCom installment note (Note 3) due December, 1995,
  bearing interest at 10%. Due to the disputed balances with
  WorldCom, Cherry has not paid principal or interest on
  this note (1).............................................       1,378
Illinois Capital Group installment note due September, 1997, bearing interest at 10% with monthly principal and
  interest payments of $60,500..............................         519
Esplanade at Locust Point installment note due June, 1999,
  with monthly payments of $100,000, including interest
  imputed at 12.5%..........................................       2,565
First National Bank of Wheaton $400,000 (as of December 31,
  1996) line of credit bearing interest at the prime rate
  (8.5% as of December 31, 1996). The line of credit is due
  upon demand and is collateralized by certificates of
  deposits and general business assets......................         400
                                                                 -------
Total long-term obligations.................................      13,864
Less current portion of long-term debt......................      12,230
                                                                 -------
Long-term portion of long-term debt.........................     $ 1,634
                                                                 =======

---------------

(1) See Note 10 -- Subsequent Events.

     In January 1996, Cherry and Esplanade at Locust Point ("Esplanade") entered into an agreement as a settlement on an office property lease. As part of the $5,000,000 settlement, Cherry agreed to pay Esplanade

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 4. LONG-TERM DEBT -- (CONTINUED)
$1,000,000 on February 9, 1996 and then make 40 monthly payments of $100,000 beginning March 1996. Interest on the note was imputed at a rate of 12.5% as no interest rate was explicitly stated in the agreement.

     In March, 1996, Cherry entered into an agreement with Illinois Capital Group ("ICG") as a settlement on equipment leases sold to ICG. Under the terms of the agreement, Cherry is to make 17 equal monthly payments of $60,500, including interest stated at 10% commencing April 15, 1996, with the final payment of approximately $56,900 in principal and interest due on September 15, 1997. In the event Cherry or the shareholder interferes with existing leases under the security agreement, an additional $250,000 penalty provision is due ICG.

     Principal amounts due under all of these debt arrangements at December 31, 1996 mature as follows (in thousands):

1997........................................................  $12,230
1998........................................................    1,055
1999........................................................      579
                                                              -------
                                                              $13,864
                                                              =======

NOTE 5. FAIR VALUE OF FINANCIAL INSTRUMENTS

     The fair value of the Companies' financial instruments classified as current assets or liabilities, including cash and cash equivalents, accounts receivable, and accounts payable and accrued expenses approximate carrying value, principally because of the short maturity of these items.

     The carrying amounts of the long-term debt payable approximates fair value due to the interest rates on these agreements approximating Cherry's incremental borrowing rates.

     The fair values of capitalized lease obligations approximate carrying value based on their effective interest rates compared to current market rates.

NOTE 6. CAPITALIZED LEASE OBLIGATIONS

     The Companies lease telecommunications and other equipment through various equipment lease financing facilities. Such leases have been accounted for as capitalized lease obligations in accordance with Statement of Financial Accounting Standards No. 13, "Accounting for Leases."

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 6. CAPITALIZED LEASE OBLIGATIONS -- (CONTINUED)
     Future minimum lease payments on these capitalized lease obligations (in thousands) are as follows:

                 YEARS ENDING DECEMBER 31,
                 -------------------------
1997........................................................  $ 7,869
1998........................................................    7,431
1999........................................................    7,155
2000........................................................    6,174
2001........................................................    1,782
Thereafter..................................................       --
                                                              -------
          Net minimum lease payments........................   30,411
Less amount representing interest...........................    7,056
                                                              -------
Present value of minimum lease payments.....................   23,355
Less current portion of capitalized lease obligations.......    5,083
                                                              -------
Long-term portion of capitalized lease obligations..........  $18,272
                                                              =======

     The net carrying value of assets under capital leases was $30,083,000 at December 31, 1996, and is included in property and equipment. Amortization of these assets is included in depreciation expense.

NOTE 7. COMMITMENTS AND CONTINGENCIES

OPERATING LEASES

     The Companies' offices, along with various equipment and roof access rights, are leased under operating leases expiring in 1997 through 2006. Certain leases contain escalation clauses based upon increases in the consumer price index.

     Future minimum lease payment on noncancellable operating leases (in thousands) are as follows:

                 YEARS ENDING DECEMBER 31,
                 -------------------------
1997........................................................  $1,744
1998........................................................   1,328
1999........................................................     935
2000........................................................     767
2001........................................................     636
Thereafter..................................................   2,170
                                                              ------
                                                              $7,580
                                                              ======

     Rent expense for the years ended December 31, 1995 and 1996, was $972,000 and $2,062,000, respectively.

USAGE AND DEDICATED CIRCUIT AGREEMENTS

     The Companies have entered into agreements with various long distance providers which require minimum usage. The Companies have also entered into agreements with various long distance carriers for dedicated circuits. These agreements guarantee the provider a base monthly charge regardless of the actual volume of usage or use of dedicated circuits by the Companies or their customers.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 8. RELATED PARTY TRANSACTIONS

     Effective April 1, 1997, Cherry entered into a ten-year lease agreement for an office building with shareholder related trusts. Until occupancy on or about January 1, 1998, Cherry is required to pay 50% of the monthly lease amount or approximately $11,000 per month. Lease payment terms, as determined by independent appraisers, over the ten-year period range from $265,000 to $345,000 annually. At December 31, 1996, Cherry had recorded an initial deposit of $100,000 for the lease. Tenant finish and other improvements to the office facility are expected to approximate $4,000,000.

NOTE 9. LITIGATION

     The Companies are subject to a number of lawsuits, investigations and claims (some of which involve substantial amounts) arising out of the conduct of their business, including those relating to commercial transactions and regulatory matters. One such lawsuit was brought by Cherry against Digital Communications of America, WorldCom Network Services Inc. and WorldCom Inc. (collectively referred to as "WorldCom"), asserting various claims including substantial billing disputes. WorldCom asserted various counterclaims. Subsequent to December 31, 1996, the parties reached a settlement. See Note 10 Subsequent Events.

     Cherry is also party to an action with AT&T in which AT&T filed suit against Cherry. Cherry purchased long distance and international service from AT&T from January, 1996 through February, 1997. Cherry disputed the accuracy of certain charges and AT&T terminated all services. AT&T seeks $17.2 million for alleged unpaid services. Cherry has counterclaimed against AT&T, alleging offset claims for the full amount of AT&T's claims, resulting from alleged inaccurate billing by AT&T. Cherry also alleges false and deceptive advertising claims, unfair competition and deceptive business practices claims against AT&T. The litigation is at an early stage. Parties have not yet engaged in discovery. Cherry has recorded all disputed invoices.

     In addition, the Companies are also party to an action with a U.K.-based carrier in which the carrier filed suit in the U.K. against the Companies. The Companies purchased international service from this carrier from February, 1996 through April, 1997. The carrier seeks approximately $5.0 million for alleged unpaid services and finance charges. The litigation is at an early stage. The Companies recorded all of the carrier's invoices.

     The Companies are also involved in other litigation concerning significant collection matters, some of which have resulted in counterclaims. Based on advice of counsel, the Companies believe such matters will be resolved within the limits of its collection reserves.

     Coast to Coast Plus, Inc., a former carrier customer, filed suit in November, 1996 alleging that it suffered $10 million in damages from Cherry's "wrongful" termination of its long-distance telecommunication services and overbillings for services Cherry did not provide. Cherry filed an answer denying liability and filed a counterclaim and a third party claim against the principals of Coast to Coast which asserted four claims: two RICO claims, a fraud claim, and a breach of contract, including $250,000 owed for long-distance services. Deposition and discovery is underway. Based on advice of counsel, Cherry believes this litigation will not have a material effect on the combined financial position.

     The Companies are also involved in other miscellaneous claims, inquiries and litigation arising in the ordinary course of business. The Companies believe that these matters, taken individually or in the aggregate, would not have a material adverse impact on the Companies' combined financial position or results of operations.

                       CHERRY COMMUNICATIONS INCORPORATED
                     AND CHERRY COMMUNICATIONS U.K. LIMITED

             NOTES TO COMBINED FINANCIAL STATEMENTS -- (CONTINUED)

NOTE 10. SUBSEQUENT EVENTS

     Effective April 1, 1997, Cherry entered into a new lease with a related party for new office facilities. See Note 8 -- Related Party Transactions.

     On July 2, 1997, Cherry entered into a letter of intent with EqualNet Holding Corp. ("EqualNet") for a proposed business transaction expected to be a merger of the Company into EqualNet, with Cherry's stockholder retaining 91% of the combined entity. The transaction is expected to be treated as a reverse purchase acquisition and is subject to due diligence, shareholder approval and certain other preconditions.

     Effective July 24, 1997, Cherry settled its litigation and claims against WorldCom. The settlement provides for, among other matters, the following:

          (1) All claims of both parties as of July 15, 1997 (estimated by Cherry to be approximately $202.4 million net accounts, notes and interest payable) to be converted to two notes payable in the individual amounts of $50.0 million and $115.0 million. The first note of $50.0 million is non-interest bearing and due December 31, 1997. The second note of $115.0 million is due in quarterly installments commencing October 23, 1998 through July 23, 2000. Interest is payable at 10% per annum and is due on March 31, 1998, June 30, 1998, July 23, 1998 and quarterly thereafter.

          (2) WorldCom is granted continued security interests in all of the assets of Cherry, except for the limited security interest granted to Cherry's bank up to $2.0 million.

          (3) The sole shareholder executes a pledge and security agreement granting a first-priority interest in 51% of the outstanding shares of Cherry subject to anti-dilution provisions.

          (4) On August 1, 1997, Cherry is required to issue common shares equivalent to 19.9% of the then-outstanding shares of Cherry to WorldCom, also subject to anti-dilution provisions.

          (5) Similar pledge (51%) agreement requirement applies to the shareholder's interest in Cherry U.K..

          (6) WorldCom will subordinate its security interests up to $100.0 million for new borrowings if certain proceeds of such borrowings are remitted to WorldCom (75% for a single borrowing up to $70.0 million or 50% for a single borrowing over $70 million).

          (7) If Cherry repays both notes by December 30, 1997, it or its nominee may repurchase the transferred shares totaling 19.9% for $10.

     Cherry has reflected the settlement reduction of net payables of approximately $37.4 million as a reduction of disputed costs and finance charges of $11.4 million and $26.0 million for the year ended December 31, 1996 and the six months ended June 30, 1997, respectively.

                                                                      APPENDIX A
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

                                  BY AND AMONG

                              WORLD ACCESS, INC.,

                                   WAXS INC.,

                                WA MERGER CORP.

                                      AND

                    CHERRY COMMUNICATIONS INCORPORATED D/B/A
                         RESURGENS COMMUNICATIONS GROUP

                                  MAY 12, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                 ----
ARTICLE 1. DEFINITIONS.........................................................   A-2
  Section 1.1.     "Acquisition Proposal"......................................   A-2
  Section 1.2.     "Administrative Expense Claims".............................   A-2
  Section 1.3.     "Adverse Consequences"......................................   A-2
  Section 1.4.     "Affiliate".................................................   A-2
  Section 1.5.     "Agreement".................................................   A-2
  Section 1.6.     "Allowed Claims"............................................   A-2
  Section 1.7.     "Applicable Bankruptcy Law".................................   A-3
  Section 1.8.     "Articles of Merger"........................................   A-3
  Section 1.9.     "Bankruptcy Code"...........................................   A-3
  Section 1.10.    "Bankruptcy Court"..........................................   A-3
  Section 1.11.    "Business Day"..............................................   A-3
  Section 1.12.    "Certificate of Merger".....................................   A-3
  Section 1.13.    "Change of Control".........................................   A-3
  Section 1.14.    "Chapter 11 Case"...........................................   A-4
  Section 1.15.    "Cherry U.K."...............................................   A-4
  Section 1.16.    "Closing"...................................................   A-4
  Section 1.17.    "Closing Date"..............................................   A-4
  Section 1.18.    "Code"......................................................   A-4
  Section 1.19.    "Communications Act"........................................   A-4
  Section 1.20.    "Confidential Information"..................................   A-4
  Section 1.21.    "Consent"...................................................   A-4
  Section 1.22.    "Contingent Payment Stock"..................................   A-4
  Section 1.23.    "Controlled Group Liability"................................   A-4
  Section 1.24.    "Debtor's Schedules"........................................   A-4
  Section 1.25.    "DGCL"......................................................   A-4
  Section 1.26.    "DIP Financing".............................................   A-4
  Section 1.27.    "Disbursed Stock"...........................................   A-4
  Section 1.28.    "Disbursing Agent"..........................................   A-4
  Section 1.29.    "Disputed Claims"...........................................   A-4
  Section 1.30.    "District Court"............................................   A-4
  Section 1.31.    "EBITDA"....................................................   A-5
  Section 1.32.    "Effective Date"............................................   A-5
  Section 1.33.    "Effective Time"............................................   A-5
  Section 1.34.    "Employee Benefit Plan".....................................   A-5
  Section 1.35.    "Employee Pension Benefit Plan".............................   A-5
  Section 1.36.    "Employee Welfare Benefit Plan".............................   A-5
  Section 1.37.    "Environmental, Health, and Safety Laws"....................   A-5
  Section 1.38.    "ERISA".....................................................   A-5
  Section 1.39.    "ERISA Affiliate"...........................................   A-5
  Section 1.40.    "Exchange Act"..............................................   A-5
  Section 1.41.    "Expenses"..................................................   A-5
  Section 1.42.    "Extremely Hazardous Substance".............................   A-5
  Section 1.43.    "FCC".......................................................   A-5
  Section 1.44.    "Fiduciary".................................................   A-5
  Section 1.45.    "Final Order"...............................................   A-5
  Section 1.46.    "GAAP"......................................................   A-6
  Section 1.47.    "HSR Act"...................................................   A-6
  Section 1.48.    "Holding Company Reorganization"............................   A-6
  Section 1.49.    "IBCA"......................................................   A-6

                                                                                 PAGE
                                                                                 ----
  Section 1.50.    "Intellectual Property".....................................   A-6
  Section 1.51.    "Knowledge".................................................   A-6
  Section 1.52.    "Losses"....................................................   A-6
  Section 1.53.    "Merger"....................................................   A-6
  Section 1.54.    "Merger Consideration"......................................   A-6
  Section 1.55.    "Merger Sub"................................................   A-6
  Section 1.56.    "Merger Sub Stock"..........................................   A-6
  Section 1.57.    "Multi-employer Plan".......................................   A-6
  Section 1.58.    "Multiple Employer Plan"....................................   A-6
  Section 1.59.    "NACT"......................................................   A-6
  Section 1.60.    "NASDAQ"....................................................   A-6
  Section 1.61.    "New World Access"..........................................   A-6
  Section 1.62.    "New World Access Stock"....................................   A-6
  Section 1.63.    "Order".....................................................   A-6
  Section 1.64.    "Ordinary Course" or "Ordinary Course of Business"..........   A-6
  Section 1.65.    "PBGC"......................................................   A-7
  Section 1.66.    "Parties"...................................................   A-7
  Section 1.67.    "Party".....................................................   A-7
  Section 1.68.    "Performance Period"........................................   A-7
  Section 1.69.    "Person"....................................................   A-7
  Section 1.70.    "Petition Date".............................................   A-7
  Section 1.71.    "Plan"......................................................   A-7
  Section 1.72.    "Plan Disclosure Statement".................................   A-7
  Section 1.73.    "Prohibited Transaction"....................................   A-7
  Section 1.74.    "Proxy Statement"...........................................   A-7
  Section 1.75.    "PUC".......................................................   A-7
  Section 1.76.    "Qualified RCG Plan"........................................   A-7
  Section 1.77.    "RCG".......................................................   A-7
  Section 1.78.    "RCG Disclosure Schedule"...................................   A-7
  Section 1.79.    "RCG Financial Statements"..................................   A-7
  Section 1.80.    "RCG Intellectual Property Rights"..........................   A-7
  Section 1.81.    "RCG Material Adverse Effect"...............................   A-7
  Section 1.82.    "RCG Most Recent Balance Sheet".............................   A-7
  Section 1.83.    "RCG Most Recent Financial Statements"......................   A-7
  Section 1.84.    "RCG Most Recent Fiscal Month End"..........................   A-7
  Section 1.85.    "RCG Most Recent Fiscal Year End"...........................   A-7
  Section 1.86.    "RCG Plans".................................................   A-7
  Section 1.87.    "RCG Stock".................................................   A-8
  Section 1.88.    "Regulatory Authority"......................................   A-8
  Section 1.89.    "Reportable Event"..........................................   A-8
  Section 1.90.    "Required Consents".........................................   A-8
  Section 1.91.    "SEC".......................................................   A-8
  Section 1.92.    "Securities Act"............................................   A-8
  Section 1.93.    "Security Interest".........................................   A-8
  Section 1.94.    "Subsidiary"................................................   A-8
  Section 1.95.    "Surviving Corporation".....................................   A-8
  Section 1.96.    "Tax Returns"...............................................   A-8
  Section 1.97.    "Taxes".....................................................   A-8
  Section 1.98.    "Termination Fee"...........................................   A-8
  Section 1.99.    "Third-Party Intellectual Property Rights"..................   A-8
  Section 1.100.   "Trading Day"...............................................   A-8

                                                                                 PAGE
                                                                                 ----
  Section 1.101.   "U.K. Acquisition Agreement"................................   A-9
  Section 1.102.   "U.K. Acquisition"..........................................   A-9
  Section 1.103.   "WNSI"......................................................   A-9
  Section 1.104.   "World Access"..............................................   A-9
  Section 1.105.   "World Access Disclosure Schedule"..........................   A-9
  Section 1.106.   "World Access Material Adverse Effect"......................   A-9
  Section 1.107.   "World Access Most Recent Balance Sheet"....................   A-9
  Section 1.108.   "World Access Most Recent Financial Statements".............   A-9
  Section 1.109.   "World Access Most Recent Fiscal Month End".................   A-9
  Section 1.110.   "World Access Most Recent Fiscal Year End"..................   A-9
  Section 1.111.   "World Access SEC Documents"................................   A-9
  Section 1.112.   "World Access Stock"........................................   A-9
ARTICLE 2. THE MERGER..........................................................   A-9
  Section 2.1.     The Merger..................................................   A-9
  Section 2.2.     Closing.....................................................   A-9
  Section 2.3.     Effective Time..............................................   A-9
  Section 2.4.     Effect of Merger............................................  A-10
  Section 2.5.     Charter and Bylaws..........................................  A-10
  Section 2.6.     Directors and Officers......................................  A-10
ARTICLE 3. CONVERSION OF STOCK.................................................  A-10
  Section 3.1.     Conversion of Merger Sub Stock and RCG Stock................  A-10
ARTICLE 4. ADJUSTMENTS.........................................................  A-10
  Section 4.1.     Adjustments.................................................  A-10
ARTICLE 5. PLAN OF REORGANIZATION AND PAYMENT OF CLAIMS........................  A-10
  Section 5.1.     Plan of Reorganization......................................  A-10
  Section 5.2.     Deposit of New World Access Stock...........................  A-11
  Section 5.3.     Payment of Claims...........................................  A-11
  Section 5.4.     Contingent Payment of Claims................................  A-11
ARTICLE 6. RELEASE OF CONTINGENT PAYMENT STOCK AND TRANSFER RESTRICTIONS.......  A-11
  Section 6.1.     Release Criteria............................................  A-11
  Section 6.2.     Subsequent Performance......................................  A-12
  Section 6.3.     Accelerated Release.........................................  A-12
  Section 6.4.     Transfer Restrictions.......................................  A-12
ARTICLE 7. REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS, NEW WORLD ACCESS AND
           MERGER SUB..........................................................  A-13
  Section 7.1.     Organization, Qualification, and Corporate Power............  A-13
  Section 7.2.     Capitalization..............................................  A-13
  Section 7.3.     Non-contravention...........................................  A-13
  Section 7.4.     Brokers' Fees...............................................  A-14
  Section 7.5.     World Access SEC Documents..................................  A-14
                   Events Subsequent to World Access Most Recent Fiscal Year
  Section 7.6.     End.........................................................  A-14
  Section 7.7.     Undisclosed Liabilities.....................................  A-15
  Section 7.8.     Opinion of Financial Advisor................................  A-15
  Section 7.9.     Litigation..................................................  A-15
  Section 7.10.    Exemption from Registration.................................  A-15
ARTICLE 8. REPRESENTATIONS AND WARRANTIES OF RCG...............................  A-16
  Section 8.1.     Organization, Qualification, and Corporate Power............  A-16
  Section 8.2.     Capitalization..............................................  A-16

                                                                                 PAGE
                                                                                 ----
  Section 8.3.     Non-contravention...........................................  A-16
  Section 8.4.     Brokers' Fees...............................................  A-16
  Section 8.5.     Title to Assets.............................................  A-17
  Section 8.6.     Subsidiaries................................................  A-17
  Section 8.7.     Financial Statements........................................  A-17
  Section 8.8.     Events Subsequent to RCG Most Recent Fiscal Year End........  A-18
  Section 8.9.     Undisclosed Liabilities.....................................  A-19
  Section 8.10.    Legal Compliance............................................  A-19
  Section 8.11.    Tax Matters.................................................  A-19
  Section 8.12.    Real Property...............................................  A-19
  Section 8.13.    Intellectual Property.......................................  A-20
  Section 8.14.    Tangible Assets.............................................  A-20
  Section 8.15.    Inventory...................................................  A-21
  Section 8.16.    Contracts...................................................  A-21
  Section 8.17.    Notes and Accounts Receivable...............................  A-21
  Section 8.18.    Insurance...................................................  A-21
  Section 8.19.    Litigation..................................................  A-22
  Section 8.20.    Employees...................................................  A-22
  Section 8.21.    Employee Benefits...........................................  A-22
  Section 8.22.    Guaranties..................................................  A-23
  Section 8.23.    Environment, Health, and Safety.............................  A-23
  Section 8.24.    Proxy Statement.............................................  A-23
ARTICLE 9. COVENANTS...........................................................  A-23
  Section 9.1.     Conduct of the Business of RCG and its Subsidiaries.........  A-23
  Section 9.2.     Conduct of Business of World Access and its Subsidiaries....  A-25
  Section 9.3.     Access to Books and Records.................................  A-25
  Section 9.4.     Approval of Stockholders of New World Access................  A-25
  Section 9.5.     Preparation of Proxy Statement..............................  A-26
  Section 9.6.     Affiliates..................................................  A-26
ARTICLE 10. ADDITIONAL AGREEMENTS..............................................  A-26
  Section 10.1.    Best Efforts; Cooperation...................................  A-26
  Section 10.2.    Regulatory Matters..........................................  A-26
  Section 10.3.    Indemnification Regarding the Proxy Statement...............  A-27
  Section 10.4.    Notice of Developments......................................  A-27
  Section 10.5.    Notices and Consents........................................  A-27
  Section 10.6.    Indemnity...................................................  A-27
  Section 10.7.    Offers of Employment........................................  A-27
  Section 10.8.    Exclusive Dealing...........................................  A-27
  Section 10.9.    Bankruptcy Court Approval...................................  A-28
ARTICLE 11. MUTUAL CONDITIONS TO CLOSING.......................................  A-28
  Section 11.1.    Stockholder Approval........................................  A-28
  Section 11.2.    Regulatory Approvals........................................  A-28
  Section 11.3.    Litigation..................................................  A-28
  Section 11.4.    Proxy Statement.............................................  A-29
  Section 11.5.    Consummation of Holding Company Reorganization..............  A-29
  Section 11.6.    Resignations................................................  A-29
  Section 11.7.    Material Condition..........................................  A-29
  Section 11.8.    Consents....................................................  A-29
  Section 11.9.    Bankruptcy Court Approval...................................  A-29
  Section 11.10.   NASDAQ Listing..............................................  A-29
  Section 11.11.   U.K. Acquisition Transaction................................  A-29

                                                                                 PAGE
                                                                                 ----
ARTICLE 12. CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS..................  A-29
  Section 12.1.    Representations and Warranties..............................  A-29
  Section 12.2.    Performance of Obligations..................................  A-29
  Section 12.3.    Certificate Representing Satisfaction of Conditions.........  A-29
  Section 12.4.    Material Adverse Change.....................................  A-30
  Section 12.5.    Tax Opinion.................................................  A-30
  Section 12.6.    Legal Opinion...............................................  A-30
  Section 12.7.    Carrier Service Agreement...................................  A-30
  Section 12.8.    Operating Performance of RCG................................  A-30
  Section 12.9.    Approval of Plan and Order..................................  A-30
  Section 12.10.   Net Operating Losses........................................  A-30
  Section 12.11.   Net Worth...................................................  A-30
ARTICLE 13. CONDITIONS TO OBLIGATIONS OF RCG...................................  A-30
  Section 13.1.    Representations and Warranties..............................  A-30
  Section 13.2.    Performance of Obligations..................................  A-30
  Section 13.3.    Certificate Representing Satisfaction of Conditions.........  A-30
  Section 13.4.    Material Adverse Change.....................................  A-30
  Section 13.5.    Approval of Plan and Order..................................  A-30
ARTICLE 14. TERMINATION........................................................  A-31
  Section 14.1.    Termination of Agreement....................................  A-31
  Section 14.2.    Effect of Termination and Breach............................  A-31
  Section 14.3.    Confidentiality Upon Termination............................  A-31
  Section 14.4.    Specific Performance........................................  A-32
ARTICLE 15. GENERAL PROVISIONS.................................................  A-32
  Section 15.1.    Nonsurvival of Representations and Warranties...............  A-32
  Section 15.2.    Press Releases and Public Announcements.....................  A-32
  Section 15.3.    No Third-Party Beneficiaries................................  A-32
  Section 15.4.    Entire Agreement............................................  A-32
  Section 15.5.    Succession and Assignment...................................  A-32
  Section 15.6.    Counterparts................................................  A-32
  Section 15.7.    Notices.....................................................  A-33
  Section 15.8.    Governing Law; Jurisdiction.................................  A-34
  Section 15.9.    Amendments and Waivers......................................  A-34
  Section 15.10.   Severability................................................  A-34
  Section 15.11.   Construction................................................  A-34
  Section 15.12.   Incorporation of Exhibits and Schedules.....................  A-34
  Section 15.13.   Transaction Costs...........................................  A-34
EXHIBITS:
Exhibit A -- Form of Affiliate Agreement
Exhibit B -- Form of Employment Agreement
Exhibit C -- Carrier Service Agreement

                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of the 12th day of May, 1998, is entered into by and among WORLD ACCESS, INC., a Delaware corporation ("World Access"), WAXS INC., a Delaware corporation and a wholly-owned subsidiary of World Access ("New World Access"), WA MERGER CORP., a Delaware corporation and a wholly-owned subsidiary of New World Access ("Merger Sub"), and CHERRY COMMUNICATIONS INCORPORATED d/b/a RESURGENS COMMUNICATIONS GROUP, an Illinois corporation ("RCG").

                                  WITNESSETH:

     WHEREAS, on October 24, 1997 (the "Petition Date"), RCG filed its petition, Case No. 97 B 32873 (the "Chapter 11 Case"), with the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division (the "Bankruptcy Court"), under Chapter 11 of the Bankruptcy Code, 11 U.S.C. sec.sec. 101-1330 (as modified or amended, the "Bankruptcy Code"), and RCG has since continued in possession of its assets and in the management of its business pursuant to Sections 1107 and 1108 of the Bankruptcy Code;

     WHEREAS, RCG intends to file with the Bankruptcy Court its Plan of Reorganization on or before May 31, 1998 (as amended, supplemented or otherwise modified from time to time, the "Plan");

     WHEREAS, RCG, intends to seek an order or orders of the Bankruptcy Court pursuant to Section 1129 of the Bankruptcy Code (i) confirming the Plan and (ii) approving this Agreement and each of the agreements and other documents contemplated hereby (such order or orders as approved and entered by the Bankruptcy Court being hereinafter referred to collectively as the "Order");

     WHEREAS, Merger Sub, upon the terms and subject to the conditions of this Agreement, will be merged with and into RCG (the "Merger");

     WHEREAS, on February 24, 1998, World Access, New World Access, WAXS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, NACT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, and NACT Telecommunications, Inc., a Delaware corporation and a majority-owned subsidiary of World Access ("NACT"), entered into that certain Agreement and Plan of Merger and Reorganization, pursuant to which, among other things, each of World Access and NACT will become wholly-owned subsidiaries of New World Access (the "Holding Company Reorganization");

     WHEREAS, the respective boards of directors of World Access, New World Access, RCG and Merger Sub deem it to be advisable, consistent with their respective long-term business strategies and in the best interests of their respective stockholders to consummate the Merger upon the terms and conditions set forth herein and in accordance with the Illinois Business Corporation Act (the "IBCA");

     WHEREAS, the respective boards of directors of all of the Parties have unanimously approved this Agreement, the board of directors of New World Access has directed that this Agreement be submitted to its stockholders for approval and adoption immediately following the consummation of the Holding Company Reorganization and the board of directors of RCG has directed that this Agreement be submitted to the Bankruptcy Court for approval;

     WHEREAS, the stockholder of Merger Sub has approved this Agreement prior to its execution;

     WHEREAS, World Access, New World Access, Cherry Communications U.K. Limited, a limited liability company organized under the laws of England ("Cherry U.K."), and certain affiliated parties have entered into that certain Stock Exchange Agreement and Plan of Reorganization of even date herewith (the "U.K. Acquisition Agreement") pursuant to which Cherry U.K. will become a wholly-owned subsidiary of New World Access (the "U.K. Acquisition");

     WHEREAS, the consummation of the transactions contemplated hereby is a condition to the consummation of the U.K. Acquisition, and the consummation of the U.K. Acquisition is a condition to the consummation of the transactions contemplated hereby;

     WHEREAS, RCG, World Access and New World Access desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto; and

     WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Capitalized terms used in this Agreement shall have the definitions set forth in this Article 1.

     Section 1.1. "Acquisition Proposal" means any acquisition or purchase (or any inquiry or proposal with respect thereto) of all or any substantial portion of the assets of RCG or of over 10% of any class of equity securities of RCG, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving RCG other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Merger or which would reasonably be expected to dilute materially the benefits to World Access or New World Access of the Merger.

     Section 1.2. "Administrative Expense Claims" shall mean and be the collective reference to all costs and expenses of administration of the Chapter 11 Case entitled to priority and payment under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and quarterly fees payable to the Office of the United States Trustee pursuant to 28 U.S.C. sec. 1930, including, (a) the actual and necessary costs and expenses incurred after the Petition Date of preserving the bankruptcy estate and operating the business of RCG (such as wages, salaries or commissions for services and payments for services or goods), and (b) compensation for legal, financial advisory, accounting and other services and reimbursement of expenses awarded or allowed under Sections 330(a) or 331 of the Bankruptcy Code.

     Section 1.3. "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including reasonable court costs and reasonable attorneys' fees and expenses.

     Section 1.4. "Affiliate" means (a), with respect to each Party, an officer or director of such Party or any Person owning an equity interest of 10% or more of such Party, any direct or indirect wholly owned subsidiary of such Party, any other subsidiary owned directly or indirectly by a direct or indirect parent company of such Party or any other Person in which such Party has at least a 10% equity interest and (b) with respect to any Person not a Party, any Person who controls, is controlled by or is under common control with such Person and any officer or director of such Person or any other Person owning at least a 10% equity interest in such Person.

     Section 1.5. "Agreement" has the meaning set forth in the preamble to this Agreement.

     Section 1.6. "Allowed Claims" shall, with respect to a particular claim, mean: (a) if the holder of such claim has not timely filed a proof of claim within the applicable period of limitations fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c)(3), and such claim either is not listed in the Debtor's Schedules or such claim is listed in the Debtor's Schedules as disputed, contingent or unliquidated, the amount of zero; (b) if the holder of a claim has duly filed a proof of claim within the applicable period of limitations fixed by the Bankruptcy Court pursuant to the Bankruptcy Rule 3003(c)(3), then (i) the amount stated in such proof of claim, if no objection thereto has been interposed within any applicable period of limitation fixed by applicable bankruptcy rules or as otherwise fixed by the Bankruptcy Court, or
(ii) in the case of a claim to
which a timely objection has been or may be made, such amount as shall be fixed by Final Order; or (c) with respect to a fee request by an employed professional pursuant to Bankruptcy Code Section 327 or 1103, such amount as shall be fixed by Final Order of the Bankruptcy Court.

     Section 1.7. "Applicable Bankruptcy Law" means the Bankruptcy Code and the Federal Rules of Bankruptcy Procedure (as the same may be modified or amended) and the interpretation thereof by a court of competent jurisdiction.

     Section 1.8. "Articles of Merger" has the meaning set forth in Section 2.3 hereof.

     Section 1.9. "Bankruptcy Code" has the meaning set forth in the recitals hereto.

     Section 1.10. "Bankruptcy Court" has the meaning set forth in the recitals hereto.

     Section 1.11. "Business Day" means each day on which national banks in the Atlanta, Georgia, area are open for business.

     Section 1.12. "Certificate of Merger" has the meaning set forth in Section
2.3 hereof.

     Section 1.13. "Change of Control" shall be deemed to have occurred if:

          (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d)(3) of the Exchange Act), other than New World Access, any subsidiary of New World Access, or any employee benefit plan of New World Access or any such subsidiary, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving New World Access), of shares of capital stock of New World Access entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of New World Access entitled to vote generally in the election of directors;

          (b) there occurs any consolidation of New World Access with, or merger of New World Access into, any other Person, any merger of another Person into New World Access, or any sale or transfer of the assets of New World Access, as an entirety or substantially as an entirety, to another Person (other than either (i) any such transaction pursuant to which the holders of the New World Access Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors or (ii) any merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of New World Access Stock or (B) which is effected solely to change the jurisdiction of incorporation of New World Access and results in a reclassification, conversion or exchange of outstanding shares of New World Access Stock solely into shares of common stock and separate series of common stock carrying substantially the same relative rights as the New World Access Stock); or

          (c) a change in the Board of Directors of New World Access in which the individuals who constituted the Board of Directors of New World Access at the beginning of the one-year period immediately preceding such change (together with any other director whose election by the Board of Directors of New World Access or whose nomination for election by the stockholders of New World Access was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or resignation) to constitute at least a two-thirds majority of the directors then in office.

     Notwithstanding the foregoing, any Change of Control that results from (i) WorldCom, Inc. ("WorldCom") or any of its Affiliates soliciting proxies or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the members of the Board of Directors of New World Access on any matter or (ii) the merger, share exchange, consolidation or similar transaction between New World

     Access and WorldCom or any of its Affiliates, without the prior written consent of New World Access, shall not be deemed a Change of Control for purposes of this Agreement.

     Section 1.14. "Chapter 11 Case" has the meaning set forth in the recitals hereto.

     Section 1.15. "Cherry U.K." has the meaning set forth in the recitals hereto.

     Section 1.16. "Closing" has the meaning set forth in Section 2.2 hereof.

     Section 1.17. "Closing Date" has the meaning set forth in Section 2.2 hereof.

     Section 1.18. "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.19. "Communications Act" means the Federal Communications Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.20. "Confidential Information" means and includes written data, reports, interpretations, analyses, trade secrets, processes, drawings, photographs, records, specifications, designs, programs, product development activities, software packages and related documentation, technical know-how, concepts, theories, ideas, methods and procedures of operation, business or marketing plans, proposals, financial information, compiled data, communications, customer lists and data and equipment, as well as the nature and results of a Party's development activities and all other information and/or materials related to the business or activities of a Party, but excluding such information that is (a) generally available to the public, or (b) available, or becomes available, to a Party on a non-confidential basis prior to its disclosure from a Person authorized to disclose the same.

     Section 1.21. "Consent" means a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any Person pursuant to any contract, permit, law, regulation or order.

     Section 1.22. "Contingent Payment Stock" has the meaning set forth in
Section 5.2 hereof.

     Section 1.23. "Controlled Group Liability" means any and all liabilities under (a) Title IV of ERISA, (b) Section 302 of ERISA, (c) Sections 412 and 4971 of the Code, (d) the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code, and (e) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the World Access Plans with respect to World Access and its Subsidiaries, or the RCG Plans with respect to RCG.

     Section 1.24. "Debtor's Schedules" shall mean the schedules and statement of financial affairs of RCG, as amended, modified or supplemented from time to time, on file in the Chapter 11 Case.

     Section 1.25. "DGCL" means Title 8 of the Delaware Code, as amended.

     Section 1.26. "DIP Financing" shall mean post-petition financing provided to RCG by WNSI pursuant to an order of the Bankruptcy Court.

     Section 1.27. "Disbursed Stock" has the meaning set forth in Section 5.2 hereof.

     Section 1.28. "Disbursing Agent" shall have the meaning set forth in
Section 5.2 hereof.

     Section 1.29. "Disputed Claims" shall mean a claim as to which a proof of claim has been filed or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn on or before any date fixed for filing such objections by the Plan or Final Order of the Bankruptcy Court and which objection has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely filed, for purposes of the Plan, a claim shall be Disputed Claim if (a) no corresponding claim has been listed in the Debtor's Schedules; or (b) the amount of the claim exceeds the amount thereof set forth in the Debtor's Schedules.

     Section 1.30. "District Court" means the United States District Court for the Northern District of Illinois, Eastern Division.

     Section 1.31. "EBITDA" means the sum of income before net interest and provision for income taxes, plus depreciation and amortization expense determined consistent with RCG's audited consolidated statement of income for the RCG Most Recent Fiscal Year End. Notwithstanding the foregoing, any change in the policies or procedures employed in determining the EBITDA of the Surviving Corporation shall be approved by a majority vote of the members of the audit committee of the Board of Directors of New World Access who are not Affiliates of WorldCom, Inc.

     Section 1.32. "Effective Date" means the date upon which the Plan shall become effective in accordance with the terms of the Plan.

     Section 1.33. "Effective Time" has the meaning set forth in Section 2.3 hereof.

     Section 1.34. "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-Employer Plan), or (d) Employee Welfare Benefit Plan (or material fringe benefit plan or program).

     Section 1.35. "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     Section 1.36. "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

     Section 1.37. "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or waste.

     Section 1.38. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.39. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     Section 1.40. "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.41. "Expenses" has the meaning set forth in Section 10.8 hereof.

     Section 1.42. "Extremely Hazardous Substance" has the meaning set forth in
Section 302 of the Emergency Planning and Community Right to Know Act of 1986, as amended.

     Section 1.43. "FCC" means the Federal Communications Commission.

     Section 1.44. "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     Section 1.45. "Final Order" shall mean an order of the Bankruptcy Court, the District Court, or any other court as to which (a) the time to appeal, petition for certiorari or to seek reargument or rehearing has expired and no appeal, reargument, certiorari petition or rehearing is pending; or (b) if any appeal, reargument, writ of certiorari or rehearing thereof has been sought, the order has been affirmed by the highest court to which such order was appealed or from which the reargument, certiorari, or rehearing was sought, and the time to take any further appeal or to seek certiorari or further reargument or rehearing has expired. (In the case of an order of the Bankruptcy Court, the time for appeal, for the purposes of this definition, shall be the time permitted for an appeal to the District Court.)

     Section 1.46. "GAAP" means United States generally accepted accounting principles as in effect from time to time. The requirement that such principles be consistently applied and applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     Section 1.47. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.48. "Holding Company Reorganization" has the meaning set forth in the recitals hereto.

     Section 1.49. "IBCA" has the meaning set forth in the recitals hereto.

     Section 1.50. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade drafts, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier list, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof in whatever form or medium.

     Section 1.51. "Knowledge" means either (a) that an individual is actually aware of a particular fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of performing the duties which are normally performed by an individual acting in a similar capacity. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

     Section 1.52. "Losses" means any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees and disbursements.

     Section 1.53. "Merger" has the meaning set forth in the recitals hereto.

     Section 1.54. "Merger Consideration" has the meaning set forth in Section
3.1 hereof.

     Section 1.55. "Merger Sub" has the meaning set forth in the preamble to this Agreement.

     Section 1.56. "Merger Sub Stock" means any share of the common stock, $.01 par value per share, of Merger Sub.

     Section 1.57. "Multi-employer Plan" has the meaning set forth in Section 3(37) of ERISA.

     Section 1.58. "Multiple Employer Plan" has the meaning set forth in Section 4063 of ERISA.

     Section 1.59. "NACT" has the meaning set forth in the recitals hereto.

     Section 1.60. "NASDAQ" means The Nasdaq National Market.

     Section 1.61. "New World Access" has the meaning set forth in the preamble to this Agreement.

     Section 1.62. "New World Access Stock" means any share of the common stock, $.01 par value per share, of New World Access.

     Section 1.63. "Order" has the meaning set forth in the recitals hereto.

     Section 1.64. "Ordinary Course" or "Ordinary Course of Business" means any action taken by a Person only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, or (b) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     Section 1.65. "PBGC" means the Pension Benefit Guaranty Corporation.

     Section 1.66. "Parties" means collectively, or any two or more of, World Access, New World Access, RCG and Merger Sub.

     Section 1.67. "Party" means any one of the Parties.

     Section 1.68. "Performance Period" has the meaning set forth in Section 6.1 hereof.

     Section 1.69. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, a limited liability company, a limited liability partnership, or a governmental entity (or any department, agency, or political subdivision thereof, including a Regulatory Authority).

     Section 1.70. "Petition Date" has the meaning set forth in the recitals hereto.

     Section 1.71. "Plan" has the meaning set forth in the recitals hereto.

     Section 1.72. "Plan Disclosure Statement" has the meaning set forth in
Section 5.1 hereof.

     Section 1.73. "Prohibited Transaction" has the meaning set forth in ERISA
Section 406 and Code Section 4975.

     Section 1.74. "Proxy Statement" has the meaning set forth in Section 9.5 hereof.

     Section 1.75. "PUC" has the meaning set forth in Section 10.2 hereof.

     Section 1.76. "Qualified RCG Plan" has the meaning set forth in Section
8.21 hereof.

     Section 1.77. "RCG" has the meaning set forth in the preamble to this Agreement.

     Section 1.78. "RCG Disclosure Schedule" has the meaning set forth in
Article 8 hereof.

     Section 1.79. "RCG Financial Statements" has the meaning set forth in
Section 8.7 hereof.

     Section 1.80. "RCG Intellectual Property Rights" has the meaning set forth in Section 8.13 hereof.

     Section 1.81. "RCG Material Adverse Effect" shall mean any change in or effect on the business of RCG and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of RCG and its Subsidiaries taken as a whole.

     Section 1.82. "RCG Most Recent Balance Sheet" means the consolidated balance sheet of RCG as of March 31, 1998 included in the RCG Most Recent Financial Statements.

     Section 1.83. "RCG Most Recent Financial Statements" has the meaning set forth in Section 8.7 hereof.

     Section 1.84. "RCG Most Recent Fiscal Month End" has the meaning set forth in Section 8.7 hereof.

     Section 1.85. "RCG Most Recent Fiscal Year End" has the meaning set forth in Section 8.7 of this Agreement.

     Section 1.86. "RCG Plans" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by RCG or any of its Subsidiaries, or to which RCG, or any of its Subsidiaries, contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "RCG Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

     Section 1.87. "RCG Stock" means any share of the common stock, no par value per share, of RCG.

     Section 1.88. "Regulatory Authority" means, collectively, the FCC, PUCs, the Federal Trade Commission, the United States Department of Justice, the SEC, the National Association of Securities Dealers, Inc., and all national and state securities exchanges and any other governmental or regulatory body, agency, instrumentality or authority.

     Section 1.89. "Reportable Event" has the meaning set forth in ERISA Section 4043.

     Section 1.90. "Required Consents" has the meaning set forth in Section 7.3 hereof.

     Section 1.91. "SEC" means the Securities and Exchange Commission.

     Section 1.92. "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated hereunder.

     Section 1.93. "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens for work done on the property to the extent that such liens arise in the Ordinary Course of Business and are not yet due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings,
(c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case, where there exists no default in World Access's or any Subsidiary's obligations with respect to the underlying agreements, and
(d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     Section 1.94. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns (directly or indirectly) a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

     Section 1.95. "Surviving Corporation" has the meaning set forth in Section
2.1 hereof.

     Section 1.96. "Tax Returns" means, collectively, (a) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of any Taxes, and (b) all information statements, returns, reports or similar documents required to be filed with respect to payments to (or from) third parties or with respect to transactions in which any Party or any of its Subsidiaries participates. The term "Tax Return" shall mean any one of the foregoing Tax Returns.

     Section 1.97. "Taxes" means, collectively, (a) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, including any estimates thereof, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (b) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return. The term "Tax" shall mean any one of the foregoing Taxes. When used with reference to a specified Person, the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such Person is, or could become, liable in whole or part (including any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnity or pay the Tax obligations of another Person).

     Section 1.98. "Termination Fee" has the meaning set forth in Section 10.8.3 hereof.

     Section 1.99. "Third-Party Intellectual Property Rights" means, with respect to each of World Access and RCG, all licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights.

     Section 1.100. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on NASDAQ.

     Section 1.101. "U.K. Acquisition Agreement" has the meaning set forth in the recitals hereto.

     Section 1.102. "U.K. Acquisition" has the meaning set forth in the recitals hereto.

     Section 1.103. "WNSI" means WorldCom Network Services, Inc., a Delaware corporation.

     Section 1.104. "World Access" has the meaning set forth in the preamble to this Agreement.

     Section 1.105. "World Access Disclosure Schedule" has the meaning set forth in Article 7 hereof.

     Section 1.106. "World Access Material Adverse Effect" shall mean (a) prior to the consummation of the Holding Company Reorganization, any change in or effect on the business of World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of World Access and its Subsidiaries taken as a whole, and (b) after the consummation of the Holding Company Reorganization, any change in or effect on the business of New World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of New World Access and its Subsidiaries taken as a whole.

     Section 1.107. "World Access Most Recent Balance Sheet" means the consolidated balance sheet of World Access as of December 31, 1997 included in the World Access SEC Documents.

     Section 1.108. "World Access Most Recent Financial Statements" means the consolidated financial statements for the year ended December 31, 1997 included in the World Access SEC Documents.

     Section 1.109. "World Access Most Recent Fiscal Month End" means December 31, 1997.

     Section 1.110. "World Access Most Recent Fiscal Year End" means December 31, 1997.

     Section 1.111. "World Access SEC Documents" has the meaning set forth in
Section 7.5 hereof.

     Section 1.112. "World Access Stock" means any share of the common stock, $0.01 par value per share, of World Access.

                                   ARTICLE 2

                                   THE MERGER

     Section 2.1. The Merger. Upon the terms and subject to the conditions contained in this Agreement, and in accordance with the IBCA and the DGCL, Merger Sub shall be merged with and into RCG at the Effective Time. As a result of the Merger, the separate corporate existence of Merger Sub shall cease and RCG, as the surviving corporation (the "Surviving Corporation"), shall continue to exist and be governed by the IBCA.

     Section 2.2. Closing. Upon the terms and subject to the conditions hereof, unless otherwise agreed upon by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, commencing at 10:00 a.m. local time, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 11 through 13 hereof, but in no event later than two business days thereafter (the date of such being referred to herein as the "Closing Date"), unless otherwise mutually agreed to by the Parties.

     Section 2.3. Effective Time. If all the conditions to the Merger set forth in Article 11 through 13 hereof shall have been satisfied or, if permissible, waived in accordance herewith and this Agreement shall not have been terminated as provided in Article 14 hereof, the Parties hereto shall cause the Merger to be consummated by filing on the Closing Date (i) articles of merger meeting the requirements of the IBCA ("Articles of Merger") with the Secretary of State of the State of Illinois in such form as required by, and executed in accordance with such requirements of, the IBCA and (ii) a certificate of merger meeting the requirements of the DGCL (the "Certificate of Merger") with the Secretary of State of the State of Delaware in such form as required by, and executed in accordance with such requirements of, the DGCL. The Merger shall become effective at the later of the time of filing of the Articles of Merger with the Secretary of State of the State of Illinois in accordance with the IBCA or of the Certificate of Merger with the Secretary of State of the State of Delaware in accordance with the DGCL, or at such other time which the parties hereto shall have agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

     Section 2.4. Effect of Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the IBCA and the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, the separate existence of Merger Sub will cease and the Surviving Corporation shall succeed, without other transfer, to all the rights, privileges, powers, franchises and property of Merger Sub and, subject to the Plan and the Order, shall be subject to all the debts, duties and liabilities of Merger Sub in the same manner as if the Surviving Corporation had itself incurred them.

     Section 2.5. Charter and Bylaws. At the Effective Time, the Articles of Incorporation and Bylaws of RCG, as in effect on the date hereof and otherwise amended prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until further amended as provided therein and in accordance with applicable law.

     Section 2.6. Directors and Officers. From and after the Effective Time, the directors and officers of RCG shall be the directors and officers of the Surviving Corporation.

                                   ARTICLE 3

                              CONVERSION OF STOCK

     Section 3.1. Conversion of Merger Sub Stock and RCG Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the Merger and without any further action on the part of the holder of any Merger Sub Stock or RCG Stock:

          (a) all shares of RCG Stock which are held by RCG as treasury stock, if any, shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

          (b) the shares of RCG Stock outstanding immediately prior to the Effective Time shall be canceled and retired and will cease to exist without the payment of any consideration therefor; and

          (c) each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock without par value of the Surviving Corporation.

                                   ARTICLE 4

                                  ADJUSTMENTS

     Section 4.1. Adjustments. In the event of any change in the New World Access Stock after the date hereof by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, then the New World Access Stock to be issued pursuant to Article 5 of this Agreement shall be adjusted appropriately on the Closing Date.

                                   ARTICLE 5

                  PLAN OF REORGANIZATION AND PAYMENT OF CLAIMS

     Section 5.1. Plan of Reorganization. RCG shall file and use its best efforts to obtain the Bankruptcy Court's confirmation of the Plan, which shall provide, inter alia, for the consummation of the Merger in accordance with the terms and conditions of this Agreement. RCG shall also file and use its best efforts to obtain the Bankruptcy Court's approval of RCG's Disclosure Statement with respect to the Plan (the "Plan

Disclosure Statement"). Both the Plan and the Plan Disclosure Statement, as filed and as confirmed and approved by the Bankruptcy Court, must in form and substance be acceptable to New World Access and RCG. World Access and its Affiliates shall cooperate in connection with preparing, filing and obtaining the approval of the Plan and the Plan Disclosure Statement. The Plan shall provide, inter alia, for (a) a pro-rata distribution of Disbursed Stock and Contingent Payment Stock as provided herein to holders of Allowed Claims and Administrative Expense Claims (including the Administration Expense Claim of WNSI arising in connection with the DIP Financing), and the approval of this Agreement; (b) except as otherwise provided in the Plan, the discharge of all indebtedness of and claims against RCG arising before confirmation of the Plan; and (c) certain transfer restrictions on the shares of New World Access Stock to be issued pursuant to this Agreement as set forth in Section 6.4 hereof. RCG estimates that the aggregate amount of Allowed Claims will be approximately $300,000,000 to $350,000,000.

     Section 5.2. Deposit of New World Access Stock. At the Closing, New World Access and the Person appointed by the Bankruptcy Court pursuant to the Plan and the Order to act as "Disbursing Agent" under the Plan (the "Disbursing Agent") shall each execute a Disbursement Agreement reasonably acceptable to the Parties hereto and, in accordance therewith, New World Access shall deposit with the Disbursing Agent, immediately following the Effective Time, 3,125,000 shares of New World Access Stock ("Disbursed Stock") and 6,250,000 shares of New World Access Stock (the "Contingent Payment Stock").

     Section 5.3. Payment of Claims. In accordance with the terms and provisions of the Plan and unless otherwise provided therein, the Disbursing Agent under the Disbursement Agreement shall issue to each holder of an Allowed Claim and an Administrative Expense Claim (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing), its pro-rata share of Disbursed Stock based upon the amount of such claim.

     Section 5.4. Contingent Payment of Claims. The Disbursing Agent shall release to holders of Allowed Claims and Administrative Expense Claims (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing) their pro-rata share of Contingent Payment Stock, if, as, when and to the extent that the Contingent Payment Stock (or any portion thereof) is released pursuant to the terms of Article 6 hereof, in accordance with the terms and provisions of the Plan.

                                   ARTICLE 6

         RELEASE OF CONTINGENT PAYMENT STOCK AND TRANSFER RESTRICTIONS

     Section 6.1. Release Criteria. The Contingent Payment Stock will be released by the Disbursing Agent pursuant to the terms and provisions of the Plan in the amounts and on the dates specified below if the sum of the EBITDA for (i) the Surviving Corporation and (ii) Cherry U.K. for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:

                                                             PERCENTAGE OF
                                                           CONTINGENT PAYMENT
         PERFORMANCE PERIOD              RELEASE DATE     STOCK TO BE RELEASED   TARGET EBITDA
         ------------------              ------------     --------------------   -------------
July 1, 1998 to and including          February 15, 1999            25%           $ 7,500,000
December 31, 1998 (the "First
Performance Period")
January 1, 1999 to and including       February 15, 2000          37.5%           $29,000,000
December 31, 1999 (the "Second
Performance Period")
January 1, 2000 to and including       February 15, 2001          37.5%           $36,500,000
December 31, 2000 (the "Third
Performance Period")

Notwithstanding the foregoing, if the Closing Date is (a) on or after July 15, 1998 but prior to August 16, 1998, then the First Performance Period shall commence on August 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $7,100,000, (b) on or after August 16, 1998 but prior to September 30, 1998, then the First Performance Period shall commence on September 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $6,700,000, or (c) on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of
(i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     Section 6.2. Subsequent Performance. If the EBITDA for the Surviving Corporation and Cherry U.K. is less than the Target EBITDA required for the release of Contingent Payment Stock in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding the table above, the Contingent Payment Stock shall be released if the actual cumulative EBITDA for the Surviving Corporation and Cherry U.K. for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Section 6.3. Accelerated Release. Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for any five consecutive Trading Days during such calendar quarter, then 25% of all of the shares of Contingent Payment Stock shall be released on February 15, 2000, provided that if no shares of Contingent Payment Stock are eligible for release during any such calendar quarter, then such shares of Contingent Payment Stock shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for a total number of consecutive Trading Days during such subsequent calendar quarter equal to or exceeding the total number of Trading Days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such shares of Contingent Payment Stock were not eligible for release; (b) if the combined EBITDA for the Surviving Corporation and Cherry U.K. for the Second Performance Period equals or exceeds $52,775,000, then the Contingent Payment Stock related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the shares of Contingent Payment Stock shall be released upon a Change of Control (except to the extent that the ability to earn such shares has been lost under this Article 6) and the restrictions set forth in Section 6.4 shall not apply.

     Section 6.4. Transfer Restrictions. Notwithstanding anything to the contrary contained herein, (a) no holder of Disbursed Stock may, until the 365th day following the Closing Date, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such Disbursed Stock or any security convertible into or exchangeable or exercisable therefor, either publicly or privately, and (b) no holder of Contingent Payment Stock upon its release pursuant to Section 6.1 above may, until the 180th day following the release date thereof, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Contingent Payment Stock so released or any security convertible into or exchangeable or exercisable therefor, either publicly or privately.

                                   ARTICLE 7

                       REPRESENTATIONS AND WARRANTIES OF
                 WORLD ACCESS, NEW WORLD ACCESS AND MERGER SUB

     In order to induce RCG to enter into this Agreement, World Access, New World Access and Merger Sub, jointly and severally, represent and warrant to RCG that, except as set forth in the World Access SEC Documents or the Disclosure Schedule to be delivered by World Access to RCG within ten (10) Business Days of the date hereof (the "World Access Disclosure Schedule"), which World Access Disclosure Schedule shall identify exceptions by specific Section references:

     Section 7.1. Organization, Qualification, and Corporate Power. Each of World Access and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of World Access and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a World Access Material Adverse Effect. Each of World Access and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased used and operated by it. The copies of the Certificate of Incorporation and the Bylaws of World Access and the equivalent organizational documents of each of its Subsidiaries, which have previously been made available to RCG, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     Section 7.2. Capitalization. The entire authorized common capital stock of World Access consists of 40,000,000 shares of World Access Stock, of which 21,848,701 shares were issued and outstanding as of May 8, 1998. The entire authorized common capital stock of New World Access consists of 40,000,000 shares of New World Access Stock, of which 1,000 were issued and outstanding as of May 8, 1998. No shares of World Access Stock or New World Access Stock are held in treasury. All of the issued and outstanding shares of World Access Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as disclosed in the World Access SEC Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require World Access or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to World Access and its Subsidiaries. World Access and its Subsidiaries have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of World Access Stock or New World Access Stock.

     Section 7.3. Non-contravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which World Access or any of its Subsidiaries is subject or any provision of the charter or bylaws of any of World Access or any of its Subsidiaries; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which World Access or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a World Access Material Adverse Effect. Except for Consents required under or in relation to the (a) HSR Act, (b) the Communications Act and any rates, regulations, practices and policies of the FCC, (b) state securities or "blue sky" laws, (d) the Securities Act, (e) the Exchange Act, (f) the IBCA with respect to the filing of the Articles of Merger, (g) laws, rules, regulations, practices and orders of any PUC, foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (h) rules and regulations of NASDAQ, and (i) such Consents and filings the failure of which to make or obtain would not have a World Access Material Adverse Effect, neither World Access nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory

Authority in order for the Parties to consummate the transactions contemplated by this Agreement. All consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (a) through (h) are hereinafter referred to collectively as the "Required Consents."

     Section 7.4. Brokers' Fees. None of World Access or any of its Subsidiaries has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement, except to The Robinson-Humphrey Company, Inc., whose fees and expenses will be paid by World Access in accordance with its agreement with such firm based upon arrangements made by or on behalf of World Access and previously disclosed to RCG.

     Section 7.5. World Access SEC Documents. Each of World Access and its Subsidiaries has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1995 with the SEC (such documents, as supplemented and amended since the time of filing, collectively, the "World Access SEC Documents"). The World Access SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements (including the related notes) of World Access included in the World Access SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments which will not be material individually or in the aggregate) the consolidated financial position of World Access as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     Section 7.6. Events Subsequent to World Access Most Recent Fiscal Year
End. Since the World Access Most Recent Fiscal Year End, there has not been any World Access Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

          (a) none of World Access or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of World Access or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (c) no party (including World Access or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of World Access or any of its Subsidiaries is a party or by which any of them is bound;

          (d) none of World Access or any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (e) none of World Access or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

          (f) none of World Access or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (g) World Access and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $10,000,000 in aggregate indebtedness (other than internal debt between World Access and/or its Subsidiaries) for borrowed money and capitalized lease obligations;

          (h) other than is normal and customary with respect to their respective businesses, none of World Access or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the charter or bylaws of World Access or any of its Subsidiaries;

          (j) none of World Access or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of World Access or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) none of World Access or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) none of World Access or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) none of World Access or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (o) none of World Access or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

          (p) none of World Access or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of World Access or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business; and

          (r) none of World Access or any of its Subsidiaries has committed to any of the foregoing.

     Section 7.7. Undisclosed Liabilities. None of World Access or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the World Access Most Recent Balance Sheet and (b) liabilities which have arisen since the date of the World Access Most Recent Balance Sheet in the Ordinary Course of Business.

     Section 7.8. Opinion of Financial Advisor. World Access has received the opinion of The Robinson-Humphrey Company, Inc., dated the date of this Agreement, that, as of such date, the consideration to be paid to the shareholders and creditors of RCG hereunder is fair, from a financial point of view, to World Access.

     Section 7.9. Litigation.  Neither World Access nor any of its Subsidiaries
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of World Access, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and, to the Knowledge of World Access, no reasonable basis therefor exists.

     Section 7.10. Exemption from Registration. The New World Access Stock to be issued pursuant to this Agreement is being issued without registration under the Securities Act in reliance on the exemption therefrom afforded by Section 1145(a) of the Bankruptcy Code and, subject to the certain transfer restrictions contained herein, each holder of the New World Access Stock issued pursuant to this Agreement, other than any holder who shall be deemed (a) an "underwriter" within the meaning of
Section 1145(b) of the Bankruptcy Code or (b) an Affiliate of New World Access, may resell such stock without registration under the Securities Act.

                                   ARTICLE 8

                     REPRESENTATIONS AND WARRANTIES OF RCG

     In order to induce World Access to enter into this Agreement, RCG represents and warrants to World Access and New World Access that, except as set forth in the Disclosure Schedule to be delivered by RCG to World Access within ten (10) Business Days of the date hereof (the "RCG Disclosure Schedule"), which shall identify exceptions by specific Section references:

     Section 8.1. Organization, Qualification, and Corporate Power. Each of RCG and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of RCG and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have an RCG Material Adverse Effect. Each of RCG and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use, and operate the properties owned, leased, used, and operated by it. The copies of the articles of incorporation and the bylaws of RCG and the equivalent organizational documents of each of its Subsidiaries, which have previously been made available to World Access, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     Section 8.2. Capitalization. The entire authorized common capital stock of RCG consists of 10,000 shares of RCG Stock, of which 1,249 shares of RCG Stock are issued and outstanding. No shares of RCG Stock are held in treasury. All of the issued and outstanding shares of RCG Stock have been duly authorized and are validly issued, fully paid, and nonassessable. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require RCG or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to RCG and its Subsidiaries. RCG and its Subsidiaries have no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of RCG Stock.

     Section 8.3. Non-contravention. Subject to Applicable Bankruptcy Law and to the entry of the Order by the Bankruptcy Court, neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of RCG is subject or any provision of the charter or bylaws of RCG or any of its Subsidiaries; or
(b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which RCG or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have an RCG Material Adverse Effect. Except as required by Applicable Bankruptcy Law and except for the Required Consents and such Consents and filings the failure of which to make or obtain would have an RCG Material Adverse Effect, neither RCG nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory Authority in order for the Parties to consummate the transactions contemplated by this Agreement.

     Section 8.4. Brokers' Fees. RCG has no liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

     Section 8.5. Title to Assets. Each of RCG and its Subsidiaries has good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, used by it, located on its premises, or shown on the RCG Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the RCG Most Recent Balance Sheet. All leases pursuant to which RCG or any of its Subsidiaries leases from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of RCG, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have an RCG Material Adverse Effect.

     Section 8.6. Subsidiaries. The RCG Disclosure Schedule sets forth for each Subsidiary of RCG (a) its name and jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder, and (d) the number of shares of its capital stock held in treasury. All of the issued and outstanding shares of capital stock of each Subsidiary of RCG have been duly authorized and are validly issued, fully paid, and nonassessable and were issued in accordance with applicable federal and state securities laws. RCG holds of record and owns beneficially all of the outstanding shares of each Subsidiary of RCG, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require RCG to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of RCG. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of RCG. None of RCG and its Subsidiaries controls directly or indirectly, or has any direct or indirect equity participation in, any corporation, partnership, trust, or other business association which is not a Subsidiary of RCG.

     Section 8.7. Financial Statements. The RCG Disclosure Schedule includes the following financial statements of RCG (collectively, the "RCG Financial Statements"): (a) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1996; (b) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1997 (the "RCG Most Recent Fiscal Year End"); and
(c) unaudited consolidated balance sheets and statements of income and cash flows (the "RCG Most Recent Financial Statements") as of and for the three months and year to date period ended March 31, 1998 (the "RCG Most Recent Fiscal Month End"). The RCG Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial condition of RCG as of such dates and the consolidated results of operations of RCG for such periods; provided, however, that the RCG Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the RCG Most Recent Financial Statements accurately reflect anticipated material costs to complete all contracts or services pursuant to which RCG or any of its Subsidiaries has agreed to furnish products and services in accordance with GAAP applied on a basis consistent with the RCG Financial Statements for the RCG Most Recent Fiscal Year End.

     Section 8.8. Events Subsequent to RCG Most Recent Fiscal Year End. Since the RCG Most Recent Fiscal Year End, there has not been any RCG Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

          (a) none of RCG or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of RCG or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (c) no party (including RCG or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which RCG or any of its Subsidiaries is a party or by which any of them is bound;

          (d) none of RCG or any of its Subsidiaries has imposed any Security Interest upon any of its material assets, tangible or intangible;

          (e) none of RCG or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

          (f) none of RCG or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (g) none of RCG or any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money (other than amounts outstanding under the DIP Financing) and capitalized lease obligations;

          (h) other than is normal and customary with respect to their respective businesses, none of RCG or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the charter or bylaws of RCG or any of its Subsidiaries;

          (j) none of RCG or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of RCG or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) none of RCG or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) none of RCG or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) none of RCG or any of its Subsidiaries has entered into any material employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

          (o) none of RCG or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

          (p) none of RCG or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of RCG or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (r) none of RCG or any of its Subsidiaries has committed to any of the foregoing.

     Section 8.9. Undisclosed Liabilities. None of RCG or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the RCG Most Recent Balance Sheet, (b) liabilities which have arisen since the date of RCG Most Recent Balance Sheet in the Ordinary Course of Business, and (c) liabilities disclosed or provided for in the Plan to the extent and in the amounts so disclosed or provided for.

     Section 8.10. Legal Compliance. Each of RCG and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof), and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of RCG, threatened against it alleging any failure so to comply, except where the failure to comply would not have an RCG Material Adverse Effect.

     Section 8.11. Tax Matters. Except with respect to any such matters that would not, in the aggregate, have an RCG Material Adverse Effect, (a) each of RCG and its Subsidiaries has duly filed all federal and state income Tax Returns and all other material Tax Returns (including those filed on a consolidated, combined or unitary basis) required to have been filed by RCG or any of its Subsidiaries prior to the date hereof and will file, on or before the Effective Time, all such returns which are required to be filed after the date hereof and on or before the Effective Time, (b) all of the foregoing returns and reports are true and correct in all material respects, and each of RCG and its Subsidiaries has paid or, prior to the Effective Time, will pay all Taxes required to be paid in respect of the periods covered by such returns or reports to any federal, state, foreign, local or other taxing authority, (c) each of RCG and its Subsidiaries has paid or made adequate provision in the RCG Financial Statements for all Taxes payable in respect of all periods ending on or prior to December 31, 1997, (d) neither RCG nor any of its Subsidiaries will have any material liability for any Taxes in excess of the amounts so paid or reserves so established or is delinquent in the payment of any material Tax, assessment or governmental charge, and none of them has requested any extension of time within which to file any returns in respect of any fiscal year which have not since been filed, (e) no deficiencies for any tax, assessment or governmental charge have been proposed, asserted or assessed in writing (tentatively or definitely), in each case, by any taxing authority, against RCG or any of its Subsidiaries for which there are not adequate reserves in the RCG Most Recent Balance Sheet,
(f) as of the date of this Agreement, there are no extensions or waivers or pending requests for extensions or waivers of the time to assess or collect any such Tax, (g) the federal income Tax Returns of RCG have not been audited, (h) neither RCG nor any of its Subsidiaries is nor has been a party to any tax sharing agreement with any corporation which is not currently a member of the affiliated group of which RCG is currently a member, (i) there are no liens for Taxes on any assets of RCG or any of its Subsidiaries (other than statutory liens for taxes not yet due or liens for which adequate reserves have been established in the RCG Financial Statements, (j) each of RCG and its Subsidiaries has withheld and paid (and until the Effective Time will withhold and pay) all income, social security, unemployment, and all other material payroll Taxes required to be withheld (including pursuant to Sections 1441 and 1442 of the Code or similar provisions under foreign law) and paid by it in connection with amounts paid to any employee, independent contractor, stockholder, creditor or other third party, and (k) RCG has not filed an election under Section 341(f) of the Code to be treated as a consenting corporation.

     Section 8.12. Real Property.

     8.12.1. Neither RCG nor any of its Subsidiaries owns any real property.

     8.12.2. To the knowledge of RCG, the RCG Disclosure Schedule lists and describes briefly all real property leased or subleased to RCG or its Subsidiaries. RCG shall deliver to World Access concurrent with the delivery of the RCG Disclosure Schedule correct and complete copies of the leases and subleases listed on the RCG Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed on the RCG Disclosure Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

          (b) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

          (c) no party to the lease or sublease has repudiated any material provision thereof;

          (d) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (e) neither RCG nor any of its Subsidiaries has assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and

          (f) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects.

     Section 8.13. Intellectual Property.

     8.13.1. Each of RCG and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in its business as currently conducted, except as would not reasonably be expected to have an RCG Material Adverse Effect.

     8.13.2. Except as would not reasonably be expected to have an RCG Material Adverse Effect (a) neither RCG nor any of its Subsidiaries is or will be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, registered copyrights, trade names and any applications therefor owned by RCG or any of its Subsidiaries (the "RCG Intellectual Property Rights"), any trade secret material to RCG, or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through RCG or any of its Subsidiaries, are currently pending or, to the Knowledge of RCG, are overtly threatened by any Person; and (c) RCG does not know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by RCG or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark or trade secret, (ii) against the use by RCG or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of RCG or any of its Subsidiaries as currently conducted or as proposed to be conducted, (iii) challenging the ownership, validity or effectiveness of the RCG Intellectual Property Rights or other trade secret material to RCG, or (iv) challenging the license or legally enforceable right to use of the Third Party Intellectual Rights by RCG or any of its Subsidiaries.

     8.13.3. To the Knowledge of RCG, all material patents, registered trademarks, service marks and copyrights held by RCG and its Subsidiaries are valid and subsisting. To the knowledge of RCG, there is no material unauthorized use, infringement or misappropriation of the RCG Intellectual Property by any third party, including any employee or former employee of RCG or any of its subsidiaries.

     Section 8.14. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that RCG and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

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

     Section 8.15. Inventory. Neither RCG nor any of its Subsidiaries owns any inventory.

     Section 8.16. Contracts. The RCG Disclosure Schedule lists the following contracts and other agreements to which RCG or any of its Subsidiaries is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

          (c) any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (e) any material agreement concerning confidentiality or noncompetition;

          (f) any material agreement with any Affiliates of RCG or any of its Subsidiaries;

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $150,000 or providing material severance benefits;

          (i) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

          (j) any agreement under which the consequences of a default or termination could have an RCG Material Adverse Effect not identified on any other Schedule hereto; and

          (k) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

     RCG shall deliver to World Access concurrent with the delivery of the RCG Disclosure Schedule or make available for World Access's review a correct and complete copy of each written agreement listed in the RCG Disclosure Schedule (as amended to date), which shall be deemed to be Schedules for purposes of
Section 15.12 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in the RCG Disclosure Schedule. Except as set forth on the RCG Disclosure Schedule, to the Knowledge of RCG, with respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

     Section 8.17. Notes and Accounts Receivable. All notes and accounts receivable of each of RCG and its Subsidiaries are reflected properly on its books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the RCG Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of RCG.

     Section 8.18. Insurance. Each of RCG and its Subsidiaries has been and is insured with respect to its properties and conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will maintain such insurance at least through the Effective Time.

     Section 8.19. Litigation. Except for the Chapter 11 Case and the proceedings brought to enforce or determine the Allowed Claims and the Disputed Claims and other than orders of the Bankruptcy Court, neither RCG nor any of its Subsidiaries (a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of RCG, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of RCG, no reasonable basis therefor exists.

     Section 8.20. Employees. To the Knowledge of RCG, no executive, key employee, or significant group of employees plans to terminate employment with RCG or its Subsidiaries during the next six months. Neither RCG nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other collective bargaining dispute within the past three years.

     Section 8.21. Employee Benefits.

     8.21.1. The RCG Disclosure Schedule lists all RCG Plans. With respect to each RCG Plan, RCG has made available to World Access a true, correct and complete copy of: (a) each writing constituting a part of such RCG Plan, including all plan documents, benefit schedules, trust agreements, and insurance contracts and other funding vehicles; (b) the most recent Annual Report (Form 5500 Series) and accompanying schedule, if any; (c) the current summary plan description, if any; (d) the most recent annual financial report, if any; and
(e) the most recent determination letter from the Internal Revenue Service, if any.

     8.21.2. The Internal Revenue Service has issued a favorable determination letter or opinion letter with respect to each RCG Plan that is intended to be a "qualified plan" within the meaning of Section 401(a) of the Code (a "Qualified RCG Plan") and there are no existing circumstances nor any events that have occurred that could adversely affect the qualified status of any Qualified RCG Plan or the related trust.

     8.21.3. All contributions required to be made to any RCG Plan by applicable Law or by any plan document or other contractual undertaking, and all premiums due or payable with respect to insurance policies funding any RCG Plan, for any period through the date hereof have been timely made or paid in full and through the Closing Date will be timely made or paid in full or, to the extent not required to be made or paid on or before the date hereof or the Closing Date, as applicable, have been or will be fully reflected in the RCG Financial Statements.

     8.21.4. Each of RCG and its Subsidiaries has complied, and is now in compliance, in all material respects, with all provisions of ERISA, the Code and all laws and regulations applicable to the RCG Plans. There is not now, and there are no existing circumstances that standing alone could give rise to, any requirement for the posting of security with respect to an RCG Plan or the imposition of any lien on the assets of RCG under ERISA or the Code.

     8.21.5. No RCG Plan is subject to Title IV or Section 302 of ERISA or
Section 412 or 4971 of the Code. No RCG Plan is Multi-employer Plan or a Multiple Employer Plan, nor has RCG, nor any of its ERISA Affiliates, at any time within five years before the date hereof, contributed to or been obligated to contribute to any Multi-employer Plan or Multiple Employer Plan.

     8.21.6. There does not now exist, and there are no existing circumstances that could result in, any Controlled Group Liability that would be a liability of RCG or any of its Subsidiaries following the Closing, other than normal funding responsibilities. Without limiting the generality of the foregoing, neither RCG nor any of its ERISA Affiliates, has engaged in any transaction described in Section 4069 or Section 4204 of ERISA.

     8.21.7. Except for health continuation coverage as required by Section 4980B of the Code or Part 6 of Title I of ERISA, neither RCG nor any of it Subsidiaries has any liability for life, health, medical or other welfare benefits to former employees or beneficiaries or dependents thereof.

     8.21.8. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in, cause the accelerated vesting or delivery of, or increase the amount or value of, any payment or benefit to any employee or director or former employee or former director of RCG or any of its Subsidiaries, pursuant to a "change in control" or "change of control" or otherwise. Without limiting the generality of the foregoing, no amount paid or payable by RCG or any of its Subsidiaries in connection with the transactions contemplated hereby either solely as a result thereof or as a result of such transactions in conjunction with any other events will be an "excess parachute payment" within the meaning of Section 280G of the Code.

     8.21.9. There are no pending or, to the Knowledge of RCG, threatened claims (other than claims for benefits in the ordinary course), lawsuits or arbitrations which have been asserted or instituted against the RCG Plans, any fiduciaries thereof with respect to their duties to the RCG Plans or the assets of any of the trusts under any of the RCG Plans which could reasonably be expected to result in any material liability of RCG to the PBGC, the Department of Treasury, the Department of Labor or any Multi-employer Plan.

     Section 8.22. Guaranties. Other than claims against RCG in the Bankruptcy Case, neither RCG nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     Section 8.23. Environment, Health, and Safety.

     8.23.1. Each of RCG and its Subsidiaries: (a) has complied with the Environmental, Health, and Safety Laws in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply; (b) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all permits, licenses, and other authorizations, certifications and training which are required under any of the Environmental, Health, and Safety Laws; (c) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in the Environmental, Health, and Safety Laws; and (d) will provide World Access within ten Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to any Environmental, Health and Safety Laws for any property owned, now or in the past or to be acquired prior to Closing, by RCG or any of its Subsidiaries, and such copies shall be deemed to be Schedules for purposes of Section 15.12 hereof.

     8.23.2. Neither RCG nor any of its Subsidiaries has any material liability, and neither RCG nor any of its Subsidiaries or any of their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

     Section 8.24. Proxy Statement. None of the information supplied or to be supplied by or on behalf of RCG or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the stockholders of New World Access, and at the time of the meeting of stockholders of New World Access to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 9

                                   COVENANTS

     Section 9.1. Conduct of the Business of RCG and its Subsidiaries. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by any other provision of this Agreement or except as authorized by Bankruptcy Court order, each of RCG and its Subsidiaries shall (a) conduct its business in the Ordinary Course or as permitted by the Bankruptcy Court; (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees; and (c) except as required by law, regulation or Bankruptcy Court order, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement or except as authorized by Bankruptcy Court order, neither RCG nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of World Access, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its charter or bylaws or equivalent organizational documents;

          (b) issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of RCG or any of its Subsidiaries of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of RCG or any of its Subsidiaries, or (ii) other than in the Ordinary Course, any property or assets of RCG or any of its Subsidiaries;

          (c) (i) except for amounts of DIP Financing not in excess of $25,000,000, incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances, (ii) other than in the Ordinary Course, terminate, cancel or request any material change in, or agree to any material change in, any contract or agreement listed in the RCG Disclosure Schedule or enter into any contract or agreement material to its business, results of operations or financial condition, (iii) make or authorize any capital expenditure, other than capital expenditures in the Ordinary Course that have been budgeted for calendar year 1998 and disclosed to World Access that are not, in the aggregate, in excess of $2,500,000, or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this
     Section 9.1;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (f) amend the terms of, repurchase, redeem or otherwise acquire any of its securities or propose to do any of the foregoing;

          (g) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than pursuant to Bankruptcy Court order or the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against on the RCG most recent Balance Sheet and only to the extent of such reserves;

          (h) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by GAAP;

          (i) make any tax election or settle or compromise any material federal, state or local United States income tax liability, or any income tax liability of any other jurisdiction, other than those made in the Ordinary Course of Business consistent with past practice and those for which specific reserves have been recorded on the RCG Most Recent Balance Sheet and only to the extent of such reserves;

          (j) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, any Affiliate of RCG or any of its Subsidiaries; or

          (k) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of RCG contained in this Agreement untrue or incorrect or prevent RCG from performing or cause RCG not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     Section 9.2. Conduct of Business of World Access and its
Subsidiaries. During the period from the date of this Agreement to the Effective Time, except for any actions taken by World Access or New World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, each of World Access and its Subsidiaries shall (a) conduct its business in the Ordinary Course, (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (c) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. By way of amplification and not limitation, except for any actions taken by World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, neither World Access nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of RCG, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its charter or bylaws or equivalent organizational documents;

          (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that (i) any Subsidiary may pay dividends or make other distributions to World Access or any other Subsidiary and (ii) World Access or New World Access may adopt a rights plan or "poison pill";

          (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (d) sell, transfer, license, sublicense or otherwise dispose of any material assets having a value in excess of $10,000,000; or

          (e) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of World Access contained in this Agreement untrue or incorrect or prevent World Access from performing or cause World Access not to perform its covenants hereunder or result in any of the conditions to the Merger set forth herein not being satisfied.

     Section 9.3. Access to Books and Records. Each of the Parties will, and World Access and RCG will cause each of their respective Subsidiaries to, permit representatives of the other Parties to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Parties and their Subsidiaries in accordance with reasonable procedures required by the Parties that are designed to minimize the impact on each Party's business. Each of the Parties will treat and hold as such any Confidential Information it receives from any of the Parties and their Subsidiaries in the course of the reviews contemplated by this Section, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return all tangible embodiments (and all copies thereof), to whichever of the Parties that originally disclosed such embodiments, which are in its possession.

     Section 9.4. Approval of Stockholders of New World Access. Promptly following the consummation of the Holding Company Reorganization, New World Access will take all steps necessary under applicable law and its certificate of incorporation and bylaws to call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the Merger and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Unless the Board of Directors of New World Access determines in good faith, based upon advice of its outside counsel, that such recommendation would violate its fiduciary duties to its stockholders, the Board of Directors of New World Access will recommend to its stockholders the approval of this Agreement, the Merger and the transactions contemplated hereby and will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Merger and the transactions contemplated hereby.

     Section 9.5. Preparation of Proxy Statement. In connection with the meeting of its stockholders to be held pursuant to Section 9.4 hereof, New World Access shall promptly prepare a proxy statement for submission to its stockholders (the "Proxy Statement"). RCG shall promptly furnish New World Access with all information concerning its business and financial statements and affairs which, in the reasonable judgment of New World Access or its counsel, may be required or appropriate for inclusion in the Proxy Statement and shall take such other action as they may reasonably request in connection with the Proxy Statement. New World Access shall provide, and is responsible for, all such information related to New World Access and Merger Sub, and RCG shall provide, and is responsible for, all such information related to RCG. Once the Proxy Statement has been authorized for mailing either by notice from the SEC or by the lapse of time for review and comment by the SEC, New World Access shall thereafter promptly mail to its stockholders the Proxy Statement in definitive form (as amended or supplemented). Each of New World Access and RCG shall also take such other reasonable actions as may be required to be taken under any applicable state securities laws in connection with the issuance of shares of New World Access Stock and the transactions contemplated by this Agreement.

     Section 9.6. Affiliates. Prior to the Closing Date, RCG shall deliver to New World Access a letter identifying all Persons who are, at the time this Agreement is submitted for approval to the stockholders of New World Access, "affiliates" of RCG for purposes of Rule 145 under the Securities Act. RCG shall use its best efforts to cause each such "affiliate" to deliver to New World Access on or prior to the Closing Date a written agreement substantially in the form attached as Exhibit "A."

                                   ARTICLE 10

                             ADDITIONAL AGREEMENTS

     Section 10.1. Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement. Nothing in this Section 10.1 or elsewhere in this Agreement shall be construed to require RCG, its shareholders or agents to act in any manner inconsistent with Applicable Bankruptcy Law or any of their respective duties thereunder.

     Section 10.2. Regulatory Matters.

     10.2.1. Following the execution and delivery of this Agreement, World Access and RCG shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities and the consummation of the Merger, including any Consents required to be obtained under the HSR Act or the Communications Act or from any state public service commission ("PUC"). Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The Parties hereto will cooperate with each other and use reasonable efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated Consents of the Regulatory Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including the stockholders of New World Access. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     10.2.2. Each Party will furnish the other Parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     Section 10.3. Indemnification Regarding the Proxy Statement. New World Access, with respect to RCG, and RCG, with respect to New World Access, agree to indemnify, defend and hold harmless the other, their respective Subsidiaries, and each of their respective present and former officers, directors, employees and agents, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by the indemnifying Party and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by the indemnifying Party to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 10.4. Notice of Developments. Each of the Parties will give prompt written notice to other Parties of any material adverse development that causes or is likely to cause a material breach of any of its representations and warranties contained in this Agreement. Such disclosure by any Party pursuant to this Section shall be deemed to amend or supplement any disclosure contained in the Schedules attached hereto to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     Section 10.5. Notices and Consents. Each of the Parties will give any notices (and will cause each of the Parties within their control to give any notices) to third parties, and will use their reasonable efforts to obtain (and will cause each of the Parties within their control to use their reasonable efforts to obtain) any third-party consents that may be required to consummate the transactions contemplated hereby.

     Section 10.6. Indemnity. 10.6.1. New World Access shall cause the Surviving Corporation to keep in effect provisions of its articles of incorporation and bylaws providing for exculpation of director and officer liability and its indemnification of each Person who is now an officer or director of RCG to the fullest extent permitted under the IBCA which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge such Persons' right of indemnification. The provisions of this Section shall survive the consummation of the Merger and expressly are intended to benefit each Person who is now an officer or director of RCG.

     Section 10.7. Offers of Employment. At the Closing, New World Access shall execute and deliver to each of Steven A. Odom, John D. Phillips, Hensley E. West, Mark A. Gergel and W. Tod Chmar an executive employment agreement in substantially the form attached hereto as Exhibit "B".

     Section 10.8. Exclusive Dealing.

     10.8.1. RCG shall not, nor shall it authorize or permit any officer, director of employee of, or any attorney or other advisor or representative of, RCG to, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

     10.8.2. The Board of Directors of RCG shall not (i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (ii) enter into any type of agreement or letter of intent with respect to any Acquisition Proposal.

     10.8.3. If an Acquisition Proposal shall have been made prior to the termination of this Agreement and RCG at any time thereafter consummates a transaction contemplated by or resulting from such Acquisition

Proposal, then RCG shall pay, or cause to be paid, in same day funds, to World Access, upon demand, all of the costs and expenses incurred by World Access in connection with this Agreement, including fees and expenses of its financial advisors, accountants and counsel (the "Expenses"), plus the sum of $5,000,000 (the "Termination Fee"). The Parties acknowledge that damages in the event of a breach of this Section 10.8 will be difficult to ascertain and that the Expenses and the Termination Fee are intended to be full liquidated damages and such damages represent the Parties' best estimate of such damages. RCG will recommend that the Bankruptcy Court approve the payment of the Expenses and the Termination Fee. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty but as full liquidated damages in the event of a breach of this Section 10.8, and World Access acknowledges the Expenses and the Termination Fee are its sole and exclusive remedy for a breach of this Section 10.8.

     10.8.4. In addition to the obligations of RCG set forth in Sections 10.8.1,
10.8.2 and 10.8.3 above, RCG shall immediately advise World Access orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any Acquisition Proposal or inquiry. RCG shall keep World Access fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     10.8.5. Notwithstanding anything in Sections 10.8.1 and 10.8.2 to the contrary, nothing contained in this Section 10.8 shall prohibit the Board of Directors of RCG from furnishing information to, or entering into discussions or negotiations or an agreement with, any Person or entity who has made an unsolicited Acquisition Proposal if the Board of Directors of RCG determines in its good faith judgment, based upon a written opinion of its independent counsel, that such action is required for it to comply with its fiduciary duties to RCG shareholders under applicable law or to otherwise comply with Applicable Bankruptcy Law or any order of the Bankruptcy Court.

     Section 10.9. Bankruptcy Court Approval. Subject to Applicable Bankruptcy Law, RCG shall use its best efforts to obtain Bankruptcy Court approval of the Plan. Notwithstanding the foregoing, neither RCG nor any of its directors, officers, attorneys or agents shall have any liability to World Access or New World Access if the Plan is not confirmed other than as provided in Section
10.8.3 above.

                                   ARTICLE 11

                          MUTUAL CONDITIONS TO CLOSING

     The obligations of the Parties to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless any of the following are waived by the Parties:

     Section 11.1. Stockholder Approval. The Merger shall have been approved by the requisite vote of the stockholders of New World Access.

     Section 11.2. Regulatory Approvals. All necessary Consents of the Regulatory Authorities (including the FCC and the PUCs) shall have been obtained and all notice and waiting periods required by law (including any waiting period applicable to the Merger under the HSR Act) to pass after receipt of such Consents shall have been terminated or shall have expired, and all conditions to consummation of the Merger set forth in such Consents shall have been satisfied. New World Access shall have received all permits or other authorizations or confirmations as to the availability of exemptions from registration requirements under all federal and state securities laws as may be necessary to issue shares of New World Access Stock pursuant to this Agreement.

     Section 11.3. Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement; (b) seeking damages in connection with the transactions contemplated by this Agreement; or (c) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (a) through (c), and in the reasonable judgment of New World Access and RCG, based upon advice of counsel, would have a material adverse effect with respect to the interests of New World Access and RCG, as the case may be.

     Section 11.4. Proxy Statement. The Proxy Statement shall have been filed with the SEC for review and comment and shall have been authorized for mailing, either by notice from the SEC or the lapse of time for review and comment by the SEC.

     Section 11.5. Consummation of Holding Company Reorganization. The Holding Company Reorganization shall have been consummated.

     Section 11.6. Resignations. New World Access shall have received the resignations, effective as of the Closing, of each director and officer of RCG, other than those whom shall have been agreed upon by the Parties as specified in writing at least 30 days prior to the Closing.

     Section 11.7. Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Merger by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of the Parties any material adverse requirement upon the Parties, or any one of them, provided that no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances.

     Section 11.8. Consents. All Consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such Consents, in the aggregate, would not reasonably be expected to result in a World Access Material Adverse Effect or an RCG Material Adverse Effect, provided that a Party which has not used all reasonable efforts to obtain a Consent may not assert this condition with respect to such Consent.

     Section 11.9. Bankruptcy Court Approval. The Bankruptcy Court shall have entered the Order, and the Order shall have become a Final Order.

     Section 11.10. NASDAQ Listing. The shares of New World Access Stock to be issued hereunder shall have been approved upon official notice of issuance for quotation on NASDAQ or listing on a national securities exchange agreed upon by the Parties in writing prior to the Closing.

     Section 11.11. U.K. Acquisition Transaction. The U.K. Acquisition shall have been consummated.

                                   ARTICLE 12

               CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS

     The obligations of New World Access to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived by World Access or New World Access:

     Section 12.1. Representations and Warranties. The representations and warranties of RCG set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 12.2. Performance of Obligations. RCG shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

     Section 12.3. Certificate Representing Satisfaction of Conditions. RCG shall have delivered to New World Access a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 12.1 and 12.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of RCG under this Agreement.

     Section 12.4. Material Adverse Change. Since the date of this Agreement, there shall not have been any RCG Material Adverse Effect.

     Section 12.5. Tax Opinion. New World Access shall have received an opinion, dated the Closing Date, from Rogers & Hardin LLP, based upon customary representations and warranties, to the effect that no gain or loss will be recognized by New World Access, RCG or Merger Sub as a result of the Merger.

     Section 12.6. Legal Opinion. New World Access shall have received an opinion, dated the Closing Date, from Katten Muchin & Zavis, bankruptcy counsel to RCG, covering such matters relating to the Chapter 11 Case as shall be reasonably requested by New World Access.

     Section 12.7. Carrier Service Agreement. RCG shall have entered into a Carrier Service Agreement with WNSI in substantially the form attached hereto as Exhibit "C".

     Section 12.8. Operating Performance of RCG. RCG's gross revenues for the calendar month immediately preceding the Closing Date shall be no less than $25.0 million, and its gross profit margin for such month shall be no less than 5.0%.

     Section 12.9. Approval of Plan and Order. Each of the Plan and the Order (which shall have become a Final Order) shall be acceptable to New World Access.

     Section 12.10. Net Operating Losses. There shall have been no determination by New World Access that facts, events or conditions arising or occurring, or of which New World Access becomes aware, after the date of this Agreement could reasonably be expected to materially limit the Surviving Corporation's ability to utilize net operating losses of RCG incurred before the Effective Time to offset, for federal income tax purposes, at least $125,000,000 of otherwise taxable income of the Surviving Corporation after the Effective Time.

     Section 12.11. Net Worth. At the Effective Time, RCG shall have a positive tangible net worth.

                                   ARTICLE 13

                        CONDITIONS TO OBLIGATIONS OF RCG

     The obligations of RCG to consummate the Merger are subject to the fulfillment of each of the following conditions, unless waived by RCG:

     Section 13.1. Representations and Warranties. The representations and warranties of the other Parties set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 13.2. Performance of Obligations. Each of the other Parties shall have performed all covenants, obligations and agreements required to be performed by it under this Agreement prior to the Effective Time.

     Section 13.3. Certificate Representing Satisfaction of Conditions. All other Parties shall each have delivered to RCG a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 13.1 and 13.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of the other Parties under this Agreement.

     Section 13.4. Material Adverse Change. Since the date of this Agreement, there shall not have been any World Access Material Adverse Effect.

     Section 13.5. Approval of Plan and Order. Each of the Plan and the Order (which shall have become a Final Order) shall be reasonably acceptable to RCG.

                                   ARTICLE 14

                                  TERMINATION

     Section 14.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent duly authorized by the Boards of Directors of New World Access and RCG at any time prior to the Effective Time; or

          (b) by World Access or New World Access at any time prior to the Effective Time, if (i) there has been a breach of a representation, warranty, covenant or agreement of RCG, and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach;
     (ii) the Chapter 11 Case shall be dismissed or converted to a case under Chapter 7 of the Bankruptcy Code or a trustee for RCG shall be appointed by the Bankruptcy Court, or (iii) either World Access or New World Access determines in its sole good faith judgment, within thirty (30) days of the delivery of the RCG Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of RCG in Article 8 hereof, provided that World Access or New World Access shall inform RCG upon such termination as to the reasons for its determination; or

          (c) by RCG at any time prior to the Effective Time, if (i) there has been a breach of a representation, warranty, covenant, or agreement of World Access or New World Access, and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or (ii) RCG determines, in its sole good faith judgment, within thirty (30) days of the delivery of the World Access Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of World Access, New World Access and Merger Sub in Article 7 hereof, provided that RCG shall inform World Access and New World Access upon such termination as to the reasons for its determination; or

          (d) by New World Access or RCG if the Closing has not occurred by November 1, 1998, unless extended by mutual written consent duly authorized by the boards of directors of New World Access and RCG (provided that the right to terminate this Agreement under this Section shall not be available to any Party whose failure to perform any material covenant or obligation or whose breach of a representation or warranty under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

          (e) by New World Access or RCG if at the meeting of New World Access stockholders held for such purpose (including any adjournment or postponement thereof) the requisite vote of the New World Access stockholders to approve the Merger shall not have been obtained; or

          (f) by New World Access or RCG if the Plan is not confirmed by September 15, 1998 or such later date as the Parties may mutually agree upon in writing; or

          (g) by New World Access or RCG if the U.K. Acquisition Agreement is terminated pursuant to its terms.

     Section 14.2. Effect of Termination and Breach. In the event of termination of this Agreement as provided in Section 14.1, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of any Party, other than any liability or obligation arising under the provisions of this Section 14.2 and Sections 10.8.3, 15.3 and 15.13; provided, however, that in no event shall such termination relieve any Party of liability for any breach by such Party of any of its covenants and agreements set forth herein; and further provided, that no Party shall have any liability hereunder for any breach of a representation or warranty of such Party except to the extent that such breach shall have been the result of common law fraud, intentional omission, deliberate concealment or gross negligence.

     Section 14.3. Confidentiality Upon Termination. In the event of any termination of this Agreement for any reason, including any breach by any of the Parties, each Party shall treat as confidential and shall not disclose, or use directly or indirectly for their benefit or any third party's benefit or to the detriment of any other Party in any manner whatsoever, or permit others under their control to disclose, or to use, Confidential Information concerning the other Parties obtained pursuant to or in connection with the Merger which is not generally known to the trade or a matter of public knowledge, except as required by a court of competent jurisdiction, including, without limitation, the Bankruptcy Court.

     Section 14.4. Specific Performance. The Parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

                                   ARTICLE 15

                               GENERAL PROVISIONS

     Section 15.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time, except for Section 8.9 hereof to the extent it applies to the period commencing on the date of the confirmation of the Plan and ending at the Effective Time which shall survive for a one year period following the Effective Time. Notwithstanding anything contained herein to the contrary, New World Access shall be entitled, if it so elects, to set-off any Losses incurred as a result of the breach of the representations and warranties set forth in Section
8.9 hereof against the shares of Contingent Payment Stock as its sole and exclusive remedy for any such breach. This Section shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     Section 15.2. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties at the earliest possible time prior to making such disclosure).

     Section 15.3. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Articles 3, 4 and 6 hereof concerning payment of the Merger Consideration contemplated by this Agreement and certain additional agreements are intended for the benefit of the stockholders of New World Access and the creditors of RCG.

     Section 15.4. Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     Section 15.5. Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of all of the other Parties.

     Section 15.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 15.7. Notices. Notices to be given to RCG hereunder shall be in writing and delivered personally to the designated officer of RCG, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by RCG in writing):

         Resurgens Communications Group
         2210 Resurgens Plaza
         945 East Paces Ferry Road
         Atlanta, Georgia 30326
         Attention: Chief Executive Officer
         Telephone: (404) 261-6190
         Facsimile: (404) 233-2280

         with a copy to (which will not constitute notice to RCG):

         Long, Aldridge & Norman
         Suite 5300
         One Peachtree Center
         303 Peachtree Street
         Atlanta, Georgia 30308-3201
         Attention: Clay C. Long, Esq.
         Telephone: (404) 527-4050
         Facsimile: (404) 527-4198

               and

         Katten Muchin & Zavis
         525 West Monroe Street
         Suite 1600
         Chicago, Illinois 60661-3693
         Attention: Mark K. Thomas, Esq.
         Telephone: (312) 902-5200
         Facsimile: (312) 902-1061

     Notices to be given to New World Access or Merger Sub hereunder shall be in writing and delivered personally to the designated officer of New World Access, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by New World Access in writing):

         WAXS Inc.
         c/o World Access, Inc.
         945 E. Paces Ferry Road
         Suite 2240
         Atlanta, Georgia 30326
         Attention: Chief Executive Officer
         Telephone: (404) 231-2025
         Facsimile: (404) 365-9847
         with a copy to (which will not constitute notice to New World Access or Merger Sub):

         Rogers & Hardin LLP
         2700 International Tower
         229 Peachtree Street, N.E.
         Atlanta, Georgia 30303
         Attention: Steven E. Fox, Esq.
         Telephone: (404) 420-4603
         Facsimile: (404) 525-2224

     Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when receipt is confirmed. Notices delivered by mail shall be effective upon the acceptance or rejection by the Person to whom they are addressed.

     Section 15.8. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia. The Parties hereto agree that (a) any disputes or disagreements arising from or related to this Agreement arising prior to the Effective Date shall be submitted to and decided by the Bankruptcy Court, which shall be the sole and exclusive tribunal and forum for presentation and resolution of any such matters; and (b) any disputes or disagreements arising from or related to this Agreement arising on or after the Effective Date shall be submitted to and decided by any court of competent jurisdiction. Notwithstanding anything herein to the contrary, the terms, provisions and conditions hereof and the respective duties of the Parties hereunder are subject to Applicable Bankruptcy Law.

     Section 15.9. Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to the approval of this Agreement by the stockholders of New World Access will be subject to the restrictions contained in the DGCL. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

     Section 15.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 15.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. "Herein", "hereby", "hereunder", "hereof", "hereinbefore, "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Article or Section in which such word is used. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever any of the words "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

     Section 15.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section 15.13. Transaction Costs. Each of the Parties shall be responsible for its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including those expenses incurred in connection with the Proxy Statement, attorneys' fees and disbursements, accounting fees and disbursements and investment banking fees and disbursements.

     IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer to execute and deliver this Agreement as of the date first above written.

                                          WORLD ACCESS, INC.

                                          By:      /s/ STEVEN A. ODOM
                                            ------------------------------------
                                          Name: Steven A. Odom
                                              ----------------------------------
                                          Its:
                                          --------------------------------------

                                          WAXS INC.

                                          By:      /s/ STEVEN A. ODOM
                                            ------------------------------------
                                          Name: Steven A. Odom
                                              ----------------------------------
                                          Its:
                                          --------------------------------------

                                          WA MERGER CORP.

                                          By:      /s/ STEVEN A. ODOM
                                            ------------------------------------
                                          Name: Steven A. Odom
                                              ----------------------------------
                                          Its:
                                          --------------------------------------

                                          CHERRY COMMUNICATIONS
                                          INCORPORATED d/b/a RESURGENS
                                          COMMUNICATIONS GROUP

                                          By:       /s/ JOHN PHILLIPS
                                            ------------------------------------
                                          Name: John Phillips
                                              ----------------------------------
                                          Its:
                                            ------------------------------------

                                                                    APPENDIX A-1

                             FIRST AMENDMENT TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS FIRST AMENDMENT (the "Amendment") to the Agreement and Plan of Merger and Reorganization (the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), dated as of the 12th day of May, 1998, by and among WAXS INC., a Delaware corporation and a direct wholly-owned subsidiary of World Access, Inc. ("New World Access"), WORLD ACCESS, INC., a Delaware corporation ("World Access"), WA MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of New World Access ("Merger Sub"), and CHERRY COMMUNICATIONS INCORPORATED d/b/a RESURGENS COMMUNICATIONS GROUP, an Illinois corporation ("RCG"), is made as of the 20th day of July, 1998 by and among New World Access, World Access, Merger Sub and RCG.

                                  WITNESSETH:

     WHEREAS, the Parties desire to amend the Merger Agreement as provided herein,

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

     SECTION 1. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:

          (a) Section 5.3 of the Merger Agreement is hereby amended and restated in its entirety as follows:

        "Section 5.3. Payment of Claims. In accordance with the terms and provisions of the Plan and unless otherwise provided therein, the Disbursing Agent under the Disbursement Agreement shall issue to each holder of an Allowed Claim and an Administrative Expense Claim (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing), its pro-rata share of Disbursed Stock based upon the amount of such claim. The Disbursing Agent will return to New World Access shares of Disbursed Stock having a value that equals the dollar amount of Cash (as defined in the Plan) that the Reorganized Debtor (as defined in the Plan) or the Surviving Corporation must pay to holders of Allowed Priority Claims (including the principal amount of Priority Tax Claims) pursuant to the terms of the Plan where the value of such shares is based on $32.00 per share."

          (b) Article 5 of the Merger Agreement is hereby amended by adding the following additional Section 5.6 thereto which reads in its entirety as follows:

        "Section 5.6 Fractional Shares. For purposes of distributions under the Plan, the number of shares of Disbursed Stock and Contingent Payment Stock shall, if necessary, be rounded to the next greater or lower whole number of shares as follows: (1) fractions of 1/2 or greater shall be rounded to the next greater whole number, and (2) fractions of less than 1/2 shall be rounded to the next lower whole number; provided, however, that to the extent that there are interim distributions, the numbers of shares of Disbursed Stock or Contingent Payment Stock shall be rounded to the next lower whole number for purposes of such distribution, and in the final distribution shall be rounded in accordance with the preceding clause based on the applicable aggregate number of shares of Disbursed Stock or Continent Payment stock distributed to each holder in all distributions. The total number of shares of Disbursed Stock or Contingent Payment stock shall be adjusted as necessary to account for the rounding provided hereby. No consideration shall be payment in lieu of the fractions shares that are rounded down."

                                      A-1-1

          (c) Section 6.4 of the Merger Agreement is hereby amended and restated in its entirety as follows:

        "Section 6.4. Transfer Restrictions. Notwithstanding anything to the contrary contained herein, (a) no holder of Disbursed Stock may, until the 365th day following the Closing Date, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of,

                                      A-1-2
        directly or indirectly, any shares of Disbursed Stock or security convertible into or exchangeable or exercisable therefor, either publicly or privately, (b) no holder of Contingent Payment Stock upon its release pursuant to Section 6.1 above may, until the 180th day following the release date thereof, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Contingent Payment Stock so released or any security convertible into or exchangeable or exercisable therefor, either publicly or privately, and (c) until the third anniversary of the Closing Date, no holder of Disbursed Stock or Contingent Payment Stock may engage in any short-sale or similar type of transaction with respect to any shares of World Access Stock, including any shares of Disbursed Stock or Contingent Payment Stock, without the prior written consent of New World Access; provided, however, that holders of Claims (as defined in the Plan) may buy and sell to each other their respective shares of Disbursed Stock or Contingent Payment Stock, subject to applicable securities laws."

          (d) The Merger Agreement is hereby amended by adding a new Section 6.5 thereto which shall read in its entirety as follows:

        "Section 6.5. Waiver of Restrictions. New World Access agrees that if it waives any of the transfer restrictions set forth in Section 6.4 with respect to any holder of Disbursed Stock or Contingent Payment Stock, including WNSI, or in Section 4.4 of the U.K. Acquisition Agreement with respect to the Shareholder (as defined in the U.K. Acquisition Agreement), then New World Access will give notice of such waiver within five (5) days to all other holders of Disbursed Stock or Contingent Payment Stock (and such other persons as the Plan may specify) and transfer restrictions with respect to all such holders shall be deemed immediately waived (without any further action) as to such other holders in the same pro rata amount as such waiver affirmatively granted by New World Access in respect of the holder or the Shareholder (as the case may be); provided, however, the provisions of this Section 6.5 shall not apply with respect to any transfers by the Shareholder or its partners to charitable institutions or for estate planning purposes, provided that the transferee agrees to be bound by the transfer restrictions set forth in Section 4.4 of the U.K. Acquisition Agreement. New World Access agrees to promptly instruct its transfer agent to reissue certificates for, or remove any stop transfer instructions with respect to, any shares of Disbursed Stock or Contingent Payment Stock as to which the transfer restrictions have been deemed waived in accordance with this
        Section 6.5.

     SECTION 2. Effect on Merger Agreement. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

     SECTION 3. Headings. The Section headings contained in this Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Amendment.

     SECTION 4. Counterparts. This Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                                      A-1-2

     IN WITNESS WHEREOF, each of the Parties has caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized, all as of the day and year above written.

                                          WAXS INC.

                                          By:       /s/ M. A. GERGEL
                                            ------------------------------------
                                          Its: Executive Vice President
                                            ------------------------------------

                                          WORLD ACCESS, INC.

                                          By:       /s/ M. A. GERGEL
                                            ------------------------------------
                                          Its: Executive Vice President
                                            ------------------------------------

                                          WA MERGER CORP.

                                          By:       /s/ M. A. GERGEL
                                            ------------------------------------
                                          Its:
                                            ------------------------------------

                                          CHERRY COMMUNICATIONS
                                          INCORPORATED d/b/a RESURGENS
                                          COMMUNICATIONS GROUP

                                          By:       /s/ W. TOD CHMAR
                                            ------------------------------------
                                          Its: Executive Vice President
                                            ------------------------------------

                                      A-1-3

                                                                    APPENDIX A-2

                            SECOND AMENDMENT TO THE
                AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

     THIS SECOND AMENDMENT (the "Second Amendment") to the Agreement and Plan of Merger and Reorganization, dated as of the 12th day of May, 1998, as amended by the First Amendment thereto dated as of July 20, 1998 (as so amended, the "Merger Agreement;" capitalized terms used but not defined herein shall have the meanings ascribed to them therein), by and among WAXS INC., a Delaware corporation and a direct wholly-owned subsidiary of World Access, Inc. ("New World Access"), WORLD ACCESS, INC., a Delaware corporation ("World Access"), WA MERGER CORP., a Delaware corporation and a direct wholly-owned subsidiary of New World Access ("Merger Sub"), and CHERRY COMMUNICATIONS INCORPORATED d/b/a RESURGENS COMMUNICATIONS GROUP, an Illinois corporation ("RCG"), is made as of the 2nd day of September, 1998, by and among New World Access, World Access, Merger Sub and RCG.

                                  WITNESSETH:

     WHEREAS, the Parties desire to amend the Merger Agreement as provided herein;

     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein, the parties hereto do hereby agree as follows:

     SECTION 1. Amendments to Merger Agreement. The Merger Agreement is hereby amended as follows:

          (a) Article 1 of the Merger Agreement is hereby amended by adding a new Section 1.24 thereto and renumbering current Sections 1.24 through
     1.112 as 1.25 through 1.113, respectively:

             "Section 1.24. "Creditor Shares" has the meaning set forth in
        Section 5.1 hereof."

          (b) Section 3.1 of the Merger Agreement is hereby amended and restated in its entirety as follows:

             "Section 3.1 Conversion of Merger Sub Stock and RCG Stock. Subject to the terms and conditions of this Agreement, as of the Effective Time and by virtue of the Merger and without any further action on the part of the holder of any Merger Sub Stock or RCG Stock:

                (a) all shares of RCG Stock which are held by RCG as treasury stock, if any, shall be canceled and retired, and no consideration shall be paid or delivered in exchange therefor;

                (b) each of the Creditor Shares outstanding immediately prior to the Effective Time (being all the outstanding shares of RCG Stock at such time as a result of the cancellation of all other shares of RCG Stock by the Bankruptcy Court pursuant to the Plan immediately prior to the Effective Time, as provided in Section 5.1 hereof) shall be canceled and retired and will cease to exist and shall be converted into the right to receive the Disbursed Stock and the Contingent Payment Stock in accordance with the terms of this Agreement and the Plan; and

                (c) each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock without par value of the Surviving Corporation."

                                      A-2-1

          (c) Article 5 of the Merger Agreement is hereby amended and restated in its entirety as follows:

                                   "ARTICLE 5

                  PLAN OF REORGANIZATION AND PAYMENT OF CLAIMS

             Section 5.1 Plan of Reorganization. RCG shall file and use its best efforts to obtain the Bankruptcy Court's confirmation of the Plan, which shall provide, inter alia, for the consummation of the Merger in accordance with the terms and conditions of this Agreement. RCG shall also file and use its best efforts to obtain the Bankruptcy Court's approval of RCG's Disclosure Statement with respect to the Plan (the "Plan Disclosure Statement"). Both the Plan and the Plan Disclosure Statement, as filed and as confirmed and approved by the Bankruptcy Court, must in form and substance be acceptable to New World Access and RCG. World Access and its Affiliates shall cooperate in connection with preparing, filing and obtaining the approval of the Plan and the Plan Disclosure Statement. The Plan shall provide, inter alia, for (a) the cancellation of all outstanding shares of RCG Stock other than Creditor Shares without the payment of any consideration therefor; (b) the issuance of 3,125,000 shares of RCG Stock (collectively, the "Creditor Shares") to holders of, and in full satisfaction of, Allowed Claims and Administrative Expense Claims (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing); (c) the approval of this Agreement; (d) except as otherwise provided in the Plan, the discharge of all other indebtedness of and claims against RCG arising before confirmation of the Plan; (e) immediately following the last to occur of such items (a) through (d), the consummation of the Merger and the resulting pro-rata distribution of Disbursed Stock and the right to receive (if released pursuant to Article 6 hereof) the Contingent Payment Stock in exchange for all outstanding Creditor Shares; and (f) certain transfer restrictions on the shares of New World Access Stock to be issued pursuant to this Agreement as set forth in
        Section 6.4 hereof. RCG estimates that the aggregate amount of Allowed Claims will be approximately $300,000,000 to $350,000,000.

             Section 5.2 Deposit of New World Access Stock. At the Closing, New World Access and the Person appointed by the Bankruptcy Court pursuant to the Plan and the Order to act as "Disbursing Agent" under the Plan (the "Disbursing Agent") shall each execute a Disbursement Agreement reasonably acceptable to the Parties hereto and, in accordance therewith, New World Access shall deposit with the Disbursing Agent, immediately following the Effective Time, an aggregate of 9,375,000 shares of New World Access Stock, of which 3,125,000 shares shall be issued pursuant to Section 5.3 hereof (the "Disbursed Stock") and 6,250,000 shares shall be released pursuant to the terms of Article 6 hereof (the "Contingent Payment Stock").

             Section 5.3 Payment of Claims. In accordance with the terms and provisions of the Plan and unless otherwise provided therein, (a) RCG shall be deemed to have issued to each holder of an Allowed Claim and an Administrative Expense Claim (including the Administrative Expense Claim of WNSI arising in connection with the DIP Financing) its pro-rata share of the Creditor Shares based upon the amount of each such claim in exchange for the surrender of such claims, and (b) immediately after the cancellation of all other outstanding RCG Stock and the issuance of the Creditor Shares, the Disbursing Agent under the Disbursement Agreement shall issue to each holder of Creditor Shares its pro-rata share of Disbursed Stock based upon the number of Creditor Shares held by each such holder. The Disbursing Agent will return to New World Access shares of Disbursed Stock equal to (x) the dollar amount of all Cash (as defined in the Plan) that the Reorganized Debtor (as defined in the
        Plan) or the Surviving Corporation must pay to holders of Allowed Priority Claims (including the principal amount of Priority Tax Claims) pursuant to the terms of the Plan, divided by (y) $32.00.

             Section 5.4 Contingent Payment of Claims. The Disbursing Agent shall release to holders of Creditor Shares their pro-rata share of Contingent Payment Stock, if, as, when and to the extent that the Contingent Payment Stock (or any portion thereof) is released pursuant to the terms of Article 6 hereof in accordance with the terms and provisions of the Plan.
                                      A-2-2

             Section 5.5 Fractional Shares. For purposes of distributions under the Plan, the number of shares of Disbursed Stock and Contingent Payment Stock shall, if necessary, be rounded to the next greater or lower whole number of shares as follows: (a) fractions of 1/2 or greater shall be rounded to the next greater whole number; and (b) fractions of less than 1/2 shall be rounded to the next lower whole number; provided, however, that to the extent that there are interim distributions, the number of shares of Disbursed Stock or Contingent Payment Stock shall be rounded to the next lower whole number for purposes of such distribution and in the final distribution shall be rounded in accordance with the immediately preceding clause based on the applicable aggregate number of shares of Disbursed Stock or Contingent Payment Stock distributed to each holder in all distributions. The total number of shares of Disbursed Stock or Contingent Payment Stock shall be adjusted as necessary to account for the rounding provided hereby. No consideration shall be paid in lieu of fractional shares that are rounded down."

          (d) Section 9.4 of the Merger Agreement is hereby amended and restated in its entirety as follows:

             "Section 9.4 Approval of Stockholders of World Access. World Access will take all steps necessary under applicable law and its certificate of incorporation and bylaws to call, give notice of, convene and hold a meeting of its stockholders for the purpose of approving this Agreement and the Merger and for such other purposes consistent with the complete performance of this Agreement as may be necessary or desirable. Unless the Board of Directors of World Access determines in good faith, based upon advice of its outside counsel, that such recommendation would violate its fiduciary duties to its stockholders, the Board of Directors of World Access will recommend to its stockholders the approval of this Agreement, the Merger and the transactions contemplated hereby and will use its best efforts to obtain the necessary approvals by its stockholders of this Agreement, the Merger and the transactions contemplated hereby. Notwithstanding anything herein to the contrary, it is understood that the approval of this Agreement, the Merger and the transactions contemplated hereby by the World Access stockholders is intended to constitute the requisite approval of the New World Access stockholders."

     SECTION 2. Effect on Merger Agreement. Except as otherwise specifically provided herein, the Merger Agreement shall not be amended but shall remain in full force and effect.

     SECTION 3. Headings. The Section headings contained in this Second Amendment are for reference purposes only and will not affect in any way the meaning or interpretation of this Second Amendment.

     SECTION 4. Counterparts. This Second Amendment may be executed simultaneously in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                             [SIGNATURES NEXT PAGE]

                                      A-2-3

     IN WITNESS WHEREOF, each of the Parties has caused this Second Amendment to be executed and delivered by its respective officer thereunto duly authorized, all as of the day and year above written.

                                          WAXS INC.

                                          By:       /s/ M. A. GERGEL
                                            ------------------------------------
                                          Its:
                                          --------------------------------------

                                          WORLD ACCESS, INC.

                                          By:       /s/ M. A. GERGEL
                                            ------------------------------------
                                          Its:
                                          --------------------------------------

                                          WA MERGER CORP.

                                          By:       /s/ M. A. GERGEL
                                            ------------------------------------
                                          Its:
                                          --------------------------------------

                                          CHERRY COMMUNICATIONS
                                          INCORPORATED d/b/a RESURGENS
                                          COMMUNICATIONS GROUP

                                          By:       /s/ W. TOD CHMAR
                                            ------------------------------------
                                          Its: Executive Vice President
                                          --------------------------------------

                                      A-2-4

                                                                      APPENDIX B
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

              SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                              WORLD ACCESS, INC.,

                                   WAXS INC.,

                       CHERRY COMMUNICATIONS U.K. LIMITED
                                      AND

                            RENAISSANCE PARTNERS II

                                  MAY 12, 1998

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               TABLE OF CONTENTS

                                                                               PAGE
                                                                               ----
ARTICLE 1. DEFINITIONS.......................................................   B-1
  Section 1.1.   "ACT".......................................................   B-1
  Section 1.2.   "Acquisition"...............................................   B-1
  Section 1.3.   "Acquisition Proposal"......................................   B-2
  Section 1.4.   "Adverse Consequences"......................................   B-2
  Section 1.5.   "Affiliate".................................................   B-2
  Section 1.6.   "Agreement".................................................   B-2
  Section 1.7.   "Ancillary Documents".......................................   B-2
  Section 1.8.   "Business"..................................................   B-2
  Section 1.9.   "Business Day"..............................................   B-2
  Section 1.10.  "Change of Control".........................................   B-2
  Section 1.11.  "Cherry U.K."...............................................   B-3
  Section 1.12.  "Cherry U.K. Group".........................................   B-3
  Section 1.13.  "Cherry U.K. Intellectual Property Rights"..................   B-3
  Section 1.14.  "Cherry U.K. Financial Statements"..........................   B-3
  Section 1.15.  "Cherry U.K. Material Adverse Effect".......................   B-3
  Section 1.16.  "Cherry U.K. Most Recent Balance Sheet".....................   B-3
  Section 1.17.  "Cherry U.K. Most Recent Financial Statements"..............   B-3
  Section 1.18.  "Cherry U.K. Most Recent Fiscal Month End"..................   B-3
  Section 1.19.  "Cherry U.K. Most Recent Fiscal Year End"...................   B-3
  Section 1.20.  "Cherry U.K. Option"........................................   B-3
  Section 1.21.  "Cherry U.K. Optionholder"..................................   B-3
  Section 1.22.  "Cherry U.K. Plans".........................................   B-3
  Section 1.23.  "Cherry U.K. Stock".........................................   B-3
  Section 1.24.  "Closing"...................................................   B-3
  Section 1.25.  "Closing Date"..............................................   B-3
  Section 1.26.  "Closing Shares"............................................   B-3
  Section 1.27.  "Code"......................................................   B-3
  Section 1.28.  "Communications Act"........................................   B-4
  Section 1.29.  "Companies Act".............................................   B-4
  Section 1.30.  "Competent Authority".......................................   B-4
  Section 1.31.  "Confidential Information"..................................   B-4
  Section 1.32.  "Consent"...................................................   B-4
  Section 1.33.  "Consideration".............................................   B-4
  Section 1.34.  "Contingent Escrowed Option Shares".........................   B-4
  Section 1.35.  "Controlled Group Liability"................................   B-4
  Section 1.36.  "DGCL"......................................................   B-4
  Section 1.37.  "EBITDA"....................................................   B-4
  Section 1.38.  "Effective Time"............................................   B-4
  Section 1.39.  "Employee Benefit Plan".....................................   B-4
  Section 1.40.  "Employee Pension Benefit Plan".............................   B-4
  Section 1.41.  "Employee Welfare Benefit Plan".............................   B-4
  Section 1.42.  "Environment"...............................................   B-4
  Section 1.43.  "Environmental, Health, and Safety Laws"....................   B-4
  Section 1.44.  "Environmental Laws"........................................   B-5
  Section 1.45.  "Environmental Matters".....................................   B-5
  Section 1.46.  "Environmental Permits".....................................   B-5
  Section 1.47.  "Equivalent Exchange Ratio".................................   B-5
  Section 1.48.  "ERISA".....................................................   B-5

                                                                               PAGE
                                                                               ----
  Section 1.49.  "ERISA Affiliate"...........................................   B-5
  Section 1.50.  "Escrow Agent"..............................................   B-5
  Section 1.51.  "Escrow Agreement"..........................................   B-5
  Section 1.52.  "Escrowed Shares"...........................................   B-5
  Section 1.53.  "Escrowed Option Shares"....................................   B-5
  Section 1.54.  "Exchange Act"..............................................   B-6
  Section 1.55.  "Expenses"..................................................   B-6
  Section 1.56.  "Extra Shares"..............................................   B-6
  Section 1.57.  "FCC".......................................................   B-6
  Section 1.58.  "Fiduciary".................................................   B-6
  Section 1.59.  "GAAP"......................................................   B-6
  Section 1.60.  "HSR Act"...................................................   B-6
  Section 1.61.  "Hazardous Substances"......................................   B-6
  Section 1.62.  "Holding Company Reorganization"............................   B-6
  Section 1.63.  "Indemnified Party" and "Indemnified Parties"...............   B-6
  Section 1.64.  "Intellectual Property".....................................   B-6
  Section 1.65.  "Knowledge".................................................   B-6
  Section 1.66.  "Losses"....................................................   B-6
  Section 1.67.  "Liens".....................................................   B-6
  Section 1.68.  "Multi-employer Plan".......................................   B-6
  Section 1.69.  "Multiple Employer Plan"....................................   B-6
  Section 1.70.  "NACT"......................................................   B-6
  Section 1.71.  "NASDAQ"....................................................   B-7
  Section 1.72.  "New World Access"..........................................   B-7
  Section 1.73.  "New World Access Option"...................................   B-7
  Section 1.74.  "New World Access Stock"....................................   B-7
  Section 1.75.  "Option Escrow Agent".......................................   B-7
  Section 1.76.  "Option Escrow Agreement"...................................   B-7
  Section 1.77.  "Ordinary Course" or "Ordinary Course of Business"..........   B-7
  Section 1.78.  "Parties"...................................................   B-7
  Section 1.79.  "Party".....................................................   B-7
  Section 1.80.  "Performance Period"........................................   B-7
  Section 1.81.  "Person"....................................................   B-7
  Section 1.82.  "Planning Acts".............................................   B-7
  Section 1.83.  "Properties"................................................   B-7
  Section 1.84.  "Proxy Statement"...........................................   B-7
  Section 1.85.  "PUC".......................................................   B-7
  Section 1.86.  "Qualified Cherry U.K. Plan"................................   B-7
  Section 1.87.  "Relevant Accounting Standard"..............................   B-7
  Section 1.88.  "Remedial Action"...........................................   B-7
  Section 1.89.  "Regulatory Authority"......................................   B-8
  Section 1.90.  "Required Consents".........................................   B-8
  Section 1.91.  "SEC".......................................................   B-8
  Section 1.92.  "Securities Act"............................................   B-8
  Section 1.93.  "Security Interest".........................................   B-8
  Section 1.94.  "Shareholder"...............................................   B-8
  Section 1.95.  "Shareholder Disclosure Schedule"...........................   B-8
  Section 1.96.  "Share Consideration".......................................   B-8
  Section 1.97.  "Shares"....................................................   B-8
  Section 1.98.  "Subsidiary"................................................   B-8
  Section 1.99.  "TCGA"......................................................   B-8

                                                                                    PAGE
                                                                                    ----
  Section 1.100.      "Target EBITDA".............................................   B-8
  Section 1.101.      "Tax Returns"...............................................   B-8
  Section 1.102.      "Taxes".....................................................   B-8
  Section 1.103.      "Third-Party Intellectual Property Rights"..................   B-9
  Section 1.104.      "Trading Day"...............................................   B-9
  Section 1.105.      "U.K. GAAP".................................................   B-9
  Section 1.106.      "U.S. Merger"...............................................   B-9
  Section 1.107.      "U.S. Merger Sub"...........................................   B-9
  Section 1.108.      "VATA"......................................................   B-9
  Section 1.109.      "Waste".....................................................   B-9
  Section 1.110.      "World Access"..............................................   B-9
  Section 1.111.      "World Access Disclosure Schedule"..........................   B-9
  Section 1.112.      "World Access Financial Statements".........................   B-9
  Section 1.113.      "World Access Material Adverse Effect"......................   B-9
  Section 1.114.      "World Access Most Recent Balance Sheet"....................   B-9
  Section 1.115.      "World Access Most Recent Financial Statements".............   B-9
  Section 1.116.      "World Access Most Recent Fiscal Month End".................   B-9
  Section 1.117.      "World Access Most Recent Fiscal Year End"..................   B-9
  Section 1.118.      "World Access SEC Documents"................................   B-9
  Section 1.119.      "World Access Stock"........................................   B-9
ARTICLE 2. EXCHANGE AND RECEIPT OF CHERRY U.K. STOCK..............................  B-10
  Section 2.1.   Exchange and Receipt of Shares...................................  B-10
  Section 2.2.   Consideration for Shares.........................................  B-10
  Section 2.3.   Cherry U.K. Options..............................................  B-10
  Section 2.4.   Escrowed Shares..................................................  B-11
  Section 2.5.   Escrowed Option Shares...........................................  B-11
  Section 2.6.   Adjustments......................................................  B-11
ARTICLE 3. EXCHANGE OF CERTIFICATES...............................................  B-11
  Section 3.1.   Exchange of Certificates.........................................  B-11
ARTICLE 4. RELEASE OF ESCROWED SHARES.............................................  B-12
  Section 4.1.   Release Criteria.................................................  B-12
  Section 4.2.   Subsequent Performance...........................................  B-12
  Section 4.3.   Accelerated Release..............................................  B-12
  Section 4.4.   Transfer Restrictions............................................  B-13
  Section 4.5.   Contingent Escrowed Option Shares................................  B-13
ARTICLE 5. REPRESENTATIONS AND WARRANTIES OF WORLD ACCESS AND
               NEW WORLD ACCESS...................................................  B-13
  Section 5.1.   Authority........................................................  B-13
  Section 5.2.   Organization, Qualification, and Corporate Power.................  B-13
  Section 5.3.   Capitalization...................................................  B-13
  Section 5.4.   Non-contravention................................................  B-14
  Section 5.5.   Brokers' Fees....................................................  B-14
  Section 5.6.   World Access SEC Documents.......................................  B-14
  Section 5.7.   Events Subsequent to World Access Most Recent Fiscal Year
                 End..............................................................  B-15
  Section 5.8.   Undisclosed Liabilities..........................................  B-16
  Section 5.9.   Opinion of Financial Advisor.....................................  B-16
  Section 5.10.  Litigation.......................................................  B-16
ARTICLE 6. REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER..........................  B-16
  Section 6.1.   Authority........................................................  B-16
  Section 6.2.   Organization, Qualification, and Corporate Power.................  B-16

                                                                               PAGE
                                                                               ----
  Section 6.3.   Capitalization; Title to Shares.............................  B-17
  Section 6.4.   Non-contravention...........................................  B-17
  Section 6.5.   Brokers' Fees...............................................  B-18
  Section 6.6.   Title to Assets.............................................  B-18
  Section 6.7.   Subsidiaries................................................  B-18
  Section 6.8.   Financial Statements........................................  B-18
  Section 6.9.   Events Subsequent to Cherry U.K. Most Recent Fiscal Year      B-19
                 End.........................................................
  Section 6.10.  Undisclosed Liabilities.....................................  B-20
  Section 6.11.  Legal Compliance............................................  B-20
  Section 6.12.  Tax Matters.................................................  B-20
  Section 6.13.  Real Property...............................................  B-23
  Section 6.14.  Intellectual Property.......................................  B-23
  Section 6.15.  Tangible Assets.............................................  B-24
  Section 6.16.  Inventory...................................................  B-24
  Section 6.17.  Contracts...................................................  B-24
  Section 6.18.  Notes and Accounts Receivable...............................  B-25
  Section 6.19.  Insurance...................................................  B-25
  Section 6.20.  Litigation..................................................  B-25
  Section 6.21.  Employees...................................................  B-25
  Section 6.22.  Employee Benefits...........................................  B-25
  Section 6.23.  Guaranties..................................................  B-27
  Section 6.24.  Environment, Health, and Safety.............................  B-27
  Section 6.25.  Licenses, Permits, Consents and Authorities.................  B-27
  Section 6.26.  Proxy Statement.............................................  B-27
ARTICLE 7. COVENANTS.........................................................  B-28
  Section 7.1.   Conduct of the Business of Cherry U.K. and its                B-28
                 Subsidiaries................................................
  Section 7.2.   Conduct of Business of World Access and its Subsidiaries....  B-29
  Section 7.3.   Access to Books and Records.................................  B-29
  Section 7.4.   Preparation of Proxy Statement..............................  B-30
ARTICLE 8. ADDITIONAL AGREEMENTS.............................................  B-30
  Section 8.1.   Best Efforts; Cooperation...................................  B-30
  Section 8.2.   Regulatory Matters..........................................  B-30
  Section 8.3.   Indemnification Regarding the Proxy Statement...............  B-30
  Section 8.4.   Notice of Developments......................................  B-31
  Section 8.5.   Notices and Consents........................................  B-31
  Section 8.6.   Indemnity...................................................  B-31
  Section 8.7.   Exclusive Dealing...........................................  B-31
  Section 8.8.   Investment Representations..................................  B-32
ARTICLE 9. EFFECTIVE TIME; CLOSING; DELIVERIES AT CLOSING....................  B-33
  Section 9.1.   Effective Time; Closing.....................................  B-33
  Section 9.2.   Deliveries by Shareholder...................................  B-33
  Section 9.3.   Deliveries by New World Access..............................  B-34
ARTICLE 10. MUTUAL CONDITIONS TO CLOSING.....................................  B-34
  Section 10.1.  Board Meeting of Cherry U.K. and Subsidiaries...............  B-34
  Section 10.2.  Regulatory Approvals........................................  B-35
  Section 10.3.  Litigation..................................................  B-35
  Section 10.4.  Proxy Statement.............................................  B-35
  Section 10.5.  Consummation of Holding Company Reorganization..............  B-35
  Section 10.6.  Resignations................................................  B-35
  Section 10.7.  Escrow Agreement............................................  B-35

                                                                               PAGE
                                                                               ----
  Section 10.8.  Option Escrow Agreement.....................................  B-35
  Section 10.9.  Material Condition..........................................  B-35
  Section 10.10. Consents....................................................  B-35
  Section 10.11. NASDAQ Listing..............................................  B-36
  Section 10.12. U.S. Merger Transaction.....................................  B-36
ARTICLE 11. CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS................  B-36
  Section 11.1.  Representations and Warranties..............................  B-36
  Section 11.2.  Performance of Obligations..................................  B-36
  Section 11.3.  Certificate Representing Satisfaction of Conditions.........  B-36
  Section 11.4.  Tax Opinion.................................................  B-36
  Section 11.5.  Material Adverse Change.....................................  B-36
ARTICLE 12. CONDITIONS TO OBLIGATIONS OF SHAREHOLDER.........................  B-36
  Section 12.1.  Representations and Warranties..............................  B-36
  Section 12.2.  Performance of Obligations..................................  B-36
  Section 12.3.  Certificate Representing Satisfaction of Conditions.........  B-36
  Section 12.4.  Tax Opinion.................................................  B-37
  Section 12.5.  Material Adverse Change.....................................  B-37
ARTICLE 13. TERMINATION......................................................  B-37
  Section 13.1.  Termination of Agreement....................................  B-37
  Section 13.2.  Effect of Termination and Breach............................  B-37
  Section 13.3.  Confidentiality Upon Termination............................  B-38
  Section 13.4.  Specific Performance........................................  B-38
ARTICLE 14. GENERAL PROVISIONS...............................................  B-38
  Section 14.1.  Nonsurvival of Representations and Warranties...............  B-38
  Section 14.2.  Press Releases and Public Announcements.....................  B-38
  Section 14.3.  No Third-Party Beneficiaries................................  B-38
  Section 14.4.  Entire Agreement............................................  B-38
  Section 14.5.  Succession and Assignment...................................  B-38
  Section 14.6.  Counterparts................................................  B-38
  Section 14.7.  Notices.....................................................  B-38
  Section 14.8.  Governing Law...............................................  B-39
  Section 14.9.  Amendments and Waivers......................................  B-39
  Section 14.10. Severability................................................  B-40
  Section 14.11. Construction................................................  B-40
  Section 14.12. Incorporation of Exhibits and Schedules.....................  B-40
  Section 14.13. Transaction Costs...........................................  B-40

EXHIBITS:
Exhibit A -- Escrow Agreement
Exhibit B -- Option Escrow Agreement

              SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION

     THIS SHARE EXCHANGE AGREEMENT AND PLAN OF REORGANIZATION (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of the 12th day of May, 1998, is entered into by and among WORLD ACCESS, INC., a Delaware corporation ("World Access"), WAXS INC., a Delaware corporation and a wholly-owned subsidiary of World Access ("New World Access"), CHERRY COMMUNICATIONS U.K. LIMITED, a corporation organized and existing under and by virtue of the laws of England and Wales ("Cherry U.K."), and RENAISSANCE PARTNERS II, a Georgia general partnership (the "Shareholder"), the partners of which are JOHN D. PHILLIPS and W. TOD CHMAR, each an individual resident of the State of Georgia, United States of America.

                              W I T N E S S E T H:

     WHEREAS, on February 24, 1998, World Access, New World Access, WAXS Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, NACT Acquisition Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access, and NACT Telecommunications, Inc., a Delaware corporation and a majority-owned subsidiary of World Access ("NACT"), entered into that certain Agreement and Plan of Merger and Reorganization, pursuant to which, among other things, each of World Access and NACT will become wholly-owned subsidiaries of New World Access (the "Holding Company Reorganization");

     WHEREAS, Shareholder is the sole shareholder of Cherry U.K. and is the registered holder and beneficial owner of all of the issued and outstanding ordinary shares (the "Shares"), L1 each, of Cherry U.K. (the "Cherry U.K. Stock");

     WHEREAS, Shareholder desires to exchange with New World Access, and New World Access desires to receive from Shareholder, the Shares (the "Acquisition") upon the terms and conditions set forth herein;

     WHEREAS, World Access, New World Access, WA Merger Corp., a Delaware corporation and a wholly-owned subsidiary of New World Access ("U.S. Merger Sub"), and Cherry Communications Incorporated d/b/a Resurgens Communications Group, an Illinois corporation ("RCG"), have entered into that certain Agreement and Plan of Merger and Reorganization dated of even date herewith (the "U.S. Merger Agreement"), pursuant to which U.S. Merger Sub will be merged with and into RCG and RCG will become a wholly-owned subsidiary of New World Access (the "U.S. Merger");

     WHEREAS, the consummation of the transactions contemplated hereby is a condition to the consummation of the U.S. Merger, and the consummation of the U.S. Merger is a condition to the consummation of the transactions contemplated hereby;

     WHEREAS, the Shareholder, Cherry U.K., World Access and New World Access desire to make certain representations, warranties and agreements in connection with the Acquisition and also to prescribe various conditions thereto; and

     WHEREAS, for Federal income tax purposes, it is intended that the Acquisition shall qualify as a reorganization under the provisions of Section 368(a)(1)(B) of the Code.

     NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the warranties and covenants herein contained, the Parties agree as follows:

                                   ARTICLE 1

                                  DEFINITIONS

     Capitalized terms used in this Agreement shall have the definitions set forth in this Article 1.

     Section 1.1. "ACT" has the meaning set forth in Section 16.12.15 hereof.

     Section 1.2. "Acquisition" has the meaning set forth in the recitals hereto.

     Section 1.3. "Acquisition Proposal" means any acquisition or purchase (or any inquiry or proposal with respect thereto) of all or any substantial portion of the assets of Cherry U.K. or of over 10% of any class of equity share capital of Cherry U.K., or any merger, purchase, exchange, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving Cherry U.K. other than the transactions contemplated by this Agreement, or any other transaction the consummation of which would reasonably be expected to impede, interfere with, prevent or materially delay the Acquisition or which would reasonably be expected to dilute materially the benefits to World Access or New World Access of the Acquisition.

     Section 1.4. "Adverse Consequences" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, reasonable amounts paid in settlement, liabilities, obligations, taxes, liens, losses, expenses, and fees, including reasonable court costs and reasonable attorneys' fees and expenses.

     Section 1.5. "Affiliate" means, (a) with respect to each Party, an officer or director of such Party or any Person owning an equity interest of 10% or more of such Party, any direct or indirect wholly owned subsidiary of such Party, any other subsidiary owned directly or indirectly by a direct or indirect parent company of such Party or any other Person in which such Party has at least a 10% equity interest in the equity securities or equity share capital, and (b) with respect to any Person not a Party, any Person who controls, is controlled by or is under common control with such Person and any officer or director of such Person or any other Person owning at least a 10% equity interest in such Person.

     Section 1.6. "Agreement" has the meaning set forth in the preamble to this Agreement.

     Section 1.7. "Ancillary Documents" means all of the documents and instruments attached hereto as exhibits or attachments or required to be delivered by the terms of this Agreement.

     Section 1.8. "Business" has the meaning set forth in the recitals hereto.

     Section 1.9. "Business Day" means each day on which national banks in the Atlanta, Georgia area are open for business.

     Section 1.10. "Change of Control" shall be deemed to have occurred if:

          (a) any Person (including any syndicate or group deemed to be a "person" under Section 13(d) (3) of the Exchange Act), other than New World Access, any subsidiary of New World Access, or any employee benefit plan of New World Access or any such subsidiary, is or becomes the beneficial owner, directly or indirectly, through a purchase or other acquisition transaction or series of transactions (other than a merger or consolidation involving New World Access), of shares of capital stock of New World Access entitling such Person to exercise in excess of 50% of the total voting power of all shares of capital stock of New World Access entitled to vote generally in the election of directors;

          (b) there occurs any consolidation of New World Access with, or merger of New World Access into, any other Person, any merger of another Person into New World Access, or any sale or transfer of the assets of New World Access, as an entirety or substantially as an entirety, to another Person (other than either (i) any such transaction pursuant to which the holders of the New World Access Stock immediately prior to such transaction have, directly or indirectly, shares of capital stock of the continuing or surviving corporation immediately after such transaction which entitle such holders to exercise in excess of 50% of the total voting power of all shares of capital stock of the continuing or surviving corporation entitled to vote generally in the election of directors or (ii) any merger (A) which does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of New World Access Stock or (B) which is effected solely to change the jurisdiction of incorporation of New World Access and results in a reclassification, conversion or exchange of outstanding shares of New World Access Stock solely into shares of common stock and separate series of common stock carrying substantially the same relative rights as the New World Access Stock); or

          (c) a change in the Board of Directors of New World Access in which the individuals who constituted the Board of Directors of New World Access at the beginning of the one-year period immediately preceding such change (together with any other director whose election by the Board of
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     Directors of New World Access or whose nomination for election by the stockholders of New World Access was approved by a vote of at least a majority of the directors then in office either who were directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death or resignation) to constitute at least a two-thirds majority of the directors then in office.

     Notwithstanding the foregoing, any Change of Control that results from (i) WorldCom, Inc. ("WorldCom") or any of its Affiliates soliciting proxies or becoming a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Exchange Act) in opposition to the recommendation of the majority of the members of the Board of Directors of New World Access on any matter or (ii) the merger, share exchange, consolidation or similar transaction between New World Access and WorldCom or any of its Affiliates, without the prior written consent of New World Access, shall not be deemed a Change of Control for purposes of this Agreement.

     Section 1.11. "Cherry U.K." has the meaning set forth in the preamble hereto.

     Section 1.12. "Cherry U.K. Group" means Cherry U.K. and its Subsidiaries.

     Section 1.13. "Cherry U.K. Intellectual Property Rights" has the meaning set forth in Section 6.14 hereof.

     Section 1.14. "Cherry U.K. Financial Statements" has the meaning set forth in Section 6.8 hereof.

     Section 1.15. "Cherry U.K. Material Adverse Effect" shall mean any change in or effect on the business of Cherry U.K. and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of Cherry U.K. and its Subsidiaries taken as a whole.

     Section 1.16. "Cherry U.K. Most Recent Balance Sheet" means the consolidated balance sheet of Cherry U.K. as of December 31, 1997 included in the Cherry U.K. Most Recent Financial Statements.

     Section 1.17. "Cherry U.K. Most Recent Financial Statements" has the meaning set forth in Section 6.8 hereof.

     Section 1.18. "Cherry U.K. Most Recent Fiscal Month End" has the meaning set forth in Section 6.8 hereof.

     Section 1.19. "Cherry U.K. Most Recent Fiscal Year End" has the meaning set forth in Section 6.8 hereof.

     Section 1.20. "Cherry U.K. Option" has the meaning set forth in Section 2.3 hereof.

     Section 1.21. "Cherry U.K. Optionholder" has the meaning set forth in
Section 2.3 hereof.

     Section 1.22. "Cherry U.K. Plans" means all Employee Benefit Plans, programs, policies, practices, and other arrangements providing benefits to any employee or former employee or beneficiary or dependent thereof, whether or not written, and whether covering one Person or more than one Person, sponsored or maintained by Cherry U.K. or any of its Subsidiaries, or to which Cherry U.K., or any of its Subsidiaries, contributes or is obligated to contribute. Without limiting the generality of the foregoing, the term "Cherry U.K. Plans" includes all employee welfare benefit plans within the meaning of Section 3(1) of ERISA and all employee pension benefit plans within the meaning of Section 3(2) of ERISA.

     Section 1.23. "Cherry U.K. Stock" has the meaning set forth in the recitals hereto.

     Section 1.24. "Closing" has the meaning set forth in Section 9.1 hereof.

     Section 1.25. "Closing Date" has the meaning set forth in Section 9.1 hereof.

     Section 1.26. "Closing Shares" has the meaning set forth in Section 2.2 hereof.

     Section 1.27. "Code" means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.
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     Section 1.28. "Communications Act" means the Federal Communications Act of
1934, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.29. "Companies Act" means the Companies Act 1985 (as amended or reenacted the Companies Act 1989).

     Section 1.30. "Competent Authority" means any national or local government or national or local governmental agency or any EC body or agency having regulatory or administrative authority under Environmental Laws.

     Section 1.31. "Confidential Information" means and includes written data, reports, interpretations, analyses, trade secrets, processes, drawings, photographs, records, specifications, designs, programs, product development activities, software packages and related documentation, technical know-how, concepts, theories, ideas, methods and procedures of operation, business or marketing plans, proposals, financial information, compiled data, communications, customer lists and data and equipment, as well as the nature and results of a Party's development activities and all other information and/or materials related to the business or activities of a Party, but excluding such information that is (a) generally available to the public, or (b) available, or becomes available, to a Party on a non-confidential basis prior to its disclosure from a Person authorized to disclose the same.

     Section 1.32. "Consent" means a consent, approval or authorization, waiver, clearance, exemption or similar affirmation by any Person pursuant to any contract, permit, law, regulation or order.

     Section 1.33. "Consideration" means the Share Consideration and the New World Access Options.

     Section 1.34. "Contingent Escrowed Option Shares" has the meaning set forth in Section 2.5 hereof.

     Section 1.35. "Controlled Group Liability" means any and all liabilities under (a) Title IV of ERISA, (b) Section 302 of ERISA, (c) Sections 412 and 4971 of the Code, (d) the continuation coverage requirements of section 601 et seq. of ERISA and Section 4980B of the Code, and (e) corresponding or similar provisions of foreign laws or regulations, in each case other than pursuant to the World Access Plans with respect to World Access and its Subsidiaries, or the Cherry U.K. Plans with respect to Cherry U.K.

     Section 1.36. "DGCL" means Title 8 of the Delaware Code, as amended

     Section 1.37. "EBITDA" means the sum of income before net interest and provision for income taxes, plus depreciation and amortization expense determined consistent with Cherry U.K.'s unaudited consolidated statement of income for the Cherry U.K. Most Recent Fiscal Year. Notwithstanding the foregoing, any change in the policies or procedures employed in determining the EBITDA of Cherry U.K. shall be approved by a majority vote of the members of the audit committee of the Board of Directors of New World Access who are not Affiliates of WorldCom, Inc.

     Section 1.38. "Effective Time" has the meaning set forth in Section 9.1 hereof.

     Section 1.39. "Employee Benefit Plan" means any (a) non-qualified deferred compensation or retirement plan or arrangement which is an Employee Pension Benefit Plan, (b) qualified defined contribution retirement plan or arrangement which is an Employee Pension Benefit Plan, (c) qualified defined benefit retirement plan or arrangement which is an Employee Pension Benefit Plan (including any Multi-Employer Plan), or (d) Employee Welfare Benefit Plan (or material fringe benefit plan or program).

     Section 1.40. "Employee Pension Benefit Plan" has the meaning set forth in ERISA Section 3(2).

     Section 1.41. "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Section 3(l).

     Section 1.42. "Environment" means all or any of the following media, namely air, water or land, including such media within buildings or other natural or man made structures above or below ground and any living organisms or ecosystems.

     Section 1.43. "Environmental, Health, and Safety Laws" means, with respect to New World Access and World Access, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the

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Resource Conservation and Recovery Act of 1976, and the Occupational Safety and
Health Act of 1970, each as amended, and with respect to Cherry U.K., the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and the Rules, Regulations and Orders made under them or continued by them as they apply from time to time, together with the Environmental Laws and all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning public health and safety, or employee health and safety.

     Section 1.44. "Environmental Laws" means all or any applicable law (whether civil, criminal or administrative), common law, statute, statutory instrument, treaty, regulation, directive, decision, by-law, circular, code, plan, order, notice, demand, decree, injunction, resolution or judgment which relate to Environmental Matters and which are in force from time to time.

     Section 1.45. "Environmental Matters" means any or all of the following:

          (a) protection of the Environment;

          (b) pollution or contamination;

          (c) the generation, manufacture, processing, handling, storage, distribution, use, treatment, removal, transport, importation, exportation, disposal, release, spillage, deposit, escape, discharge, leak, emission, leaching or migration of Hazardous Substances or Waste;

          (d) exposure of any person to Hazardous Substances or Waste;

          (e) the creation of any noise, vibration, radiation, common law or statutory nuisance, or other impact on the Environment;

          (f) any other matters relation to the condition, protection, maintenance, restoration or replacement of the Environment or any part of it arising directly or indirectly out of the manufacturing, processing, treatment, storage, keeping, handling, use (including as a building material), possession, supply, receipt, sale, purchase, import, export, transportation or presence of Hazardous Substances or Waste;

          (g) human health and safety; and

          (h) town and country planning.

     Section 1.46. "Environmental Permits" means all or any authorizations, certificates, approvals, permits, licenses, or consents (and all conditions attaching thereto) required under any Environmental Laws for the operation of the business of Cherry U.K. or the occupation or use of the Properties.

     Section 1.47. "Equivalent Exchange Ratio" means the ratio, expressed as a fraction, obtained by dividing (i) 1,875,000 by (ii) all of the Shares plus all of the shares of Cherry U.K. Stock underlying the Cherry U.K. Options.

     Section 1.48. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

     Section 1.49. "ERISA Affiliate" means, with respect to any entity, trade or business, any other entity, trade or business that is a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the first entity, trade or business, or that is a member of the same "controlled group" as the first entity, trade or business pursuant to Section 4001(a)(14) of ERISA.

     Section 1.50. "Escrow Agent" has the meaning set forth in Section 2.3 hereof.

     Section 1.51. "Escrow Agreement" has the meaning set forth in Section 2.3 hereof.

     Section 1.52. "Escrowed Shares" has the meaning set forth in Section 2.2 hereof.

     Section 1.53. "Escrowed Option Shares" has the meaning set forth in Section
2.5 hereof.

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

     Section 1.54. "Exchange Act" means the Securities Exchange Act of 1934, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.55. "Expenses" has the meaning set forth in Section 8.7 hereof.

     Section 1.56. "Extra Shares" has the meaning set forth in Section 2.2 hereof.

     Section 1.57. "FCC" means the Federal Communications Commission.

     Section 1.58. "Fiduciary" has the meaning set forth in ERISA Section 3(21).

     Section 1.59. "GAAP" means United States generally accepted accounting principles as in effect from time to time. The requirement that such principles be consistently applied and applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     Section 1.60. "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, together with the rules and regulations promulgated thereunder.

     Section 1.61. "Hazardous Substances" means any noxious, dangerous, hazardous, toxic or flammable materials or substances or any mixture thereof which are or maybe present in such quantities and concentrations as (a) may cause harm to the Environment, (b) are regulated under any Environmental Law or
(c) may require investigation or remediation under any Environmental Law.

     Section 1.62. "Holding Company Reorganization" has the meaning set forth in the recitals hereto.

     Section 1.63. "Indemnified Party" and "Indemnified Parties" have the meanings set forth in Section 10.6 hereof.

     Section 1.64. "Intellectual Property" means (a) all inventions (whether patentable or unpatentable), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (b) all trademarks, service marks, trade drafts, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (c) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connections therewith, (d) all mask works and all applications, registrations, and renewals in connection therewith, (e) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier list, pricing and cost information, and business and marketing plans and proposals), (f) all computer software (including data and related documentation), (g) all other proprietary rights and (h) all copies and tangible embodiments thereof in whatever form or medium.

     Section 1.65. "Knowledge" means either (a) that an individual is actually aware of a particular fact or other matter or (b) a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the course of performing the duties which are normally performed by an individual acting in a similar capacity. A Person (other than an individual) will be deemed to have "Knowledge" of a particular fact or other matter if any individual who is serving as a director, executive officer, partner, executor or trustee of such Person (or in any similar capacity) has, or at any time had, knowledge of such fact or other matter.

     Section 1.66. "Losses" means any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies, including interest, penalties and attorneys' fees and disbursements.

     Section 1.67. "Liens" means all liens, claims, charges and other encumbrances and restrictions of any kind or nature.

     Section 1.68. "Multi-employer Plan" has the meaning set forth in Section 3(37) of ERISA.

     Section 1.69. "Multiple Employer Plan" has the meaning set forth in Section 4063 of ERISA.

     Section 1.70. "NACT" has the meaning set forth in the recitals hereto.
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

     Section 1.71. "NASDAQ" means The Nasdaq National Market.

     Section 1.72. "New World Access" has the meaning set forth in the preamble hereto.

     Section 1.73. "New World Access Option" has the meaning set forth in
Section 2.3 hereof.

     Section 1.74. "New World Access Stock" means any share of the common stock, $.01 par value per share, of New World Access.

     Section 1.75. "Option Escrow Agent" has the meaning set forth in Section
2.5 hereof.

     Section 1.76. "Option Escrow Agreement" has the meaning set forth in
Section 2.5 hereof.

     Section 1.77. "Ordinary Course" or "Ordinary Course of Business" means any action taken by a Person only if (a) such action is consistent with the past practices of such Person and is taken in the ordinary course of the normal day-to-day operations of such Person, or (b) such action is similar in nature and magnitude to actions customarily taken, without any authorization by the board of directors (or by any Person or group of Persons exercising similar authority), in the ordinary course of the normal day-to-day operations of other Persons that are in the same line of business as such Person.

     Section 1.78. "Parties" means collectively, or any two or more of, World Access, New World Access, Cherry U.K., the Shareholder and the Cherry U.K. Optionholders (if any).

     Section 1.79. "Party" means any one of the Parties.

     Section 1.80. "Performance Period" has the meaning set forth in Section 4.1 hereof.

     Section 1.81. "Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization or association, a limited liability company, a limited liability partnership, or a governmental entity (or any department, agency, or political subdivision thereof, including a Regulatory Authority).

     Section 1.82. "Planning Acts" means the Town and Country Planning Act 1990, the Planning (Listed Buildings and Conservation Areas) Act 1990, the Planning (Hazardous Substances) Act 1990, the Planning (Consequential Provisions) Act 1990 and the Planning and Compensation Act 1991 and the rules, regulations and orders made under them or continued by them as they apply from time to time.

     Section 1.83. "Properties" has the meaning set forth in Section 6.13.2 hereof.

     Section 1.84. "Proxy Statement" has the meaning set forth in Section 7.4 hereof.

     Section 1.85. "PUC" means any state public service commission.

     Section 1.86. "Qualified Cherry U.K. Plan" has the meaning set forth in
Section 6.21 hereof.

     Section 1.87. "Relevant Accounting Standard" means any applicable Statement of Standard Accounting Practice, Financial Reporting Standard, Consensus or Statement of Recommended Practice issued by the Accounting Standards Board in the United Kingdom, or any committee of it or body recognized by it in force on the date of the Cherry U.K. Most Recent Balance Sheet.

     Section 1.88. "Remedial Action" means:

          (a) removing, remedying, cleaning up, making good, modifying, restoring, improving, abating, containing or ameliorating the presence in or effect on the Environment, the Properties or any organism (including humans) of any Hazardous Substances or Waste, including the removal from any structure of Hazardous Substances or Waste incorporated into that structure (whether above or below ground, natural or man made and including all pipes and tanks); or

          (b) securing compliance of the business of Cherry U.K. with all Environmental Laws and Environmental Permits, including any and all investigative activities, sampling, monitoring or analyzing any pollution or contamination of the Environment and obtaining expert technical and legal advice required in relation thereto); or

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

          (c) such other action or steps as are considered necessary by New World Access to avoid, mitigate, abate or prevent any nuisance, pollution or contamination of the Environment.

     Section 1.89. "Regulatory Authority" means, collectively, the FCC, PUCs, the Federal Trade Commission, the United States Department of Justice, the SEC, the National Association of Securities Dealers, Inc., and all national and state securities exchanges, as well as all regulatory agencies and authorities organized under the laws of England and Wales and the European Community, including the European Commission, and any other governmental or regulatory body, agency, instrumentality or authority.

     Section 1.90. "Required Consents" has the meaning set forth in Section 5.3 hereof.

     Section 1.91. "SEC" means the United States Securities and Exchange Commission.

     Section 1.92. "Securities Act" means the Securities Act of 1933, as amended, together with the rules and regulations promulgated hereunder.

     Section 1.93. "Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's, materialman's, and similar liens for work done on the property to the extent that such liens arise in the Ordinary Course of Business and are not yet due and payable, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, in each case, where there exists no default in World Access's or any Subsidiary's obligations with respect to the underlying agreements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

     Section 1.94. "Shareholder" has the meaning set forth in the preamble hereto.

     Section 1.95. "Shareholder Disclosure Schedule" has the meaning set forth in Article 6 hereof.

     Section 1.96. "Share Consideration" has the meaning set forth in Section
2.2 hereof.

     Section 1.97. "Shares" has the meaning set forth in the recitals hereto.

     Section 1.98. "Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns (directly or indirectly) a majority of the common stock and share capital or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors and, in respect of Cherry U.K., includes the meaning given such term in Part XXVI of the Companies Act.

     Section 1.99. "TCGA" has the meaning set forth in Section 6.12.17 hereof.

     Section 1.100. "Target EBITDA" has the meaning set forth in Section 4.1 hereof.

     Section 1.101. "Tax Returns" means, collectively, (a) all reports, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of any Taxes, and (b) all information statements, returns, reports or similar documents required to be filed with respect to payments to (or from) third parties or with respect to transactions in which any Party or any of its Subsidiaries participates. The term "Tax Return" shall mean any one of the foregoing Tax Returns.

     Section 1.102. "Taxes" means, collectively, (a) all net income, gross income, gross receipts, sales, use, ad valorem, franchise, profits, license, lease, service, service use, withholding, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental, premium, property, windfall, profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatever, including any estimates thereof, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, local or foreign government; and (b) any penalties, interest, or other additions to tax for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Tax Return. The term "Tax" shall mean any one of the foregoing Taxes. When used with reference to a specified Person, the terms "Taxes" and "Tax" shall include only amounts of, or in respect of, Taxes for which such Person is, or could become, liable in whole or part (including any obligation in connection with a duty to collect, withhold, or pay over any Tax, any obligation to contribute to the payment of any Taxes determined on

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a consolidated, combined, or unitary basis, any liability as a transferee, or any liability as a result of any express or implied obligation to indemnity or pay the Tax obligations of another Person).

     Section 1.103. "Third-Party Intellectual Property Rights" means, with respect to each of World Access and Cherry U.K., all licenses, sublicenses and other agreements as to which it is a party and pursuant to which it is authorized to use any third-party patents, trademarks, service marks or copyrights.

     Section 1.104. "Trading Day" means each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not traded on NASDAQ.

     Section 1.105. "U.K. GAAP" means generally accepted accounting principles and practices in the United Kingdom as in effect from time to time. The requirement that such principles be consistently applied and applied on a consistent basis shall mean that the accounting principles observed in a current period are comparable in all material respects to those applied in a preceding period.

     Section 1.106. "U.S. Merger" has the meaning set forth in the recitals hereto.

     Section 1.107. "U.S. Merger Sub" has the meaning set forth in the recitals hereto.

     Section 1.108. "VATA" has the meaning set forth in Section 6.12.23 hereof.

     Section 1.109. "Waste" means any waste as defined in Section 75 of the Environmental Protection Act 1990.

     Section 1.110. "World Access" has the meaning set forth in the preamble hereto.

     Section 1.111. "World Access Disclosure Schedule" has the meaning set forth in Article 5 hereof.

     Section 1.112. "World Access Financial Statements" has the meaning set forth in Section 5.5 hereof.

     Section 1.113. "World Access Material Adverse Effect" shall mean (a) prior to the consummation of the Holding Company Reorganization, any change in or effect on the business of World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of World Access and the its Subsidiaries taken as a whole, and (b) after the consummation of the Holding Company Reorganization, any change in or effect on the business of New World Access and its Subsidiaries that is, or could reasonably be expected to be, materially adverse to the business, prospects, assets (including intangible assets), liabilities (contingent or otherwise), condition (financial or otherwise) or results of operations of New World Access and its Subsidiaries taken as a whole.

     Section 1.114. "World Access Most Recent Balance Sheet" means the consolidated balance sheet of World Access as of December 31, 1997 included in the World Access SEC Documents.

     Section 1.115. "World Access Most Recent Financial Statements" means the consolidated financial statements for the year ended December 31, 1997 included in the World Access SEC Documents.

     Section 1.116. "World Access Most Recent Fiscal Month End" means December 31, 1997.

     Section 1.117. "World Access Most Recent Fiscal Year End" means December 31, 1997.

     Section 1.118. "World Access SEC Documents" has the meaning set forth in
Section 7.5 hereof.

     Section 1.119. "World Access Stock" means any share of the common stock, $0.01 par value per share, of World Access.

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                                   ARTICLE 2

                   EXCHANGE AND RECEIPT OF CHERRY U.K. STOCK

     Section 2.1. Exchange and Receipt of Shares. Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time, Shareholder shall exchange, convey, assign, transfer and deliver to New World Access the legal and beneficial ownership of the Shares, and New World Access shall receive from Shareholder, all of Shareholder's right, title and interest in and to the Shares, including all rights now or hereafter attaching to them to any dividend or other distribution declared, made or paid after the date hereof, for an amount equal to the Share Consideration. Shareholder covenants that (a) it has full power and the right to transfer the legal and beneficial title to the Shares; (b) the Shares shall at Closing be free from any Liens or Security Interests of any kind and from all other rights exercisable by third parties; and (c) it will execute at its own cost and expense such documents as New World Access reasonably considers necessary to transfer the legal and beneficial ownership of the Shares to New World Access and secure to New World Access the rights attaching thereto.

     Section 2.2. Consideration for Shares. The consideration payable for the Shares (the "Share Consideration") shall be equal to an aggregate of (a) 1,875,000 shares of New World Access Stock less (b) any shares of New World Access Stock issuable upon the exercise of options or warrants to purchase Cherry U.K. Stock granted after the date hereof and converted by New World Access in accordance with Section 2.3 below prior to the Closing plus (c) any Escrowed Option Shares delivered to Shareholder pursuant to Section 2.5 below. The number of shares of New World Access Stock to be issued to Shareholder at Closing (the "Closing Shares") shall be equal to (a) one-third of the Share Consideration (excluding the Escrowed Option Shares) plus (b) the number of Option Shares (the "Extra Shares") underlying New World Access Options to the extent that less than one-third of such shares may be acquired upon exercise without regard to the conditions set forth in Article 4 hereof relating to the release of Escrowed Shares. The remaining number of shares of New World Access Stock (excluding the Escrowed Option Shares) comprising the Share Consideration shall be issued and held in escrow pursuant to Section 2.4 below. Notwithstanding anything to the contrary contained herein, no holder of the Closing Shares may, until the 365th day following the Closing Date, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such shares or any security convertible into or exchangeable or exercisable therefor, either publicly or privately.

     Section 2.3. Cherry U.K. Options. From and after the date hereof, Cherry U.K. may grant and award options or warrants to acquire Cherry U.K. Stock (each a "Cherry U.K. Option") on the terms and conditions set forth in a Cherry U.K. Option Agreement in a form to be mutually acceptable to Cherry U.K. and New World Access, provided that the grantee of any such option or warrant (each a "Cherry U.K. Optionholder") shall execute a counterpart of this Agreement and thereupon become a Party hereto, and further provided, that the number of shares of New World Access Stock issuable upon the exercise of such Cherry U.K. Options (determined in accordance with this Section 2.3) does not exceed 937,500. Each Cherry U.K. Option granted in accordance with the foregoing shall be assumed by New World Access at the Effective Time and shall be converted into an option to acquire New World Access Stock (each New World Access option or warrant granted hereunder, a "New World Access Option") in such number and at such exercise price as provided below and otherwise having the same terms and conditions as in effect immediately prior to the Effective Time except to the extent provided herein:

          (a) the number of shares of New World Access Stock to be subject to each New World Access Option (the "Option Shares") shall be equal to (i) the number of shares of Cherry U.K. Stock subject to such Cherry U.K Option so converted multiplied by (ii) the Equivalent Exchange Ratio;

          (b) the exercise price per share of New World Access Stock for each New World Access Stock Option issued pursuant hereto shall be equal to (i) the product obtained by multiplying the number of shares of Cherry U.K. Stock subject to the Cherry U.K. Option converted pursuant to this Agreement by the exercise price per share thereunder, divided by (ii) the number of shares of New World Access Stock issuable upon the exercise of such New World Access Option determined pursuant to clause (a) above;

          (c) upon each exercise of the New World Access Options by a holder thereof, the aggregate number of shares of New World Access Stock deliverable upon such exercise shall be rounded up or down, if necessary, to the nearest whole share and the aggregate exercise price shall be rounded up or down, if necessary, to the nearest cent; and

          (d) notwithstanding anything herein to the contrary, a Cherry U.K. Optionholder may only exercise the New World Access Option to the extent of one-third of the Option Shares unless the Escrowed Shares are eligible for release pursuant to Article 4 hereof, in which event the New World Access Option may be exercised to the same extent as Escrowed Shares may be released and shall be subject to the same restrictions as provided in
     Section 4.4 hereof.

Notwithstanding anything herein to the contrary, no Shares or Cherry U.K. Options may be distributed or granted, without the prior written consent of New World Access, if New World Access determines in its good faith judgment that such actions would have a material adverse effect on the financial condition or results of operations of New World Access and its Subsidiaries, taken as a whole, for financial reporting purposes.

     Section 2.4. Escrowed Shares. Immediately following the Effective Time, the Escrowed Shares shall be issued by New World Access and deposited with an escrow agent mutually acceptable to New World Access and Shareholder (the "Escrow Agent") pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit "A" (the "Escrow Agreement"). The Escrow Agent will release the Escrowed Shares to the Shareholder as set forth in
Article 4 hereof.

     Section 2.5. Escrowed Option Shares. Immediately following the Effective Time, New World Access shall issue and deposit with an escrow agent mutually acceptable to New World Access and Shareholder (the "Option Escrow Agent") an aggregate number of shares of New World Access Stock equal to the aggregate number of Option Shares (the "Escrowed Option Shares") pursuant to the terms of an Escrow Agreement substantially in the form attached hereto as Exhibit "B" (the "Option Escrow Agreement"). The Escrowed Option Shares shall be released and delivered to New World Access for cancellation to the extent that the New World Access Options (or any portion thereof) vest and become exercisable in accordance with their terms. The Escrowed Option Shares shall be released and delivered to Shareholder upon the forfeiture of any of the New World Access Options (or any portion thereof) in accordance with the terms thereof as follows: (a) an amount equal to (i) one-third of such shares less (ii) the number of Extra Shares shall be released and delivered to Shareholder upon such forfeiture, and (b) the balance of such shares (the "Contingent Escrowed Option Shares") shall be released as set forth in Article 4 hereof.

     Section 2.6. Adjustments. In the event of any change in the New World Access Stock after the date hereof by reason of any stock dividend, stock split, subdivision, reclassification, recapitalization, combination, exchange of shares or the like, then the New World Access Stock to be issued pursuant to this Agreement (including pursuant to any New World Access Option) shall be adjusted appropriately on the Closing Date.

                                   ARTICLE 3

                            EXCHANGE OF CERTIFICATES

     Section 3.1. Exchange of Certificates. At the Closing, Shareholder shall surrender all certificates representing the Shares to New World Access and comply with the provisions of Section 9.2, and New World Access shall issue to Shareholder a certificate or certificates representing the Closing Shares and shall issue to the Escrow Agent the Escrowed Shares, in each case rounded to the nearest whole share. All certificates, documents and instruments representing the Shares so surrendered shall be properly forwarded or otherwise in proper form for transfer. At the Closing, New World Access shall deliver to each Cherry U.K. Optionholder an option agreement representing the New World Access Option into which such Cherry U.K. Optionholder's Cherry U.K. Option was converted.

                                   ARTICLE 4

                           RELEASE OF ESCROWED SHARES

     Section 4.1. Release Criteria. The Escrowed Shares will be released in the amounts and on the dates specified below if the sum of the EBITDA for (i) Cherry U.K. and (ii) the surviving corporation of the U.S. Merger for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:

                                                              PERCENTAGE OF
                                                             ESCROWED MERGER
PERFORMANCE PERIOD                      RELEASE DATE      SHARES TO BE RELEASED   TARGET EBITDA
------------------                      ------------      ---------------------   -------------
July 1, 1998 to and including         February 15, 1999             25%            $ 7,500,000
December 31, 1998 (the "First
Performance Period")
January 1, 1999 to and including      February 15, 2000           37.5%            $29,000,000
December 31, 1999 (the "Second
Performance Period")
January 1, 2000 to and including      February 15, 2001           37.5%            $36,500,000
December 31, 2000 (the "Third
Performance Period")

Notwithstanding the foregoing, if the Closing Date is (a) on or after July 15, 1998 but prior to August 16, 1998, then the First Performance Period shall commence on August 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $7,100,000,
(b) on or after August 16, 1998 but prior to September 30, 1998, then the First Performance Period shall commence on September 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $6,700,000, or (c) on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Closing occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Closing occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of the 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     Section 4.2. Subsequent Performance. If, after the Acquisition, the combined EBITDA of Cherry U.K. and the surviving corporation of the U.S. Merger is less than the Target EBITDA required for the release of Escrowed Shares in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding anything to the contrary in Section 4.1, the Escrowed Shares shall be released if the actual cumulative combined EBITDA for Cherry U.K. and the surviving corporation of the U.S. Merger for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     Section 4.3. Accelerated Release. Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for any five consecutive Trading Days during such calendar quarter, then 25% of all of the shares of Escrowed Shares shall be released on February 15, 2000, provided that if no Escrowed Shares are eligible for release during any such calendar quarter, then such Escrowed Shares shall become eligible for release in a subsequent calendar quarter of the Second Performance Period if the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for a total number of consecutive Trading Days during such subsequent calendar quarter equal to or exceeding the total number of Trading Days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such Escrowed Shares were not eligible for release; (b) if the combined EBITDA of Cherry U.K. and the surviving corporation of the U.S. Merger for the Second Performance Period equals or exceeds $52,775,000, then the Escrowed Shares related to the Third Performance Period shall be released on

February 15, 2000; and (c) all of the Escrowed Shares shall be released upon a Change of Control (except to the extent that the ability to earn such shares has been lost under this Article 4) and the transfer restrictions set forth in Sections 2.2 and 4.4 shall not apply.

     Section 4.4. Transfer Restrictions. Notwithstanding anything to the contrary contained herein, no holder of the Escrowed Shares upon their release may, until the 180th day following the release date thereof, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such shares or any security convertible into or exchangeable or exercisable therefor, either publicly or privately.

     Section 4.5. Contingent Escrowed Option Shares.  The provisions of Section
4.1 through 4.4 shall apply mutatis mutandis to the Contingent Escrowed Option Shares.

                                   ARTICLE 5

                       REPRESENTATIONS AND WARRANTIES OF
                       WORLD ACCESS AND NEW WORLD ACCESS

     In order to induce Shareholder to enter into this Agreement, World Access and New World Access, jointly and severally, represent and warrant to Shareholder that, except as set forth in the World Access SEC Documents or the Disclosure Schedule to be delivered by World Access to Shareholder within ten
(10) Business Days of the date hereof (the "World Access Disclosure Schedule"), which World Access Disclosure Schedule shall identify exceptions by specific Section references:

     Section 5.1. Authority. Each of World Access and New World Access has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to be executed by them and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by World Access and New World Access and the consummation of the transactions contemplated on their part hereby have been duly authorized by all necessary corporate action, and, other than the approval of New World Access's stockholders contemplated by Section 7.4 hereof, no other corporate proceedings on the part of either World Access or New World Access are necessary to authorize the consummation of the transactions contemplated on their part. This Agreement has been duly executed and delivered by World Access and New World Access and constitutes, and each of the Ancillary Documents to be signed at Closing, when executed and delivered by World Access or New World Access (as the case may be) will constitute, a valid and binding obligation of World Access and New World Access (as the case may be), enforceable against them in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other law affecting the enforcement of creditors' rights generally or by general equity principles.

     Section 5.2. Organization, Qualification, and Corporate Power. Each of World Access and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of World Access and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a World Access Material Adverse Effect. Each of World Access and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased, used and operated by it. The copies of the Certificate of Incorporation and the Bylaws of World Access and the equivalent organizational documents of each of its Subsidiaries, which have previously been made available to Shareholder, are true, complete and correct copies of such documents as in effect as of the date of this Agreement.

     Section 5.3. Capitalization. The entire authorized common capital stock of World Access consists of 40,000,000 shares of World Access Stock, of which 21,848,701 shares were issued and outstanding as of May 8, 1998. The entire authorized common capital stock of New World Access consists of 40,000,000 shares of New World Access Stock, of which 1,000 were issued and outstanding as of May 8, 1998. No shares of World Access Stock or New World Access Stock are held in treasury. All of the issued and outstanding shares of World Access Stock have been duly authorized and are validly issued, fully paid, and nonassessable. Except as disclosed in the World Access SEC Documents, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require World Access or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to World Access and its Subsidiaries. World Access and its Subsidiaries have no outstanding bonds, debentures, notes or similar obligations the holders of which have the right to vote generally with holders of World Access Stock or New World Access Stock.

     Section 5.4. Non-contravention. Neither the execution and the delivery of this Agreement or the Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which World Access or any of its Subsidiaries is subject or any provision of the charter or bylaws of any of World Access or any of its Subsidiaries; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which World Access or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a World Access Material Adverse Effect. Except for Consents required under or in relation to the (a) HSR Act,
(b) the Communications Act and any rates, regulations, practices and policies of the FCC, (b) state securities or "blue sky" laws, (d) the Securities Act, (e) the Exchange Act, (f) the DGCL, (g) laws, rules, regulations, practices and orders of any PUC, foreign telecommunications regulatory agencies or similar state or foreign regulatory bodies, (h) rules and regulations of NASDAQ, and (i) such Consents and filings the failure of which to make or obtain would not have a World Access Material Adverse Effect, neither World Access nor any of its Subsidiaries is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory Authority in order for the Parties to consummate the transactions contemplated by this Agreement and the Ancillary Documents. All consents, approvals, orders, authorizations, registrations, declarations and filings required under or in relation to any of the foregoing clauses (a) through (h) are hereinafter referred to collectively as the "Required Consents."

     Section 5.5. Brokers' Fees. None of World Access or any of its Subsidiaries has any liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement and the Ancillary Documents, except to The Robinson-Humphrey Company, Inc., whose fees and expenses will be paid by World Access in accordance with its agreement with such firm based upon arrangements made by or on behalf of World Access and previously disclosed to Cherry U.K.

     Section 5.6. World Access SEC Documents. Each of World Access and its Subsidiaries has timely filed with the SEC all forms, reports, schedules, statements, exhibits and other documents required to be filed by it since December 31, 1995 with the SEC (such documents, as supplemented and amended since the time of filing, collectively, the "World Access SEC Documents"). The World Access SEC Documents, including any financial statements or schedules included therein, at the time filed (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of mailing, respectively) (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be. The consolidated financial statements (including the related notes) of World Access included in the World Access SEC Documents (the "World Access Financial Statements") comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto), and fairly present (subject in the case of unaudited statements to the absence of footnotes and to normal, recurring and year-end audit adjustments which will not be material individually or in the aggregate) the consolidated financial position of World Access as of the dates thereof and the consolidated results of its operations and cash flows for the periods then ended.

     Section 5.7. Events Subsequent to World Access Most Recent Fiscal Year
End. Since the World Access Most Recent Fiscal Year End, there has not been any World Access Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

          (a) none of World Access or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of World Access or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (c) no party (including World Access or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which any of World Access or any of its Subsidiaries is a party or by which any of them is bound;

          (d) none of World Access or any of its Subsidiaries has imposed any Security Interest upon any of its assets, tangible or intangible;

          (e) none of World Access or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

          (f) none of World Access or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (g) World Access and its Subsidiaries have not created, incurred, assumed, or guaranteed more than $10,000,000 in aggregate indebtedness (other than internal debt between World Access and/or its Subsidiaries) for borrowed money and capitalized lease obligations;

          (h) other than is normal and customary with respect to their respective businesses, none of World Access or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the charter or bylaws of World Access or any of its Subsidiaries;

          (j) none of World Access or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of World Access or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

          (l) none of World Access or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) none of World Access or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) none of World Access or any of its Subsidiaries has entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

          (o) none of World Access or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

          (p) none of World Access or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of World Access or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers or employees outside the Ordinary Course of Business; and

          (r) none of World Access or any of its Subsidiaries has committed to any of the foregoing.

     Section 5.8. Undisclosed Liabilities. None of World Access or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the World Access Most Recent Balance Sheet and (b) liabilities which have arisen since the date of the World Access Most Recent Balance Sheet in the Ordinary Course of Business.

     Section 5.9. Opinion of Financial Advisor. World Access has received the opinion of The Robinson-Humphrey Company, Inc., dated the date of this Agreement, that, as of such date, the Consideration to be paid hereunder and in connection with the U.S. Merger is fair, from a financial point of view, to World Access.

     Section 5.10. Litigation.  Neither World Access nor any of its Subsidiaries
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of World Access, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and, to the Knowledge of World Access, no reasonable basis therefor exists.

                                   ARTICLE 6

                 REPRESENTATIONS AND WARRANTIES OF SHAREHOLDER

     In order to induce World Access and New World Access to enter into this Agreement, Shareholder represents and warrants to World Access and New World Access that, except as set forth in the Disclosure Schedule to be delivered by Shareholder to World Access within ten (10) Business Days of the date hereof (the "Shareholder Disclosure Schedule"), which shall identify exceptions by specific Section references:

     Section 6.1. Authority. Shareholder has all requisite power and authority and has full legal capacity and is competent to execute, deliver and perform this Agreement and the Ancillary Documents to be executed by it and to consummate the transactions contemplated hereby and thereby. Cherry U.K. has all requisite corporate power and authority to execute, deliver and perform this Agreement and the Ancillary Documents to be executed by it and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by Cherry U.K. and the consummation of the transactions contemplated on its part hereby have been duly authorized by all necessary corporate action and no other corporate proceedings on its part is necessary to authorize the consummation of the transactions contemplated on its part. This Agreement has been duly executed and delivered by Shareholder and Cherry U.K. and constitutes, and each of the Ancillary Documents to be signed at Closing, when executed and delivered by Shareholder or Cherry U.K. (as the case may be) will constitute, a valid and binding obligation of Shareholder and Cherry U.K. (as the case may be), enforceable against them in accordance with their respective terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization or other law affecting the enforcement of creditors' rights generally or by general equity principles.

     Section 6.2. Organization, Qualification, and Corporate Power. Each of Cherry U.K. and its Subsidiaries is a corporation duly organized, validly existing, and in good standing under the laws of the jurisdiction of its incorporation. Each of Cherry U.K. and its Subsidiaries is duly authorized and qualified to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a Cherry U.K. Material Adverse Effect. Each of Cherry U.K. and its Subsidiaries has full corporate power and authority to carry on the businesses in which it is engaged and to own, lease, use and operate the properties owned, leased, used and operated by it. The copy of the Memorandum and Articles of Cherry U.K. to be set forth in the Shareholder Disclosure Schedule is complete, accurate and up to date and has embodied in or annexed to it copies of all Resolutions referred to in Section 380 Companies Act passed prior to the date of this Agreement. No such Resolutions have been passed since the date of the Cherry U.K. Most Recent Balance Sheet and the Shareholder shall procure that no such Resolutions shall be passed by Cherry U.K. after the date of this Agreement without the prior written consent of New World Access. The Register of Members and all other Statutory Books of Cherry U.K. have been properly kept and contain a true, accurate and complete record of the business affairs and financial position of and all material transactions entered into and material liabilities incurred by Cherry U.K. or to which it has become a party and all matters with which they should deal. No notice or allegation that any of such documents are incorrect or should be rectified has been received and such documents have been retained by Cherry U.K. for such periods as may be required by all applicable laws.

     Section 6.3. Capitalization; Title to Shares. The entire authorized capital stock of Cherry U.K. consists of 50,000 shares of Cherry U.K. Stock, of which 50,000 shares of Cherry U.K. Stock are issued and outstanding. All of the issued and outstanding shares of Cherry U.K. have been duly authorized and are validly issued and fully paid. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cherry U.K. or any of its Subsidiaries to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to Cherry U.K. and its Subsidiaries. Cherry U.K. and its Subsidiaries have no outstanding bonds, debentures, notes or other similar obligations the holders of which have the right to vote generally with holders of Cherry U.K. Stock. Shareholder is the legal and beneficial owner of the Shares, and the Shares will be transferred to New World Access with full legal and beneficial title, free and clear of all Liens and Security Interests. Shareholder has the power, authority, right and capacity to transfer and deliver legal and beneficial title to the Shares pursuant to this Agreement and, except as set forth in the Shareholder Disclosure Schedule, is not a party to or bound by any agreement, arrangement or option restricting in any manner the sale and transfer of any of the Shares. No power of attorney given by Cherry U.K. or any of its Subsidiaries is now in force or effect.

     Section 6.4. Non-contravention. Neither the execution and the delivery of this Agreement or the Ancillary Documents, nor the consummation of the transactions contemplated hereby or thereby, will (a) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which Shareholder, Cherry U.K. or any of its Subsidiaries are subject or any provision of the memorandum and articles of association and any other organizational documents of Cherry U.K. or any of its Subsidiaries; or (b) except with respect to those agreements for which Consent shall be obtained prior to Closing, conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Shareholder, Cherry U.K. or any of its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), except where the violation, conflict, breach, default, acceleration, termination, modification, cancellation, failure to give notice, or Security Interest would not have a Cherry U.K. Material Adverse Effect. Except for the Required Consents and such Consents and filings the failure of which to make or obtain would have a Cherry U.K. Material Adverse Effect, neither Shareholder, Cherry U.K., nor any Subsidiary of Cherry U.K. is required to give any notice to, make any filing with, or obtain any Consent of any Regulatory Authority in order for the Parties to consummate the transactions contemplated by this Agreement or the Ancillary Documents. None of Cherry U.K. nor any of its Subsidiaries has, directly or indirectly, provided any financial assistance for the purpose of the acquisition of shares in it or for the purpose of reducing or discharging any liability incurred in such an acquisition. No member of the Cherry U.K. Group has in the previous five years been party to any transactions to which Sections 238 to 246 (inclusive) of the Insolvency Act 1986 may be applicable.

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     Section 6.5. Brokers' Fees.  Neither Shareholder nor Cherry U.K. has any
liability or obligation, contingent or otherwise, to pay any fees or commissions or similar payments to any broker, finder, or agent with respect to the transactions contemplated by this Agreement or the Ancillary Documents.

     Section 6.6. Title to Assets. Each of Cherry U.K. and its Subsidiaries has good and marketable title to all of its material properties and assets, real and personal, tangible and intangible, used by it, located on its premises, or shown on the Cherry U.K. Most Recent Balance Sheet or acquired after the date thereof, free and clear of all Security Interests, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Cherry U.K. Most Recent Balance Sheet. All leases pursuant to which Cherry U.K. or any of its Subsidiaries leases from other Persons material amounts of real or personal property are in good standing, valid and effective in accordance with their respective terms, and there is not, to the Knowledge of Shareholder, under any of such leases, any existing material default or event of default (or event which, with notice or lapse of time, or both, would constitute a material default) except where lack of such good standing, validity and effectiveness or the existence of such default or event of default would not reasonably be expected to have a Cherry U.K. Material Adverse Effect. All title deeds relating to the assets of Cherry U.K. and its Subsidiaries and an executed copy of all material agreements to which it or any of its Subsidiaries is a party are in the possession of Cherry U.K. or the relevant Subsidiary.

     Section 6.7. Subsidiaries. The Shareholder Disclosure Schedule sets forth for Cherry U.K. and each Subsidiary of Cherry U.K. true, complete and accurate details of (a) its name and the jurisdiction of incorporation, (b) the number of shares of authorized capital stock of each class of its capital stock, (c) the number of issued and outstanding shares of each class of its capital stock, the names of the holders thereof, and the number of shares held by each such holder,
(d) the number of shares of its capital stock held in treasury, (e) the names of its directors and secretary and (f) its accounting reference date. All of the issued and outstanding shares of capital stock of each Subsidiary of Cherry U.K. have been duly authorized and are validly issued, fully paid, and nonassessable and were issued in accordance with applicable United States federal and state securities laws or the Companies Acts and laws of England and Wales, as the case may be. Cherry U.K. holds of record and owns legally and beneficially all of the outstanding shares of each Subsidiary of Cherry U.K., free and clear of any Liens, restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities and demands. Other than the Cherry U.K. Options, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Cherry U.K. to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any such Subsidiary to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of Cherry U.K. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of Cherry U.K. None of Cherry U.K. and its Subsidiaries controls directly or indirectly, or has any direct or indirect equity participation in, any corporation, partnership, trust, or other business association which is not a Subsidiary of Cherry U.K.

     Section 6.8. Financial Statements. The Shareholder Disclosure Schedule includes true and complete copies of the following financial statements of Cherry U.K. (collectively, the "Cherry U.K. Financial Statements"): (a) the unaudited consolidated balance sheet and the unaudited consolidated profit and loss account and cash flow statement and statement of changes in shareholders funds for the fiscal years ended December 31, 1996 and 1997 (the "Cherry U.K. Most Recent Fiscal Year End") and in relation to each of Cherry U.K. and its Subsidiaries the unaudited balance sheet and the unaudited profit and loss account for the Cherry U.K. Most Recent Fiscal Year End; and (b) unaudited consolidated balance sheets and profit and loss account and cash flow statement (the "Cherry U.K. Most Recent Financial Statements") as of and for the three months and year to date period ended March 31, 1998 (the "Cherry U.K. Most Recent Fiscal Month End"). The Cherry U.K. Financial Statements (including the notes thereto) comply with all requirements of the Companies Act, all other relevant statutes and all Relevant Accounting Standards and in all other respects have been prepared in accordance with U.K. GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the consolidated financial condition of Cherry U.K. as of such dates and the

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consolidated results of operations of Cherry U.K. for such periods; provided, however, that the Cherry U.K. Most Recent Financial Statements are subject to normal recurring adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items. Without limiting the generality of the foregoing, the Cherry U.K. Most Recent Financial Statements accurately reflect anticipated material costs to complete all contracts or services pursuant to which Cherry U.K. or any of its Subsidiaries has agreed to furnish products and services in accordance with U.K. GAAP applied on a basis consistent with the Cherry U.K. Financial Statements for the Cherry U.K. Most Recent Fiscal Year End.

     Section 6.9. Events Subsequent to Cherry U.K. Most Recent Fiscal Year
End. Since the Cherry U.K. Most Recent Fiscal Year End, there has not been any Cherry U.K. Material Adverse Effect. Without limiting the generality of the foregoing, since that date:

          (a) none of Cherry U.K. or any of its Subsidiaries has sold, leased, transferred, or assigned any material assets, tangible or intangible, outside the Ordinary Course of Business;

          (b) none of Cherry U.K. or any of its Subsidiaries has entered into any material agreement, contract, lease, or license outside the Ordinary Course of Business;

          (c) no party (including Cherry U.K. or any of its Subsidiaries) has accelerated, terminated, made material modifications to, or canceled any material agreement, contract, lease, or license to which Cherry U.K. or any of its Subsidiaries is a party or by which any of them is bound;

          (d) none of Cherry U.K. or any of its Subsidiaries has imposed any Security Interest upon any of its material assets, tangible or intangible;

          (e) none of Cherry U.K. or any of its Subsidiaries has made any material capital expenditures outside the Ordinary Course of Business;

          (f) none of Cherry U.K. or any of its Subsidiaries has made any material capital investment in, or any material loan to, any other Person outside the Ordinary Course of Business;

          (g) none of Cherry U.K. or any of its Subsidiaries has created, incurred, assumed, or guaranteed more than $50,000 in aggregate indebtedness for borrowed money and capitalized lease obligations;

          (h) other than is normal and customary with respect to their respective businesses, none of Cherry U.K. or any of its Subsidiaries has granted any license or sublicense of any material rights under or with respect to any Intellectual Property;

          (i) there has been no change made or authorized in the memorandum and articles of association of Cherry U.K. or the memorandum and articles of association, charter, bylaws or other organizational documents of any of its Subsidiaries and no resolution of Cherry U.K. or any of its Subsidiaries has been passed in general meeting;

          (j) none of Cherry U.K. or any of its Subsidiaries has issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange or exercise) any of its capital stock;

          (k) none of Cherry U.K. or any of its Subsidiaries has declared, set aside, or paid any dividend or made any distribution (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock or reduced its capital stock;

          (l) none of Cherry U.K. or any of its Subsidiaries has experienced any material damage, destruction, or loss (whether or not covered by insurance) to its property;

          (m) none of Cherry U.K. or any of its Subsidiaries has made any loan to, or entered into any other transaction with, any of its directors, officers, and employees outside the Ordinary Course of Business;

          (n) none of Cherry U.K. or any of its Subsidiaries has entered into any material employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement outside the Ordinary Course of Business;

          (o) none of Cherry U.K. or any of its Subsidiaries has granted any increase in the base compensation of any of its directors, officers or employees outside the Ordinary Course of Business;

          (p) none of Cherry U.K. or any of its Subsidiaries has adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

          (q) none of Cherry U.K. or any of its Subsidiaries has made any other material change in employment terms for any of its directors, officers, and employees outside the Ordinary Course of Business; and

          (r) none of Cherry U.K. or any of its Subsidiaries has committed to any of the foregoing.

     Section 6.10. Undisclosed Liabilities. None of Cherry U.K. or any of its Subsidiaries has any material liability (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, and whether due or to become due, including any liability for taxes), except for (a) liabilities set forth in the Cherry U.K. Most Recent Balance Sheet and (b) liabilities which have arisen since the date of Cherry U.K. Most Recent Balance Sheet in the Ordinary Course of Business. Cherry U.K. has not applied for and is not in receipt of any grant, subsidy or other financial assistance from any government department, local authority or other body.

     Section 6.11. Legal Compliance. Each of Shareholder, Cherry U.K. and its Subsidiaries has complied with all applicable laws (including rules, regulations, codes, ordinances, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of the United States federal, state and local, and any foreign governments (and all agencies thereof) and with the Companies Act, the European Communities Act and all European Community legislation, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced or, to the Knowledge of Shareholder, threatened against it alleging any failure so to comply, except where the failure to comply would not have a Cherry U.K. Material Adverse Effect. All dividends and distributions declared, made or paid by Cherry U.K. or any of its Subsidiaries at any time were, when declared, made or paid, in accordance with the requirements of the general law and the Articles of Association of the relevant company.

     Section 6.12. Tax Matters. The Shareholder Disclosure Schedule contains a list of the countries and jurisdictions (whether the United Kingdom or otherwise) to which any Taxes are properly payable by any of Cherry U.K. and its Subsidiaries. Except with respect to any such matters that would not, in the aggregate, have a Cherry U.K. Material Adverse Effect:

          6.12.1. Cherry U.K. and its Subsidiaries have duly and punctually paid all Taxes which they are or have been liable to pay or account for prior to the date of this Agreement and has made proper provision in the Cherry U.K. Financial Statements in respect of all Taxes which they will or may become liable to pay or account for in respect of all accounting and other periods ending on or before the date of this Agreement.

          6.12.2. The amount of deferred taxation contained in the Cherry U.K. Financial Statements was at the Cherry U.K. Most Recent Fiscal Year End adequate and in accordance with generally accepted accountancy practices and, in particular, was calculated in accordance with SSAP 15. If the Cherry U.K. Financial Statements were to be drawn as at the date of this Agreement, the provision for deferred taxation that would be made in them would be no greater than that stated in the Cherry U.K. Financial Statements.

          6.12.3. Cherry U.K. and its Subsidiaries have properly and punctually deducted and accounted for Taxes which they have been required to deduct or for which they have been required to account in respect of any payments made (or deemed to have been made) by them. In particular, Cherry U.K. and its Subsidiaries have properly operated the PAYE system and have duly made all deductions and payments required to be made in respect of National Insurance contributions (including employer's contributions).

          6.12.4. Cherry U.K. and its Subsidiaries have duly and punctually made all returns and given or delivered all notices and accounts and information and have made all claims, disclaimers and elections which on or before the date of this Agreement ought to have been made, given or delivered for the purposes of Taxes or which have been assumed for the purposes of the Cherry U.K. Financial Statements.

          6.12.5. There is no material dispute or disagreement outstanding nor is any contemplated at the date of this Agreement with any Tax authority regarding: (a) the computation of any gains profits or losses of Cherry U.K. or its Subsidiaries for the purposes of Taxes; or (b) any liability or potential liability to Taxes (including penalties or interest) recoverable from any of Cherry U.K. or any of its Subsidiaries; or (c) the availability to any of Cherry U.K. or its Subsidiaries of any relief from Taxes.

          6.12.6. Each of Cherry U.K. and its Subsidiaries is not and will not become liable to pay, reimburse or indemnify any person in respect of Taxes in consequence of failure by that or any other person to discharge those Taxes (whether within any specified period or otherwise) where such Taxes relate to a profit, income, gain, transaction, event, omission or circumstance arising, occurring or deemed to arise or occur (whether wholly or partly) on or before the date of this Agreement.

          6.12.7. The Shareholder Disclosure Schedule lists all concessions, agreements and other formal or informal arrangements with any Tax authority (other than such as are published by a Tax authority in the United Kingdom) from which any of Cherry U.K. and its Subsidiaries has or will benefit, or by which it is bound, and (in either case) which are extant on the date of this Agreement.

          6.12.8. Each of Cherry U.K. and its Subsidiaries maintains complete and up to date information accounts and records of all transactions and activities in which it has been involved and of its Taxes affairs which will or may be relevant for calculating any Taxes liability of each of Cherry U.K. and its Subsidiaries: (a) for any accounting or other period ending on or before the date of this Agreement or in respect of any event occurring on or before this date as to which no final agreement relating to Taxes has yet been reached with the relevant Tax authority; (b) for any such period ending or event occurring after the date of this Agreement; and
     (c) as required by law.

          6.12.9. Each of Cherry U.K. and its Subsidiaries has not in the past six years ending on the date of this Agreement been a party to any scheme or arrangement: (a) in respect of which the main purpose or one of the main purposes was the avoidance, reduction or deferral of a liability to Taxes;
     (b) in respect of which any Taxes clearance has been or should have been obtained; or (c) which was or included a reorganization or reduction of the share capital of any of Cherry U.K. or its Subsidiaries.

          6.12.10. Each of Cherry U.K. and its Subsidiaries has not been party to any scheme or arrangement as a result of which on the future disposal of any asset owned on the date of this Agreement the allowable loss or chargeable gain otherwise arising or any liability to Taxes is liable to be adjusted by any Tax authority.

          6.12.11. Each of Cherry U.K. and its Subsidiaries has not in the six years ending on the date of this Agreement carried out or been engaged in any transaction or arrangement in respect of which there has been or may be substituted for the consideration given or received by any of Cherry U.K. and its Subsidiaries (including a nil consideration) a different consideration for Taxes purposes, and none of Cherry U.K. and its Subsidiaries has an obligation to enter into any such transaction or arrangement in the future.

          6.12.12. Each of Cherry U.K. and its Subsidiaries has not since the Cherry U.K. Most Recent Fiscal Year End made or incurred and is not liable to make or incur any payments or expenditure in excess of $100,000 in aggregate which will not be wholly deductible in computing its taxable profits or which will not be a charge on income or otherwise allowable for the purposes of corporation tax whether on the grounds of being a dividend or distribution or for any other reason.

          6.12.13. Each of Cherry U.K. and its Subsidiaries has not since the Cherry U.K. Most Recent Fiscal Year End disposed of any asset otherwise than in the Ordinary Course.

          6.12.14. Otherwise than Cherry U.K. and its Subsidiaries taken together, each of Cherry U.K. and its Subsidiaries has not at any time in the six years ending on the Cherry U.K.. Most Recent Fiscal Year End been a member of a group of companies for Taxes purposes.

          6.12.15. The Shareholder Disclosure Schedule details all relevant surrenders of or claims for group relief or Advance Corporation Tax ("ACT") which affect each of Cherry U.K. and its Subsidiaries for accounting periods in respect of which no final agreement has been reached with the relevant Tax authority as to its Taxes affairs or which were made in the six years ending with the date of this Agreement. All such surrenders and claims are valid and have been or will be allowed by the relevant Tax authority. None of Cherry U.K. and its Subsidiaries has made or received any payment in respect of a claim for or surrender of group relief or ACT which could in any circumstances be liable to be refunded.

          6.12.16. None of Cherry U.K. and its Subsidiaries owns any asset which it acquired within the period of six years ending on the date of this Agreement from another company which was at the date of acquisition a member of the same group of companies as Cherry U.K. and its Subsidiaries.

          6.12.17. No asset of any company shall be deemed under Section 178 or 179 Taxation of Chargeable Gains Act 1992 ("TCGA") to have been disposed of and reacquired by virtue of or in consequence of the entering into or performance of this Agreement or any other event after the Cherry U.K. Most Recent Fiscal Year End.

          6.12.18. All expenditures which any of Cherry U.K. and its Subsidiaries have incurred or is liable to incur under any subsisting commitment on the provision of machinery or plant has qualified or will qualify (if not deductible as a trading expense) for capital allowances.

          6.12.19. All allowances available to any of Cherry U.K. and its Subsidiaries in respect of capital expenditure incurred prior to the date of this Agreement or to be incurred under any subsisting commitment will be available in taxing the trade of the relevant company.

          6.12.20. None of the assets of any of Cherry U.K. and its Subsidiaries is or may be a long-life asset within the meaning of Chapter IV A of Part II Capital Allowances Act 1990.

          6.12.21. None of Cherry U.K. and its Subsidiaries is in dispute with any Person as to any entitlement to capital allowances under Section 51 Capital Allowances Act 1990, nor at the date of this Agreement are there any circumstances which might give rise to such a dispute.

          6.12.22. All documents which each of Cherry U.K. and its Subsidiaries may be interested in the enforcement of have been duly stamped, and there is no liability to any fine or penalty in respect thereof nor are there any circumstances which may result in any of Cherry U.K. or its Subsidiaries becoming liable to any such fine or penalty.

          6.12.23. Each of Cherry U.K. and its Subsidiaries has duly registered for VAT purposes and has complied with all relevant provisions of the Value Added Tax Act 1994 ("VATA") and regulations made or notices issued under any legislation relating to VAT.

          6.12.24. Each of Cherry U.K. and its Subsidiaries has not applied to become, nor is it treated as, a member of a group of companies for VAT purposes.

          6.12.25. The Shareholder Disclosure Schedule contains particulars (including the date of the acquisition) of all capital items to which Part XV Value Added Tax Regulations 1995 may be applied.

          6.12.26. Neither Cherry U.K. and its Subsidiaries nor any relevant associate of any of them (within the meaning of paragraph 3(7) of Schedule 10 to VATA) has made an election in accordance with paragraphs 2 and 3 of
     Schedule 10 to VATA.

          6.12.27. In respect of any loan relationship (within the meaning of Section 81 Finance Act 1996) to which any of Cherry U.K. and its Subsidiaries is a party, the relevant company used a basis of accounting in the Cherry U.K. Financial Statements which is an authorized accounting method under Section 85 of that Act.

          6.12.28. None of Cherry U.K. and its Subsidiaries has been a party to a loan relationship which had an unallowable purpose within the meaning of paragraph 13 of Schedule 9 to the Finance Act 1996.

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     Section 6.13. Real Property.

     6.13.1. Neither Cherry U.K. nor any of its Subsidiaries owns any real or freehold property.

     6.13.2. To the Knowledge of Shareholder, the Shareholder Disclosure Schedule lists and describes briefly all real property leased or subleased to or occupied or used by Cherry U.K. or its Subsidiaries (the "Properties"). Cherry U.K. has been in possession of and shall deliver to World Access concurrent with the delivery of the Shareholder Disclosure Schedule correct and complete copies of the leases and subleases together with all other relevant documents of title listed on the Shareholder Disclosure Schedule (as amended to date). With respect to each material lease and sublease listed on the Shareholder Disclosure
Schedule:

          (a) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect in all material respects;

          (b) no party to the lease or sublease is in material breach or default, and no event has occurred which, with notice or lapse of time, would constitute a material breach or default or permit termination, modification, or acceleration thereunder;

          (c) no party to the lease or sublease has repudiated any material provision thereof;

          (d) there are no material disputes, oral agreements, or forbearance programs in effect as to the lease or sublease;

          (e) neither Cherry U.K. nor any of its Subsidiaries has charged, assigned, leased, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold and the Properties are free from any options or agreements to do the same;

          (f) all facilities leased or subleased thereunder have received all approvals of governmental authorities (including material licenses and permits) required in connection with the operation thereof, and have been operated and maintained in accordance with applicable laws, rules, and regulations in all material respects, including health and safety provisions and provisions relating to safety from fire.

     Section 6.14. Intellectual Property.

     6.14.1. Each of Cherry U.K. and its Subsidiaries owns, or is licensed or otherwise possesses legally enforceable rights to use, all patents, trade secrets, trademarks, trade names, service marks, copyrights, and any applications therefor, technology, know-how, computer software programs or applications, and tangible or intangible proprietary information or material that are used in its business as currently conducted, except as would not reasonably be expected to have a Cherry U.K. Material Adverse Effect.

     6.14.2. Except as would not reasonably be expected to have a Cherry U.K. Material Adverse Effect (a) neither Cherry U.K. nor any of its Subsidiaries is or will be, as a result of the execution and delivery of this Agreement or the performance of its obligations hereunder, in violation of any Third-Party Intellectual Property Rights; (b) no claims with respect to the patents, registered and material unregistered trademarks and service marks, copyrights, registered designs, trade names and any applications therefor owned by Cherry U.K. or any of its Subsidiaries (the "Cherry U.K. Intellectual Property Rights"), any trade secret material to Cherry U.K., or Third Party Intellectual Property Rights to the extent arising out of any use, reproduction or distribution of such Third Party Intellectual Property Rights by or through Cherry U.K. or any of its Subsidiaries, are currently pending or, to the Knowledge of Shareholder, are overtly threatened by any Person; and (c) Cherry U.K. does not know of any valid ground for any bona fide claims (i) to the effect that the manufacture, sale, licensing or use of any product as now used, sold or licensed or proposed for use, sale or license by Cherry U.K. or any of its Subsidiaries infringes on any copyright, patent, trademark, service mark, registered design or trade secret, (ii) against the use by Cherry U.K. or any of its Subsidiaries of any trademarks, trade names, trade secrets, copyrights, patents, technology, know-how or computer software programs and applications used in the business of Cherry U.K. or any of its Subsidiaries as currently conducted or as proposed to be conducted, (iii) challenging the ownership, validity or effectiveness of the Cherry U.K. Intellectual Property Rights or other trade secret material to Cherry U.K., or (iv) challenging

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the license or legally enforceable right to use of the Third Party Intellectual
Rights by Cherry U.K. or any of its Subsidiaries.

     6.14.3. To the Knowledge of Shareholder, all material patents, registered trademarks, registered designs, service marks and copyrights held by Cherry U.K. and its Subsidiaries are valid and subsisting. To the Knowledge of Shareholder, there is no material unauthorized use, infringement or misappropriation of the Cherry U.K. Intellectual Property by any third party, including any employee or former employee of Cherry U.K. or any of its subsidiaries. Cherry U.K. and each of its Subsidiaries has complied with all requirements of the Data Protection Act 1984 and in particular: (a) has registered as a data user under that Act for all purposes for which registration is required by the business as carried on by Cherry U.K.; and (b) has complied with the data protection principles. No member of the Cherry U.K. Group has received any notice letter or complaint alleging a breach by it of the provisions of the Data Protection Act 1984 and has no reason to believe that circumstances exist which may give rise to such a notice letter or complaint.

     Section 6.15. Tangible Assets. The buildings, machinery, equipment, and other tangible assets that Cherry U.K. and its Subsidiaries own and lease are free from material defects (patent and latent), have been maintained in accordance with normal industry practice, and are in good operating condition and repair (subject to normal wear and tear).

     Section 6.16. Inventory. Neither Cherry U.K. nor any of its Subsidiaries owns any inventory.

     Section 6.17. Contracts. The Shareholder Disclosure Schedule lists the following contracts and other agreements to which Cherry U.K. or any of its Subsidiaries is a party:

          (a) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $25,000 per annum;

          (b) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year or involve consideration in excess of $25,000;

          (c) any agreement concerning a partnership or joint venture;

          (d) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $100,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

          (e) any material agreement concerning confidentiality or noncompetition;

          (f) any material agreement with any Affiliates of Cherry U.K. or any of its Subsidiaries or any other Connected Person (as defined in Section 839 Income and Corporation Taxes Act 1988);

          (g) any profit sharing, stock option, stock purchase, stock appreciation, deferred compensation, severance, or other material plan or arrangement for the benefit of its current or former directors, officers, and employees;

          (h) any agreement under which any other Person is entitled to act as agent for Cherry U.K. or any of its Subsidiaries;

          (i) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $100,000 or providing material severance benefits;

          (j) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees or any other Connected Person outside the Ordinary Course of Business;

          (k) any agreement under which the consequences of a default or termination could have a Cherry U.K. Material Adverse Effect not identified on any other Schedule hereto; and

          (l) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $25,000.

     Cherry U.K. shall deliver to World Access concurrent with the delivery of the Shareholder Disclosure Schedule or make available for World Access's review a correct and complete copy of each written agreement listed in the Shareholder Disclosure Schedule (as amended to date), which shall be deemed to be Schedules for purposes of Section 14.12 hereof, and a written summary setting forth the material terms and conditions of each oral agreement referred to in the Shareholder Disclosure Schedule. Except as set forth on the Shareholder Disclosure Schedule, to the Knowledge of Shareholder, with respect to each such agreement: (a) the agreement is legal, valid, binding, enforceable, and in full force and effect in all material respects; (b) no party is in material breach or default, and no event has occurred which with notice or lapse of time would constitute a material breach or default, or permit termination, modification, or acceleration, under the agreement; and (c) no party has repudiated any material provision of the agreement.

     Section 6.18. Notes and Accounts Receivable. All notes and accounts receivable of each of Cherry U.K. and its Subsidiaries are reflected properly on its books and records, are valid receivables, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Cherry U.K. Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for operations and transactions through the Closing Date in the Ordinary Course of Business of Cherry U.K.

     Section 6.19. Insurance. Each of Cherry U.K. and its Subsidiaries has been and is insured with respect to its properties and conduct of its business in such amounts and against such risks as are reasonable in relation to its business and will maintain such insurance at least through the Effective Time.

     Section 6.20. Litigation.  Neither Cherry U.K. nor any of its Subsidiaries
(a) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (b) is a party or, to the Knowledge of Shareholder, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator, and to the Knowledge of Shareholder, no reasonable basis therefor exists. No order has been made, petition presented or resolution passed for the winding up of Cherry U.K. or any of its Subsidiaries.

     Section 6.21. Employees. To the Knowledge of Shareholder, no executive, key employee, or significant group of employees plans to terminate employment with Cherry U.K. or its Subsidiaries during the next six months. Neither Cherry U.K. nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement or any agreement with any trade union or any other body representing employees and neither Cherry U.K. nor any of its Subsidiaries has done anything that might result in such an agreement or arrangement being implied, nor has it experienced any strike or material grievance, claim of unfair labor practices, or other organized labor or collective bargaining dispute within the past three years.

     Section 6.22. Employee Benefits.

     6.22.1. The Cherry U.K. Plans are the only arrangements under which Cherry U.K. and its Subsidiaries have or may have any obligation (whether or not legally binding) to provide or contribute towards pension, lump sum, death, ill-health, disability or accident benefits in respect of their past or present officers and employees.

     6.22.2. True and complete details of the Cherry U.K. Plans are set out in the Shareholder Disclosure Schedule, including in particular: (a) copies of all documentation governing the Cherry U.K. Plans and of any announcements, valuations or accounts relating to them; (b) details of all officers and employees of Cherry U.K. and its Subsidiaries who are members of the Cherry U.K. Plans, and of any other members of the Plans; (c) details of the exercise of any powers under the Cherry U.K. Plans to provide additional benefits in respect of any members of the Plans; and (d) details of the Cherry U.K. Plans' assets and liabilities.

     6.22.3. The Cherry U.K. Plans are exempt approved schemes within the meaning of Section 592 of the Income and Corporation Taxes Act 1988, and there is no reason why approval may be withdrawn.

     6.22.4. If any Cherry U.K. Plan is a contracted-out scheme within the meaning of the Pension Schemes Act 1993, there is in force a contracting out certificate covering Cherry U.K. and its Subsidiaries, and there is no reason why the certificate might be cancelled.

     6.22.5. No proposal or announcement has been made to any officer or employee of Cherry U.K. or its Subsidiaries about the introduction, continuance, increase or improvement of any pension, lump sum, death, ill-health, disability or accident benefit.

     6.22.6. The respective assets of the Cherry U.K. Plans are sufficient to satisfy their respective liabilities (current and contingent) as at the date of this Agreement.

     6.22.7. All contributions due to the Cherry U.K. Plans, all insurance premiums due in respect of the Cherry U.K. Plans and all taxes and expenses in respect of the Cherry U.K. Plans have been duly paid. The contributions in respect of each Cherry U.K. Plan have been paid at the rates recommended in the last actuarial valuation of such Plan.

     6.22.8. Cherry U.K., its Subsidiaries and the trustees of the Cherry U.K. Plans have complied in all material respects with their obligations under and in respect of the Cherry U.K. Plans.

     6.22.9. No discrimination on grounds of sex is or has at any stage been made in the provision of pension, lump sum, death, ill-health, disability or accident benefits by Cherry U.K. or its Subsidiaries.

     6.22.10. No claims (other than routine claims for benefits), complaints to the Pensions Ombudsman or reports to the Occupational Pensions Regulatory Authority have been made or are pending or threatened in respect of the provision of (or failure to provide) pension, lump sum, death, ill-health, disability or accident benefits by Cherry U.K. or its Subsidiaries. There is no fact or circumstance likely to give rise to such claims or complaints.

     6.22.11. Full and accurate particulars in relation to each officer and employee of the Cherry U.K. Group, including full name, age, sex, marital status, date of commencement of employment (including employment with a previous employer which counts as continuous employment for the purposes of the Employment Rights Act 1996 or any similar enactment in the jurisdiction in which Cherry U.K. is incorporated) and terms and conditions of employment are given in the Shareholder Disclosure Schedule (if appropriate by reference to disclosed standard terms and conditions of employment) and the officers and employees listed in the Shareholder Disclosure Schedule are all the officers and employees of Cherry U.K.

     6.22.12. Since the date of the Cherry U.K. Most Recent Balance Sheet: (a) there have been no changes in the remuneration of any officer or employee of Cherry U.K. whose remuneration as at the Cherry U.K. Most Recent Balance Sheet Date was in excess of $50,000 per annum; (b) other than normal annual increases, there have been no changes in the rate of remuneration of any other officer or employee of Cherry U.K.; and (c) there has been no change in the terms and conditions of employment (other than remuneration) of any officer or employee of Cherry U.K.

     6.22.13. Cherry U.K. has complied with, and fulfilled all the requirements of, its Memorandum and Articles of Association and of any statutes, regulations and general law in relation to its employees.

     6.22.14. The Cherry U.K. Group does not operate, nor has it proposed or agreed to operate, for any of its officers or employees any incentive scheme or arrangement, option scheme or bonus or profit sharing scheme whether or not share based, nor are any of the Cherry U.K. Group's officers or employees participating in or entitled (now or at any time) to participate in or otherwise receive benefit from any such incentive scheme or arrangement, option scheme or bonus or profit sharing scheme.

     6.22.15. All subsisting contracts of service to which Cherry U.K. is a party are determinable on not more than three months' notice without compensation (other than compensation in accordance with the Employment Rights Act 1996, as amended).

     6.22.16. Details of those former officers or employees of Cherry U.K. whose employment has been terminated by Cherry U.K. within the twelve months before this Agreement have been included in the Shareholder Disclosure Schedule and in respect of such persons: (a) Cherry U.K. has not paid and has no liability to pay any sums to such persons in respect of the termination of their employment; and (b) no notice of the intention of any of such persons to assert any statutory or other claim for reinstatement of, or compensation for loss of, their employment has been received.

     6.22.17. Except as disclosed in the Shareholder Disclosure Schedule, there are no subsisting contracts for the provision by any person of any consultancy or other similar services.

     6.22.18. Except to the extent (if any) to which provision or allowance has been made in the Cherry U.K. Financial Statements: (a) no member of the Cherry U.K. Group has any liability in respect of any contract of service or for services for redundancy payments (including protective awards) or for compensation for wrongful dismissal or unfair dismissal or for failure to comply with any order for the reinstatement or re-engagement of any employees; and (b) no gratuitous payment has been made or promised by any member of the Cherry Group in connection with the actual or proposed termination or suspension of employment or variation of any contract of employment of any present or former director or employee.

     Section 6.23. Guaranties. Neither Cherry U.K. nor any of its Subsidiaries is a guarantor or otherwise is responsible for any liability or obligation (including indebtedness) of any other Person.

     Section 6.24. Environment, Health, and Safety.

     6.24.1. Each of Cherry U.K. and its Subsidiaries: (a) has complied with the Planning Acts and all other Environmental Laws, health, and safety laws of England and Wales in all material respects, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any such failure to comply; (b) has obtained and has at all times been and is in substantial compliance with all of the terms and conditions of all permits, licenses, and other authorizations, certifications and training which are required under Environmental Laws and all other environmental, health, and safety laws of England and Wales; (c) has complied in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules, and timetables which are contained in Environmental Laws and all other environmental, health, and safety laws of England and Wales; and (d) will provide World Access within ten Business Days hereof, with copies within its possession or control of all environmental assessments, complaints, claims, consent orders or agreements, notices of violations, governmental inquiries and permits issued or arising under or subject or relating or pursuant to Environmental Laws and all other environmental, health and safety laws of England and Wales for any property owned, now or in the past or to be acquired prior to Closing, by Cherry U.K. or any of its Subsidiaries, and such copies shall be deemed to be Schedules for purposes of Section 14.12 hereof.

     6.24.2. Neither Cherry U.K. nor any of its Subsidiaries has any material liability, and neither Cherry U.K. nor any of its Subsidiaries or any of their respective predecessors has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could give rise to any material liability, for contamination or damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under the Planning Acts and all other environmental, health, and safety law of England and Wales.

     Section 6.25. Licenses, Permits, Consents and Authorities. Cherry U.K. and each of its Subsidiaries has all necessary licenses (including statutory licenses), permits, consents and authorities (public and private) for the proper and effective carrying on of its business in the manner in which such business is now carried on. All such licenses, permits, consents and authorities are valid and subsisting and, to the Knowledge of Shareholder, there is no reason why any of them should be suspended, cancelled or revoked. Cherry U.K. does not carry on or purport to carry on in the United Kingdom any investment business within the meaning of the Financial Services Act 1986 and has never done so.

     Section 6.26. Proxy Statement. None of the information supplied or to be supplied by or on behalf of Cherry U.K. or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to the stockholders of New World Access, and at the time of the meeting of stockholders of New World Access to be held in connection with the Acquisition, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                                   ARTICLE 7

                                   COVENANTS

     Section 7.1. Conduct of the Business of Cherry U.K. and its
Subsidiaries. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated by any other provision of this Agreement, Shareholder shall use his best efforts to cause each of Cherry U.K. and its Subsidiaries to (a) conduct its business in the Ordinary Course; (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees; and (c) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. By way of amplification and not limitation, except as expressly contemplated by any other provision of this Agreement, Shareholder shall use his best efforts to ensure that neither Cherry U.K. nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of World Access, which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its memorandum and articles of association, charter or bylaws or equivalent organizational documents or pass any shareholders' resolutions (other than as contemplated by this Agreement);

          (b) other than the issuance of Cherry U.K. Options, issue, sell, pledge, dispose of, grant, transfer, lease, license, guarantee or encumber, or authorize the issuance, sale, pledge, disposition, grant, transfer, lease, license or encumbrance of (i) any shares of capital stock of Cherry U.K. or any of its Subsidiaries of any class, or securities convertible into or exchangeable or exercisable for any shares of such capital stock, or any options, warrants or other rights of any kind to acquire any shares of such capital stock, or any other ownership interest of Cherry U.K. or any of its Subsidiaries, or (ii) any property or assets of Cherry U.K. or any of its Subsidiaries;

          (c) (i) incur any indebtedness for borrowed money or issue any debt securities or assume, guarantee or endorse, or otherwise as an accommodation become responsible for, the obligations of any Person for borrowed money or make any loans or advances, (ii) other than in the Ordinary Course, terminate, cancel or request any material change in, or agree to any material change in, any contract or agreement listed in the Shareholder Disclosure Schedule or enter into any contract or agreement material to its business, results of operations or financial condition,
     (iii) make or authorize any capital expenditure, other than capital expenditures in the Ordinary Course that have been budgeted for calendar year 1998 and disclosed to World Access that are not, in the aggregate, in excess of $2,500,000, or (iv) enter into or amend any contract, agreement, commitment or arrangement that, if fully performed, would not be permitted under this Section 7.1;

          (d) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

          (e) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (f) amend the terms of, repurchase, redeem or otherwise acquire any of its securities or propose to do any of the foregoing;

          (g) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the Ordinary Course of Business of liabilities reflected or reserved against on the Cherry U.K. Most Recent Balance Sheet and only to the extent of such reserves;

          (h) take any action with respect to accounting policies or procedures, other than actions in the ordinary course of business consistent with past practice or as required by GAAP or U.K. GAAP, as the case may be;

          (i) make any tax election or settle or compromise any material federal, state or local income tax liability, or any income tax liability of any other jurisdiction, other than those made in the Ordinary Course of Business consistent with past practice and those for which specific reserves have been recorded on the Cherry U.K. Most Recent Balance Sheet and only to the extent of such reserves;

          (j) enter into or amend any contract, agreement, commitment or arrangement with, or enter into any transaction with, or make any payment to or on account or behalf of, any Affiliate of Cherry U.K. or any of its Subsidiaries; or

          (k) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of Cherry U.K. contained in this Agreement untrue or incorrect or prevent Cherry U.K. from performing or cause Cherry U.K. not to perform its covenants hereunder or result in any of the conditions to the Acquisition set forth herein not being satisfied.

     Section 7.2. Conduct of Business of World Access and its
Subsidiaries. During the period from the date of this Agreement to the Effective Time, except for any actions taken by World Access or New World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, each of World Access and its Subsidiaries shall (a) conduct its business in the Ordinary Course, (b) use its best efforts to maintain and preserve intact its business organization, employees, goodwill with customers and advantageous business relationships and retain the services of its officers and key employees, and (c) except as required by law or regulation, take no action which would adversely affect or delay the ability of any Party to obtain any Consent from any Regulatory Authorities or other approvals required for the consummation of the transactions contemplated hereby or to perform its covenants and agreements under this Agreement. By way of amplification and not limitation, except for any actions taken by World Access relating to any other acquisitions or business combinations with a non-Affiliate or as expressly contemplated by any other provision of this Agreement, neither World Access nor any of its Subsidiaries shall, between the date of this Agreement and the Effective Time, directly or indirectly, do, or agree to do, any of the following without the prior written consent of Cherry U.K., which consent shall not be unreasonably withheld or delayed:

          (a) amend or otherwise change its charter or bylaws or equivalent organizational documents;

          (b) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock, except that (i) any Subsidiary may pay dividends or make other distributions to World Access or any other Subsidiary and (ii) World Access or New World Access may adopt a rights plan or "poison pill";

          (c) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

          (d) sell, transfer, license, sublicense or otherwise dispose of any material assets having a value in excess of $10,000,000; or

          (e) authorize or enter into any formal or informal agreement or otherwise make any commitment to do any of the foregoing or to take any action which would make any of the representations or warranties of World Access contained in this Agreement untrue or incorrect or prevent World Access from performing or cause World Access not to perform its covenants hereunder or result in any of the conditions to the Acquisition set forth herein not being satisfied.

     Section 7.3. Access to Books and Records. Each of the Parties will, and each of Cherry U.K. and World Access shall use its best efforts to cause each of its respective Subsidiaries to, permit representatives of the other Parties to have reasonable access at all reasonable times, and in a manner so as not to interfere with the normal business operations, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of the Parties and their Subsidiaries in accordance with reasonable procedures required by the Parties that are designed to minimize the impact on each Party's business. Each of the Parties will treat and hold as such any Confidential Information it receives from any of the Parties and their Subsidiaries in the course of the reviews contemplated by this Section, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return all tangible embodiments (and all copies thereof), to whichever of the Parties that originally disclosed such embodiments, which are in its possession.

     Section 7.4. Preparation of Proxy Statement. In connection with the meeting of its stockholders to be held to approve the U.S. Merger and the transactions contemplated hereby, New World Access shall prepare a proxy statement for submission to its stockholders (the "Proxy Statement"). Cherry U.K. shall promptly furnish, and Shareholder shall use his best efforts to cause Cherry U.K. to promptly furnish, to New World Access all information concerning its business and financial statements and affairs which, in the reasonable judgment of New World Access or its counsel, may be required or appropriate for inclusion in the Proxy Statement and shall take such other action as they may reasonably request in connection with the Proxy Statement.

                                   ARTICLE 8

                             ADDITIONAL AGREEMENTS

     Section 8.1. Best Efforts; Cooperation. Subject to the terms and conditions herein provided, each of the Parties agrees to use its best efforts promptly to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or otherwise, including attempting to obtain all necessary Consents, to consummate and make effective, as soon as practicable, the transactions contemplated by this Agreement.

     Section 8.2. Regulatory Matters.

     8.2.1. Following the execution and delivery of this Agreement, World Access, Shareholder and Cherry U.K. shall cause to be prepared and filed all required applications and filings with the Regulatory Authorities which are necessary or contemplated for the obtaining of the Consents of the Regulatory Authorities and the consummation of the Acquisition, including any Consents required to be obtained under the HSR Act. Such applications and filings shall be in such form as may be prescribed by the respective government agencies and shall contain such information as they may require. The Parties hereto will cooperate with each other and use reasonable efforts to prepare and execute all necessary documentation, to effect all necessary or contemplated filings and to obtain all necessary or contemplated Consents of the Regulatory Authorities and third parties which are necessary or contemplated to consummate the transactions contemplated by this Agreement, including the stockholders of New World Access. Each of the Parties shall have the right to review and approve in advance, which approval shall not be unreasonably withheld, any filing made with, or written material submitted to, any Regulatory Authority in connection with the transactions contemplated by this Agreement.

     8.2.2. Each Party will furnish the other Parties with all information concerning itself, its Subsidiaries, directors, officers and stockholders, as applicable, and such other matters as may be necessary or advisable in connection with any statement or application made by or on behalf of any such Party to any governmental body in connection with the transactions, applications or filings contemplated by this Agreement. Upon request, the Parties hereto will promptly furnish each other with copies of written communications received by them or their respective Subsidiaries from, or delivered by any of the foregoing to, any governmental body in respect of the transactions contemplated hereby.

     Section 8.3. Indemnification Regarding the Proxy Statement.

     8.3.1. New World Access and World Access agree to indemnify, defend and hold harmless Shareholder and Cherry U.K. and each of their respective present and former officers, directors, employees, agents and representatives, as the case may be, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by the indemnifying Party and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by the indemnifying Party to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     8.3.2. Shareholder agrees to indemnify, defend and hold harmless World Access and New World Access and each of their respective present and former officers, directors, employees, agents and representatives, as the case may be, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange
Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by Shareholder and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by Shareholder to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     8.3.3. Cherry U.K. agrees to indemnify, defend and hold harmless World Access and New World Access and each of their respective present and former officers, directors, employees, agents and representatives, as the case may be, from and against all losses, expenses, claims, damages or liabilities to which any of them may become subject under applicable laws (including the Exchange
Act), and will reimburse each of them for any legal, accounting or other expenses reasonably incurred in connection with investigating or defending any such actions, whether or not resulting in liability, insofar as such losses, expenses, claims, damages or liabilities arise out of or are based upon any untrue statement or alleged untrue statement of material fact provided by Cherry U.K. and contained in the Proxy Statement or arise out of or are based upon the omission or alleged omission by Cherry U.K. to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     Section 8.4. Notice of Developments. Each of the Parties will give prompt written notice to other Parties of any material adverse development that causes or is likely to cause a material breach of any of its representations and warranties contained in this Agreement. Such disclosure by any Party pursuant to this Section shall be deemed to amend or supplement any disclosure contained in the Schedules attached hereto to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

     Section 8.5. Notices and Consents. Each of the Parties will give any notices (and will cause each of the Parties within their control to give any notices) to third parties, and will use their reasonable efforts to obtain (and will cause each of the Parties within their control to use their reasonable efforts to obtain) any third-party consents that may be required to consummate the transactions contemplated hereby.

     Section 8.6. Indemnity. Subject to the provisions of laws of England and Wales, New World Access shall cause Cherry U.K. to keep in effect provisions of its memorandum and articles of association and other organizational documents under the laws of England and Wales providing for exculpation of director and officer liability and its indemnification of each Person who is now an officer or director of Cherry U.K. (individually, an "Indemnified Party" and collectively, the "Indemnified Parties") to the fullest extent permitted under the provisions of the laws of England and Wales, which provisions shall not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification. The provisions of this Section shall survive the consummation of the Acquisition and expressly are intended to benefit each of the Indemnified Parties.

     Section 8.7. Exclusive Dealing.

     8.7.1. Shareholder shall not, nor shall Shareholder authorize or permit Cherry U.K. or any officer, director of employee of, or any attorney or other advisor or representative of, Cherry U.K. to, (i) solicit or initiate, or encourage the submission of, any Acquisition Proposal or (ii) except in connection with fulfilling its duties described in Section 10.8.5 in the U.S. Merger Agreement, participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

     8.7.2. Shareholder shall cause the Board of Directors of Cherry U.K. not to
(i) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (ii) enter into any type of agreement or letter of intent with respect to any Acquisition Proposal.

     8.7.3. If, (i) prior to the termination of this Agreement, Cherry U.K. enters into or proposes to enter into an agreement or letter of intent with respect to any Acquisition Proposal, Shareholder shall concurrently with Cherry U.K. entering into such agreement or letter of intent or the receipt of such approval pay, or cause to be paid, in same day funds to World Access, all of the costs and expenses incurred by World Access in connection with this Agreement, including fees and expenses of its financial advisors, accountants and counsel (the "Expenses"), or (ii) an Acquisition Proposal shall have been made prior to the termination of this Agreement and within one year of such termination Cherry U.K. enters into an agreement or letter of intent with respect to, or approves or recommends or takes any action to facilitate such Acquisition Proposal, Shareholder shall pay, or cause to be paid, in same day funds upon demand, the Expenses, provided that, so long as Cherry U.K. is not then in breach of any of its obligations herein, no payment shall be due to World Access under subpart
(ii) above if, (A) at the time of the termination of this Agreement, Shareholder shall desire in good faith to proceed with the transactions contemplated hereby, and World Access shall elect not to do so, (B) any Regulatory Authority prohibits the consummation of the transactions contemplated hereby or refuses to give any required Consent, or (C) the conditions to Closing set forth in Article 10 hereof are not satisfied, provided that Shareholder has used all reasonable efforts to satisfy such conditions, or the conditions to Closing set forth in
Article 13 hereof are not satisfied. The Parties acknowledge that damages in the event of a breach of this Section 8.7 will be difficult to ascertain and that the Expenses are intended to be full liquidated damages and such damages represent the Parties' best estimate of such damages. The parties expressly acknowledge that the foregoing liquidated damages are intended not as a penalty but as full liquidated damages in the event of a breach of this Section 8.7, and World Access acknowledges the Expenses are its sole and exclusive remedy for a breach of this Section 8.7.

     8.7.4. In addition to the obligations set forth in Sections 8.7.1, 8.7.2 and 8.7.3 above, Shareholder shall immediately advise World Access orally and in writing of any request for information or of any Acquisition Proposal, or any inquiry with respect to or which could lead to any Acquisition Proposal, the material terms and conditions of such request, Acquisition Proposal or inquiry, and the identity of the Person making any Acquisition Proposal or inquiry. Shareholder shall keep World Access fully informed of the status and details (including amendments or proposed amendments) of any such request, Acquisition Proposal or inquiry.

     Section 8.8. Investment Representations. Shareholder and each Cherry U.K. Optionholder covenants and agrees that he is (i) acquiring the New World Access Stock or the New World Access Option (as the case may be) to be issued in connection herewith for his own account and not with a view to, or for resale in connection with, any distribution thereof; (ii) understands and acknowledges that such New World Access Stock or the New World Access Option (as the case may be) has not been registered under the Securities Act or any state securities laws by reason of certain exemptions from the registration provisions thereof which depend upon, among other things, the bona fide nature of his investment intent as expressed herein; (iii) is able to bear the economic risk of an investment in such New World Access Stock or the New World Access Option (as the case may be) and has such knowledge and experience in financial and business matters that he is capable of evaluating the risks and merits of such New World Access Stock or the New World Access Option (as the case may be); (iv) has been provided with all information or been given access to all information with respect to New World Access which he believes might affect its decision whether to effect the transactions contemplated hereby; and (v) understands and acknowledges that such New World Access Stock or New World Access Options issued pursuant to this Agreement (as the case may be) will be "restricted securities" (as that term is defined in Rule 144 under the Securities Act) and that the certificate representing such New World Access Stock or the New World Access Option (as the case may be) will bear a legend restricting transfer unless (A) the transfer is exempt from the registration requirements under the Securities Act and any applicable state securities law and an opinion of counsel reasonably satisfactory to New World Access that such transfer is exempt therefrom is delivered to New World Access or (B) the transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities law. In determining to proceed with the transactions contemplated hereby, Shareholder and each Cherry U.K. Optionholder has relied solely on the results of his own independent investigation with respect to World Access and New World Access and the shares of New World Access Stock or the New World Access Option (as the case may be), upon the representations and statements of World Access and New World Access set forth herein and upon the World Access SEC Reports. Shareholder and each Cherry U.K. Optionholder acknowledges that the representations and statements to it by World Access and New World Access set forth herein and by World Access in the World Access SEC Reports constitute the sole and exclusive representations, warranties, covenants and statements of World Access and New World Access or any of its officers, directors, shareholders or other affiliates in connection with the transactions contemplated hereby, and Shareholder and each Cherry U.K. Optionholder understands, acknowledges and agrees that all other representations, warranties, covenants and statements of any kind or nature, whether oral or contained in any writing other than this Agreement and each of the other documents contemplated hereby, are specifically disclaimed by World Access and New World Access.

                                   ARTICLE 9

                 EFFECTIVE TIME; CLOSING; DELIVERIES AT CLOSING

     Section 9.1. Effective Time; Closing. The transactions contemplated by this Agreement shall be effective for all purposes upon the execution and delivery of this Agreement by all of the Parties and the satisfaction by all Parties of the terms and conditions of Articles 9 through 12 hereof (the "Effective Time"). Unless otherwise agreed upon in writing by the Parties, the closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Rogers & Hardin, 2700 International Tower, 229 Peachtree Street, Atlanta, Georgia 30303, commencing at 10:00 a.m. local time, as soon as practicable following the satisfaction or waiver of the conditions set forth in Articles 10 through 12 hereof, but in no event later than two business days thereafter (the date of such being referred to herein as the "Closing Date"), unless otherwise mutually agreed to by the Parties.

     Section 9.2. Deliveries by Shareholder. At the Closing, Shareholder shall deliver, or cause Cherry U.K. to deliver, as the case may be, to New World Access each of the following:

          (a) duly executed share transfers in respect of the Shares in favor of New World Access, or as it may direct, together with the relative share certificates and any power of attorney or other authority under which such transfers have been executed;

          (b) written resignations and releases executed as Deeds under hand or under seal, in the agreed form, from the Secretary of Cherry U.K. and the Directors (except from those persons expressly exempted from this requirement by New World Access on or before the Closing Date), resigning their offices and releasing Cherry U.K. and the Subsidiaries from all claims and rights of action whatsoever, whether in respect of breach of contract, compensation for loss of office, unfair dismissal, redundancy or in respect of any loan or other indebtedness, or on any other account whatsoever;

          (c) the Common Seal, Certificate of Incorporation and all the statutory books of Cherry U.K. and the Subsidiaries properly written up to the day prior to the Closing Date, namely the Register of Members, Register of Mortgages, Register of Directors and Secretaries, Register of Directors' Interests, the Books of Account and the Minute Books of Meetings of Cherry U.K. and the Subsidiaries and of their Boards of Directors;

          (d) share certificates in respect of all the issued shares in the capital of the Subsidiaries and duly executed transfers of any share or shares in the Subsidiaries not registered in the name of Cherry U.K. or any of the Subsidiaries in favor of such Persons as New World Access shall direct;

          (e) irrevocable powers of attorney (in such form as New World Access may require) executed by Shareholder in favor of New World Access, or its nominees, enabling New World Access, or its nominees, pending registration of the transfers of the Shares, to exercise all voting and other rights attaching to the Shares and to appoint proxies for such purpose;

          (f) The Escrow Agreement;

          (g) The Option Escrow Agreement; and

          (h) Such other separate instruments or documents that New World Access may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement, including all regulatory and contractual consents of third parties.

     Section 9.3. Deliveries by New World Access. At the Closing, New World Access shall deliver to Shareholder each of the following:

          (a) Resolutions of the Board of Directors of New World Access authorizing the execution and delivery of this Agreement and the Ancillary Documents by New World Access and the performance of its obligations hereunder and thereunder, certified by the Secretary of New World Access;

          (b) A certificate of the Secretary of State of Delaware dated as of a recent date as to the good standing of New World Access in such state;

          (c) A certificate of the Secretary of State of each jurisdiction of incorporation or organization of each New World Access Subsidiary dated as of a recent date as to the due organization and existence of such Subsidiary in each such jurisdiction;

          (d) The certificates representing the Share Consideration in accordance with Section 2.2 hereof and the option agreements representing the New World Access Options;

          (e) The Escrow Agreement;

          (f) The Option Escrow Agreement; and

          (g) Such other separate instruments or documents that Shareholder may reasonably deem necessary or appropriate in order to consummate the transactions contemplated by this Agreement, including all regulatory and contractual consents of third parties.

                                   ARTICLE 10

                          MUTUAL CONDITIONS TO CLOSING

     The obligations of the Parties to consummate the transactions provided for herein shall be subject to the satisfaction of the following conditions, unless waived as hereinafter provided for:

     Section 10.1. Board Meeting of Cherry U.K. and Subsidiaries. Shareholder shall cause to be duly held a meeting of Cherry U.K. and, where necessary, of its Subsidiaries and of the Board of Cherry U.K. and of its Subsidiaries validly to effect or execute or validly to resolve to effect or execute:

          (a) the approval of the said transfers of the Shares to New World Access, its nominees, the issue to New World Access, its nominees of share certificates in respect of those shares and the registration of New World Access or its nominees as holders of those shares (subject only to those transfers being represented duly stamped);

          (b) the appointment as Directors and Secretary of Cherry U.K. and the Subsidiaries of such persons as New World Access may nominate, subject to such persons consenting to such appointment and not being disqualified in law or under the Articles of Association of Cherry U.K. or the relevant Subsidiary from holding such offices;

          (c) the revocation of all existing bank mandates and the issue of new mandates in relation to Cherry U.K. and the Subsidiaries to such bank or banks and in such form as New World Access may direct;

          (d) the sealing of the certificates representing the Shares in favor of New World Access;

          (e) any other business which may be necessary or desirable to give full and valid effect to the sale and purchase provided for in this Agreement or as New World Access may reasonably require; and

          (f) the Shareholder shall supply duly signed minutes of all such meetings to New World Access at the Closing.

     Section 10.2. Regulatory Approvals. All necessary Consents of the Regulatory Authorities (including the FCC and the PUCs) shall have been obtained and all notice and waiting periods required by law (including any waiting period applicable to the Acquisition under the HSR Act) to pass after receipt of such Consents shall have been terminated or shall have expired, and all conditions to consummation of the Acquisition set forth in such Consents shall have been satisfied. New World Access shall have received all permits or other authorizations or confirmations as to the availability of exemptions from registration requirements under all federal, state and foreign securities laws as may be necessary to issue shares of New World Access Stock pursuant to this Agreement.

     Section 10.3. Litigation. There shall be no actual or threatened causes of action, investigations or proceedings (a) challenging the validity or legality of this Agreement or the consummation of the transactions contemplated by this Agreement; (b) seeking damages in connection with the transactions contemplated by this Agreement; or (c) seeking to restrain or invalidate the transactions contemplated by this Agreement, which, in the case of (a) through (c), and in the reasonable judgment of New World Access and Shareholder, based upon advice of counsel, would have a material adverse effect with respect to the interests of New World Access and Shareholder, as the case may be.

     Section 10.4. Proxy Statement. The Proxy Statement with respect to the transaction contemplated hereby and the U.S. Merger shall have been filed with the SEC and any other Regulatory Authorities for review and comment and shall have been authorized for mailing, either by notice from the SEC or the lapse of time for review and comment by the SEC or such Regulatory Authority.

     Section 10.5. Consummation of Holding Company Reorganization. The Holding Company Reorganization shall have been consummated.

     Section 10.6. Resignations. New World Access shall have received the resignations, effective as of the Closing, of each director and officer of Cherry U.K., other than those whom shall have been agreed upon by the Parties as specified in writing at least 30 days prior to the Closing.

     Section 10.7. Escrow Agreement. The Escrow Agent shall have executed and delivered the Escrow Agreement.

     Section 10.8. Option Escrow Agreement. The Option Escrow Agent shall have executed and delivered the Option Escrow Agreement.

     Section 10.9. Material Condition. There shall not be any action taken, or any statute, rule, regulation or order enacted, entered, enforced or deemed applicable to the Acquisition by any Regulatory Authority which, in connection with the grant of any Consent by any Regulatory Authority, imposes, in the judgment of the Parties any material adverse requirement upon the Parties, or any one of them, provided that no such term or condition imposed by any Regulatory Authority in connection with the grant of any Consent by any Regulatory Authority shall be deemed to be a material adverse requirement unless it materially differs from terms and conditions customarily imposed by any such entity in connection with the acquisition of corporations under similar circumstances.

     Section 10.10. Consents. All Consents of third parties required in connection with the transactions contemplated hereby shall have been obtained, except where the failure to obtain such Consents, in the aggregate, would not reasonably be expected to result in a World Access Material Adverse Effect or a Cherry U.K. Material Adverse Effect, provided that a Party which has not used all reasonable efforts to obtain a Consent may not assert this condition with respect to such Consent.

     Section 10.11. NASDAQ Listing. The shares of New World Access Stock to be issued hereunder shall have been approved upon official notice of issuance for quotation on NASDAQ or listing on a national securities exchange agreed upon by the Parties in writing prior to the Closing.

     Section 10.12. U.S. Merger Transaction. The U.S. Merger shall have been consummated.

                                   ARTICLE 11

               CONDITIONS TO THE OBLIGATIONS OF NEW WORLD ACCESS

     The obligations of New World Access to consummate the Acquisition are subject to the fulfillment of each of the following conditions, unless waived by World Access or New World Access:

     Section 11.1. Representations and Warranties. The representations and warranties of Cherry U.K. set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 11.2. Performance of Obligations. Shareholder and Cherry U.K. shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time.

     Section 11.3. Certificate Representing Satisfaction of
Conditions. Shareholder and Cherry U.K. shall have delivered to New World Access a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 11.1 and 11.2 hereof, and such certificate shall be deemed to constitute additional representations, warranties, covenants, and agreements of Shareholder and Cherry U.K. under this Agreement.

     Section 11.4. Tax Opinion. New World Access shall have received an opinion, dated the Closing Date, from Rogers & Hardin LLP, based upon customary representations and warranties, to the effect that no gain or loss will be recognized by New World Access as a result of the transactions contemplated hereby.

     Section 11.5. Material Adverse Change. Since the date of this Agreement, there shall not have been any Cherry U.K. Material Adverse Effect.

                                   ARTICLE 12

                    CONDITIONS TO OBLIGATIONS OF SHAREHOLDER

     The obligations of Shareholder to consummate the Acquisition are subject to the fulfillment of each of the following conditions, unless by Shareholder:

     Section 12.1. Representations and Warranties. The representations and warranties of the other Parties set forth in this Agreement and in any certificate or document delivered pursuant hereto shall be true and correct in all material respects as of the date of this Agreement and as of all times up to and including the Effective Time (as though made on and as of the Effective Time except to the extent such representations and warranties are by their express provisions made as of a specified date and except for changes therein contemplated by this Agreement).

     Section 12.2. Performance of Obligations. New World Access and World Access shall have performed all covenants, obligations and agreements required to be performed by them under this Agreement prior to the Effective Time.

     Section 12.3. Certificate Representing Satisfaction of Conditions. New World Access and World Access shall each have delivered to Shareholder a certificate dated as of the Closing Date as to the satisfaction of the matters described in Sections 12.1 and 12.2 hereof, and such certificates shall be deemed to constitute additional representations, warranties, covenants, and agreements of New World Access and World Access under this Agreement.

     Section 12.4. Tax Opinion. Shareholder shall have received an opinion, dated the Closing Date, from Long, Aldridge & Norman, based on customary representations and warranties, to the effect that no gain or loss will be recognized by Shareholder as a result of the transactions contemplated hereby.

     Section 12.5. Material Adverse Change. Since the date of this Agreement, there shall not have been any World Access Material Adverse Effect.

                                   ARTICLE 13

                                  TERMINATION

     Section 13.1. Termination of Agreement. This Agreement may be terminated at any time prior to the Closing:

          (a) by mutual written consent duly authorized by the Boards of Directors of New World Access, World Access and Cherry U.K. and Shareholder at any time prior to the Effective Time; or

          (b) by World Access or New World Access at any time prior to the Effective Time, if (i) there has been a material breach of a representation, warranty, covenant or agreement of Shareholder and Cherry U.K., and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or (ii) either World Access or New World Access determines in their respective sole good faith judgment, within thirty (30) days of the delivery of the Shareholder Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of Shareholder and Cherry U.K. in Article 6 hereof, provided that World Access or New World Access shall inform Cherry U.K. upon such termination as to the reasons for its determination; or

          (c) by Shareholder and Cherry U.K. at any time prior to the Effective Time, if (i) there has been a material breach of a representation, warranty, covenant, or agreement of World Access or New World Access, and such breach has not been cured or is incapable of being cured within 15 days of notice of such breach; or (ii) Shareholder and Cherry U.K. determine, in their respective sole good faith judgment, within thirty (30) days of the delivery of the World Access Disclosure Schedule, that the exceptions set forth therein are materially adversely different from the representations and warranties of New World Access and World Access in
     Article 5 hereof, provided that Shareholder and Cherry U.K. shall inform New World Access and World Access upon such termination as to the reasons for its determination; or

          (d) by New World Access, World Access or Shareholder if the Closing has not occurred by November 1, 1998, unless extended by mutual written consent of New World Access, World Access and Shareholder, duly authorized by the board of director of New World Access (provided that the right to terminate this Agreement under this Section shall not be available to any Party whose failure to perform any material covenant or obligation or whose breach of a representation or warranty under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such date); or

          (e) by New World Access, World Access or Shareholder if the U.S. Merger is terminated for any reason in accordance with its terms.

     Section 13.2. Effect of Termination and Breach. In the event of termination of this Agreement as provided in Section 13.1, this Agreement and the Ancillary Documents shall forthwith become void and have no effect, without any liability or obligation on the part of any Party, other than any liability or obligation arising under the provisions of this Section 13.2 and Sections 8.7.3, 14.3 and 14.13; provided, however, that in no event shall such termination relieve any Party of liability for any breach by such Party of any of its covenants and agreements set forth herein and in the Ancillary Documents, and further provided, that no Party shall have any liability hereunder for any breach of a representation or warranty of such Party except to the extent that such breach shall have been the result of common law fraud, intentional omission, deliberate concealment or gross negligence.

     Section 13.3. Confidentiality Upon Termination. In the event of any termination of this Agreement for any reason, including any breach by any of the Parties, each Party shall treat as confidential and shall not disclose, or use directly or indirectly for their benefit or any third party's benefit or to the detriment of any other Party in any manner whatsoever, or permit others under their control to disclose, or to use, Confidential Information concerning the other Parties obtained pursuant to or in connection with the Acquisition which is not generally known to the trade or a matter of public knowledge.

     Section 13.4. Specific Performance. The Parties hereto agree that money damages or other remedy at law would not be a sufficient or adequate remedy for any breach or violation of, or a default under, this Agreement and the Ancillary Documents by them and that in addition to all other remedies available to them, each of them shall be entitled to the fullest extent permitted by law to an injunction restraining such breach, violation or default or threatened breach, violation or default and to any other equitable relief, including specific performance, without bond or other security being required.

                                   ARTICLE 14

                               GENERAL PROVISIONS

     Section 14.1. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement shall survive the Effective Time. This Section shall not limit any covenant or agreement of the Parties which by its terms contemplates performance after the Effective Time.

     Section 14.2. Press Releases and Public Announcements. No Party shall issue any press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of all of the other Parties; provided, however, that any Party may make any public disclosure it believes in good faith is required by applicable law (in which case the disclosing Party will use its best efforts to advise the other Parties at the earliest possible time prior to making such disclosure).

     Section 14.3. No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; provided, however, that the provisions in Articles 2, 3, and 4 hereof concerning payment of the Consideration contemplated by this Agreement and certain additional agreements are intended for the benefit of the stockholders of New World Access, Shareholder and the Cherry U.K. Optionholders.

     Section 14.4. Entire Agreement. This Agreement (including the Ancillary Documents) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof.

     Section 14.5. Succession and Assignment. This Agreement and the Ancillary Documents shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or the Ancillary Documents or any of its rights, interests, or obligations hereunder or thereunder without the prior written approval of all of the other Parties.

     Section 14.6. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

     Section 14.7. Notices. Notices to be given to Shareholder or Cherry U.K. hereunder shall be in writing and delivered personally to Shareholder or the designated officer of Cherry U.K., transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by Shareholder or Cherry U.K. in writing):

        Cherry Communications U.K. Limited
        c/o Resurgens Communications Group
        2210 Resurgens Plaza
        945 East Paces Ferry Road

        Atlanta, Georgia 30326
        Attention: Chief Executive Officer
        Telephone: (404) 261-6190
        Facsimile: (404) 233-2280

     with a copy to (which will not constitute notice to Shareholder or Cherry U.K.):

        Long, Aldridge & Norman
        Suite 5300
        One Peachtree Center
        303 Peachtree Street
        Atlanta, Georgia 30308-3201
        Attention: Clay C. Long, Esq.
        Telephone: (404) 527-4050
        Facsimile: (404) 527-4198

     Notices to be given to New World Access or World Access hereunder shall be in writing and delivered personally to the designated officer of New World Access, transmitted by facsimile, or deposited in the United States mail, certified and return receipt requested, postage prepaid, and addressed as follows (or to such other address as may be specified by New World Access or World Access in writing):

        WAXS Inc.
        c/o World Access, Inc.
        945 E. Paces Ferry Road, Suite 2240
        Atlanta, Georgia 30326
        Attention: Chief Executive Officer
        Telephone: (404) 231-2025
        Facsimile: (404) 365-9847

     with a copy to (which will not constitute notice to New World Access or World Access):

        Rogers & Hardin LLP
        2700 International Tower
        229 Peachtree Street, N.E.
        Atlanta, Georgia 30303
        Attention: Steven E. Fox, Esq.
        Telephone: (404) 420-4603
        Facsimile: (404) 525-2224

     Notices delivered personally shall be effective upon delivery. Notices transmitted by facsimile shall be effective when receipt is confirmed. Notices delivered by mail shall be effective upon the acceptance or rejection by the Person to whom they are addressed.

     Section 14.8. Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Georgia without giving effect to any choice or conflict of law provision or rule (whether of the State of Georgia or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Georgia.

     Section 14.9. Amendments and Waivers. The Parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by all of the Parties. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence. Notwithstanding the foregoing, a Cherry U.K. Optionholder shall become a Party hereto without the consent of any other Party hereto by executing and delivering to New World Access a counterpart of the signature page hereto.

     Section 14.10. Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

     Section 14.11. Construction. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. "Herein", "hereby", "hereunder", "hereof", "hereinbefore, "hereinafter" and other equivalent words refer to this Agreement as a whole and not solely to the particular Article or Section in which such word is used. When a reference is made in this Agreement to a Section or Exhibit, such reference shall be to a Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever any of the words "include", "includes" or "including" is used in this Agreement, it shall be deemed to be followed by the words "without limitation".

     Section 14.12. Incorporation of Exhibits and Schedules. The Exhibits and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

     Section 14.13. Transaction Costs. Each of the Parties shall be responsible for its own expenses in connection with the negotiation of this Agreement and the consummation of the transactions contemplated hereby, including those expenses incurred in connection with the Proxy Statement, attorneys' fees and disbursements, accounting fees and disbursements and investment banking fees and disbursements.

     IN WITNESS WHEREOF, each of the Parties hereto has caused its duly authorized officer to execute and deliver this Agreement as of the date first above written.

                                                    WORLD ACCESS, INC.

                                          By:      /s/ STEVEN A. ODOM
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Its:
                                            ------------------------------------

                                          WAXS INC.

                                          By:      /s/ STEVEN A. ODOM
                                            ------------------------------------
                                          Name:
                                              ----------------------------------
                                          Its:
                                            ------------------------------------

                                          Executed as a Deed

                                          By:       /s/ JOHN PHILLIPS
                                            ------------------------------------
                                                          Director

                                          Name:
                                              ----------------------------------

                                          By:       /s/ W. TOD CHMAR
                                            ------------------------------------
                                                     Director/Secretary

                                          Name:
                                              ----------------------------------

                                          For and on behalf of

                                          CHERRY COMMUNICATIONS U.K. LIMITED

                                          RENAISSANCE PARTNERS II

                                          By:       /s/ JOHN PHILLIPS
                                            ------------------------------------
                                          Name: John D. Phillips
                                          Its: Partner

                                          By:       /s/ W. TOD CHMAR
                                            ------------------------------------
                                          Name: W. Tod Chmar
                                          Its: Partner

                                          CHERRY U.K. OPTIONHOLDERS:

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                          --------------------------------------

                                                                      APPENDIX C

                      (THE ROBINSON HUMPHREY COMPANY, LLC)

                                  May 12, 1998
Board of Directors
World Access, Inc.
945 E. Paces Ferry Rd.
Suite 2240
Atlanta, GA 30326

Gentlemen:

     We understand that World Access, Inc. (the "Company") shall acquire through merger and reorganization Cherry Communications Incorporated d/b/a Resurgens Communications Group ("Resurgens") and through a share exchange Cherry Communications U.K. Limited ("Cherry U.K." and, together with Resurgens, the "Target") for aggregate consideration of up to 11,250,000 shares of the Company's common stock, approximately two-thirds of which is contingent upon the performance of Target over three years (the "Proposed Transaction"). The terms and conditions of the Proposed Transaction are set forth in more detail in the Agreement and Plan of Merger and Reorganization dated as of May 12, 1998 (the "Merger Agreement") and the Share Exchange Agreement and Plan of Reorganization dated as of May 12, 1998 (the "Exchange Agreement").

     We have been requested by the Company to render our opinion with respect to the fairness, from a financial point of view, to the Company of the consideration to be paid in the Proposed Transaction.

     In arriving at our opinion, we reviewed and analyzed: (1) the Merger Agreement and the Exchange Agreement, (2) such other publicly available information concerning the Company and Target which we believe to be relevant to our inquiry, (3) financial and operating information with respect to the business, operations and prospects of the Company and Target furnished to us by the Company or Target, (4) a trading history of the Company's common stock and a comparison of that trading history with those of other companies which we deemed relevant, (5) a comparison of the historical financial results and present financial condition of each of the Company and Target with those of other companies which we deemed relevant, and (6) a comparison of the financial terms of the Proposed Transaction with the terms of certain other recent transactions which we deemed relevant. In addition, we have had discussions with the managements of the Company and Target concerning their respective businesses, operations, assets, present condition and future prospects and undertook such other studies, analyses and investigations as we deemed appropriate.

     We have assumed and relied upon the accuracy and completeness of the financial and other information used by us in arriving at our opinion without independent verification. With respect to the financial forecasts/projections of the Company and Target, we have assumed that such forecasts/projections have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the managements of the Company and Target as to the future financial performance of the Company and Target. In addition, we have assumed the availability of Target net operating losses ranging from $40 million to $145 million to offset future income for U.S. federal income tax purposes. In arriving at our opinion, we have

                                      LOGO

Board of Directors
World Access, Inc.
May 12, 1998
Page Two

conducted only a limited physical inspection of the properties and facilities of the Company and Target and have not made nor obtained any evaluations or appraisals of the assets or liabilities of the Company or Target. Our opinion is necessarily based upon market, economic and other conditions as they exist on, and can be evaluated as of, the date of this letter.

     We have acted as financial advisor to the Company in connection with the Proposed Transaction and will receive a fee for our services which is contingent upon the consummation of the Proposed Transaction. In addition, the Company has agreed to indemnify us for certain liabilities arising out of the rendering of this opinion. We have also performed various investment banking services for the Company in the past (including serving as a managing underwriter in the follow-on public equity offering by the Company on September 26, 1996) and have received customary fees for such services. In the ordinary course of our business, we actively trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.

     Based upon and subject to the forgoing, we are of the opinion as of the date hereof that, from a financial point of view, the consideration to be paid in the Proposed Transaction is fair to the Company.

                                        THE ROBINSON-HUMPHREY COMPANY, LLC

                                               /s/ The Robinson-Humphrey
                                                      Company, LLC

                                                                      APPENDIX D

                                             UNITED STATES BANKRUPTCY COURT
                                             NORTHERN DISTRICT OF ILLINOIS
                                                    EASTERN DIVISION

IN RE:

CHERRY COMMUNICATIONS
INCORPORATED(d/b/a
RESURGENS COMMUNICATIONS                                    Chapter 11
GROUP),
                                                            Case No. 97 B 32873
Debtor.
                                                            Honorable Susan Pierson Sonderby
Tax Identification No. 36-3682357

                 DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION
                           DATED SEPTEMBER 2, 1998 *

Counsel for the Debtor and the Debtor-in-Possession:
Mark K. Thomas
B. Lane Hasler
Brian M. Graham
KATTEN MUCHIN & ZAVIS
525 West Monroe Street
Suite 1600
Chicago, Illinois 60661
312/902-5200

Date: Chicago, Illinois
     September 2, 1998

                         UNITED STATES BANKRUPTCY COURT
                         NORTHERN DISTRICT OF ILLINOIS
                                EASTERN DIVISION

IN RE:

CHERRY COMMUNICATIONS
INCORPORATED(d/b/a
RESURGENS COMMUNICATIONS                                    Chapter 11
GROUP),
                                                            Case No. 97 B 32873
Debtor.
                                                            Honorable Susan Pierson Sonderby
Tax Identification No. 36-3682357

                 DEBTOR'S SECOND AMENDED PLAN OF REORGANIZATION
                            DATED SEPTEMBER 2, 1998

     Cherry Communications Incorporated d/b/a Resurgens Communications Group, an Illinois corporation (the "Debtor"), hereby proposes the following second amended plan of reorganization (the "Plan") pursuant to Section 1121(a) of the Bankruptcy Code for the resolution of the Debtor's outstanding creditor claims and equity interests.

                                   ARTICLE I

                                  DEFINITIONS

     Capitalized terms used herein and not otherwise defined have the respective meanings given, and the rules of construction set forth, in Sections 101 and 102 of the Bankruptcy Code and, to the extent not defined herein or in the Bankruptcy Code, capitalized terms used herein have the meanings set forth in the Merger Agreement. In addition, the following capitalized terms used herein have the following respective meanings and such meanings shall be equally applicable to the singular and plural forms of the terms defined:

          1.1 "Administrative Convenience Claim" shall mean any Allowed Unsecured Claim in the amount of $500.00 or less, or any Allowed Unsecured Claim which the Holder of such claim elects to reduce to the amount of $500.00.

          1.2 "Administrative Creditor" shall mean any entity entitled to payment of an Administrative Expense Claim.

          1.3 "Administrative Expense Claim" shall mean and be the collective reference to all costs and expenses of administration of the Reorganization Case entitled to priority in payment under Sections 503(b) and 507(a)(1) of the Bankruptcy Code and quarterly fees payable to the United States Trustee pursuant to 28 U.S.C. Section 1930. Such claims shall include all fees and expenses of counsel to the Debtor and the Committee incurred after the Petition Date as well as all fees, costs and expenses (including attorneys' fees, costs and expenses) incurred after the Confirmation Date by the Reorganized Debtor, the Surviving Corporation, and the Disbursing Agents in connection with the implementation of the Plan.

          1.4 "Affiliate" shall have the meaning ascribed to such term by
     Section 101(2) of the Bankruptcy Code.

          1.5 "Allowed" shall mean, with respect to any Claim or Interest, (a) any Claim, Interest, or portion thereof against the Debtor which has been listed by the Debtor in its Schedules of Assets and Liabilities as liquidated in amount and not disputed or contingent, for which no contrary proof of claim has been filed and to which the Debtor, the Reorganized Debtor, the Surviving Corporation, or any other party in interest, as applicable, has not filed an objection within the time allowed for objections; (b) any timely filed Claim or Interest to which the Debtor, the Reorganized Debtor, the Surviving Corporation, or any other party in interest, as applicable, has not filed an objection within the time allowed for objections; (c) any timely filed Claim or Interest which has been allowed by Final Order; or (d) any timely filed Claim or Interest as to which the liability of the Debtor and the amount thereof have been determined by final order of a court of competent jurisdiction other than the Bankruptcy Court.

          1.6 "Allowed Claim" shall, with respect to a particular Claim (including, without limitation, any Administrative Convenience Claim, any Administrative Expense Claim, any Priority Claim, any Priority Tax Claim, any Secured Claim, any Unsecured Claim, and the WNS DIP Loan Claim), mean:
     (a) if the Holder of such Claim has not timely filed a proof of claim within the applicable period of limitations fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c)(3), the amount of zero; (b) if the Holder of such Claim has not timely filed a proof of claim within the applicable period of limitations fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c)(3), and if a timely objection is made to such Claim, such amount as shall be fixed by Final Order; (c) if the Holder of a Claim has timely filed a proof of claim within the applicable period of limitations fixed by the Bankruptcy Court pursuant to Bankruptcy Rule 3003(c)(3), then (i) the amount stated in such proof of claim, if no objection thereto has been interposed within the applicable period of limitations fixed by applicable Bankruptcy Rules or as otherwise fixed by Order of the Bankruptcy Court, or (ii) in the case of a Claim to which a timely objection has been made, such amount as shall be fixed by Final Order; or (d) with respect to a fee request by a professional employed pursuant to Bankruptcy Code Sections 327 or 1103, such amount as shall be fixed by Final Order.

          1.7 "Allowed Class . . . Claim" shall mean an Allowed Claim in the particular class described.

          1.8 "Allowed Interest" shall mean any Interest in the amount and of the priority classification set forth in the proof of such Interest that has been timely filed, or deemed timely filed or filed late, without objection by the Debtor, the Reorganized Debtor or the Surviving Corporation, or in the absence of such proof, as set forth in the Debtor's listing of Stockholders filed in this Reorganization Case, unless: (a) such Interest has been listed as disputed, contingent or unliquidated, in which case such Interest shall be allowed only in such amount and such classification as is authorized by a Final Order; (b) such Interest has been objected to or is objected to after the Confirmation Date, in which case such Interest shall be allowed only in such amount and such classification as is authorized by a Final Order; or (c) such Interest has been paid in full, withdrawn or otherwise deemed satisfied in full.

          1.9 "Avoidance Actions" shall mean claims and causes of action available to the Debtor pursuant to Bankruptcy Code Sections 329, 510, and 544 through 550, inclusive.

          1.10 "Ballots" shall mean the ballots accompanying the Disclosure Statement and this Plan upon which Creditors shall have indicated their acceptance or rejection of this Plan and upon which Holders of Class 5 General Unsecured Claims may elect Class 6 Administrative Convenience Class treatment.

          1.11 "Bank" shall mean the First National Bank, Wheaton, Illinois or its subrogee.

          1.12 "Bankruptcy Code" shall mean Title 11 of the United States Code, 11 U.S.C. Sections 101 et seq., together with all amendments, modifications and replacements as the same exist upon any relevant date, to the extent applicable to the Reorganization Case.

          1.13 "Bankruptcy Court" shall mean the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division, with jurisdiction over the Reorganization Case and, to the extent of any withdrawal of reference made pursuant to 28 U.S.C. Section 157, the United States District Court for the Northern District of Illinois, Eastern Division.

          1.14 "Bankruptcy Rules" shall mean the Federal Rules of Bankruptcy Procedure, as amended from time to time, and the local rules of the Bankruptcy Court, as applicable to the Reorganization Case.

          1.15 "Business Day" shall mean any day on which commercial banks are open for business in Chicago, Illinois, other than a Saturday or Sunday.

          1.16 "Cash" shall mean: (a) currency, a certified check, cashier's check or a wire transfer of good funds from any source; or (b) a check from the Disbursing Agent, the Debtor, the Reorganized Debtor or the Surviving Corporation.

          1.17 "Cherry U.K." shall mean Cherry Communications U.K. Limited, a limited liability company organized under the laws of England.

          1.18 "Cherry U.K. Agreement" shall have the meaning set forth in
     Section 7.4 (e) of this Plan.

          1.19 "Claim" shall mean: (a) a right to payment from the Debtor arising before the Effective Date, whether or not such right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured; or (b) any right against the Debtor arising before the Effective Date to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, secured or unsecured.

          1.20 "Class" shall mean any group of Holders of Claims or Holders of Interests as specified in Article IV hereof.

          1.21 "Committee" shall mean the statutory official committee of creditors appointed in the Debtor's Reorganization Case pursuant to Section 1102 of the Bankruptcy Code.

          1.22 "Confirmation" shall mean the date the Confirmation Order is entered upon the docket maintained by the Clerk of the Bankruptcy Court.

          1.23 "Confirmation Date" shall mean the date the Confirmation Order is signed by the Bankruptcy Court.

          1.24 "Confirmation Order" shall mean the Order signed by the Bankruptcy Court confirming this Plan, approving all of the terms, conditions and provisions of this Plan, approving the transactions contemplated herein, and approving the transactions contemplated in the Merger Agreement, which Order shall expressly provide that it shall only become effective upon the Effective Date of the Plan.

          1.25 "Contingent Payment Stock" shall mean the 6,250,000 shares of New World Access Stock to be disbursed by New World Access to the Disbursing Agent for ultimate distribution to Creditors pursuant to the terms and provisions of this Plan; provided, however, that such Contingent Payment Stock shall only be released by the Disbursing Agent to Creditors if the applicable provisions of Section 7.4 hereof are satisfied.

          1.26 "Debtor" shall have the same meaning ascribed thereto in the preamble to this Plan.

          1.27 "Creditor" shall mean any entity that is the holder of any Claim against the Debtor that arose on or before the Petition Date or that arose against the Debtor's estate on or before the Effective Date, including Claims of a kind specified in Sections 502(g), 502(h), or 502(i) of the Bankruptcy Code.

          1.28 "Debtor-In-Possession" shall mean the Debtor, when exercising its rights, powers and duties under Section 1107(a) of the Bankruptcy Code in the Reorganization Case.

          1.29 "Designated Professional" shall mean Katten Muchin & Zavis.

          1.30 "Debtor Stock" shall mean any share of the common stock, no par value per share, of the Debtor.

          1.31 "DGCL" shall mean Title 8 of the Delaware Code, as amended.

          1.32 "Disbursed Stock" means the 3,125,000 shares of New World Access Stock to be disbursed by New World Access to the Disbursing Agent for distribution to Creditors pursuant to the terms and provisions of this Plan.

          1.33 "Disbursing Agent" shall mean the Surviving Corporation with respect to all Cash distributions to be made pursuant to this Plan and shall mean William H. Cauthen, Esq. of the law firm of Cauthen & Feldman, P.A., 215 Joanna Avenue, Taveres, Florida 32778-3200 with respect to all distributions of Disbursed Stock and Contingent Payment Stock to be made pursuant to this Plan.

          1.34 "Disclosure Statement" shall mean the Debtor's First Amended Disclosure Statement for First Amended Plan of Reorganization dated July 29, 1998 (and all exhibits and schedules annexed thereto or referred to therein) that relates to this Plan, as it may have been amended or supplemented from time to time.

          1.35 "Disputed Claim" shall mean a Claim as to which a proof of claim has been filed or deemed filed under applicable law, as to which an objection has been or may be timely filed and which objection, if timely filed, has not been withdrawn on or before any date fixed for filing such objections by this Plan or Order of the Bankruptcy Court and has not been overruled or denied by a Final Order. Prior to the time that an objection has been or may be timely filed, for the purposes of this Plan, a Claim shall be considered a Disputed Claim in its entirety if: (a) the amount of the Claim specified in the proof of claim exceeds the amount of any corresponding Claim scheduled by the Debtor in its Schedules of Assets and Liabilities to the extent of such excess; (b) any corresponding Claim scheduled by the Debtor in its Schedules of Assets and Liabilities has been scheduled as disputed, contingent, or unliquidated, irrespective of the amount scheduled; or (c) no corresponding Claim has been scheduled by the Debtor in its Schedules of Assets and Liabilities.

          1.36 "DSC" shall mean DSC Finance Corporation.

          1.37 "EBITDA" shall mean the sum of income before net interest and provision for income taxes, plus depreciation and amortization expense determined consistent with the Debtor's audited consolidated statement of income for the fiscal year ended December 31, 1997.

          1.38 "Effective Date" shall mean the first Business Day: (a) on which each of the conditions set forth in Section 14.2 hereof are satisfied or, if waivable, waived by the Reorganized Debtor and New World Access that is at least (i) ten days, calculated in accordance with the Bankruptcy Rules, after the Confirmation Date or such earlier date following the Confirmation Date as the Reorganized Debtor and New World Access shall designate upon notice to the Bankruptcy Court, or (ii) one Business Day after the Confirmation Date, in the event that the Reorganized Debtor and New World Access waive the condition that the Confirmation Order be final and if the Bankruptcy Court enters an Order making Bankruptcy Rule 7062 inapplicable to the proceedings respecting the Confirmation Order or otherwise determining that the Effective Date may occur immediately following the Confirmation Date; and (b) no stay of the Confirmation Order is in effect.

          1.39 "Eligible Class 5 Creditors" shall mean Holders, other than WNS, of Allowed Class 5 Claims.

          1.40 "Executory Contract" shall mean any executory contract or unexpired lease that is subject to assumption or rejection under Bankruptcy Code Section 365 and that is in effect on the Confirmation Date between the Debtor and any other Person.

          1.41 "Final DIP Order" shall mean the Final Order Authorizing Debtor's Limited Use of Cash Collateral, Authorizing Post-Petition Financing, and Granting Adequate Protection, entered in the Reorganization Case on November 13, 1997, as it may have been amended from time to time.

          1.42 "Final Distribution Report" shall have the meaning set forth in
     Section 7.15(b)(i) of this Plan.

          1.43 "Final Order" shall mean an order or judgment of a court as entered on the docket maintained by the clerk of such court that has not been reversed, stayed, modified, vacated or amended and as to which the time to appeal or petition for certiorari has expired and as to which no appeal, reargument or petition for certiorari is pending or as to which any right to appeal or petition for certiorari has been waived in writing or, if an appeal, reargument or petition for certiorari thereof has been denied, the time to take any further appeal or petition for certiorari has expired.

          1.44 "First Performance Period" shall have the meaning set forth in
     Section 7.4(a) of this Plan.

          1.45 "Holder" shall mean any entity holding any Claim (including any Administrative Convenience Claim, Administrative Expense Claim, Priority Claim, Priority Tax Claim, Secured Claim or Unsecured Claim) or any Interest.

          1.46 "IBCA" shall mean the Illinois Business Corporation Act, as amended.

          1.47 "Interests" shall mean the equity interests of the Debtor issued by the Debtor and outstanding prior to the Confirmation Date, including, without limitation, all common stock of the Debtor, all preferred stock of the Debtor and all warrants, rights or options to purchase common or preferred stock of the Debtor, including any associated right, interest or benefit, including without limitation, the right to receive dividends whether accrued before or after the Petition Date.

          1.48 "Law Firm" shall have the meaning set forth in Section 7.15(h) of this Plan.

          1.49 "Merger" shall mean the transaction pursuant to the terms and conditions of the Merger Agreement whereby the Merger Sub shall merge with and into the Debtor.

          1.50 "Merger Agreement" shall mean the Agreement and Plan of Merger and Reorganization by and among World Access, Inc., WAXS Inc., WA Merger Corp. and the Debtor dated May 12, 1998, a copy of which is attached hereto and incorporated herein as Exhibit 1, as amended by the First Amendment to the Agreement and Plan of Merger and Reorganization dated July 20, 1998, and as it may be further amended from time to time.

          1.51 "Merger Sub" shall mean WA Merger Corp., a Delaware corporation and a wholly owned subsidiary of New World Access.

          1.52 "Merger Sub Stock" shall mean any share of the common stock, $.01 par value per share, of Merger Sub.

          1.53 "NASDAQ" shall mean The Nasdaq National Market.

          1.54 "New World Access" shall mean WAXS, Inc., a Delaware corporation and a wholly owned subsidiary of World Access, Inc.

          1.55 "New World Access Stock" shall mean any share of the common stock, $.01 par value per share, of New World Access, including the Disbursed Stock and the Contingent Payment Stock.

          1.56 "Nonparticipating Holders" shall have the meaning set forth in
     Section 7.15(f)(ii) of this Plan.

          1.57 "Order" shall mean an order or judgment of the Bankruptcy Court as entered on the Bankruptcy Court docket.

          1.58 "Person" shall mean any individual, corporation, general partnership, limited partnership, association, joint stock company, joint venture, estate, trust, unincorporated organization, government or any political subdivision thereof or other entity.

          1.59 "Petition Date" shall mean October 24, 1997, the date upon which there was filed a voluntary petition for relief under Chapter 11 of the Bankruptcy Code with respect to the Debtor.

          1.60 "Plan" shall mean the Debtor's First Amended Plan of Reorganization as set forth herein and all Exhibits hereto, as they may be altered, amended or modified from time to time by the Debtor in accordance with the Bankruptcy Code, the Bankruptcy Rules, the Merger Agreement, this Plan and the terms and provisions of the Exhibits hereto.

          1.61 "Priority Claim" shall mean any Claim, other than an Administrative Expense Claim and claims accorded priority under Section 507(a)(1), (2) or (8) of the Bankruptcy Code, to the extent it is accorded priority in right of payment under Section 507(a) of the Bankruptcy Code.

          1.62 "Priority Tax Claim" shall mean any Allowed Claim of a governmental unit of the kind specified in Section 507(a)(8) of the Bankruptcy Code.

          1.63 "Pro Rata" shall mean, at any time, the proportion that the amount of each Allowed Class 3 Claim, Allowed Class 4 Claim, Allowed Class 5 Claim, the Prepetition Arrearage (as that term is defined in the Stipulation and Agreed Order) portion of the Allowed Class 7 Claim, the WNS DIP Loan Claim or any other Allowed Claim otherwise entitled, by agreement with the Debtor or otherwise, to receive the Reorganized Debtor Stock and then New World Access Stock under the Plan bears to the aggregate amount of all Allowed Class 3 Claims, Allowed Class 4 Claims, Allowed Class 5 Claims, the Prepetition Arrearage (as that term is defined in the Stipulation and Agreed Order) portion of the Allowed Class 7 Claim, the WNS DIP Loan Claim or any other Allowed Claim otherwise entitled, by agreement with the Debtor or otherwise, to receive the Reorganized Debtor Stock and then New World Access Stock under the Plan; however, in the case of Class 6 Claims, Pro Rata" shall mean, at any time, the proportion that the amount of each Allowed Claim in Class 6 bears to the aggregate amount of all Allowed Claims in Class 6.

          1.64 "Protected Parties" shall have the meaning set forth in Section
     15.10 of this Plan.

          1.65 "Record Date" shall mean, with respect to voting on this Plan and with respect to any right to receive distributions under this Plan, the close of business on the date the Bankruptcy Court signs an order approving the Disclosure Statement.

          1.66 "Releasee" shall have the meaning set forth in Section 15.6 of this Plan.

          1.67 "Released Claims" shall have the meaning set forth in Section
     15.6 of this Plan.

          1.68 "Released Parties" shall have the meaning set forth in Section
     15.6 of this Plan.

          1.69 "Releasing Holder" shall mean a Holder of a Claim who votes to accept this Plan, thereby consenting to the release provided in Section
     15.6 of this Plan.

          1.70 "Releasing Holder's Claim" shall have the meaning set forth in
     Section 15.6 of this Plan.

          1.71 "Reorganization Case" shall mean the Chapter 11 case described in the caption of this Plan.

          1.72 "Reorganized Debtor" shall mean the Debtor and its estate as reorganized under and pursuant to the Plan, from the Confirmation Date through the Effective Date, after which time the Reorganized Debtor shall become the Surviving Corporation.

          1.73 "Reorganized Debtor Stock" shall mean the 3,125,000 shares of common stock of the Reorganized Debtor, no par value, to be issued on the Effective Date after cancellation of the Interests.

          1.74 "Schedules of Assets and Liabilities" shall mean the Schedules of Assets and Liabilities which were filed by the Debtor with the Bankruptcy Court, as they may be amended from time to time prior to the Effective Date pursuant to Bankruptcy Rules 1007 and 1009, respectively.

          1.75 "Second Performance Period" shall have the meaning set forth in
     Section 7.4(a) of this Plan.

          1.76 "Secured Bank Claim" shall mean the Secured Claim of the First National Bank, Wheaton, Illinois or its subrogee.

          1.77 "Secured Claim" shall mean any Claim that is secured by a lien on property in which the Debtor has an interest or that is subject to setoff under Section 553 of the Bankruptcy Code, to the extent of the value of the claimholder's interest in the Debtor's interest in such property or to the extent of the amount subject to setoff, as applicable, as determined pursuant to Section 506(a) of the Bankruptcy Code.

          1.78 "Stipulation and Agreed Order" shall mean the Stipulation and Agreed Order Regarding Debtor's Use of Certain Property and Providing DSC with Adequate Protection between DSC, the Debtor and Cherry U.K. approved by the Bankruptcy Court on January 15, 1998.

          1.79 "Stockholder" shall mean a holder of an Interest.

          1.80 "Subsidiary" shall, with respect to any Person, mean: (a) any corporation for which such Person has the power, directly or indirectly through intermediaries, to elect a majority of the board of directors of such corporation (other than upon the occurrence of a contingency); and (b) any partnership or joint venture in which such Person has, directly or indirectly through intermediaries, an interest (whether in the form of voting or participation in the profits or capital contributions) of more than 50%.

          1.81 "Surviving Corporation" shall mean the Reorganized Debtor after the Effective Date and after consummation of the transactions set forth in this Plan and the Merger Agreement.

          1.82 "Target EBITDA" shall have the meaning set forth in the table in
     Section 7.4(a) of this Plan.

          1.83 "Trading Days" shall mean each Monday, Tuesday, Wednesday, Thursday or Friday, other than any day on which securities are not traded on NASDAQ.

          1.84 "Third-Party Claim" shall have the meaning set forth in Section
     15.6 of this Plan.

          1.85 "Third Performance Period" shall have the meaning set forth in
     Section 7.4(a) of this Plan.

          1.86 "Trust" shall have the meaning set forth in Section 7.15(a) of this Plan.

          1.87 "Trust Creditors" shall have the meaning set forth in Section 7.15(a) of this Plan.

          1.88 "Trustee" shall have the meaning set forth in Section 7.15(b) of this Plan.

          1.89 "Trust Property" shall have the meaning set forth in Section 7.15(f) of this Plan.

          1.90 "United States" shall mean the United States of America or any applicable agencies.

          1.91 "Unsecured Claim" shall mean any Claim which is not a Secured Claim, an Administrative Expense Claim, an Administrative Convenience Claim, a Priority Tax Claim or a Priority Claim.

          1.92 "WNS" shall mean WorldCom Network Services, Inc.

          1.93 "WNS DIP Loan Claim" shall mean the Claim of WNS against the Debtor arising on account of advances made to and obligations incurred by the Debtor pursuant to the Final DIP Order.

          1.94 "World Access" shall mean World Access, Inc., a Delaware corporation.

                                   ARTICLE II

               ADMINISTRATIVE EXPENSE CLAIMS, PRIORITY TAX CLAIMS
                          AND CERTAIN PRIORITY CLAIMS

     2.1 Each Holder of an Allowed Administrative Expense Claim and each Holder of an Allowed Claim entitled to priority in accordance with Section 507(a)(1) of the Bankruptcy Code shall be paid in full in Cash by the Reorganized Debtor, from cash on hand generated by the Debtor prior to the Effective Date, on the later of: (a) the Effective Date; or (b) the date such Claim is Allowed by a Final Order, unless the Holder of such Claim consents to other treatment; provided, however, that such Allowed Claims, as well as Allowed Priority Tax Claims, representing liabilities incurred in the ordinary course of business by the Debtor or the Debtor-In-Possession shall be paid in accordance with the terms and provisions of the particular transactions and any agreements relating thereto; provided further, however, that Administrative Expense Claims for fees, costs and expenses (including attorneys' fees, costs and expenses) incurred by the Reorganized Debtor in connection with the implementation of the Plan after the Confirmation Date shall be paid in Cash, in full, without further order of the Bankruptcy Court, as and when such Claims are incurred, unless the Holder of such Claim consents to other treatment; provided further, however, that any Claim of WNS or its Affiliates that arises from and after the Petition Date, other than the WNS DIP Loan Claim, shall receive, on the Effective Date or as soon thereafter as is reasonably practicable, a Pro Rata share of the Reorganized Debtor Stock and then the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock. Allowed Priority Tax Claims, plus interest accrued thereon from and after the Effective Date, may be paid: (a) in Cash by the Debtor over a period not exceeding six (6) years after the date of assessment of the Claims, unless the Holder of such Claim and the Debtor consent to other treatment, in accordance with the following schedule: (i) each Allowed Priority Tax Claim shall bear interest from and after the Effective Date at the rate of eight percent (8%) per annum; (ii) on each one year anniversary after the Effective Date, the Holder of such Allowed Priority Tax Claim will be paid the interest that has accrued on such Claim plus one-sixth of the principal amount of such Claim until such Claim has been paid in full; and (iii) the entire principal amount of such Claim and all interest accrued thereon shall be paid in full on the date that is six (6) years after the date of assessment of such Claim; or,
(b) in shares of the Reorganized Debtor Stock and then the Disbursed Stock.

                                  ARTICLE III

                               WNS DIP LOAN CLAIM

     3.1 The Holder of the WNS DIP Loan Claim shall receive, on the Effective Date or as soon thereafter as is reasonably practicable, its Pro Rata share of the Reorganized Debtor Stock and then the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock. Interest shall continue to accrue on the WNS DIP Loan Claim until the Effective Date.

                                   ARTICLE IV

                     CLASSIFICATION OF CLAIMS AND INTERESTS

     4.1 For purposes of this Plan, Claims against, and Interests in, the Debtor, other than Administrative Expense Claims, Priority Tax Claims and the WNS DIP Loan Claim, are classified as described below. A Claim or Interest will be deemed classified in a particular Class only to the extent that such Claim or Interest qualifies within the description of that Class and will be deemed classified in a different Class to the extent that any remainder of such Claim or Interest qualifies within the description of such different Class.

     4.2 Class 1 -- Priority Claims. Class 1 consists of all Claims arising prior to the Petition Date which are entitled to priority status in accordance with Bankruptcy Code Sections 507(a)(3), (4), and (6).

     4.3 Class 2 -- Secured Claims. Class 2 consists of the Secured Claims, if any, of Holders other than WNS, DSC or the Bank.

     4.4 Class 3 -- WNS Secured Claim. Class 3 consists of the Secured Claim of WNS arising on or prior to the Petition Date.

     4.5 Class 4 -- Bank Secured Claim. Class 4 consists of the Secured Claim of the Bank.

     4.6 Class 5 -- General Unsecured Claims. Class 5 consists of the Unsecured Claims other than the Administrative Convenience Claims.

     4.7 Class 6 -- Administrative Convenience Claims. Class 6 consists of the Administrative Convenience Claims.

     4.8 Class 7 -- DSC Secured Claim. Class 7 consists of the Secured Claim of DSC.

     4.9 Class 8 -- Holders of Interests.  Class 8 consists of Interests.

                                   ARTICLE V

                       TREATMENT OF CLAIMS AND INTERESTS

     5.1 Unimpaired Classes.  Classes 1 and 2 are unimpaired.

     5.1(a) Class 1. All Allowed Claims in Class 1 shall be paid in full on the Effective Date from (i) the Reorganized Debtor Stock and then New World Access Stock if agreed upon between such Holder and the Debtor, or (ii) from Cash on hand; provided, however, that at the Debtor's option Allowed Priority Claims incurred post-petition in the ordinary course of business may be paid by the Debtor on the date any such Claim is due by its terms, and any Allowed Priority Claims that are by law subject to alternative repayment over a period of time may be paid in a manner consistent with such law by the Debtor.

     5.1(b) Class 2. On the Effective Date, except as otherwise agreed between the Debtor and any Holder of an Allowed Class 2 Claim, the Debtor shall, at Debtor's option, either (i) deliver possession to the Holder of an Allowed Class 2 Claim all property securing such Claim, or (ii) cure any default (other than a default of a kind specified in Section 365(b)(2) of the Bankruptcy Code) that occurred before or after the Petition Date, the occurrence of which entitles a Holder of an Allowed Class 2 Claim pursuant to any contractual provision or applicable law to demand or receive accelerated payment of such Claim, and the maturity of such Claim shall be reinstated as such maturity existed before such default. Payments by the Debtor necessary to cure any such defaults shall, upon the agreement of the Holder of each such Allowed Class 2 Claim and the Debtor, be made in Cash or the Reorganized Debtor Stock and then New World Access Stock. This Plan shall not otherwise alter the legal, equitable or contractual rights to which such Allowed Claims entitle the Holders thereof, including, but not limited to, such rights in any collateral securing such Claims as of the commencement of the Reorganization Case.

     5.2 Impaired Classes.  Classes 3, 4, 5, 6, 7 and 8 are impaired.

     5.2(a) Class 3 -- WNS Secured Claim. WNS will receive, on the Effective Date or as soon thereafter as is reasonably practicable, its Pro Rata share of the Reorganized Debtor Stock and then the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock. The distributions made to the Holder of the Class 3 Claim shall be made in full and final satisfaction of such Claim.

     5.2(b) Class 4 -- Bank Secured Claim. The Bank will receive, on the Effective Date or as soon thereafter as is reasonably practicable, its Pro Rata share of the Reorganized Debtor Stock and then the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock. The distributions made to the Holder of the Class 4 Claim shall be made in full and final satisfaction of such Claim.

     5.2(c) Class 5 -- General Unsecured Claim. Each of the Holders of Allowed Class 5 Claims will receive, on the Effective Date or as soon thereafter as is reasonably practicable, its Pro Rata share of the Reorganized Debtor Stock and then the Disbursed Stock and, if released by the Disbursing Agent pursuant to
Section 7.4 of this Plan, the Contingent Payment Stock. The distributions made to the Holders of Allowed Class 5 Claims shall be made in full and final satisfaction of all Claims held by such Holders.

     Holders of Class 5 General Unsecured Claims may elect on their Ballots to receive the treatment under Class 6 Administrative Convenience Claims.

     5.2(d) Class 6 -- Administrative Convenience Claim. If the aggregate amount of Allowed Class 6 Administrative Convenience Claims does not exceed $30,000.00, then the Holders of Allowed Class 6 Claims shall be paid on the Effective Date, from Cash on hand, $0.50 for each $1.00 of Allowed Claim held by such Holder in full and final satisfaction of all Claims of such Holder. If the aggregate amount of Allowed Class 6 Administrative Convenience Claims exceeds $30,000.00, then each of the Holders of Allowed Class 6 Administrative Convenience Claims shall be paid on the Effective Date, from Cash on hand, its Pro Rata share of $15,000.00 in full and final satisfaction of all Claims of such Holder.

     5.2(e) Class 7 -- DSC Secured Claim. DSC will receive distributions in accordance with the Stipulation and Agreed Order. DSC will receive on account of the Prepetition Arrearage (as such term is defined in the Stipulation and Agreed Order), on the Effective Date or as soon thereafter as is reasonably practicable, its Pro Rata share of the Reorganized Debtor Stock and then the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock. DSC will receive on account of its Outstanding Lease Balance (as such term is defined in the Stipulation and Agreed Order), the payments reflected at paragraph 5(a) of the Stipulation and Agreed Order. The distributions made to DSC shall be made in full and final satisfaction of all Claims of DSC.

     5.2(f) Class 8 -- Interests. The Holders of Class 8 Interests shall neither receive nor retain any property on account of their Interests, all of which Interests shall be cancelled as of the Confirmation Date.

                                   ARTICLE VI

           PAYMENTS MADE WITH NEW WORLD ACCESS STOCK IN LIEU OF CASH

     6.1 Any payment of a Claim to be made by the Debtor in Cash may, upon the agreement of the Debtor and the Holder, be made from the Disbursed Stock or the Contingent Payment Stock; provided, however, that the amount of such stock tendered to any such Holder shall equal the Holder's Pro Rata share of the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock.

                                  ARTICLE VII

                          MEANS FOR EXECUTION OF PLAN

     7.1 The Merger. On the Effective Date, and pursuant to the Merger Agreement, the IBCA and the DGCL, the Merger Sub shall be merged with and into the Reorganized Debtor. As a result of the Merger, the separate corporate existence of the Merger Sub shall cease and the Surviving Corporation shall continue to exist and be governed by the IBCA. On and concurrently with the Effective Date, Holders of Allowed Class 3 Claims, Allowed Class 4 Claims, Allowed Class 5 Claims, the Prepetition Arrearage (as that term is defined in the Stipulation and Agreed Order) portion of the Allowed Class 7 Claim, the WNS DIP Loan Claim, or any other Allowed Claim otherwise entitled, by agreement with the Debtor or otherwise, to receive a Pro Rata distribution of the Reorganized Debtor Stock and then New World Access Stock shall be deemed to have received their Pro Rata distribution of the Reorganized Debtor Stock; provided, however, that in lieu of receiving certificates representing shares of the Reorganized Debtor Stock, such distributions shall be effected by means of bookkeeping entries reflecting such Holders' ownership of such shares of the Reorganized Debtor Stock; provided further, however, that on and concurrently with the Effective Date, all such Holders entitled to receive a Pro Rata distribution of the Reorganized Debtor Stock shall be and are hereby immediately entitled to, and shall be deemed immediately to, exchange their Pro Rata distribution of the Reorganized Debtor Stock for a Pro Rata distribution of the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock. The Reorganized Debtor Stock, the Disbursed Stock, the Contingent Payment Stock (if released by the Disbursing Agent pursuant to
Section 7.4 of this Plan), and the Cash of the Reorganized Debtor and the Surviving Corporation shall be used to make the distributions called for under this Plan. The Merger Sub's obligation to consummate the transactions set forth in the Merger Agreement is subject to all pre-closing conditions set forth therein, and a copy of the Merger Agreement, without its voluminous exhibits and schedules, is attached hereto and incorporated herein as Exhibit 1. Copies of the exhibits and schedules to the Merger Agreement may be obtained upon written request made to the Debtor's counsel. To the extent that there is any conflict between the terms of this Plan and the terms of the Merger Agreement regarding the Merger Sub's rights and obligations under the Merger Agreement, the terms of the Merger Agreement will control.

     7.2 Effect of the Merger. On the Effective Date, and pursuant to the IBCA, the DGCL and the Merger Agreement, the separate existence of the Merger Sub shall cease, the Reorganized Debtor Stock shall be deemed exchanged for the Disbursed Stock, and, if released by the Disbursing Agent pursuant to Section
7.4 of this Plan, the Contingent Payment Stock, the Reorganized Debtor, as the Surviving Corporation, shall succeed, without transfer, to all the rights, privileges, powers, franchises and property of the Merger Sub and the Debtor, the Surviving Corporation shall be a wholly owned subsidiary of New World Access, the Surviving Corporation and New World Access shall be subject to all the obligations imposed upon the Debtor and the Reorganized Debtor by the terms of this Plan, and New World Access shall be the successor to the Debtor under this Plan. Upon the Effective Date, all Holders of Claims shall have no rights or claims against the Surviving Corporation or New World Access except the right to cause the Surviving Corporation or New World Access to abide by and to fulfill the terms and provisions of this Plan and all property of the Debtor's estate shall vest in the Surviving Corporation free and clear of all liens, encumbrances, Claims in Classes 1, 2, 3, 4, 5, 6 and 7 and Interests in Class 8, with such liens, encumbrances and Claims attaching to the Reorganized Debtor Stock, the Disbursed Stock and the Contingent Payment Stock with the same validity, enforceability, priority and effect as such liens, encumbrances and Claims had immediately prior to such transactions.

     7.3 Deposit of New World Access Stock. On or prior to the Effective Date, New World Access, the Reorganized Debtor and the Disbursing Agent shall each execute a disbursement agreement reasonably acceptable to the parties thereto and, in accordance therewith, New World Access shall deposit with the Disbursing Agent, immediately following the Effective Time (as that term is defined in the Merger Agreement), the Disbursed Stock and the Contingent Payment Stock. The Disbursing Agent shall release the Disbursed Stock and the Contingent Payment Stock to Holders of Allowed Claims as provided for under this Plan. The Disbursing Agent shall return to New World Access, within 60 days of the Effective Date, shares of the Disbursed Stock having a value that equals the dollar amount of Cash that the Surviving Corporation must pay to Holders of Allowed Priority Claims and Allowed Priority Tax Claims pursuant to the terms of this Plan. In calculating the number of shares of the Disbursed Stock that will be returned to New World Access in accordance with the preceding sentence, the value of each share of the Disbursed Stock shall be deemed to equal $32.00, notwithstanding the closing price per share of the New World Access stock as reported by NASDAQ. For example, if the Surviving Corporation is obligated under the Plan to pay $320,000 in cash on account of the principal amount of Allowed Priority Tax Claims, the Disbursing Agent shall return 10,000 shares of the Disbursed Stock to New World Access even if the closing price per share of New World Access Stock as reported by NASDAQ is greater than or less than $32.00.

     7.4 Release of Contingent Payment Stock and Transfer Restrictions.

     7.4(a) Release Criteria. The Contingent Payment Stock will be released by the Disbursing Agent to Holders of Allowed Claims, pursuant to the terms and provisions of this Plan in the amounts and on the dates specified below, if the sum of the EBITDA for (i) the Surviving Corporation and (ii) Cherry U.K. for the performance periods set forth below equals or exceeds the Target EBITDA for such performance period as set forth below:

                                                               PERCENTAGE OF
                                                                CONTINGENT
                                                                  PAYMENT
                                                                STOCK TO BE
PERFORMANCE PERIOD                            RELEASE DATE       RELEASED      TARGET EBITDA
------------------                            ------------     -------------   -------------
July 1, 1998 to and including December 31,
  1998 (the "First Performance Period")     February 15, 1999        25%        $ 7,500,000
January 1, 1999 to and including December
  31, 1999 (the "Second Performance
  Period")                                  February 15, 2000      37.5%        $29,000,000
January 1, 2000 to and including December
  31, 2000 (the "Third Performance Period)  February 15, 2001      37.5%        $36,500,000

Notwithstanding the foregoing, if the Closing Date (as that term is defined in the Merger Agreement) is (a) on or after July 15, 1998 but prior to August 16, 1998, then the First Performance Period shall commence on August 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $7,100,000, (b) on or after August 16, 1998 but prior to September 30, 1998, then the First Performance Period shall commence on September 1, 1998 and shall terminate on (and including) December 31, 1998 and the Target EBITDA with respect thereto shall be reduced to $6,700,000 or (c) on or after September 30, 1998, then the First Performance Period shall commence on the first day of the calendar month in which the Closing (as that term is defined in the Merger Agreement) occurs and shall terminate on (and including) the last day of the sixth calendar month following the month in which the Closing (as that term is defined in the Merger Agreement) occurs, the release date shall be forty-five (45) days after the end of such period and the Target EBITDA shall be equal to the sum of (i) $2,100,000 for each calendar month of 1998 included in the First Performance Period and (ii) $2,400,000 for each calendar month of 1999 included in the First Performance Period.

     7.4(b) Subsequent Performance. If the EBITDA for the Surviving Corporation and Cherry U.K. is less than the Target EBITDA required for the release of Contingent Payment Stock in either of the First or Second Performance Periods (and with respect to the Second Performance Period is no less than zero), then, notwithstanding the table above, the Contingent Payment Stock shall be released if the actual cumulative EBITDA for the Surviving Corporation and Cherry U.K. for such Performance Period and any subsequent Performance Periods equals or exceeds the cumulative Target EBITDA for such Performance Periods.

     7.4(c) Accelerated Release. Notwithstanding anything to the contrary, (a) if during any calendar quarter of the Second Performance Period, the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for any five consecutive Trading Days during such calendar quarter, then 25% of all of the shares of Contingent Payment Stock shall be released on February 15, 2000, provided that if no shares of Contingent Payment Stock are eligible for release during any such calendar quarter, then such shares of Contingent Payment Stock shall become eligible for release in a subsequent calendar quarter for the Second Performance Period if the closing price per share of the New World Access Stock as reported by NASDAQ equals or exceeds $65.00 for a total number of consecutive Trading Days during such subsequent calendar quarter equal to or exceeding the total number of Trading Days which such closing price was required to equal or exceed for (i) such subsequent calendar quarter and (ii) each of the previous calendar quarters beginning with the calendar quarter for which such shares of Contingent Payment Stock were not eligible for release; (b) if the combined EBITDA for the Surviving Corporation and Cherry U.K. for the Second Performance Period equals or exceeds $52,775,000, then the Contingent Payment Stock related to the Third Performance Period shall be released on February 15, 2000; and (c) all of the shares of Contingent Payment Stock shall be released upon a Change of Control (as that term is defined in the Merger Agreement) (except to the extent that the ability to earn such shares has been lost under this Section 7.4) and the restrictions set forth in Section 7.4(d) shall not apply.

     7.4(d) Transfer Restrictions. Notwithstanding anything to the contrary contained herein, (a) no Holder of Reorganized Debtor Stock may offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such Reorganized Debtor Stock, either privately or publicly, and (b) no Holder of Disbursed Stock may, until the 365th day following the Closing Date (as that term is defined in the Merger Agreement), without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any such Disbursed Stock or any security convertible into or exchangeable or exercisable therefor, either publicly or privately, and
(c) no Holder of Contingent Payment Stock, upon its release pursuant to Section 7.4(a), (b) or (c) above, may, until the 180th day following the release date thereof, without the prior written consent of New World Access, offer, sell, contract to sell or otherwise dispose of, directly or indirectly, any shares of the Contingent Payment Stock so released or any security convertible into or exchangeable or exercisable therefor, either publicly or privately; provided, however, that Holders of Claims may buy and sell to each other their respective shares of Disbursed Stock or Contingent Payment Stock, subject to applicable securities laws.

     7.4(e) Waiver of Restrictions. New World Access has agreed that if it waives any of the transfer restrictions set forth in Section 6.4 of the Merger Agreement with respect to any holder of Disbursed Stock or Contingent Payment Stock, including WNS or RPII, or in Section 4.4 of the Stock Exchange Agreement and Plan of Reorganization entered into among and between World Access, New World Access, Cherry UK and Renaissance Partners II (the "Cherry U.K. Agreement") with respect to the Shareholder (as defined in the Cherry U.K. Agreement), then New World Access will give notice of such waiver within five
(5) days to all other holders of Disbursed Stock or Contingent Payment Stock (and such other persons as this Plan may specify) and transfer restrictions with respect to all such holders shall be deemed immediately waived (without any further action) as to such other holders in the same pro rata amount as such waiver affirmatively granted by New World Access in respect to the holder or the Shareholder (as the case may be); provided, however, the provisions of this
Section 7.4(e) shall not apply with respect to any transfers by the Shareholder or its partners to charitable institutions or for estate planning purposes, provided that the transferee agrees to be bound by the transfer restrictions set forth in Section 4.4 of the Cherry U.K. Agreement. New World Access agrees to promptly instruct its transfer agent to reissue certificates for, or remove any stop transfer instructions with respect to, any shares of Disbursed Stock or Contingent Payment Stock as to which the transfer restrictions have been deemed waived in accordance with this Section 7.4(e).

     7.5 Obligations of the Surviving Corporation.

     7.5(a) The Surviving Corporation shall administer its business and property from and after the Effective Date.

     7.5(b) Except as otherwise provided herein, on the Effective Date all assets of the Debtor's estate shall vest in the Surviving Corporation free and clear of all liens, Claims, Encumbrances and Interests, but subject to rights of Holders of Allowed Claims to obtain distributions provided in this Plan.

     7.5(c) The Surviving Corporation shall be responsible: (i) for making the distributions of Cash in accordance with the Plan; and (ii) for the affairs of the Surviving Corporation from and after the Effective Date. The Surviving Corporation shall have the exclusive power, on behalf of and in the name of the Debtor, to prosecute, defend, compromise, settle or otherwise deal with all Avoidance Actions.

     7.5(d) The Surviving Corporation may retain such personnel or professionals (including, without limitation, legal counsel, financial advisors or other agents) as it deems appropriate, and compensate such professionals without prior approval of the Bankruptcy Court. Professionals so retained need not be "disinterested" as that term is defined in the Bankruptcy Code and specifically may include, without limitation, counsel to the Debtor.

     7.6 Cancellation of Notes and Instruments. On the Effective Date, the respective rights and obligations of the Debtor and each Holder of a Claim or an Interest shall be terminated and cancelled except to the extent of a right to receive a distribution under this Plan.

     7.7 Preservation of Rights of Action. Except as otherwise provided in this Plan, or in any contract, instrument, release, or other agreement entered into in connection with this Plan, in accordance with Section 1123(b) of the Bankruptcy Code, the Debtor shall transfer to the Surviving Corporation the Debtor's, the Debtor-in-Possession's and the Reorganized Debtor's right to enforce any claims, rights and causes of action in accordance with the provisions of the Merger Agreement, including, without limitation, all rights under Bankruptcy Code Sections 329, 510, and 544 through 550 inclusive. The Surviving Corporation may, in its sole discretion, pursue or refrain from pursuing those rights or causes of action, as appropriate, in accordance with what is in the best interests of the Surviving Corporation.

     7.8 Objections to Claims. Objections to Claims, including Administrative Expense Claims, shall be filed with the Bankruptcy Court and served upon the Holder of such Claim within such time as may be fixed by the Bankruptcy Court.

     7.9 Distribution of Property Under this Plan.

     7.9(a) Interim and Final Distributions. As soon as practicable on or after the Effective Date, the Disbursed Stock and the Contingent Payment Stock (if and to the extent it is released by the Disbursing Agent pursuant to Section 7.4 of this Plan) shall be disbursed by the Disbursing Agent in the manner and priority set forth in this Plan. As soon as practicable on or after the Effective Date, the Cash shall be disbursed by the Surviving Corporation in the manner and priority set forth in this Plan. The Disbursing Agents have the authority to make such interim distributions as they may determine to be appropriate pending a final distribution. The Disbursing Agents shall hold sufficient funds and sufficient New World Access Stock, as applicable, in reserve for distribution to Holders of Claims to which an objection has been filed. Upon final determination by the Bankruptcy Court of objections to allowance of Claims, a final distribution shall be made to all Holders of Allowed Claims entitled thereto.
All accrued and future claims for expenses incurred by the Disbursing Agents and any entities employed by the Surviving Corporation to implement this Plan shall be paid by the Surviving Corporation. Subject to the provisions of this Plan, and except as otherwise provided herein, property to be distributed hereunder to the impaired Classes: (i) shall be distributed by the Disbursing Agents on or as soon as practicable after the Effective Date to each Holder of an Allowed Class 3, 4, 5, 6 or 7 Claim that is an Allowed Class 3, 4, 5, 6 or 7 Claim as of the Effective Date; and (ii) shall be distributed by the Disbursing Agents to each Holder of an Allowed Class 3, 4, 5, 6 or 7 Claim that is Allowed after the
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Effective Date, to the extent Allowed, as soon as practicable after the Order of the Bankruptcy Court allowing the Claim becomes a Final Order. Property to be distributed under this Plan to a Class that is not impaired or on account of a Claim of a kind described in Bankruptcy Code Section 507(a)(1) shall be distributed on the later of: (i) the later of the two dates specified in the preceding sentence or; (ii) for Claims other than Administrative Expense Claims, the date on which the distribution to the Holder of the Claim would have been due and payable in the ordinary course of business or under the terms of the Claim in the absence of the Reorganization Case. Provisions for treatment of Disputed Claims, Contingent Claims and Unliquidated Administrative Expense
Claims are set forth in Article XII of this Plan.

     7.9(b) Disbursing Agents. William H. Cauthen, Esq. of the law firm of Cauthen & Feldman, P.A. shall serve as Disbursing Agent under this Plan for the purpose of making the distributions of the Disbursed Stock and the Contingent Payment Stock required under this Plan. The Surviving Corporation shall serve as Disbursing Agent under this Plan for the purpose of making the distributions of Cash required under this Plan. The Disbursing Agents may hold the Cash and the New World Access Stock that the Disbursing Agents shall use to make the distributions under the Plan in such segregated and/or interest bearing accounts, as applicable, as the Disbursing Agents deem appropriate. The Disbursing Agents may employ or contract with other entities to assist in or perform the distribution of property to be distributed. The Disbursing Agents shall serve without bond. Individuals employed by the Disbursing Agents shall receive from the Surviving Corporation, without further Bankruptcy Court approval, reasonable compensation for services rendered pursuant to this Plan and reimbursement of reasonable out-of-pocket expenses incurred in connection with such services.

     7.9(c) Manner of Payment Under this Plan. The Cash distributions made pursuant to this Plan shall be in U.S. dollars by checks drawn on domestic banks selected by the Surviving Corporation, or by wire transfer from a domestic bank selected at the Surviving Corporation's option. The Reorganized Debtor Stock shall be distributed via a book-entry system which shall be used to effectuate the exchange of the Reorganized Debtor Stock for the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, the Contingent Payment Stock. The New World Access Stock shall be distributed by the Disbursing Agent.

     7.9(d) Delivery of Distributions and Undeliverable or Unclaimed Distributions.

     7.9(d)(i) Delivery of Distributions In General. Except as provided below for holders of undeliverable distributions, distributions to holders of Allowed Claims shall be distributed by mail as follows: (A) at the addresses set forth on the respective proofs of claim filed by such Holders; (B) at the addresses set forth in any written notices of address changes delivered to the Disbursing Agents after the date of any related proof of claim; or (C) at the address reflected on the Debtor's Schedules of Assets and Liabilities if no proof of claim is filed and the Disbursing Agents have not received a written notice of a change of address. All notices of change of address under sub-sections (B) and
(C) above shall, to be effective, be delivered to both the Disbursing Agent and the Surviving Corporation.

     7.9(d)(ii) Undeliverable Distributions.

     7.9(d)(ii)(A) Holding and Investment of Undeliverable Property. If the distribution to the Holder of any Claim is returned to a Disbursing Agent as undeliverable, no further distribution shall be made to such Holder unless and until the applicable Disbursing Agent is notified in writing of such Holder's then current address. Except as provided herein, undeliverable distributions shall remain in the possession of the Disbursing Agents until such time as a distribution becomes deliverable.

     7.9(d)(ii)(B) Distribution of Undeliverable Property and Failure to Claim Undeliverable Property. Any Holder of an Allowed Claim who does not assert a claim for an undeliverable distribution held by a Disbursing Agent within one year after the Effective Date shall no longer have any Claim to or in such undeliverable distribution, and shall be forever barred from receiving any distributions under this Plan. In such cases, any property held for distribution on account of such Claims shall be returned to or retained by the Surviving Corporation and be deemed paid or tendered to the Surviving Corporation, free from any restrictions thereon, for further distribution in accordance with this Plan. Nothing contained in this Plan shall require the

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Debtor, the Reorganized Debtor, the Surviving Corporation, or the Disbursing
Agents to attempt to locate any Holder of an Allowed Claim.

     7.9(e) Compliance With Tax Requirements. In connection with this Plan, to the extent applicable, the Disbursing Agents shall comply with all withholding and reporting requirements imposed on them by any governmental unit, and all distributions pursuant to this Plan shall be subject to such withholding and reporting requirements.

     7.9(f) Setoffs. The Debtor, the Reorganized Debtor or the Surviving Corporation may, but shall not be required to, set off against any Allowed Claim claims of any nature that the Debtor, the Reorganized Debtor, or the Surviving Corporation may have against the Holder of such Allowed Claim; provided, however, that neither the failure to effect such a setoff nor the allowance of any Claim against the Debtor or the Reorganized Debtor shall constitute a waiver or release by the Debtor, the Reorganized Debtor, or the Surviving Corporation of any claim that the Debtor, the Reorganized Debtor, or the Surviving Corporation may possess against such Holder.

     7.9(g) Fractional Shares. For the purposes of distributions under this Plan, the number of shares of the Reorganized Debtor Stock, the Disbursed Stock or the Contingent Payment Stock shall, if necessary, be rounded to the next greater or lower whole number of shares as follows: (1) fractions of 1/2 or greater shall be rounded to the next greater whole number, and (2) fractions of less than 1/2 shall be rounded to the next lower whole number; provided, however, that to the extent there are any interim distributions, the number of shares of the Reorganized Debtor Stock, the Disbursed Stock or the Contingent Payment Stock shall be rounded to the next lower whole number for the purposes of such distribution, and in the final distribution shall be rounded in accordance with the preceding clause based on the applicable aggregate number of shares of the Reorganized Debtor Stock, the Disbursed Stock or the Contingent Payment Stock distributed to each Holder in all distributions. The total number of shares of the Reorganized Debtor Stock, the Disbursed Stock or the Contingent Payment Stock shall be adjusted as necessary to account for the rounded described above. No consideration shall be provided in lieu of the fractional shares that are rounded down.

     7.10 No Liability for Solicitation or Participation.  As specified in
Section 1125(e) of the Bankruptcy Code, Persons that solicit acceptances or rejections of this Plan and/or that participate in the offer, issuance, sale, or purchase of securities offered or sold under this Plan, in good faith and in compliance with the applicable provisions of the Bankruptcy Code, are not liable, on account of such solicitation or participation, for violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of this Plan or the offer, issuance, sale, or purchase of securities.

     7.11 Issuance of Securities. The issuance of the Reorganized Debtor Stock by the Reorganized Debtor and the Disbursed Stock and the Contingent Payment Stock by New World Access and the distribution by the Disbursing Agent of such stock to Creditors pursuant to this Plan qualifies for the exemption from securities laws set forth in Section 1145 of the Bankruptcy Code. Pursuant to this Plan and the Merger Agreement, the Surviving Corporation shall become a wholly owned subsidiary of New World Access and New World Access shall be the successor to the Debtor under this Plan.

     7.12 Limitation of Liability. None of the Debtor, the Debtor-In-Possession, the Surviving Corporation, New World Access nor any of their employees, officers, directors, agents, or representatives, nor any professional Persons employed by any of them, or any of their members, agents, representatives, or professional advisors, shall have or incur any liability to any Person or entity for any act taken or omission made in good faith in connection with or related to formulating, implementing, confirming, or consummating this Plan, the Disclosure Statement, or any contract, instrument, release, or other agreement or document created in connection with this Plan.

     7.13 Other Documents and Actions. The Debtor, the Debtor-In-Possession, and the Surviving Corporation may execute such documents and take such other action as is necessary to effectuate the transactions provided for in this Plan.

     7.14 Conversion of Merger Sub Stock and the Interests. (a) Subject to the terms and conditions of this Plan, as of the Effective Time and without further action on the part of any creditor: each share of the

Reorganized Debtor Stock issued and outstanding shall be converted into one fully paid and non-assessable share of the Disbursed Stock and, if released by the Disbursing Agent pursuant to Section 7.4 of this Plan, and the right to receive a Pro Rata distribution of the Contingent Payment Stock. (b) Subject to the terms and conditions of this Plan and the Merger Agreement, as of the Effective Time and by virtue of the Merger and without any further action on the part of the holder of any Merger Sub Stock or the Interests: (i) all Interests which are held by the Debtor as treasury stock, if any, shall be cancelled and retired as of the Confirmation Date, and no consideration shall be paid or delivered in exchange therefor; (ii) the Interests outstanding immediately prior to the Confirmation Date shall be cancelled and retired and will cease to exist without the payment of any consideration therefor; and (iii) each share of Merger Sub Stock issued and outstanding immediately prior to the Effective Time shall be converted into one fully paid and nonassessable share of common stock without par value of the Surviving Corporation.

     7.15 Post-Confirmation Agent for Monitoring Trust.

     7.15(a) Creation of Trust. Eligible Class 5 Creditors (other than Nonparticipating Holders) (hereinafter sometimes referred to as the "Trust Creditors") hereby create a Trust (the "Trust"), which Trust is created to: monitor the process by which Objections to Claims are resolved; review the prosecution, defense, compromise or settlement of all Avoidance Actions and Claims; review the Surviving Corporation's determination of whether the Contingent Payment Stock may be distributed pursuant to provisions contained in this Plan; review information with respect to the post-confirmation financial condition of the Surviving Corporation; and monitor the Debtor's compliance with this Plan. The Trust shall not represent individual Trust Creditors in the adjudication of their respective Claim(s), the defense of any Avoidance Action, or other dispute arising in, arising under or related to this Reorganization Case.

     7.15(a)(i) Name. The name of the Trust created hereby is "The Cherry Communications, Inc. Postconfirmation Monitoring Trust."

     7.15(a)(ii) Beneficiaries. The beneficiaries of the Trust are the Trust Creditors.

     7.15(a)(iii) Requirements for Formation of Trust. The Trust shall be formed and created upon the occurrence of the Effective Date of this Plan.

     7.15(a)(iv) Irrevocable Nature of Trust.  The provisions of this Section
7.15 shall be irrevocable, except as otherwise provided herein. The Debtor and the Surviving Corporation shall have no right or power, whether alone or in conjunction with others (in whatever capacity) to amend this Article, in whole or in part, or to designate the persons who shall possess, manage, distribute or otherwise enjoy the Trust Property or any rights related thereto.

     7.15(b) Trustee. The Trust Creditors hereby designate Scott Peltz (the "Trustee"), or, if he is unable to serve, such other partner of Altschuler, Melvoin & Glasser LLP as he shall designate, as the Trustee of the Trust.

     7.15(b)(i) Final Distribution Report. The Trustee shall prepare and file with the Bankruptcy Court, and serve a notice of filing upon counsel for the Debtor, a final report (the "Final Distribution Report") twenty (20) days prior to making the final distribution of the Trust Property. The report shall disclose all fees and expenses paid by or to the Trustee, all professional fees paid by or to be paid by the Trustee, all taxes paid by or to be paid by the Trustee, and the total amount distributed or to be distributed to the Trust Creditors. The Final Distribution Report shall also affirmatively state that, within the Trustee's knowledge, no actions, causes of action or claims exist against the Trustee or the Trust.

     7.15(b)(ii) Final Distribution. No final distribution of the Trust Property that will exhaust the Trust Property shall be made without providing for known or anticipated taxes, costs and expenses of the Trustee.

     7.15(c) Powers and Responsibilities.

     7.15(c)(i) Limitation of Liability. Neither the Committee nor its individual members, agents, attorneys or advisors shall incur any liability to the Debtor, the Surviving Corporation, Trust Creditors, any creditor, or to any other Person for any act or failure to act relating to this Plan or this Trust.

     7.15(c)(ii) Standing. From and after the Effective Date and continuing through the date on which a final decree closing the Reorganization Case is entered pursuant to Section 350 of the Bankruptcy Code and Bankruptcy Rule 3022, the Trustee shall possess the rights of a party in interest pursuant to Section 1109(b) of the Bankruptcy Code for all matters arising in, arising under or related to this Reorganization Case and the Surviving Corporation. In addition to the foregoing, for all matters arising in, arising under or related to this Reorganization Case and the Surviving Corporation, the Trustee shall have the right to appear and be heard on matters brought before the Bankruptcy Court or other courts of competent jurisdiction, shall be entitled to notice and opportunity for hearing, shall participate at the Trustee's discretion in all matters brought before the Bankruptcy Court, including but not limited to adversary proceedings, shall receive notice of all applications, motions and other papers and pleadings set before the Bankruptcy Court, and shall possess the powers and duties of a committee pursuant to Section 1103(c)(5) of the Bankruptcy Code.

     7.15(d) Trustee Powers. The Trustee, at his discretion, shall have the power and authority to take all actions to fulfill his responsibilities hereunder, including, but not limited to, the following: (i) monitoring the process by which Objections to Claims are resolved; (ii) reviewing the prosecution, defense, compromise or settlement of all Avoidance Actions and Claims; (iii) reviewing the Surviving Corporation's determination of whether the Contingent Payment Stock may be distributed pursuant to provisions contained in this Plan; (iv) reviewing information with respect to the post-confirmation financial condition of the Surviving Corporation; (v) reviewing the Surviving Corporation's calculation of EBITDA and distribution of the Contingent Payment Stock; and (vi) monitoring the Debtor's compliance with this Plan. In furtherance of all the foregoing powers and in order to fulfill his responsibilities to the Trust Creditors, the Trustee shall have the right and power to raise objections to the Surviving Corporation's treatment of Avoidance Actions or Claims, its performance under the Plan, and such other issues as the Trustee shall raise at his sole and absolute discretion. The Trustee shall, in addition, and at his sole discretion, have the power and authority to assert rights and remedies available to a party in interest or committee as set forth in Section 7.15(c)(ii) above before the Bankruptcy Court or such other court of competent jurisdiction. The Trustee shall invoice the Trust monthly for compensation for reasonable services rendered and reimbursement of reasonable expenses incurred.

     7.15(e) Trustee's Liability. The Trustee shall be entitled to reimbursement from the Trust Property for any liability, whether in contract or tort, incurred in the administration of the Trust Property in accordance with the provisions hereof. The Trustee's liability, if any, shall be limited to the Trust Property. No Trustee or professional, including but not limited to the Law Firm, acting under this Article shall be liable for any mistake or error in judgment. The foregoing notwithstanding, the Trustee and his professionals, including but not limited to the Law Firm shall only be liable to the Trust, Trust Creditors or third parties for bad faith, dishonesty or willful misconduct in their actions hereunder.

     7.15(f) Trust Property.

     7.15(f)(i) Funding. This Plan contemplates the distribution to a Disbursing Agent for the benefit of, among other Creditors, Holders of Allowed Class 5 Claims and WNS of an aggregate of 3,125,000 shares of the Disbursed Stock and an additional potential distribution of 6,250,000 shares of the Contingent Payment Stock. In order to fund the Trust, on the Effective Date, 40,000 shares of the Disbursed Stock that would otherwise be distributable to Trust Creditors shall be distributed by the Disbursing Agent to the Trustee and the Trustee may also request, and the Disbursing Agent shall cause to be distributed to the Trustee contemporaneously with distributions of the Contingent Payment Stock to Trust Creditors under the Plan, shares of the Contingent Payment Stock that would otherwise be available for distribution to Trust Creditors (all the Disbursed Stock and the Contingent Payment Stock distributed to the Trustee hereunder is hereinafter referred to as the "Trust Property"). Any distribution of the Contingent Payment Stock to the Trustee shall not exceed one percent (1%) of all stock distributable to Trust Creditors for each distribution of the Contingent Payment Stock provided in the Plan. The Trust Property shall be issued in the name of Scott Peltz, as Trustee of the Cherry Communications, Inc. Postconfirmation Monitoring Trust. The Trustee shall and is hereby deemed (without further action or order whatsoever) to have full authorization, power and authority, at his discretion, to endorse, transfer, and sell all Trust Property in order to fund the expenses incurred by the Trustee and professionals, including but not limited to the Law Firm, retained by him under this Article, provided, however, that the Trust Property held by the Trustee shall be subject to all transfer and other restrictions that apply to the Disbursed Stock and the Contingent Payment Stock in this Plan and the Merger Agreement.

     7.15(f)(ii) Participation as Beneficiary of Trust. Any Eligible Class 5 Creditor may decline to participate (the "Nonparticipating Holders") in the pro rata distribution of its Disbursed Stock and/or Contingent Payment Stock to the Trust pursuant to the provisions of 7.15(f)(i) herein by notifying the Committee and the Debtor in writing of its election to be a Nonparticipating Holder. Said notification shall be effective only if received by Mark Prager, Foley & Lardner, Suite 3300, 330 North Wabash Avenue, Chicago, Illinois 60611 and Mark Thomas, Katten Muchin & Zavis, 525 West Monroe, Suite 1600, Chicago, Illinois 60661 on or before the date the Bankruptcy Court sets as the date for filing Ballots. Nonparticipating Holders shall not share with Trust Creditors in any distribution of the Contingent Payment Stock or other benefits that are caused, increased or otherwise enhanced as a result of actions taken by the Trustee. Furthermore, any such Nonparticipating Holder shall not receive any benefits whatsoever that would otherwise accrue by reason of the Trustee's review or participation in the claims adjudication process respecting the Claim held by such Nonparticipating Holder and any benefits resulting from the Trustee's actions that may increase the distribution to Trust Creditors. If a Nonparticipating Holder disputes the Trustee's determination that the Trustee caused, increased or otherwise enhanced any distribution of the Contingent Payment Stock or other benefits to the Trust Creditors then, and in such event, the Nonparticipating Holder shall bear the burden of proof to demonstrate by clear and convincing evidence that the Trustee's determination is erroneous. The members of the Committee support this Plan and will participate in the funding of the Trust. Notwithstanding any provision of this Section 7.15(f)(ii) nothing shall impair or diminish the benefits and rights of WNS under this Plan even if attributable to the Trustee's actions.

     7.15(g) Review of Post-Confirmation Financial Condition. Subject to receipt of appropriate and reasonable confidentiality agreements, which shall be entered into prior to the Confirmation Date, the Trustee shall have the following rights with regard to his review of information with respect to the post-confirmation financial condition of the Surviving Corporation and his monitoring of the Debtor's compliance with the Plan:

          (i) not more frequently than quarterly, upon reasonable prior written notice to the Surviving Corporation, and during normal business hours, the Trustee may review the Surviving Corporation's books, records, operating statements, cash flow analyses, projections and other financial information as is reasonably requested by the Trustee in furtherance of his responsibilities hereunder;

          (ii) not more frequently than annually, upon reasonable prior written notice to the Surviving Corporation, and during normal business hours, the Trustee may audit the annual calculation of Target EBITDA;

          (iii) not more frequently than quarterly, upon reasonable prior written notice to the Surviving Corporation, and during normal business hours, officers and employees of the Surviving Corporation shall meet with the Trustee and, pursuant to prior written request, shall provide such information as is reasonably requested by the Trustee in furtherance of his responsibilities hereunder;

          (iv) the Surviving Corporation shall provide all information and materials to the Law Firm which were used in determining the compromise or settlement of all Objections to Claims at least two (2) days prior to filing a motion with the Bankruptcy Court to compromise or settle such Claims and the Surviving Corporation shall also provide information and materials upon the Trustee's written request which are relevant to the Surviving Corporation's prosecution or defense of any Objection to Claims; and

          (v) the Surviving Corporation shall provide such other material and information as the Trustee and his professionals shall reasonably request in furtherance of their responsibilities under this Section 7.15. All information relating to the Surviving Corporation's pricing and other trade sensitive issues shall be subject to the confidentiality agreements described above.

     7.15(h) Employment of Professionals. The Trustee shall retain Mark L. Prager of Foley & Lardner (the "Law Firm") to assist the Trustee in carrying out his authorized powers and responsibilities hereunder. The Trustee may also engage the services of such other professionals, at reasonable rates, as the Trustee
                                      D-19
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deems necessary and proper. The Trust shall be liable for and pay the fees and expenses incurred by any professionals in their representation of the Trustee. Professionals engaged by the Trustee, including but not limited to the Law Firm, shall invoice the Trust monthly. In the event the Trustee disagrees with any invoice so submitted, then the Trustee or the applicable professional may bring such matter to the Bankruptcy Court for final determination.

     7.15(i) Trustee Insurance. The Trustee is authorized to obtain insurance as the Trustee deems appropriate to protect the Trust Property for any liability asserted against the Trust.

     7.15(j) Payment of Taxes. The Trustee is authorized to pay taxes and excises lawfully owing by or chargeable against the Trust or Trust Property in the possession or under the control of the Trustee and to take any action necessary or advisable to obtain prompt determination of any such tax liability. The Trustee, in his sole discretion, is authorized to make all tax elections permitted to be made by the Trust under federal and state laws.

     7.15(k) Federal Income Tax Treatment. The transfer of the Disbursed Stock to the Trust shall be treated for federal income tax purposes as a deemed transfer of the Disbursed Stock to the Trust Creditors in proportion to the amount of their respective anticipated distributions followed by a deemed transfer of the Disbursed Stock by the Trust Creditors to the Trust. The Trust Creditors shall be treated as the deemed owners of the Disbursed Stock in proportion to the amount of their respective anticipated distributions for federal income tax purposes. The Trust shall file federal tax returns for informational purposes pursuant to Section 1.671-4(a) of the Federal Income Tax Regulations.

     7.15(k)(i) Valuation. The Trust Creditors are hereby required to value the Disbursed Stock for federal income tax purposes in a manner consistent with the valuation provided by the Trust in its tax returns. The determination of the Trustee with respect to such matters as reflected in its tax returns as well as the taxable gains, income and expenses allocable to each Trust Creditor as reflected in the required tax returns described in Section 7.15(k) above shall be final and binding on all Trust Creditors.

     7.15(k)(ii) Contingent Payment Stock.  To the extent that pursuant to
Section 7.15(f) above the Trustee requests, and the Disbursing Agent causes to be distributed to the Trustee contemporaneously with distributions of the Contingent Payment Stock to Trust Creditors under the Plan, shares of the Contingent Payment Stock that would otherwise be available for distribution to Trust Creditors, the transfer of such Contingent Payment Stock to the Trust shall be treated for federal income tax purposes as a deemed transfer of the Contingent Payment Stock to the Trust Creditors in proportion to the amount of their respective anticipated distributions followed by a deemed transfer of the Contingent Payment Stock by the Trust Creditors to the Trust. The Trust Creditors shall be treated as the deemed owners of the Contingent Payment Stock in proportion to the amount of their respective anticipated distributions for federal income tax purposes.

     7.15(l) Books, Annual Reporting and Other Information. The Trustee shall keep, or cause to be kept, books containing a description of the property deposited in the Trust and the Trustee shall account for all receipts and disbursements. The Trustee shall, from time to time, but at least annually, file with the Bankruptcy Court, under seal, a report stating the progress of the Trust and the financial affairs of the Trust and disbursements therefrom.

     7.15(m) Disbursement of Trust Property. At such time as the Trustee determines that he has completed the acts contemplated pursuant to this Article, the Trustee shall distribute the remaining Trust Property on a pro rata basis to the Trust Creditors based on the final amount of their Allowed Claims.

     7.15(n) Unclaimed and De Minimis Distributions.

     7.15(n)(i) Unclaimed Distributions. If a Trust Creditor fails to negotiate a check issued to such Trust Creditor pursuant to the provisions of this Trust within six (6) months of the date such check was issued, then the amount of Cash attributable to such check shall be deemed to be an unclaimed distribution in respect of such Claim and the payee of such check shall be deemed to have no further Claim in respect of such check and shall not participate in any further distributions under the Trust.

     7.15(n)(ii) Inaccurate Address. If a distribution of Cash made pursuant to this Trust to any Trust Creditor is returned to the Trustee due to an incorrect or incomplete address for the Trust Creditor, then the Trustee shall use reasonable efforts to obtain an accurate address for such Trust Creditor. If, after six (6) months from the initial mailing by the Trustee, such reasonable efforts have not produced an accurate address for such Trust Creditor, then the Cash to be distributed to such Trust Creditor shall be deemed to be an unclaimed distribution with respect of such Claim and such Trust Creditor shall be deemed to have no further Claim in respect of such distribution and shall not participate in any further distributions under the Trust.

     7.15(n)(iii) Use of Unclaimed Distributions. In the event that there are unclaimed distributions, the amount of such unclaimed distributions shall remain Trust Property for purposes of distribution to other Trust Creditors pursuant to the terms of the Trust.

     7.15(n)(iv) De Minimis Amount. In the event that a distribution on account of an Allowed Claim is less than $250.00, the Trust need not make such de minimis distribution; provided, however, that any de minimis distributions or unclaimed distributions not distributed to Trust Creditors shall be distributed by the Trustee to the remaining Trust Creditors.

     7.15(o) Applicability of this Article in the Event of Conversion. In the event of the conversion of the Reorganization Case to any other chapter of the Bankruptcy Code, or in the event of the appointment or election of a trustee pursuant to Bankruptcy Code Sections 701, 702, 703 or 1104 of the Bankruptcy Code, all of the provisions of this Article shall continue to apply with full force and effect.

     7.15(p) Retention of Creditor Authority to Act Independently. Nothing contained in this Section 7.15 is intended to or shall be construed to waive or otherwise prohibit any Trust Creditor from exercising the ability and power to protect its individual interests at its own cost and expense in connection with the adjudication of its respective Claim(s) or other causes of action that may exist or be brought between such Claim Holder and the Debtor, the Surviving Corporation, any other party in the Reorganization Case or any third party.

     7.15(q) Withdrawal. In the event the Trust Property is insufficient to fund the expenses of the Trust (as determined by the Trustee or professional retained hereunder), including but not limited to any fees incurred by the Trustee and/or such professionals as he may retain pursuant to Section 7.15(h) herein, the Trustee and/or such professionals as he may retain may withdraw upon the mailing of a notice of withdrawal to members of the Committee as constituted on the Confirmation Date and the counsel for the Debtor, seven (7) days prior to filing such notice with the Bankruptcy Court. Members of the Committee shall have no obligation or responsibility to take any action whatsoever upon receipt of such notice. Upon the filing of such notice with the Bankruptcy Court, the Trustee and/or said professionals shall have no further liabilities, obligations, or responsibilities for the performance of any duties described hereunder. The notice described in this paragraph shall be deemed effective upon deposit in the U.S. Mail in an envelope addressed to the addresses described in the Disclosure Statement for each member of the Committee and counsel for the Debtor.

     7.16 WNS Standing and Powers. WNS shall have the same rights, standing and powers granted to the Trustee under Sections 7.15(c)(ii) and 7.15(d) of this Plan.

                                  ARTICLE VIII

            EXECUTORY CONTRACTS, UNEXPIRED LEASES AND OTHER MATTERS

     8.1 Executory Contracts and Unexpired Leases. All executory contracts and unexpired leases shall be deemed rejected by the Debtor unless: (a) expressly assumed by the Debtor with Bankruptcy Court approval on or before the Effective Date; (b) subject to a motion to assume pending on the Effective Date; or (c) identified on a list to be filed with the Bankruptcy Court, on or before the Effective Date, as to be assumed; provided, however, that in the event that after the Confirmation Date, a party to an alleged executory contract or unexpired lease of the Debtor contends that such contract or lease was deemed rejected by operation of this Section 8.1, the Debtor (i) shall have the right to dispute such contention and to seek a Bankruptcy Court order regarding whether such contract or lease was executory or unexpired and (ii) shall have the right to assume such lease or contract if it is determined by the Bankruptcy Court that such contract or lease is executory or unexpired. If an executory contract or unexpired lease is rejected, the other party to the agreement may file a proof of claim with respect to a Claim for damages by reason of the rejection. Any proof of claim with respect to Claims under an executory contract or unexpired lease that has been rejected must be filed with the Bankruptcy Court within 30 days after the rejection by the Debtor of such contract or lease. A Claim under an executory contract or unexpired lease which has been rejected shall constitute a Class 5 Claim to the extent it is allowed by the Bankruptcy Court. To the extent that the Debtor is a party to any executory contract that is deemed an illegal contract, such illegal contract shall be deemed rejected as of the Confirmation Date, and the other party to such contract shall not be entitled to any Claim arising therefrom against the Debtor or the Surviving Corporation.

     8.2 Disputed Claims. The Debtor, the Reorganized Debtor or the Surviving Corporation may object to the allowance of Claims filed with the Bankruptcy Court. Objections will be litigated to a Final Order; however, the Debtor, the Reorganized Debtor or the Surviving Corporation may compromise and settle any objections to Claims, subject to the approval of the Bankruptcy Court, and may seek Bankruptcy Court estimation of disputed Claims pursuant to Section 502(c) of the Bankruptcy Code, which Section permits estimation of any contingent or unliquidated claim, the fixing or liquidation of which would unduly delay the administration of the Reorganization Case.

     8.3 Indemnification Obligations. For purposes of this Plan, any obligation of the Debtor to indemnify its present directors or officers pursuant to the Debtor's charter, the Debtor's bylaws, applicable state law, or specific agreement shall be assumed by the Debtor pursuant to this Plan, regardless of whether indemnification is owed in connection with an event occurring prior to, upon or subsequent to the Petition Date, except for claims based upon allegations of material misrepresentations or fraudulent misrepresentations.

     8.4 Compensation and Benefit Programs. By this Plan, the Debtor assumes the Debtor's employee benefit plans and programs. On and after the Effective Date, pursuant to Section 1129(a)(13) of the Bankruptcy Code, the Surviving Corporation will continue to pay any retiree benefits, as that term is defined in Section 1114 of the Bankruptcy Code, at the level established pursuant to subsection (e)(1) or (g) of Section 1114 of the Bankruptcy Code, at any time prior to confirmation of this Plan, for the duration of the period the Debtor has obligated itself to provide such benefits. The Debtor does not believe that it is obligated to pay any retiree benefits.

                                   ARTICLE IX

                              DISCHARGE OF DEBTOR

     9.1 Upon the Effective Date, the provisions of this Plan shall bind all Holders of Administrative Expense Claims, Administrative Convenience Claims, Priority Claims, Priority Tax Claims, Unsecured Claims, Secured Claims, the WNS DIP Loan Claim, all Creditors and all Holders of Claims or Interests, whether or not they accept this Plan, and, except as to Classes which are not impaired (and except as otherwise provided herein or in the Merger Agreement), discharge the Debtor, the Reorganized Debtor, the Surviving Corporation and New World Access as successor to the Debtor under this Plan from all Claims that arose before the Effective Date.

                                   ARTICLE X

                      ACCEPTANCE OR REJECTION OF THIS PLAN

     10.1 Voting by Impaired Classes. Classes 3, 4, 5, 6 and 7 are impaired as such term is defined in Section 1124 of the Bankruptcy Code. Each Holder of a Claim in Class 3, 4, 5, 6 or 7 is entitled to vote either to accept or to reject this Plan. Only those votes cast by Holders of Allowed Claims and received in accordance with the provisions of the Disclosure Statement and any order of the Bankruptcy Court establishing voting procedures shall be counted in determining whether acceptances have been received sufficient in number and amount to confirm this Plan.

     10.2 Acceptance by Impaired Classes. Classes 3, 4, 5, 6 and 7 shall have accepted this Plan if: (a) the Holders (other than any Holder designated under Section 1126(e) of the Bankruptcy Code) of at least two-thirds in dollar amount of the Allowed Claims actually voting in such Class have voted to accept this Plan; and (b) the holders (other than any holder designated under Section 1126(e) of the Bankruptcy Code) of more than one-half in number of the Allowed Claims actually voting in such Class have voted to accept this Plan.

     10.3 Presumed Acceptance of Plan. Classes 1 and 2 are unimpaired as such term is defined by reference to Section 1124 of the Bankruptcy Code under this Plan and, therefore, are conclusively presumed to have accepted this Plan pursuant to Section 1126(f) of the Bankruptcy Code.

     10.4 Presumed Rejection of Plan. Each Holder of an Interest in Class 8 shall neither receive nor retain any property on account of such Interest under this Plan, and, therefore, is conclusively presumed to have rejected this Plan pursuant to Section 1126(f) of the Bankruptcy Code.

     10.5 Cramdown of this Plan. The Debtor reserves the absolute right to seek confirmation of this Plan under Section 1129(b) of the Bankruptcy Code if this Plan cannot be confirmed consensually.

                                   ARTICLE XI

                           RETENTION OF JURISDICTION

     11.1 Objections to Claims. The failure by the Debtor, the Reorganized Debtor or the Surviving Corporation to object to, or examine, any Claim for purposes of voting shall not be deemed a waiver of any such entities' right to object to or re-examine the Claim, in whole or in part for any other purpose, including, but not limited to, distribution of property.

     11.2 Claims and Actions. Notwithstanding entry of the Confirmation Order or the Effective Date having occurred, the Bankruptcy Court will retain jurisdiction of all matters arising out of, and related to, the Reorganization Case and this Plan pursuant to, and for the purposes of, Sections 105(a) and 1142 of the Bankruptcy Code and for, among other things, the following purposes:

          11.2(a) to determine all questions and disputes regarding title to the assets of the Debtor, all causes of action, controversies, disputes or conflicts, whether or not subject to any pending action as of the Effective Date, between the Debtor and any other party, including, without limitation, any right to recover assets pursuant to the provisions of the Bankruptcy Code;

          11.2(b) to modify this Plan after the Effective Date pursuant to the Bankruptcy Code and the Bankruptcy Rules;

          11.2(c) to enforce and interpret the terms and conditions of this Plan and the Merger Agreement;

          11.2(d) to enter such orders, including, but not limited to, such future injunctions as are necessary to enforce the respective title, rights and powers of the Debtor, and to impose such limitations, restrictions, terms and conditions on such title, rights and powers as the Bankruptcy Court may deem necessary;

          11.2(e) to enter an order closing the Reorganization Case;

          11.2(f) to correct any defect, cure any omission or reconcile any inconsistency in this Plan or the Confirmation Order as may be necessary to implement the purposes and intent of this Plan;

          11.2(g) to determine any and all objections to the allowance of Claims;

          11.2(h) to determine any and all applications for allowances of compensation and reimbursement of expenses and the reasonableness of any fees and expenses authorized to be paid or reimbursed under the Bankruptcy Code or this Plan;

          11.2(i) to determine any applications or motions pending on the Effective Date for the rejection, assumption or assumption and assignment of any executory contract or unexpired lease, to hear and determine, and, if need be, to liquidate any and all Claims arising therefrom, and to adjudicate any other issues arising under Section 8.1 of this Plan;

          11.2(j) to determine any and all applications, adversary proceedings and contested matters that may be pending on the Effective Date;

          11.2(k) to consider any modification of this Plan, whether or not this Plan has been substantially consummated, to remedy any defect or omission or reconcile any inconsistency in any order of the Bankruptcy Court, to the extent authorized by this Plan or the Bankruptcy Court;

          11.2(l) to determine all controversies, suits and disputes that may arise in connection with the interpretation, enforcement or consummation of this Plan;

          11.2(m) to consider and act on the compromise and settlement of any claim against or cause of action by or against the Debtor arising under or in connection with this Plan;

          11.2(n) to issue such orders in aid of execution of this Plan to the extent authorized by Section 1142 of the Bankruptcy Code; and

          11.2(o) to determine such other matters as may be set forth in any order or orders confirming this Plan or which may arise in connection with this Plan or any order or orders confirming this Plan.

     11.3 Additional Jurisdiction. If the Bankruptcy Court abstains from exercising jurisdiction or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including without limitation the matters set forth in this Article, this Article shall have no effect upon and shall not control, prohibit, or limit the exercise of jurisdiction by any other court having competent jurisdiction with respect to such matter.

                                  ARTICLE XII

                     PROVISIONS FOR TREATMENT OF DISPUTED,
                   CONTINGENT AND UNLIQUIDATED ADMINISTRATIVE
                        EXPENSE CLAIMS AND OTHER CLAIMS

     12.1 Disputed Class 5 Claims. All distributions on account of Disputed Class 5 Claims shall be held by the Disbursing Agent pending resolution of such dispute and thereafter shall be distributed in accordance with such resolution or as otherwise directed by the Bankruptcy Court.

     12.2 Resolution of Disputed Administrative Expense Claims and Disputed Claims. Unless otherwise ordered by the Bankruptcy Court after notice and a hearing, the Debtor, the Reorganized Debtor or Surviving Corporation shall have the right to make and file objections to Administrative Expense Claims and other Claims and shall serve a copy of each objection upon the Holder of the disputed Administrative Expense Claim or disputed Claim to which the objection is made.

     Notwithstanding any other provisions of this Plan, no payments or distributions shall be made on account of any Disputed Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim; provided, however, that the Reorganized Debtor Stock which would otherwise be distributed on account of any Disputed Claim but for the existence of the objection to the claim shall be issued in book-entry form and exchanged for the Disbursed Stock which would otherwise be made on account of such Disputed Claim, all in accordance with this Plan.

     Nothing in this Plan, the Confirmation Order or any order in aid of confirmation of this Plan shall constitute, or be deemed to constitute, a waiver or release of any claim, cause of action, right of setoff, or other legal or equitable defense which the Debtor had prior to the Petition Date, against or with respect to any Priority Claim in Class 1, Secured Claims in Classes 2, 3, 4 and 7, Unsecured Claim in Class 5, Administrative Convenience Claim in Class 6 or the Interests in Class 8. During the pendency of the

Reorganization Case and upon Confirmation of this Plan, the Debtor, the Reorganized Debtor and the Surviving Corporation shall have, retain, reserve and be entitled to assert all such claims, causes of action, rights of setoff and other legal or equitable defenses which the Debtor had prior to the Petition Date (except as released pursuant to Section 15.6 of this Plan) as if the Reorganization Case had not been commenced. All of the Debtor's legal and equitable rights respecting any Claim in Classes 1, 2, 3, 4, 5, 6, 7 or any Interest in Class 8 may be asserted after the Confirmation Date to the same extent as if the Reorganization Case had not been commenced.

     12.3 Resolution of Contingent Claims and Unliquidated Claims. The Debtor, the Reorganized Debtor or the Surviving Corporation shall have the right to make and file motions to estimate contingent Claims and unliquidated Claims and shall serve a copy of each objection upon the Holder of the such Claims to which the estimation is sought. The Debtor, the Reorganized Debtor or the Surviving Corporation shall further have the right to compromise such claims.

     Notwithstanding any other provisions of this Plan, no payments or distributions shall be made on account of any contingent Claim or unliquidated Claim until such Claim becomes an Allowed Claim, and then only to the extent that it becomes an Allowed Claim.

                                  ARTICLE XIII

                      MODIFICATION AND REVOCATION OF PLAN

     13.1 Modification of this Plan. Subject to the restrictions on plan of reorganization modifications set forth in Section 1127 of the Bankruptcy Code, the Debtor reserves the right to alter, amend or modify this Plan before its substantial consummation.

     13.2 Withdrawal of this Plan. The Debtor reserves the right to revoke or withdraw this Plan at any time before the Confirmation Date. If the Debtor revokes or withdraws this Plan prior to the Confirmation Date, or if the Confirmation Date or the Effective Date does not occur, then this Plan shall be deemed null and void. In such event, nothing contained herein shall be deemed to constitute an admission of validity, waiver or release of any claims by or against the Debtor or any other Person or prejudice in any manner the rights of the Debtor or any Person in any proceeding involving the Debtor.

                                  ARTICLE XIV

                              CONDITIONS PRECEDENT

     14.1 Conditions Precedent to the Confirmation Date. Each of the following shall be a condition precedent to the Confirmation Date of this Plan:

          14.1(a) The Confirmation Order shall approve in all respects all of the provisions, terms and conditions of this Plan; and

          14.1(b) The Confirmation Order and the Plan shall be in form and substance satisfactory to the Debtor and New World Access in their sole discretion.

     14.2 Conditions Precedent to Effective Date. Each of the following shall be a condition precedent to the Effective Date of, and consummation of, this
Plan:

          14.2(a) The Confirmation Date shall have occurred;

          14.2(b) No stay shall be in effect with respect to the Confirmation Order;

          14.2(c) The Confirmation Order shall be a Final Order, unless waived by the Debtor and New World Access;

          14.2(d) All documents, agreements and instruments required for the consummation of this Plan, including, without limitation, the Merger Agreement, have been executed, are not subject to dispute and are valid and legally binding obligations of the parties thereto;

          14.2(e) All of the terms, conditions, and covenants of the Merger Agreement shall have been satisfied, the Merger Agreement shall be in effect, and the Closing and the Effective Time (as those terms are defined in the Merger Agreement) shall have occurred before or concurrently with the Effective Date of this Plan;

          14.2(f) All conditions to the Closing (as that term is defined in the Merger Agreement) of the Merger Agreement shall have been satisfied; and

          14.2(g) The actions specified in Sections 7.1 (The Merger) and 7.2 (Effect of the Merger) of this Plan to have taken place on or before the Effective Date shall have taken place, the documents to be executed pursuant thereto shall have been executed, such documents shall become effective in accordance with their respective terms, and any conditions to effectiveness set forth therein shall have been satisfied or waived by the parties thereto, in each case concurrently with the effectiveness of this Plan.

     14.3 Consequences in the Event that the Effective Date of this Plan does not Occur. In the event that the Effective Date of this Plan does not occur:
(a) all property of the Debtor's estate and all property of the Reorganized Debtor or its estate shall revest in the Debtor's estate; (b) this Plan, automatically without further order of the Bankruptcy Court, shall be, and shall be deemed, null and void, with no force or legal effect whatsoever; and (c) the Confirmation Order, automatically without further order of the Bankruptcy Court, shall be, and shall be deemed, null, void and vacated, with no force or legal effect whatsoever.

                                   ARTICLE XV

                            MISCELLANEOUS PROVISIONS

     15.1 Term of Injunctions or Stays. Without in any way limiting the effect of Sections 524 or 1141 of the Bankruptcy Code, unless otherwise provided, all injunctions or stays provided for in the Reorganization Case pursuant to Sections 105 or 362 of the Bankruptcy Code or otherwise in effect as of the Confirmation Date shall remain in full force and effect until the Effective Date and unless otherwise provided shall expire on the Effective Date.

     15.2 Payment of Statutory Fees. All fees payable pursuant to Section 1930 of Title 28 of the United States Code, as determined by the Bankruptcy Court at the hearing pursuant to Section 1128 of the Bankruptcy Code, shall be paid on or before the Effective Date.

     15.3 No Admissions. Notwithstanding anything herein to the contrary, nothing contained in this Plan shall be deemed as an admission by the Debtor with respect to any matter set forth herein including, without limitation, liability on any Claim or the propriety of any Claims classification.

     15.4 The Committee. The appointment of the Committee shall terminate on the Effective Date.

     15.5 Failure of Bankruptcy Court to Exercise Jurisdiction. If the Bankruptcy Court abstains from exercising or declines to exercise jurisdiction, or is otherwise without jurisdiction over any matter arising out of the Reorganization Case, including any of the matters set forth in this Plan, this Plan shall not prohibit or limit the exercise of jurisdiction by any other court of competent jurisdiction with respect to such matter.

     15.6 Releases. In consideration for the treatment accorded all Holders of Claims under this Plan, on the Effective Date, Releasing Holders shall unconditionally release and are deemed to unconditionally release (a) the Debtor and its respective officers, directors, employees, Designated Professionals and other representatives (who hold such positions with the Debtor as of the Effective Date), (b) the Reorganized Debtor and its respective officers, directors, employees, attorneys, professionals and other representatives, (c) the Surviving Corporation and its respective officers, directors, employees and representatives, as applicable, (d) New World Access and its respective officers, directors, employees and representatives and (e) the Committee, its members, Foley & Lardner, its members' attorneys, and each of their officers, directors, employees and other representatives (the entities and persons referred to in clauses (a), (b), (c) and (d) are collectively referred to as the "Releasees"), from any and all claims, obligations, guarantees, suits, judgments, damages, rights, causes of action or liabilities whatsoever, whether known or unknown, foreseen or unforseen, existing or hereafter arising, in law, equity or otherwise, based in whole or in part upon any act or omission, transaction, event or other occurrence taking place on or prior to the Effective Date in any way relating to the Claims of the Releasing Holder, administration of the Reorganization Case, or the negotiation, preparation, formulation, solicitation, dissemination, implementation, Confirmation and consummation of the Merger Agreement and this Plan, except to the extent expressly provided otherwise by the Merger Agreement or this Plan (the "Released Claims") and the Confirmation Order will enjoin the prosecution by any person, whether directly or derivatively, of the Released Claims; provided, however, that Released Claims shall not encompass any Releasing Holder's right to object to any interim or final fee application filed by any professional employed in the Reorganization Case pursuant to Bankruptcy Court order and any other claims asserted prior to the Effective Date which remain unresolved by Final Order as of the Effective Date.

     Notwithstanding the foregoing, to the extent any Releasing Holder shall commence any litigation in respect of any claim (the "Releasing Holder's Claim") against any third party, which results in such third party's commencing any litigation in respect of any claim (the "Third-Party Claim") against a Releasee, which Third-Party Claim (i) arises out of the subject matter of the Releasing Holder's Claim, (ii) arises and exists solely by reason of the filing of the Releasing Holder's Claim and (iii) depends for its success on the success of the Releasing Holder's Claim, the Releasing Holder shall, upon (A) entry of a final judgment (meaning a judgment for which all appeals have been exhausted or for which all periods for further appeals have irrevocably expired) obtained on the Releasing Holder's Claim or (B) the settlement of the Releasing Holder's Claim, be deemed to have released or, for purposes of setoff, assigned to the Releasee, such judgment or Releasing Holder's Claim to whatever extent is necessary, if any, to relieve the Releasee from any liability on any judgment on or settlement of the Releasing Holder's Claim or the Third-Party Claim.

     15.7 Amendments. The Debtor may, with the approval of the Bankruptcy Court, and without notice to all Holders of Claims and Interests, insofar as it does not materially and adversely affect Holders of Claims and Interests, correct any defect, omission, or inconsistency in this Plan in such manner and to such extent as may be necessary or desirable.

     15.8 Successors and Assigns. The rights, benefits and obligations of any Person or entity named or referred to in this Plan should be binding upon, and shall inure to the benefit of, the heir, executor, administrator, successor or assign of such Person or entity.

     15.9 Exculpation. The Debtor and its respective directors, officers, employees, agents, representatives and Designated Professionals (acting in such capacity), New World Access and its respective directors, officers, employees, agents, and representatives, and the Committee, its members, Foley & Lardner, its members' attorneys, and each of their officers, directors, employees and other representatives, and each of their heirs, executors, administrators, successors and assigns, shall neither have nor incur any liability to any person for any act taken or omitted to be taken in good faith in connection with or related to the administration of the Reorganization Case, the solicitation of votes on, or the negotiation, preparation, formulation, solicitation, dissemination, implementation, confirmation or consummation of the Merger Agreement and this Plan, the Disclosure Statement or any contract, instrument, release or other agreement or document created or entered into, or the offer, issuance, sale or purchase of securities pursuant to this Plan, or any other act taken or omitted to be taken in connection with this Reorganization Case, the Merger Agreement or this Plan, and they are entitled in all respects to the benefits of Section 1125(e) of the Bankruptcy Code; provided, however, that these exculpation provisions shall have no effect on the liability of any person that would otherwise result from any such act or omission to the extent that such act or omission is determined in a Final Order to have constituted gross negligence or willful misconduct; provided further, however, that these exculpation provisions shall not limit the liability of any person for any violation of the securities laws except to the extent that such person (x) would not be liable for such violation under Section 1125(e) of the Bankruptcy Code or
(y) would be exempt from any compliance with such laws pursuant to Section 1145 of the Bankruptcy Code.

     15.10 Injunction. Except as otherwise provided in any order entered in connection with this Plan or in any agreements entered into in connection therewith or arising therefrom, all Entities (as defined in the Bankruptcy Code) including but not limited to, all of the Debtor's Creditors (present, future, contingent, non-contingent, matured, unmatured, secured, unsecured, asserted, unasserted, liquidated or unliquidated), employees, former employees and shareholders, Holders of Interests, and their respective successors and assigns, including any trustee subsequently appointed, shall be permanently enjoined, restrained and precluded, solely with respect to any Claim against the Debtor, or any liability, obligation or interest of or arising out of or related to the Debtor, from: (a) asserting, commencing or continuing in any manner any action against the Debtor, the Reorganized Debtor, the Surviving Corporation or New World Access (or any of their subsidiaries or affiliates) or any director, officer, agent, attorney, representative or employee of the Debtor, the Surviving Corporation or New World Access (all such entities are collectively referred to as the "Protected Parties") or against any Protected Party's assets or properties; (b) the enforcement, attachment, collection or recovery, by any manner or means, of any judgment, award or decree or order against the Protected Parties or any properties or assets of the Protected Parties; (c) creating, perfecting or enforcing any encumbrance of any kind against the Protected Parties or any properties or assets of the Protected Parties; (d) asserting any setoff, right of subrogation or recoupment of any kind against any obligation due the Protected Parties; and (e) any action, in any manner, in any place whatsoever, that does not conform to or comply with the provisions of any order entered in connection with this Plan.

     15.11 Post-Effective Date Effect of Evidences of Claims or
Interests. Except as otherwise provided herein or in the Confirmation Order, on the Effective Date all evidence of Claims or Interests, including, without limitation, notes, bonds and stock certificates, will represent only the right to participate in the distributions contemplated by this Plan.

     15.12 Time. Except as otherwise provided in the Bankruptcy Rules, in computing any period of time prescribed or allowed by this Plan, the day of the act, event or default from which the designated period of time begins to run will not be included. Except as otherwise provided in the Bankruptcy Rules, the last day of the period so computed will be included, unless it is not a Business Day or, when the act to be done is the filing of a paper in court, weather or other conditions have made the clerk's office inaccessible, in which event the period shall run until the end of the next day which is not one of the aforementioned days.

     15.13 Governing Law. Unless a rule of law or procedure is supplied by federal law (including the Bankruptcy Code and Bankruptcy Rules), an agreement, document or instrument provides otherwise, or the Corporate Law of the State of Illinois is applicable, the internal laws of the State of Illinois shall govern the construction and implementation of this Plan and any agreement, documents and instruments executed in connection with this Plan, without regard to the conflict of laws provisions of the State of Illinois.

     15.14 Headings. The headings of the Articles and Sections of this Plan are inserted for convenience only and will not affect the interpretation hereof.

     15.15 Notices. All notices, requests, elections or demands in connection with this Plan will be in writing and will be mailed by registered or certified mail, return receipt requested to:

          Cherry Communications Incorporated
          d/b/a Resurgens Communications Group
          945 East Paces Ferry Road, Suite 2210
          Atlanta, Georgia 30326
          Attn: William Tod Chmar

     With copies to:

          Katten Muchin & Zavis
          525 West Monroe Street, Suite 1600
          Chicago, Illinois 60661-3693
          Attention: Mark K. Thomas

     15.16 Severability of Plan Provisions. If prior to Confirmation any term or provision of this Plan which does not govern the treatment of Claims or Interests, the conditions to the Effective Date, or the Merger Agreement is held by the Bankruptcy Court to be invalid, void or unenforceable, the Bankruptcy Court shall have the power to alter and interpret such term or provision to make it valid and enforceable to the maximum extent practicable, consistent with the original purpose of the term or provision held to be invalid, void, or unenforceable, and such term or provision shall then be applicable as altered or interpreted. Notwithstanding any such holding, alteration or interpretation, the remainder of the terms and provisions of this Plan will remain in full force and effect and will in no way be affected, impaired, or invalidated by such holding, alteration, or interpretation. The Confirmation Order shall constitute a judicial determination and shall provide that each term and provision of this Plan, as it may have been altered or interpreted in accordance with the foregoing, is valid and enforceable pursuant to its terms.

     Dated: September 2, 1998.

                                          Respectfully submitted,

                                          CHERRY COMMUNICATIONS
                                          INCORPORATED (d/b/a RESURGENS
                                          COMMUNICATIONS GROUP)


                                             By:             /s/ VICTOR E. GOETZ
                                                    --------------------------------------

                                             Name:  Victor E. Goetz


                                             Its:   Chief Financial Officer and
                                                    Executive Vice President

Attorneys for the Debtor
Mark K. Thomas
B. Lane Hasler
Brian M. Graham
KATTEN MUCHIN & ZAVIS
525 West Monroe Street
Suite 1600
Chicago, Illinois 60661
Tel: 312/902-5200
Fax: 312/902-1061

* This Plan incorporates the changes set forth in the Errata Sheet for Debtor's Second Amended Plan of Reorganization Dated September 2, 1998, which errata sheet was filed with the Court on September 3, 1998.

 PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON DECEMBER 14, 1998

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF WORLD ACCESS,
                                      INC.

The Board recommends a vote FOR the following proposals:

1. To approve the Agreement and Plan of Merger and Reorganization relating to the acquisition of Cherry Communications Incorporated d/b/a Resurgens Communications Group.

    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

2. To approve the Share Exchange Agreement and Plan of Reorganization relating to the acquisition of Cherry Communications U.K. Limited.

    FOR [ ]            AGAINST [ ]            ABSTAIN [ ]

3. To elect the nominees listed below to the Board of Directors of World Access, Inc.

           [ ] FOR all nominees (except as marked below)            [ ] WITHHOLD
authority to vote for all nominees

(each for a three-year term)            (for a two-year term)
       Mark A. Gergel                    Stephen J. Clearman
     John P. Imlay, Jr.
      Carl E. Sanders

INSTRUCTIONS: To withhold authority to vote for any individual nominee, write that name in the space provided below.

--------------------------------------------------------------------------------

    The undersigned appoints Steven A. Odom and Mark A. Gergel, and each of them, with full power of substitution, the proxies and attorneys of the undersigned, to vote as specified hereon at the Special Meeting of Stockholders (the "Special Meeting") of World Access, Inc. (the "Company") to be held on December 14, 1998 at 10:00 a.m. local time, and at any adjournments or postponements thereof, with all powers (other than the power to revoke the proxy or vote the proxy in a manner not authorized by the executed form of proxy) that the undersigned would have if personally present at the Special Meeting, to act in their discretion upon any other matter or matters that may properly be brought before the Special Meeting and to appear and vote all the shares of Common Stock of the Company that the undersigned may be entitled to vote. The undersigned hereby acknowledges receipt of the accompanying Proxy Statement and Annual Report on Form 10-K, as amended, and hereby revokes any proxy or proxies heretofore given by the undersigned relating to the Special Meeting.

    UNLESS OTHERWISE MARKED, THIS PROXY WILL BE VOTED AS IF MARKED FOR THE FOREGOING PROPOSALS.

                                                 Signature
                                                 -------------------------------

                                                 Signature if
                                                 jointly held

--------------------------------------------------------------------------------

                                                 Dated:

-------------------------------------------------------------------------------,
                                                 1998

                                                 PLEASE DATE AND SIGN AS NAME
                                                 APPEARS HEREON. WHEN SIGNING AS
                                                 EXECUTOR, ADMINISTRATOR,
                                                 TRUSTEE, GUARDIAN OR ATTORNEY,
                                                 PLEASE GIVE FULL TITLE AS SUCH.
                                                 IF A CORPORATION, PLEASE SIGN
                                                 IN FULL CORPORATE NAME BY
                                                 PRESIDENT OR OTHER AUTHORIZED
                                                 CORPORATE OFFICER. IF A
                                                 PARTNERSHIP, PLEASE SIGN IN
                                                 PARTNERSHIP NAME BY AUTHORIZED
                                                 PERSON. JOINT OWNERS SHOULD
                                                 EACH SIGN.